                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 33-24489

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES, NOR MAY WE ACCEPT YOUR OFFER TO BUY, BEFORE A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 1998
PROSPECTUS SUPPLEMENT DATED DECEMBER   , 1998
TO PROSPECTUS DATED DECEMBER 16, 1998


                          $805,992,000 (APPROXIMATE)

                                                                 [CITIBANK LOGO]
                  MORTGAGE CAPITAL FUNDING, INC., THE SPONSOR

          SALOMON BROTHERS REALTY CORP. AND CITICORP REAL ESTATE, INC.,
                            THE MORTGAGE LOAN SELLERS


          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-MC3

                                              THE CERTIFICATES WILL CONSIST OF:
YOU SHOULD FULLY CONSIDER THE RISK FACTORS    o  The seven (7) classes of "Offered Certificates"
BEGINNING ON PAGE S-25 IN THIS PROSPECTUS        described in the table below. The Offered Cer-
SUPPLEMENT PRIOR TO INVESTING IN THE             tificates are the only securities offered pursuant
OFFERED CERTIFICATES.                            to this Prospectus Supplement.

Neither the Federal Deposit Insurance         o  Nine (9) additional classes of "Private Certifi-
Corporation nor any other governmental           cates", all of which are subordinated to, and
agency or instrumentality has insured or         provide credit enhancement for, the Offered
guaranteed the Offered Certificates or           Certificates. The Private Certificates are not of-
the underlying mortgage loans.                   fered by this Prospectus Supplement.

The Offered Certificates will represent       THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:
interests in the Trust only and will not
represent an interest in or obligations of    o  A pool of 232 fixed rate, monthly pay mortgage
any other party.                                 loans secured by first priority liens on 265 com-
                                                 mercial and multifamily residential properties.
This Prospectus Supplement may be used           The mortgage pool will have an "Initial Pool
to offer and sell the Offered Certificates       Balance" of approximately $908,161,006.
only if accompanied by the Sponsor's
Prospectus dated December 16, 1998.

======================================================================================================================
                               APPROXIMATE
                                 INITIAL                                                                    ASSUMED
                               CERTIFICATE             INITIAL        PASS-THROUGH       ANTICIPATED         FINAL
                                BALANCE OR          PASS-THROUGH          RATE            RATINGS(5)      DISTRIBUTION
OFFERED CERTIFICATES        NOTIONAL AMOUNT(1)         RATE(3)       DESCRIPTION(4)     (MOODY'S/S&P)       DATE(6)
----------------------------------------------------------------------------------------------------------------------
 Class A-1 ............      $  214,494,000                %             Fixed             Aaa/AAA
 Class A-2 ............      $  416,677,000                %             Fixed             Aaa/AAA
 Class X ..............      $  908,161,005 (2)            %            Variable           Aaa/AAAr
                                                                    (Interest only)
 Class B ..............      $   40,867,000                %             Fixed              Aa2/AA
 Class C ..............      $   43,138,000                %             Fixed               A2/A
 Class D ..............      $   61,301,000                %              WAC              Baa2/BBB
 Class E ..............      $   29,515,000                %              WAC              Baa3/NR
======================================================================================================================
(footnotes to table are on page S-3)

     The Sponsor does not intend to list the Certificates on any national securities exchange or on any automated quotation system of any registered securities association, such as NASDAQ.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Salomon Smith Barney Inc. (the "Underwriter") will purchase the Offered Certificates from the Sponsor, subject to the satisfaction of certain conditions. The Underwriter intends to sell the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Sponsor will be equal to
approximately    % of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest, less expenses payable by the Sponsor.

                              SALOMON SMITH BARNEY

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                         MORTGAGE CAPITAL FUNDING, INC.
                         ------------------------------
      Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC3
                     Geographic Overview of Mortgage Pool

                           [Map of the United States]

WASHINGTON
6 properties
$16,546,390
1.8% of total

IDAHO
2 properties
$3,483,567
0.4% of total

KANSAS
1 property
$4,341,062
0.5% of total

MISSOURI
4 properties
$25,711,486
2.8% of total

IOWA
3 properties
$11,673,228
1.3% of total

NORTH DAKOTA
1 property
$1,486,039
0.2% of total

MINNESOTA
1 property
$1,785,533
0.2% of total

ILLINOIS
6 properties
$15,392,495
1.7% of total

WISCONSIN
2 properties
$3,253,042
0.4% of total

MICHIGAN
2 properties
$9,943,116
1.1% of total

INDIANA
1 property
$1,478,124
0.2% of total

OHIO
9 properties
$24,486,911
2.7% of total

D.C.
2 properties
$22,750,914
2.5% of total

PENNSYLVANIA
3 properties
$19,632,279
2.2% of total

NEW YORK
29 properties
$97,916,411
10.8% of total

MASSACHUSETTS
5 properties
$30,716,607
3.4% of total

RHODE ISLAND
2 properties
$5,382,196
0.6% of total

CONNECTICUT
3 properties
$11,869,150
1.3% of total

NEW JERSEY
13 properties
$47,738,084
5.3% of total

DELAWARE
1 property
$7,488,705
0.8% of total

MARYLAND
12 properties
$43,914,576
4.8% of total

WEST VIRGINIA
4 properties
$15,418,378
1.7% of total

VIRGINIA
18 properties
$35,741,941
3.9% of total

NORTH CAROLINA
1 property
$3,775,647
0.4% of total

SOUTH CAROLINA
3 properties
$7,161,490
0.8% of total

FLORIDA
27 properties
$92,949,769
10.2% of total

GEORGIA
17 properties
$80,799,194
8.9% of total

TENNESSEE
11 properties
$34,141,612
3.8% of total

MISSISSIPPI
5 properties
$26,159,960
2.9% of total

LOUISIANA
3 properties
$13,709,279
1.5% of total

TEXAS
17 properties
$40,482,704
4.5% of total

COLORADO
6 properties
$13,267,506
1.5% of total

NEW MEXICO
1 property
$1,109,072
0.1% of total

ARIZONA
5 properties
$13,510,370
1.5% of total

WYOMING
1 property
$1,280,190
0.1% of total

CALIFORNIA
26 properties
$98,195,075
10.8% of total

NEVADA
5 properties
$9,966,188
1.1% of total

UTAH
7 properties
$13,526,719
1.5% of total


                                  [PIE CHART]

              % OF AGGREGATE CUT-OFF DATE BALANCE BY PROPERTY TYPE


                               Office/Retail 1.0%
                                Health Care 0.3%
                                   Other 0.2%
                             Anchored Retail 24.0%
                                  Office 18.4%
                                  Hotel 16.1%
                               Multi-Family 15.5%
                                Industrial 11.5%
                                  Retail 7.7%
                                 Mixed Use 3.8%
                             Mobile Home Park 1.5%



                                     LEGEND

                  [ ] (less than or equal to) 1.0% of Aggregate Cut-off
                      Date Balance
                  [ ] 1.1% - 5.0% of Aggregate Cut-off Date Balance
                  [ ] 5.1% - 10.0% of Aggregate Cut-off Date Balance
                  [ ] >10.0% of Aggregate Cut-off Date Balance

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                    [PHOTO]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                    [PHOTO]

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The initial Certificate Balance or Notional Amount of any class of Offered Certificates may be increased or decreased by as much as 10%. In addition, the relative sizes of such Certificate Balances may change. The terms "Certificate Balance" and "Notional Amount" are described in this Prospectus Supplement under "Description of the Offered
    Certificates--General".

(2) The Class X Certificates will not have a Certificate Balance and will not entitle their holders to any distributions of principal. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances outstanding from time to time of those classes of Certificates that do have Certificate Balances.

(3) The "Pass-Through Rate" for each class of interest-bearing Certificates is the annual rate at which such class will accrue interest. The Pass-Through Rates for the Class A-1, Class A-2, Class B and Class C Certificates are fixed at the rates shown in the table on the cover page. However, the Pass-Through Rates shown in the table on the cover page for the Class X, Class D and Class E Certificates are the rates applicable for distributions to be made in January 1999. The Pass-Through Rates for the Class X, Class D and Class E Certificates are variable and will be calculated pursuant to the formulas described under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement.

(4) In addition to distributions of interest, holders of certain classes of the Offered Certificates may receive from time to time a portion of the prepayment fees, charges and premiums received on the mortgage loans. See "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums" in this Prospectus Supplement.

(5) By Moody's Investors Service, Inc. ("Moody's") and/or Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"). "NR" means not rated. See "Ratings" in this Prospectus Supplement.

(6) The Assumed Final Distribution Date is described under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement. The Rated Final Distribution Date, which is also defined under
    that heading, is      .


IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL THE MORTGAGED PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.

     Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated December 16, 1998 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b)
this prospectus supplement dated December   , 1998 (this "Prospectus
Supplement"), which describes the specific terms of the Offered Certificates.

     YOU ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Sponsor has not authorized any person to give any information or to make any representation that is different.

     This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. Each of this Prospectus Supplement and the Prospectus includes an "Index of Principal Definitions" that identifies where to locate the definitions for those capitalized terms that are most significant or are most commonly used.

     This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Master Servicer, the Trustee or any related borrower. The forward-looking statements made in this Prospectus Supplement are accurate as of the date stated on the cover of this Prospectus Supplement. The Sponsor has no obligation to update or revise any such forward-looking statement.

                               ----------------
     The Sponsor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov).

                               ----------------

     It is expected that the Offered Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, in New York, New York, on or about December 29, 1998, against payment in immediately available funds.

                               ----------------

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                      ------
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
 PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ............................      S-3
EXECUTIVE SUMMARY .................................................................      S-7
SUMMARY OF PROSPECTUS SUPPLEMENT ..................................................      S-8
RISK FACTORS ......................................................................     S-25
 Risks Related to the Offered Certificates ........................................     S-25
 Risks Related to the Mortgage Loans ..............................................     S-27
DESCRIPTION OF THE MORTGAGE POOL ..................................................     S-44
 General ..........................................................................     S-44
 Certain Terms and Conditions of the Mortgage Loans ...............................     S-48
 Additional Mortgage Loan Information .............................................     S-52
 Certain Underwriting Matters .....................................................     S-53
 Significant Mortgage Loans .......................................................     S-56
 The Mortgage Loan Sellers ........................................................     S-72
 Assignment of the Mortgage Loans .................................................     S-72
 Representations and Warranties ...................................................     S-73
 Cures and Repurchases ............................................................     S-75
 Changes in Mortgage Pool Characteristics .........................................     S-76
SERVICING OF THE MORTGAGE LOANS ...................................................     S-77
 General ..........................................................................     S-77
 The Master Servicer and the Special Servicer .....................................     S-79
 Sub-Servicers ....................................................................     S-79
 Servicing and Other Compensation and Payment of Expenses .........................     S-80
 Evidence as to Compliance ........................................................     S-84
 Modifications, Waivers, Amendments and Consents ..................................     S-84
 Sale of Defaulted Mortgage Loans .................................................     S-86
 REO Properties ...................................................................     S-86
 Inspections; Collection of Operating Information .................................     S-87
 Termination of the Special Servicer ..............................................     S-88
 Resignation of Master Servicer or Special Servicer Upon Adverse Rating Events ....     S-88
DESCRIPTION OF THE OFFERED CERTIFICATES ...........................................     S-89
 General ..........................................................................     S-89
 Registration and Denominations ...................................................     S-90
 Seniority ........................................................................     S-91
 Certain Relevant Characteristics of the Mortgage Loans ...........................     S-93
 Distributions ....................................................................     S-93
 Allocation of Losses and Certain Other Shortfalls and Expenses ...................    S-100
 P&I Advances .....................................................................    S-101
 Appraisal Reductions .............................................................    S-103
 Reports to Certificateholders; Certain Available Information .....................    S-104
 Voting Rights ....................................................................    S-109
 Termination ......................................................................    S-109
 The Trustee ......................................................................    S-110
 The Fiscal Agent .................................................................    S-110
YIELD AND MATURITY CONSIDERATIONS .................................................    S-111
 Yield Considerations .............................................................    S-111
 Weighted Average Lives ...........................................................    S-114
 Yield Sensitivity of the Class X Certificates ....................................    S-118

                                                                              PAGE
                                                                             ------
USE OF PROCEEDS ..........................................................    S-120
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................    S-120
 General .................................................................    S-120
 Discount and Premium; Prepayment Premiums ...............................    S-120
 Constructive Sales of Class X Certificates ..............................    S-121
 Characterization of Investments in Offered Certificates .................    S-121
 Possible Taxes on Income From Foreclosure Property and Other Taxes ......    S-122
 Reporting and Other Administrative Matters ..............................    S-122
CERTAIN ERISA CONSIDERATIONS .............................................    S-123
LEGAL INVESTMENT .........................................................    S-126
METHOD OF DISTRIBUTION ...................................................    S-127
LEGAL MATTERS ............................................................    S-127
RATINGS ..................................................................    S-128
INDEX OF PRINCIPAL DEFINITIONS ...........................................    S-130

                               EXECUTIVE SUMMARY

     This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

----------------------------------------------------------------------------------------------------------------------------------
                             INITIAL
                           CERTIFICATE          APPROX.                           PASS-        INITIAL    WEIGHTED
                            BALANCE OR           % OF           APPROX.          THROUGH        PASS-      AVERAGE
                             NOTIONAL        INITIAL POOL   INITIAL CREDIT         RATE        THROUGH      LIFE       PRINCIPAL
  CLASS   RATINGS(1)        AMOUNT(2)           BALANCE       SUPPORT(3)       DESCRIPTION       RATE    (YEARS)(4)    WINDOW(4)
----------------------------------------------------------------------------------------------------------------------------------
 Offered Certificates
----------------------------------------------------------------------------------------------------------------------------------
 A-1 ... Aaa/AAA         $  214,494,000          23.62%          30.50%          Fixed              %       5.50     01/99-09/07
----------------------------------------------------------------------------------------------------------------------------------
 A-2 ... Aaa/AAA         $  416,677,000          45.88%          30.50%          Fixed              %       9.26     09/07-07/08
----------------------------------------------------------------------------------------------------------------------------------
                                                                                Variable
 X ..... Aaa/AAAr        $  908,161,005(5)         N/A             N/A      (Interest Only)         %        N/A          N/A
----------------------------------------------------------------------------------------------------------------------------------
 B ..... Aa2/AA          $   40,867,000           4.50%          26.00%          Fixed              %       9.55     07/08-07/08
----------------------------------------------------------------------------------------------------------------------------------
 C ..... A2/A            $   43,138,000           4.75%          21.25%          Fixed              %       9.55     07/08-07/08
----------------------------------------------------------------------------------------------------------------------------------
 D ..... Baa2/BBB        $   61,301,000           6.75%          14.50%          WAC(6)             %       9.62     07/08-09/08
----------------------------------------------------------------------------------------------------------------------------------
 E ..... Baa3/NR         $   29,515,000           3.25%          11.25%           WAC               %       9.72     09/08-09/08
----------------------------------------------------------------------------------------------------------------------------------
 Private Certificates--Not Offered Hereby (7)
----------------------------------------------------------------------------------------------------------------------------------
 F ..... (8)             $                           %               %            WAC               %
----------------------------------------------------------------------------------------------------------------------------------
 G ..... (8)             $                           %               %           Fixed              %
----------------------------------------------------------------------------------------------------------------------------------
 H ..... (8)             $                           %               %           Fixed              %
----------------------------------------------------------------------------------------------------------------------------------
 J ..... (8)             $                           %               %           Fixed              %
----------------------------------------------------------------------------------------------------------------------------------
 K ..... (8)             $                           %               %           Fixed              %
----------------------------------------------------------------------------------------------------------------------------------
 L ..... (8)             $                           %               %           Fixed              %
----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Ratings shown are those of Moody's and S&P, respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(2) Depending on the actual size of the Initial Pool Balance and the final subordination levels received from the Rating Agencies, the initial Certificate Balance or Notional Amount of any class of Certificates may be increased or decreased by as much as 10%.

(3) Represents the aggregate initial Certificate Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates subordinate to the indicated class. These percentages may be increased or decreased, depending on the actual mortgage loans underlying the Certificates and final Rating Agency subordination levels.

(4) "Principal Window" represents the time period during which the indicated class receives payments of principal. The Principal Window and Weighted Average Life are each calculated based on--

      o the assumption that each borrower timely makes all payments on its mortgage loan,

      o the assumption that each mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties") is paid in full on such date,

      o the assumption that no mortgage loan is otherwise prepaid prior to stated maturity, and

      o the other Maturity Assumptions (as described under "Yield and Maturity Considerations--Weighted Average Lives" in this Prospectus Supplement).

(5)   Notional Amount. The Class X Certificates have no Certificate Balance.

(6) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from rates on the mortgage loans.

(7) The Private Certificates will also include three (3) classes of certificated REMIC residual interests that are not shown above. None of these three (3) classes of Private Certificates has a Certificate Balance, Notional Amount or Pass-Through Rate.

(8)   Not presented.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information that is discussed in greater detail elsewhere in this Prospectus Supplement or in the Prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL.


                          OVERVIEW OF THE TRANSACTION


ESTABLISHMENT OF THE TRUST...  The Sponsor is establishing a trust, to be designated as Multifamily/Commercial Mortgage Trust 1998-MC3 (the "Trust"). The assets of the Trust (collectively, the "Trust Fund") will primarily consist of a pool of certain multifamily and commercial mortgage loans having the characteristics described in this Prospectus Supplement (collectively, the "Mortgage Loans").


ISSUANCE OF
 THE CERTIFICATES............  The Sponsor is establishing the Trust for the purpose of issuing the Series 1998-MC3
                               Multifamily/Commercial Mortgage Pass-Through
                               Certificates (the "Certificates") in multiple classes (each, a "Class"). The Certificates will, in the aggregate, represent the entire beneficial ownership of the Trust. The registered holders of the Certificates are called "Holders" or "Certificateholders".


THE GOVERNING DOCUMENT......   The governing document for purposes of
                               establishing the Trust and issuing the
                               Certificates will be a Pooling and Servicing
                               Agreement to be dated as of the Cut-off Date, among the Sponsor, the Trustee, the Master
                               Servicer, the Special Servicer and the Mortgage
                               Loan Sellers (the "Pooling Agreement"). The
                               Pooling Agreement will also govern the servicing and administration of the Mortgage Loans and the other assets of the Trust. The Sponsor will file a copy of the Pooling Agreement with the SEC as an exhibit to a Current Report on Form 8-K (the
                               "Form 8-K"), within 15 days after the initial issuance of the Offered Certificates. The Form
                               8-K and its exhibits will thereafter be available to the public for inspection.


                               RELEVANT PARTIES


SPONSOR.....................   Mortgage Capital Funding, Inc., a Delaware
                               corporation. The Sponsor is a direct, wholly owned subsidiary of Citicorp and an affiliate of the Underwriter. The Sponsor's address is 399
                               Park Avenue, New York, New York 10043, and its telephone number is (212) 559-0217.


MASTER SERVICER.............   AMRESCO Services, L.P., a Delaware limited
                               partnership.


SPECIAL SERVICER............   Allied Capital Corporation, a Maryland
                               corporation.

                               The Holder (or Holders) of Certificates
                               representing a majority interest in the
                               Controlling Class will have the right, subject to certain conditions, to replace the Special Servicer. At any time, the "Controlling Class" will, in general, be the most subordinate Class of Certificates then outstanding with a then-current Certificate Balance that is at least equal to 25% of its initial

                               Certificate Balance. In no event, however, may the Class X, Class R-I, Class R-II or Class R-III Certificates be the Controlling Class. See "Servicing of the Mortgage Loans--Termination of the Special Servicer" in this Prospectus Supplement.


TRUSTEE.....................   LaSalle National Bank, a national banking
                               association. The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").


FISCAL AGENT................   ABN AMRO Bank N.V., a Netherlands banking
                               corporation.


MORTGAGE LOAN SELLERS.......   Citicorp Real Estate, Inc. ("CREI"), a direct,
                               wholly owned subsidiary of Citibank, N.A., and Salomon Brothers Realty Corp. ("SBRC"), a direct, wholly owned subsidiary of Salomon Brothers
                               Holding Company Inc. Both of the Mortgage Loan
                               Sellers are affiliates of the Sponsor and the Underwriter.

                        % OF
    MORTGAGE           INITIAL         NUMBER OF
   LOAN SELLER      POOL BALANCE     MORTGAGE LOANS
----------------   --------------   ---------------
  SBRC .........        57.53%            125
  CREI .........        42.47%            107

                          RELEVANT DATES AND PERIODS


CUT-OFF DATE................   December 1, 1998. The Cut-off Date is the date
                               as of which the Sponsor will establish the Trust and as of which, unless otherwise indicated, all information and data relating to the Mortgage
                               Loans are given.


DELIVERY DATE...............   On or about December 29, 1998. The Delivery
                               Date is the date on which the Offered
                               Certificates will initially be issued.


DISTRIBUTION DATE...........   The 18th day of each month or, if such 18th day
                               is not a business day, then the next succeeding business day. The first Distribution Date will be January 18, 1999. Distribution Dates are the dates on which payments are made on the Certificates.


RECORD DATE.................   For any Distribution Date, the last business
                               day of the prior calendar month, On each Record
                               Date, the Trustee establishes which Holders of the Certificates are entitled to receive payments on the following Distribution Date.


DETERMINATION DATE..........   For any Distribution Date, the 11th day of the
                               calendar month in which such Distribution Date occurs or, if such 11th day is not a business day, then the immediately preceding business day.
                               The Determination Date establishes the end of the Collection Period for the following Distribution
                               Date.


COLLECTION PERIOD...........   For any Distribution Date, the period that
                               begins immediately following the Determination
                               Date in the prior calendar month and continues through and includes the Determination Date in the calendar month in which such Distribution
                               Date occurs, except that the first Collection
                               Period begins immediately following the Cut-off
                               Date. Amounts available for distribution on any Distribution Date will depend on the payments and other collections received, and any advances of payments due, on the Mortgage Loans during the related Collection Period.

INTEREST ACCRUAL PERIOD.....   For any Distribution Date, the calendar month
                               preceding the month in which such Distribution
                               Date occurs. The amount of interest payable with respect to the interest-bearing Certificates on any Distribution Date will be a function of the interest accrued through the end of the related
                               Interest Accrual Period.


RATED FINAL
 DISTRIBUTION DATE...........  The Distribution Date in November, 2031. The
                               Rated Final Distribution Date is set as the first Distribution Date following the third (3) anniversary of the end of the amortization term for the Mortgage Loan with the longest remaining amortization term as of the Delivery Date. The ratings assigned to the Offered Certificates address the likelihood of timely receipt by the Holders of all interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by the Holders of all principal to which they are entitled by the Rated Final Distribution Date.


ASSUMED FINAL
 DISTRIBUTION DATE...........  For any Class, the Distribution Date on which the
                               Holders of such Class would expect to receive their last payment based upon--

                                  o The assumption that each borrower timely makes all payments on its Mortgage Loan.

                                  o  The assumption that each Mortgage Loan
                                     with an Anticipated Repayment Date is paid in full on that date.

                                  o  The assumption that no Mortgage Loan is
                                     otherwise prepaid prior to stated
                                     maturity.

                                  o The other Maturity Assumptions described under "Yield and Maturity
                                     Considerations--Weighted Average Lives" in this Prospectus Supplement.

                               The Assumed Final Distribution Date for each
                               Class of Offered Certificates is set forth below.




                           ASSUMED FINAL
CLASS                    DISTRIBUTION DATE
-----                    -----------------
  Class A-1 .........
  Class A-2 .........
  Class X ...........
  Class B ...........
  Class C ...........
  Class D ...........
  Class E ...........

                         OVERVIEW OF THE CERTIFICATES


GENERAL.....................   The Certificates will consist of sixteen (16)
                               Classes, only seven (7) of which are being offered to you pursuant to this Prospectus
                               Supplement and the Prospectus. These seven (7)
                               Classes of Certificates are called the "Offered
                               Certificates". The Class designations for the Offered Certificates are set forth in the table on the cover page.

                               The Sponsor does not intend to register any of the remaining Classes of Certificates (collectively, the "Private Certificates") under the Securities Act and is not offering such Certificates to you pursuant to this Prospectus Supplement or the Prospectus. The Sponsor has included information regarding the Private Certificates in this Prospectus Supplement because of its potential relevance to an investment decision on the Offered Certificates.



CERTAIN CHARACTERISTICS
 OF THE CERTIFICATES


A. THE
 OFFERED CERTIFICATES........  Each Class of Offered Certificates will have the approximate initial Certificate Balance or
                               Notional Amount, and will initially accrue interest at the Pass-Through Rate, set forth on each of the cover page and page S-7.

                               The Pass-Through Rates for the Class A-1, Class A-2, Class B and Class C Certificates are fixed at the rates set forth on each of the cover page and page S-7.

                               The Pass-Through Rates shown on each of the cover page and page S-7 for the Class D and Class E Certificates are the rates applicable for the Distribution Date in January 1999. The Pass-Through Rate for each such Class for each subsequent Distribution Date will be variable and will be determined pursuant to a formula described under "Description of the Offered Certificates--Distributions--Calculation of
                               Pass-Through Rates" in this Prospectus
                               Supplement. Based on such formula, the
                               Pass-Through Rate for each such Class will generally equal the weighted average of the interest rates on the Mortgage Loans (in some cases, adjusted as described in this Prospectus Supplement and, in all cases, reduced by the rates applicable to the calculation of certain fees).

                               The Pass-Through Rate shown on each of the cover page and page S-7 for the Class X Certificates is the rate applicable for the Distribution Date in January 1999. The Pass-Through Rate for such Class for each subsequent Distribution Date will be variable and will be determined pursuant to a formula described under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement. Based on such formula, the Pass-Through Rate for such Class will generally be a function of the excess of (i) the weighted average of the interest rates on the Mortgage Loans (in some cases, adjusted as described in this Prospectus Supple-ment and, in all cases, reduced by the rates applicable to the calculation of certain fees) over (ii) the weighted average of the Pass-Through Rates for the other Classes of interest-bearing Certificates (including the Private Certificates that bear interest).


B. THE
 PRIVATE CERTIFICATES........  Each Class of the Private Certificates will have the approximate initial Certificate Balance and will initially accrue interest at the Pass-Through Rate set forth on page S-7.


                               The Pass-Through Rate shown on page S-7 for the Class F Certificates is the rate applicable for the Distribution Date in January 1999. The Pass-Through Rate for such Class for each subsequent Distribution Date will be subject to change and will be determined pursuant to a formula described under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement. Based on such formula, the Pass-Through Rate for such Class will generally equal the weighted average of the interest rates on the Mortgage Loans (in some cases, adjusted as described in this Prospectus Supplement and, in all cases, reduced by the rates applicable to the calculation of certain fees).

                               The Pass-Through Rates for the Class G, Class H, Class J, Class K and Class L Certificates are fixed at the rates set forth on page S-7.

                               The Class R-I, Class R-II and Class R-III
                               Certificates are REMIC residual interests and do not have Certificate Balances or Pass-Through Rates.


REGISTRATION AND
 DENOMINATIONS...............  The Trust will issue the Offered Certificates in book-entry form in original denominations of: (i) in the case of the Class X Certificates, $1,000,000 initial notional amount and in any higher whole dollar denomination; and (ii) in the case of the other Classes of Offered Certificates, $10,000 initial principal amount and in any higher whole dollar denomination. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). As a result, you will not receive a fully registered physical certificate representing your interest in any Offered Certificate, except under limited circumstances. See "Description of the Offered Certificates--Registration and Denominations" in this Prospectus Supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.


OPTIONAL TERMINATION........   The Holders of the Controlling Class or the
                               Master Servicer may terminate the Trust when the aggregate Stated Principal Balance (as defined in this Prospectus Supplement under "Description of the Offered Certificates--Certain Relevant
                               Characteristics of the Mortgage Loans") of the Mortgage Pool is less than approximately 1.0% of the Initial Pool Balance. See "Description of the
                               Offered Certificates--Termination" in this
                               Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The REMIC Administrator will make elections to
                               treat designated portions of the Trust Fund as three separate "real estate mortgage investment conduits" (each, a "REMIC"). The designations for such REMICs are as follows:

                                  o  "REMIC I", which holds, among other
                                     things, the Mortgage Loans, as well as any underlying real properties that have been acquired by the Trust following a borrower default.

                                  o  "REMIC II", which holds the "regular
                                     interests" in REMIC I.

                                  o  "REMIC III", which holds the "regular
                                     interests" in REMIC II.

                               The Offered Certificates will be treated as "regular interests" in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your Certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                               The Class  , Class  , Class  , Class   and Class
                                 Certificates will not, the Class
                               Certificates may, and the Class   and Class X
                               Certificates will, be issued with original issue discount ("OID"). If you own a Certificate issued with original issue discount, you may be required to report original issue discount income before receiving a corresponding amount of cash.

                               For tax information reporting purposes, the Trustee will compute the accrual of discount and amortization of premium on the Certificates based on the assumptions that each Mortgage Loan with an Anticipated Repayment Date will be paid in full on such date and that no borrower will otherwise prepay its Mortgage Loan prior to stated maturity.

                               The Sponsor anticipates that any prepayment fee, charge or premium allocable to a Class of Offered Certificates will be ordinary income to the Holders of such Class as such amounts become due to the Trust. See "Description of the Offered Certificates--
                               Distributions--Distributions of Prepayment
                               Premiums" in this Prospectus Supplement.

                               For a more detailed discussion of the federal income aspects of investing in the Certificates, see "Certain Federal Income Tax Consequences" in this Prospectus Supplement and "Material Federal Income Tax Consequences" in the Prospectus.


ERISA.......................   The Sponsor anticipates that certain employee
                               benefit plans and other retirement arrangements subject to Title I of ERISA or Section 4975 of the Code will be able to invest in the Class A-1, Class A-2 and Class X Certificates, without giving rise to a prohibited transaction, based upon an individual prohibited transaction exemption granted to a predecessor in interest to the Underwriter by the U.S. Department of Labor.
                               However, investments in the other Offered
                               Certificates by, on behalf of or with assets of such entities, will be restricted as described under "Certain ERISA Considerations" in this Prospectus Supplement.

                               If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or section 4975 of the Code, you should consult with your own legal advisors to determine whether your purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or
                               Section 4975 of the Code. See "Certain ERISA
                               Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.


LEGAL INVESTMENT............   The Offered Certificates will not be "mortgage
                               related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                               1984. You should consult your legal advisors to determine whether and to what extent the Offered
                               Certificates constitute legal investments for you. See "Legal Investment" in this Prospectus
                               Supplement and in the Prospectus.


CERTAIN YIELD
 CONSIDERATIONS..............  The yield to maturity on any Offered Certificate will be affected by the rate and timing of prepayments and other collections of principal on the Mortgage Loans. In the case of Offered Certificates purchased at a discount, a slower than anticipated rate of prepayments could result in a lower than anticipated yield. For the Class X Certificates or any other Offered Certificates purchased at a premium, a faster than anticipated rate of prepayments could result in a lower than anticipated yield. If you are contemplating the purchase of Class X Certificates, you should be aware that the yield to maturity on the Class X Certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations of Mortgage Loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the Mortgage Loans could result in a complete or partial loss of your initial investment. See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.


RATINGS.....................   It is a condition to the issuance of the
                               Offered Certificates that the various Classes of such Certificates receive these credit ratings:

CLASS                     MOODY'S RATING     S&P RATING
-----                     --------------     ----------
  Class A-1 ..........         Aaa              AAA
  Class A-2 ..........         Aaa              AAA
  Class X ............         Aaa             AAAr
  Class B ............         Aa2               AA
  Class C ............          A2                A
  Class D ............        Baa2              BBB
  Class E ............        Baa3              NR*

                               ------------
                               * "NR" means not rated.

                               The ratings of the Offered Certificates address the timely payment of interest and, except for the Class X Certificates, the ultimate payment of principal on or before the Rated Final Distribution Date. Such ratings do not, however, address--

                                  o  The tax attributes of the Offered
                                     Certificates or of the Trust.

                                  o The likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans.

                                  o  The degree to which prepayments on the
                                     Mortgage Loans might differ from those
                                     originally anticipated.

                                  o  The likelihood that prepayment fees,
                                     charges and premiums will be received with respect to the Mortgage Loans.

                                  o The likelihood that any Mortgage Loan with an Anticipated Repayment Date will remain outstanding past such date and will thereafter accrue any interest in excess of its current mortgage interest rate.

                               A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                               For a description of the limitations of the ratings of the Offered Certificates, see "Ratings" in this Prospectus Supplement and "Risk Factors--Limited Nature of Credit Ratings" in the Prospectus.


REPORTS TO
 CERTIFICATEHOLDERS..........  On each Distribution Date, the following reports will be available to you:

                                  o  Distribution Date Statement

                                  o  Delinquent Loan Status Report

                                  o  Historical Loan Modification Report

                                  o  Historical Loss Estimate Report

                                  o  REO Status Report

                                  o  Special Servicer Loan Status Report

                                  o  Operating Statement Analysis

                                  o  Comparative Financial Status Report

                                  o  Watchlist

                                  o  CSSA Report

                               The contents of such reports, and the sources from which these reports may be obtained, are described in this Prospectus Supplement under "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information".

                               Upon reasonable prior notice, the Trustee will permit you to review at its offices during normal business hours a variety of information and documents that pertain to the Mortgage Loans and Mortgaged Properties, including loan documents, borrower operating statements, rent rolls and property inspection reports.

                    THE CERTIFICATES: A STRUCTURAL SUMMARY



SENIORITY...................   The following chart sets forth the relative
                               seniority of the Classes of Certificates for purposes of--

                                  o  Making payments of interest and, if
                                     applicable, payments of principal.

                                  o Allocating losses and other shortfalls on the Mortgage Loans, as well as certain default-related and other unanticipated expenses of the Trust.

                               Each Class of Certificates will, for the above purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.


                                           SUMMARY SENIORITY CHART

                               ------------------------------------------------
                                      Class A-1, Class A-2 and Class X
                               ------------------------------------------------
                                                       |
                                       --------------------------------
                                                    Class B
                                       --------------------------------
                                                       |
                                       --------------------------------
                                                    Class C
                                       --------------------------------
                                                       |
                                       --------------------------------
                                                    Class D
                                       --------------------------------
                                                       |
                                       --------------------------------
                                                    Class E
                                       --------------------------------
                                                       |
                               ------------------------------------------------
                                       Classes of Private Certificates
                               ------------------------------------------------


                               THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED CERTIFICATES WILL BE THE SUBORDINATION OF THE OTHER CLASSES OF CERTIFICATES TO WHICH IT IS SENIOR, INCLUDING ALL OF THE PRIVATE CERTIFICATES.

                               See "Description of the Offered
                               Certificates--General", "--
                               Seniority", "--Distributions--Priority of
                               Payments" and "--
                               Allocation of Losses and Certain Other
                               Shortfalls and Expenses" in this Prospectus
                               Supplement.

DISTRIBUTIONS


A. GENERAL..................   Payments of interest and principal will be made
                               to the Holders of the various Classes of Certificates entitled thereto, sequentially based upon their relative seniority as depicted in the Summary Seniority Chart above.


B. PAYMENTS OF INTEREST.....   Each Class of Certificates (other than the
                               Class R-I, Class R-II and Class R-III
                               Certificates) will bear interest. In the case of each such Class, interest will accrue during each Interest Accrual Period based upon--

                                  o the then-applicable Pass-Through Rate for such Class,

                                  o  the Certificate Balance or Notional
                                     Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date, and

                                  o the assumption that each year consists of twelve 30-day months.

                               A whole or partial prepayment on a Mortgage Loan may not be accompanied by the amount of one full month's interest on such prepayment. The amount of such shortfall (net of the portion thereof attributable to the fee of the Master Servicer and certain other items), will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the Classes of interest-bearing Certificates, generally in reverse order of their seniority as depicted in the Summary Seniority Chart above.

                               On each Distribution Date, subject to available funds and the payment priorities described above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued on your Class of Offered Certificates through the end of the related Interest Accrual Period.

                               See "Description of the Offered
                               Certificates--Distributions--
                               Calculations of Interest",
                               "--Distributions--Priority of Payments" and
                               "--Allocations of Losses and Certain Other
                               Shortfalls and Expenses" in this Prospectus
                               Supplement.


C. PAYMENTS OF PRINCIPAL....   The Classes of Certificates with Certificate
                               Balances are called the "Principal Balance
                               Certificates". In general, subject to available funds and the payment priorities described above, the Holders of each Class of Principal Balance
                               Certificates will be entitled to receive an aggregate amount of principal over time equal to its Certificate Balance. However, the Pooling
                               Agreement requires the Trustee to make payments of principal in a specified sequential order such that--


                                  o No payments of principal will be made on any Class of Private Certificates until the Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates, which have no Certificate Balance) is reduced to zero.

                                  o No payments of principal will be made on the Class B, Class C, Class D or Class E Certificates until, in the case of each such Class, the Certificate Balance of each more senior Class of Offered Certificates (other than the Class X Certificates, which have no Certificate Balance) is reduced to zero.

                                  o No payments of principal will be made on the Class A-2 Certificates until either:


                                   (i)  the Certificate Balance of the Class
                                         A-1 Certificates is reduced to zero;
                                         or


                                   (ii)  the Class A-1 and Class A-2
                                         Certificates are the only outstanding
                                         Classes of Principal Balance
                                         Certificates (in which case, payments
                                         of principal will be made to the
                                         Holders of the Class A-1 and Class A-2
                                         Certificates proportionately based on
                                         their then-current Certificate
                                         Balances).


                               The aggregate principal payment to be made on the Principal Balance Certificates on any Distribution Date will depend on--


                                  o  the amount of all scheduled payments of
                                     principal due on the Mortgage Loans during the related Collection Period that are either received by the related Determination Date or advanced by the Master Servicer, and


                                  o  the amount of any prepayments and other
                                     unscheduled collections of previously
                                     unadvanced principal on the Mortgage Loans that are received during the related Collection Period.

                               See "Description of the Offered
                               Certificates--Calculation of the Principal
                               Distribution Amount" and "--Distributions--
                               Priority of Payments" in this Prospectus
                               Supplement.


D. DISTRIBUTIONS OF PREPAYMENT
   PREMIUMS.................   Any prepayment fee, charge or premium collected
                               on a Mortgage Loan will be distributed to the Holders of the Class X Certificates and/or to the Holders of any other Class or Classes of Offered
                               Certificates then entitled to receive payments of principal. See "Description of the Offered
                               Certificates--Distributions--Distributions of
                               Prepayment Premiums" in this Prospectus
                               Supplement.


ALLOCATION OF LOSSES AND CERTAIN
 OTHER SHORTFALLS
 AND EXPENSES................  Losses on the Mortgage Loans, together with certain default- related and other unanticipated expenses of the Trust, may cause the aggregate Stated Principal Balance of the Mortgage Loans to be less than the aggregate Certificate Balance of the Principal Balance Certificates (any such deficit being referred to in this Prospectus Supplement as a "Mortgage Pool Deficit"). If a Mortgage Pool Deficit exists following the payments made on the Certificates on any Distribution Date, then the Certificate Balances of the Classes of Principal Balance Certificates will be successively reduced, in the reverse order of their seniority as depicted in the Summary Seniority Chart on page S-16, until such Mortgage Pool Deficit is eliminated. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of all the other
                               Classes of Principal Balance Certificates have been reduced to zero, then the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced proportionately, until the Mortgage Pool Deficit is eliminated.

                               In addition, a whole or partial prepayment on a Mortgage Loan may not be accompanied by the amount of one full month's interest on such prepayment. The amount of such shortfall (net of the portion attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the Classes of interest-bearing Certificates in the reverse order of their seniority as depicted in the Summary Seniority Chart above. Any allocations of such shortfalls among the Holders of the Class A-1, Class A-2 and Class X Certificates will be made proportionately.

                               See "Description of the Offered
                               Certificates--Certain Relevant Characteristics of the Mortgage Loans" and "--Allocation of Losses and Certain Other Shortfalls and Expenses" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement.


ADVANCES....................   The Master Servicer will generally be required
                               to make advances (each, a "P&I Advance") in the amount of any delinquent monthly payments (other than balloon payments) of principal and interest due (net of certain fees) on the Mortgage Loans.
                               The Master Servicer and, in some cases, the Special Servicer will also generally be required to make advances (each, a "Servicing Advance") to cover certain costs and expenses relating to the servicing and administration of the Mortgage
                               Loans. P&I Advances and Servicing Advances are collectively called "Advances". If the Master
                               Servicer or Special Servicer fails to make any Advance that it is required to make, the Trustee will be required to make such Advance. If the Trustee fails to make any Advance that it is required to make, the Fiscal Agent will be required to make such Advance. None of the Master
                               Servicer, the Special Servicer, the Fiscal Agent or the Trustee, however, will be required to make any Advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related Mortgage Loan. Any party that makes an Advance will be entitled to receive interest thereon.

                               See "Description of the Offered
                               Certificates--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

APPRAISAL REDUCTIONS........   If certain adverse events or circumstances,
                               called "Appraisal Trigger Events", occur or exist with respect to a Mortgage Loan or the related
                               Mortgaged Property, the Pooling Agreement will require the Master Servicer or the Special
                               Servicer to obtain a new appraisal of such Mortgaged Property. The new appraised value may reflect an "Appraisal Reduction Amount", which will, in general, be equal to any excess of (a) the principal balance of, and certain other amounts due under, the related Mortgage Loan, over (b) 90% of such new appraised value. If an Appraisal Reduction Amount does exist, the amount otherwise required to be advanced as accrued interest on the related Mortgage Loan will be reduced, generally in the same proportion that the Appraisal Reduction Amount bears to the principal balance of such Mortgage Loan. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate Class of Certificates then outstanding. See "Description of the Offered Certificates--Appraisal
                               Reductions" in this Prospectus Supplement.


                  THE MORTGAGE LOANS AND MORTGAGED PROPERTIES


THE MORTGAGE POOL...........   The Trust Fund will primarily consist of the
                               pool of Mortgage Loans (the "Mortgage Pool").
                               Each Mortgage Loan constitutes an obligation of one or more persons (individually and collectively, the "Borrower") to repay a specified sum with interest. Each Mortgage Loan will be secured by a first lien on the fee and/or leasehold interest of the Borrower or another person in one or more commercial or multifamily residential properties (each, a "Mortgaged
                               Property").

                               For more detailed information on the Mortgage Loans, see the following sections in this Prospectus Supplement:

                                  o  "Description of the Mortgage Pool"

                                  o  "Risk Factors--Risks Related to the
                                     Mortgage Loans"

                                  o  Annex A--Certain Characteristics of the
                                     Mortgage Loans

                               Set forth below is certain statistical
                               information on the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information on the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

                                  o  All numerical information provided with
                                     respect to the Mortgage Loans is provided on an approximate basis.

                                  o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

                                  o  When information on the Mortgaged
                                     Properties is expressed as a percentage of the Initial Pool Balance, such percentages are based upon the Cut-off Date Balances of the related Mortgage Loans. Except where otherwise specified in the respective loan documents, the Cut-off Date Balances attributed to the properties collateralizing a multi-property Mortgage Loan were derived by allocating to each such property a portion of the related Mortgage Loan's Cut-off Date Balance, pro rata, based upon the Appraised Values of such Mortgaged Properties.

                                  o  Whenever loan level information such as
                                     loan-to-value ratios or debt service
                                     coverage ratios are presented in the
                                     context of Mortgaged Properties, the loan level statistic attributed to the Mortgaged Property is the same as the statistic for the related Mortgage Loan.

                                  o  Statistical information on the Mortgage
                                     Loans may change prior to the date of
                                     issuance of the Certificates due to
                                     changes in the composition of the Mortgage
                                     Pool after the Cut-off Date but prior to the Delivery Date.

                                  o  Certain capitalized terms used with
                                     respect to the Mortgage Loans are defined under "Description of the Mortgage Pool" in, or on Annex A to, this Prospectus Supplement.


GENERAL CHARACTERISTICS.....   The Mortgage Pool will have the following
                               general characteristics as of the Cut-off Date:



      Initial Pool Balance(1) .......................................... $908,161,006
      Number of Mortgage Loans .........................................          232
      Number of Mortgaged Properties ...................................          265

      Maximum Cut-off Date Balance(2) .................................. $ 65,804,538
      Minimum Cut-off Date Balance ..................................... $    282,536
      Average Cut-off Date Balance ..................................... $  3,914,487

      Maximum Mortgage Rate ............................................        10.00%
      Minimum Mortgage Rate ............................................         6.35%
      Weighted Average Mortgage Rate ...................................         7.51%

      Maximum Original Term to Maturity or Anticipated Repayment
       Date ............................................................    120 months
      Minimum Original Term to Maturity or Anticipated Repayment Date...     72 months
      Weighted Average Original Term to Maturity or Anticipated
       Repayment Date ..................................................    118 months

      Maximum Remaining Term to Maturity or Anticipated Repayment
       Date ............................................................    119 months
      Minimum Remaining Term to Maturity or Anticipated Repayment
       Date ............................................................     36 months
      (footnotes on next page)

      Weighted Average Remaining Term to Maturity or Anticipated
       Repayment Date .................................................... 110 months

      Maximum Underwritten NCF Debt Service Coverage Ratio(3) ............  4.73x
      Minimum Underwritten NCF Debt Service Coverage Ratio ...............  1.16x
      Weighted Average Underwritten NCF Debt Service Coverage Ratio ......  1.39x

      Maximum Cut-off Date Loan-to-Value Ratio(4) ........................ 82.22%
      Minimum Cut-off Date Loan-to-Value Ratio ........................... 21.23%
      Weighted Average Cut-off Date Loan-to-Value Ratio .................. 70.13%

      Maximum Maturity Date/ARD Loan-to-Value Ratio(5) ................... 72.37%
      Minimum Maturity Date/ARD Loan-to-Value Ratio ...................... 14.87%
      Weighted Average Maturity Date/ARD Loan-to-Value Ratio ............. 59.34%

     ------------
    (1) The "Initial Pool Balance" is equal to the aggregate Cut-off Date Balance of the Mortgage Pool and is subject to a permitted variance of plus or minus 5%.

    (2) The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments of principal due on such Mortgage Loan on or before such date, whether or not received by that date.

    (3) The "Underwritten NCF Debt Service Coverage Ratio" is as defined in Annex A to this Prospectus Supplement.

    (4) The "Cut-off Date Loan-to-Value Ratio is as defined in Annex A to this Prospectus Supplement."

    (5) The "Maturity Date/ARD Loan-to-Value Ratio" is as defined in Annex A to this Prospectus Supplement.



SIGNIFICANT MORTGAGE LOANS


A. KRANZCO PORTFOLIO........   Set forth below is certain loan and property
                               information on the Mortgage Loan identified in this Prospectus Supplement as the "Kranzco Loan".
                               See "Description of the Mortgage Pool--
                               Significant Mortgage Loans" in this Prospectus
                               Supplement.



      Cut-off Date Balance .................................          $65,804,538
      % of Initial Pool Balance ............................                 7.25%
      Number of Mortgaged Properties .......................                    9
      Property Types ....................................... 100% Anchored Retail
      Mortgage Rate ........................................                 7.00%
      Scheduled P&I Payment ................................          $   438,434
      Anticipated Repayment Date ...........................      October 1, 2008
      Maturity Date ........................................      October 1, 2028
      Appraised Value ......................................          $91,870,000
      Appraisal Date .......................................       August 3, 1998
      Underwritten NCF Debt Service Coverage Ratio .........                 1.24x
      Cut-off Date Loan-to-Value Ratio .....................                71.63%
      Maturity Date/ARD Loan-to-Value Ratio ................                62.57%

B. OCEANSIDE CALDOR/GOLD COAST
   PLAZA & SWAN NURSERY
    COMMONS PORTFOLIO.......   Set forth below is certain loan and property
                               information on the Mortgage Loan identified in this Prospectus Supplement as the "Oceanside/Swan
                               Loan". See "Description of the Mortgage
                               Pool--Significant Mortgage Loans" in this
                               Prospectus Supplement.


      Cut-off Date Balance .................................          $48,831,053
      % of Initial Pool Balance ............................                 5.38%
      Number of Mortgaged Properties .......................                    2
      Property Types ....................................... 100% Anchored Retail
      Mortgage Rate ........................................                 7.12%
      Scheduled P&I Payment ................................          $   329,957
      Maturity Date ........................................         July 1, 2008
      Appraised Value ......................................          $62,900,000
      Appraisal Date .......................................       April 21, 1998
      Underwritten NCF Debt Service Coverage Ratio .........                 1.39x
      Cut-off Date Loan-to-Value Ratio .....................                77.63%
      Maturity Date/ARD Loan-to-Value Ratio ................                68.18%


PAYMENT TERMS...............   Each Mortgage Loan accrues interest at the
                               annual rate (its "Mortgage Rate") set forth for it on Annex A to this Prospectus Supplement. The
                               Mortgage Rate for each Mortgage Loan is fixed for the entire term of such Mortgage Loan.

                               Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled P&I Payments") to be due on the first day of each month (its monthly "Due Date").

                               Mortgage Loans identified as "Balloon Loans" provide either for monthly payments of interest only prior to their stated maturity or for amortization schedules that are significantly longer than their respective remaining terms to stated maturity. In either case, a Balloon Loan will require a substantial payment of principal on its maturity date (such payment, together with the corresponding interest payment, a "Balloon Payment").

                               Mortgage Loans identified in this Prospectus
                               Supplement as "ARD Loans" provide material disincentives to the related Borrower to allow its Mortgage Loan to remain outstanding past a specified date (the "Anticipated Repayment Date" or "ARD"). Such disincentives, which in each case will become effective as of the Anticipated Repayment Date, include:

                                  o  An increase in the interest rate.

                                  o  The application of certain excess cash
                                     flow from the related Mortgaged Property to pay down the principal of the Mortgage Loan. Such payment of principal will be in addition to the principal portion of the Scheduled P&I Payment or scheduled interest-only payment, as applicable.

                               ARD Loans may provide for amortizing Scheduled P&I Payments or, in certain cases, scheduled payments of interest only, prior to the Anticipated Repayment Date.

                               The remaining Mortgage Loans, referred to as "Fully Amortizing Loans", have amortization schedules that amortize such Mortgage Loans in full or substantially in full by their respective maturity dates.



DELINQUENCY STATUS..........   No Mortgage Loan was more than 30 days
                               delinquent in respect of any Scheduled P&I
                               Payment as of the Cut-off Date or at any time during the 12-month period preceding the Cut-off
                               Date, except for one Mortgage Loan as to which the November 1998 payment was collected in early
                               December 1998.



PREPAYMENT TERMS............   Currently in effect for each Mortgage Loan is a
                               prepayment lockout or a requirement that the Borrower, in connection with a prepayment, pay a Prepayment Premium (including, in certain cases, a yield maintenance charge). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus
                               Supplement.


                               Set forth below is information regarding the remaining lockout periods for those Mortgage Loans that currently prohibit whole or partial prepayments:



  Maximum Remaining Lockout
  Period: ..................   55 months
  Minimum Remaining Lockout
  Period: ..................   12 months
  Weighted Average Remaining
  Lockout Period: ..........   36 months

                               The prepayment restrictions for each Mortgage Loan are more fully described on Annex A to this Prospectus Supplement.


DEFEASANCE..................   Certain Mortgage Loans identified as
                               "Defeasance Loans" permit the Borrower, no earlier than the second anniversary of the Delivery Date, to obtain a release of the related
                               Mortgaged Property (or, where applicable, one or more of the related Mortgaged Properties) from the lien of the mortgage or other security instrument by delivering U.S. Treasury obligations as substitute collateral.

                                 RISK FACTORS

     You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.


RISKS RELATED TO THE OFFERED CERTIFICATES

     The Offered Certificates are Supported by Limited Assets. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency.

     Risks Associated With Lack of Liquidity and Changes in Market Value. There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but it has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Sponsor does not intend to list the Offered Certificates on any securities exchange or any automated quotation system, such as NASDAQ. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

     Uncertain Yields to Maturity. The yield on your Certificates will depend on (a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

    o  the Pass-Through Rate(s) for your Certificates;

    o the rate and timing of payments and other collections of principal on the Mortgage Loans;

    o the rate and timing of defaults, and the severity of any losses on the Mortgage Loans;

    o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the Certificates; and

    o the collection and distribution of prepayment fees, charges and premiums on the Mortgage Loans.

The latter four factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Maturity Considerations" in the Prospectus.

     Risks Related to the Rate of Prepayment. If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment fees, charges and premiums, even if available and distributable on your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

     The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. Your actual yield may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

     If you purchase Class X Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Each dollar of principal paid, or principal losses realized, on the Mortgage Loans will reduce the Notional Amount of the Class X Certificates in an equal amount. Prior to investing in the Class X Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment. As of the Cut-off Date, seven (7) Mortgage Loans, representing 2.13% of the Initial Pool Balance, are not subject to prepayment lockouts or defeasance and may be the source of relatively large principal payments. In some of such cases, the related Mortgage Loan Seller has received notice that the Borrowers are considering prepaying the Mortgage Loans. Any associated prepayment premiums may not be sufficient to compensate you for your loss of yield.

     See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

     Risks Associated with Borrower Defaults; Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss occurs, the greater the negative effect on your yield to maturity.

     Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

     Potential Conflicts of Interest. The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. In certain circumstances, the existing Special Servicer may be replaced by the Holder or Holders of Certificates representing a majority interest in the Controlling Class. The interests of the Holders of the Controlling Class (which, unless there are significant losses on the Mortgage Pool, will be a Class of Private Certificates) may be in conflict with your interests as an owner of Offered Certificates. In addition, the Sponsor anticipates that the initial Special Servicer or an affiliate thereof will acquire certain of the Private Certificates. There is no restriction on the Master Servicer, the Special Servicer or any of their respective affiliates acquiring Certificates, including Private Certificates. Each of the Master Servicer and the Special Servicer is obligated to perform its servicing duties in accordance with the Pooling Agreement, including the servicing standard described in this Prospectus Supplement. As a Holder of Private Certificates, however, each of the Master Servicer and Special Servicer could have interests when dealing with defaulted Mortgage Loans or otherwise performing its duties under the Pooling Agreement that are in conflict with your interests as an owner of Offered Certificates. As an example, the Special Servicer could determine to liquidate a defaulted Mortgage Loan and realize any loss thereon at a time when you, as a Certificateholder, might prefer the continuation of Advances and the postponement of any realized losses.

     In addition, each of the Master Servicer and the Special Servicer services (and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of the Master Servicer or the Special Servicer, as applicable, may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. This may pose inherent conflicts for the Master Servicer or the Special Servicer. As an example, sales of real properties obtained upon foreclosure of defaulted mortgage loans of third parties might compete with contemporaneous sales of Mortgaged Properties obtained upon foreclosure of defaulted Mortgage Loans, and this could result in lower sales proceeds received on such Mortgaged Properties.

     Certain Rights to Payment that are Senior to Distributions on the Certificates. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to receive interest on its Advances to offset its cost of funds. A large amount of reimbursements of such sums in a particular month could result in insufficient cash to pay all amounts payable on the Certificates on the next Distribution Date.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class B, Class C, Class D and Class E Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the Borrowers and other third parties. The Master Servicer, the Special Servicer and the Trustee are currently modifying their computer systems and applications and expect that they will be year 2000 ready. They are also assessing the year 2000 readiness of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. If the Master Servicer, the Special Servicer, the Trustee or any of their respective key vendors and subcontractors do not have by the year 2000 computerized systems which are able to correctly interpret data involving dates, the ability of such party to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) or make distributions with respect to the Certificates (in the case of the Trustee) may be materially and adversely affected.

RISKS RELATED TO THE MORTGAGE LOANS

     Repayment of the Mortgage Loans Depends on the Successful Operation of the Mortgaged Properties.
The Mortgage Loans are secured by first mortgage liens on interests in, among others, the following types of real property:

    o  Retail

    o  Office

    o  Hospitality

    o  Multifamily

    o  Industrial

    o  Mixed-Use

    o  Mobile Home Park

    o  Health Care

     Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the successful operation of the related real estate project.

     The ability of a Mortgaged Property to generate net cash flow may be adversely affected by a number of factors, including:

    o  the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o  the proximity and attractiveness of competing properties;

    o  new construction;

    o  the adequacy of the property's management and maintenance;

    o  an increase in operating expenses;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o  a decline in the financial condition of a major tenant;

    o  an increase in vacancy rates; and

    o  a decline in rental rates as leases are renewed or replaced.

     Other factors that may adversely affect the ability of a Mortgaged Property to generate net cash flow are more general in nature, such as:

    o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

    o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

    o  demographic factors;

    o  customer tastes and preferences; and

    o  retroactive changes in building codes.

     The volatility of net cash flow generated by a Mortgaged Property will be influenced by many of the foregoing factors, as well as by:

    o  the length of tenant leases;

    o  the creditworthiness of tenants;

    o  the rate at which new rentals occur;

    o  the percentage of total property expenses in relation to revenue;

    o  the ratio of fixed operating expenses to those that vary with revenues;
       and

    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as health care facilities and hotel properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net cash flow of such Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

     Although no Mortgage Loan has an Underwritten NCF Debt Service Coverage Ratio below 1.0x, nine (9) Mortgage Loans, which in the aggregate represent 2.94% of the Initial Pool Balance, had for their respective Mortgaged Properties' most recently reported operating period (identified as "Recent Year" in Annex A) a Debt Service Coverage Ratio based on Net Operating Income below 1.0x. See "Annex A" hereto. In general, this was a result of new construction or significant renovations at the related Mortgaged Property, a substantial nonrecurring expense with respect to the related Mortgaged Property or a lease-up period with respect to the related Mortgaged Property having occurred during the relevant operating period. When the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the respective Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan. In such cases, the related Borrower will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the Borrower ceases to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur.

     Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of such a tenant can have particularly significant effect on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would otherwise be the case with respect to a property occupied by a large number of less significant tenants. Thirty-eight
(38) of the Mortgaged Properties, representing security for 12.21% of the Initial Pool Balance, are leased to a single tenant. One hundred forty-five
(145) Mortgaged Properties, representing security for 54.49% of the Initial Pool Balance, each have at least one tenant that occupies 20% or more of the net rentable area at the Mortgaged Property.

     In addition, Mortgaged Properties operated for retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any such property and that particular business or industry declines.

     These adverse financial effects could result in insufficient cash flow received by a Borrower with respect to a Mortgaged Property which could, in turn, result in the inability of such Borrower to make required payments on its Mortgage Loan.

     Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

     Such a bankruptcy or insolvency of a tenant could result in a substantial delay in receipt by the landlord of the amount of its claim, as well as a substantial delay in the ability of the landlord to relet the tenant's space. In addition, depending on the assets of the bankrupt tenant, the full amount of the landlord's claim for breach of the lease may never be ultimately paid.

     Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the expiration of leases and the ability of the respective Borrowers to renew the leases or relet the space on comparable terms. Most of the Mortgaged Properties are in whole or in part occupied under leases that expire during the respective terms of the related Mortgage Loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail or office purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may adversely affect the value of the Mortgaged Properties without affecting their current net cash flow, including:

    o  changes in interest rates;

    o  the availability of refinancing sources;

    o  changes in governmental regulations or fiscal policy;

    o  zoning or tax laws; and

    o  potential environmental or other legal liabilities.

A decrease in the value of a Mortgaged Property could result in the Mortgaged Property not fully securing the amount of the related Mortgage Loan.

     Property Management May Affect Property Value. The successful operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

    o  operating the property and providing building services;

    o  responding to changes in the local market;

    o  planning and implementing the rental structure;

    o  managing operating expenses; and

    o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Mortgaged Properties deriving revenues primarily from short-term sources, such as those operated as health care facilities and hotel properties, are generally more management intensive than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate services to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a Mortgaged Property.

     Factors Affecting the Successful Operation of Retail Sales and Service Properties. Seventy-nine (79) Mortgaged Properties, securing 31.65% of the Initial Pool Balance, are retail properties, either anchored or unanchored, at which customers may purchase consumer goods and other products or may obtain various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Sales and Service Properties").

     The Retail Sales and Service Properties consist of--

    o  Malls.

    o  Shopping centers.

    o  Power centers.

    o  Individual stores and businesses.

     The types of stores and businesses located at the Retail Sales and Service Properties include--

    o  Department stores.

    o  Grocery stores

    o  Convenience stores.

    o  Specialty shops and stores.

    o  Automotive sales and service centers.

    o  Gasoline stations.

    o  Movie theaters.

    o  Salons.

    o  Bowling alleys.

    o  Food courts (in the case of certain malls and shopping centers).

     The value and successful operation of a Retail Sales and Service Property depend on the qualities and success of its tenants. The success of tenants at a Retail Sales and Service Property will be affected by--

    o  competition from other retail properties;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o  demographics of the surrounding area;

    o  traffic patterns and access to major thoroughfares;

    o  availability of parking;

    o  customer tastes and preferences; and

    o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

     A Retail Sales and Service Property generally must compete with comparable properties for tenants. Such competition is generally based on--

    o rent (the owner of a Retail Sales and Service Property may be required to offer a potential tenant a "free rent" period);

    o tenant improvements (the owner of a Retail Sales and Service Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and

    o  the age and location of the property.

     Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a mall or shopping center also can be important, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property. Thirty-four (34) Mortgaged Properties, securing 23.98% of the Initial Pool Balance, are retail properties that the Sponsor considers to be "anchored". However, two (2) anchor tenants at Mortgaged Properties securing the Kranzco Loan, as well as anchor tenants of Mortgaged Properties securing certain other Mortgage Loans, are no longer operating at those sites, though they continue to pay rent.

     The economic performance of an "anchored" Retail Sales and Service Property will be adversely affected by various factors, including:

    o  an anchor tenant's failure to renew its lease;

    o  termination of an anchor tenant's lease;

    o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or

    o  a loss of an anchor tenant's ability to attract shoppers.

     New Forms of Competition. The Retail Sales and Service Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    o  factory outlet centers;

    o  discount shopping centers and clubs;

    o  catalogue retailers;

    o  home shopping networks;

    o  internet web sites; and

    o  telemarketing.

     Factors Affecting the Successful Operation of Office Properties. Forty-seven (47) Mortgaged Properties, securing 18.42% of the Initial Pool Balance, are office properties (such Mortgaged Properties, the "Office Properties"). A number of factors will affect the value and successful operation of an Office Property, including:

    o  the number and quality of tenants in the building;

    o the physical attributes of the building in relation to competing buildings;

    o  access to transportation;

    o  the strength and stability of the local economy;

    o  the availability of tax benefits;

    o  the desirability of the location of business; and

    o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

     Factors Affecting the Successful Operation of Hospitality Properties. Thirty-seven (37) Mortgaged Properties, securing 16.09% of the Initial Pool Balance, are full service hotels, limited service hotels or motels (such Mortgaged Properties, the "Hospitality Properties"). Certain of the Hospitality Properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

     Various factors may adversely affect the economic performance of a Hospitality Property, including:

    o adverse economic or social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o  the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the Borrowers to fund reserves for furniture, fixtures and equipment);

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a Hospitality Property; and

    o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

     In addition, because hotel and motel rooms generally are rented for short periods of time, such types of properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.

     Certain Hospitality Properties may be located in areas where the attraction is a particular business or military base. The economic success of a Hospitality Property in such an area may depend upon the continued existence of the particular business or military base.

     Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hospitality Property that is affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel management company;

    o  the public perception of the franchise or hotel chain service mark; and


    o  the duration of the franchise licensing or management agreements.

     Franchise agreements for certain of the Hospitality Properties may terminate prior to the maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure of a Hospitality Property, neither the Trustee nor the Special Servicer would have the right to use any franchise license applicable to such property without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the Trustee and Special Servicer may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under any liquor license for such property. If such is the case, it is possible that a new liquor license could not be obtained.

     Factors Affecting the Successful Operation of Multifamily Rental Properties. Forty-seven (47) Mortgaged Properties, securing 15.48% of the Initial Pool Balance, are multifamily apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and successful operation of a Multifamily Rental Property include:

    o the physical attributes of the apartment building (e.g., its age, appearance, amenities and construction quality);

    o  the location of the property;

    o the characteristics of the surrounding neighborhood (which may change over time);

    o the ability of management to provide adequate maintenance and insurance;

    o  the property's reputation;

    o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

    o  the presence of competing properties;

    o the tenant mix (e.g., the tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base);

    o adverse local or national economic conditions (which may limit the rent that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels); and

    o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment).

     Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

     Factors Affecting the Successful Operations of Industrial
Properties. Thirty-five (35) Mortgaged Properties, securing 11.47% of the Initial Pool Balance, are industrial properties (such Mortgaged Properties, the "Industrial Properties"). In general, the same factors that affect Office Properties also affect the value and operation of Industrial Properties, although any particular factor may affect the two types of properties in different ways.

     For example, Industrial Properties may depend to a greater extent on the following:

     o location, the desirability of which in a particular instance may depend on:

       (i)        availability of labor services;

       (ii)       proximity to supply sources and customers;

       (iii) accessibility to various modes of transportation and shipping (including railways, roadways, airline terminals and ports)

     o building design, the desirability of which in a particular instance may depend on:

       (i)        ceiling heights;

       (ii)       column spacing;

       (iii)      number and depth of loading bays;

       (iv) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

       (v) the quality and creditworthiness of individual tenants, because Industrial Properties frequently have higher tenant concentrations.

     Some of the Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the Mortgaged Properties (in particular, those operated as health care facilities and mobile home parks and those operated for industrial purposes) may not be converted to alternative uses without substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, its liquidation value may be substantially less than would otherwise be the case.

     Risks Associated with Related Parties. Certain groups of Borrowers under the Mortgage Loans are under common control. The largest of these groups of affiliated Borrowers are obligors under Mortgage Loans representing 2.93% of the Initial Pool Balance. See Annex A to this Prospectus Supplement for identification of the various groups of related Borrowers. In addition, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower under a Mortgage Loan. Also see Annex A to this Prospectus Supplement for a list of the most significant tenants at each of the Mortgaged Properties used primarily for commercial purposes. The bankruptcy or insolvency of, or other financial problems with respect to, any such Borrower or tenant could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

     Risks Relating to Borrowers that are not Special Purpose Entities. The business activities of certain of the Borrowers are not limited to owning their respective Mortgaged Properties. Accordingly, the financial success of each such Borrower may be affected by the performance of its other business activities, including other real estate interests. Such other business activities increase the possibility that any such Borrower may become bankrupt or insolvent.

     Loan Concentration Entails Risk. In general, the inclusion in a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Several of the individual Mortgage Loans and groups of cross-collateralized Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance, which is $3,914,487. The following table sets forth Cut-off Date Balances for the fifteen (15) largest individual Mortgage Loans and groups of cross-collateralized Mortgage Loans.


              TOP 15 INDIVIDUAL LOANS/CROSS-COLLATERALIZED GROUPS

                                                                                  LOAN CUT-OFF
                                                                                  DATE BALANCE/
                                              CROSS-            CUT-OFF       CROSS-COLLATERALIZED         % OF
                                          COLLATERALIZED         DATE          GROUP CUT-OFF DATE      INITIAL POOL
PORTFOLIO / PROPERTY NAME                    GROUP (1)          BALANCE              BALANCE             BALANCE
-------------------------                    ---------          -------              -------             -------
Kranzco Portfolio ....................                      $ 65,804,538          $ 65,804,538             7.25%
Oceanside Caldor/Gold Coast Plaza
 and Swan Nursery Commons
 Portfolio ...........................                        48,831,053            48,831,053             5.38
515 22nd Street NW ...................                        21,067,759            21,067,759             2.32
Master Realty Portfolio ..............                        19,437,074            19,437,074             2.14
Shrewsbury Commons Shopping
 Center ..............................                        17,416,003            17,416,003             1.92
Ocean City Factory Outlets ...........                        16,048,097            16,048,097             1.77
Parcfront Apartments .................                        13,979,720            13,979,720             1.54
850 Boylston Street ..................                        13,933,312            13,933,312             1.53
Hollywood Bldgs. 1,2,3,4A&B,
 5A&B ................................       Yes (c)           5,492,121
Dixie Business Center ................       Yes (c)           2,185,280
I-95 Building ........................       Yes (c)             893,762
Parkwood Tract .......................       Yes (c)             908,817
Building V ...........................       Yes (c)           1,218,622
Buildings S,T, andU ..................       Yes (c)           1,585,080
Buildings E,F,G ......................       Yes (c)           1,533,975            13,817,658             1.52
Racanelli Portfolio II ...............                        12,871,571            12,871,571             1.42
Waterford Wedgwood Facility ..........                        11,000,000            11,000,000             1.21
Hampton Inn & Suites-Jackson .........       Yes (e)           6,067,492
Courtyard by Marriott-Tupelo .........       Yes (e)           4,625,219            10,692,711             1.18
200 Valley Road - Mt. Arlington
 Corporate Center ....................       Yes (a)           6,839,418
100 Valley Road - Mount Arlington
 Corporate Center ....................       Yes (a)           3,419,043            10,258,461             1.13
Victorville Towne Center .............                        10,336,405            10,336,405             1.14
University Park Towers ...............                         9,643,621             9,643,621             1.06
                                                            ------------          ------------            -----
 Totals ..............................                      $295,137,982          $295,137,982            32.50%
                                                            ============          ============            =====

----------
(1) All related Mortgage Loans within a particular Cross-Collateralized Group are identified by the same letter in parenthesis.

     Geographic Concentration Entails Risks. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors including:

    o any adverse local, state or regional economic developments, which could affect, among other things, the economic viability of tenants, the market values of Mortgaged Properties and the demand for rental space;

    o changes in the relevant real estate market, which could affect, among other things, the market values of Mortgaged Properties;

    o changes in governmental rules and fiscal policies in the jurisdiction where the Mortgaged Properties are located, which could affect, among other things, the cost of doing business of such Mortgaged Properties; and

    o acts of nature, including floods, tornadoes and earthquakes, which could result in significant property damage to Mortgaged Properties located in the affected areas and general disruption of business and the local economies.

     The Mortgaged Properties are located in thirty-seven (37) states and the District of Columbia. The following states represent 3% or more of the Initial Pool Balance:


    STATES REPRESENTING MORE THAN THREE PERCENT OF THE INITIAL POOL BALANCE




                                                                                         WEIGHTED AVERAGES
                                                                         -------------------------------------------------
                                                  % OF      CUMULATIVE
                    NUMBER OF     AGGREGATE     INITIAL        % OF                    STATED        U/W     CUT-OFF DATE
                    MORTGAGED   CUT-OFF DATE      POOL     INITIAL POOL   MORTGAGE    REMAINING      NCF     LOAN-TO-VALUE
      STATES       PROPERTIES      BALANCE      BALANCE       BALANCE       RATE     TERM (MO.)     DSCR         RATIO
----------------- ------------ -------------- ----------- -------------- ---------- ------------ ---------- --------------
CA ..............       26      $ 98,195,075      10.81%       10.81%        7.26%      114          1.45x       68.35%
NY ..............       29        97,916,411      10.78        21.59         7.35       112          1.54        70.71
FL ..............       27        92,949,769      10.23        31.83         7.72       110          1.39        71.01
GA ..............       17        80,799,194       8.90        40.73         7.63       102          1.32        70.26
NJ ..............       13        47,738,084       5.26        45.98         7.54       101          1.36        72.09
MD ..............       12        43,914,576       4.84        50.82         7.91       110          1.33        67.55
TX ..............       17        40,482,704       4.46        55.28         7.81       101          1.37        71.24
VA ..............       18        35,741,941       3.94        59.21         7.35       113          1.36        69.82
TN ..............       11        34,144,612       3.76        62.97         7.36       114          1.42        71.88
MA ..............        5        30,716,607       3.38        66.35%        7.30       113          1.34        61.92
                        --      ------------      -----                      ----       ---          ----        -----
 Totals .........      175      $602,598,971      66.35%                     7.51%      109          1.40x       69.79%
                       ===      ============      =====                      ====       ===          ====        =====

     Risk of Changes in Mortgage Pool Composition. The Mortgage Loans amortize at different rates and mature over a period of 119 months. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

     If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

     In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location. The later the Assumed Final Distribution Date for your Certificates (that is, the more subordinate that your Certificates are relative to other Offered Certificates), the more likely you are to be exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics.

     Extension and Default Risks Associated With Balloon Loans and ARD Loans. Two hundred twenty-eight (228) Mortgage Loans, representing 89.39% of the Initial Pool Balance, are Balloon Loans, and three (3) Mortgage Loans, representing 10.37% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

    o  the level of available mortgage rates;

    o  the fair market value of the related Mortgaged Property;

    o  the Borrower's equity in the related Mortgaged Property;

    o  the financial condition of the Borrower;

    o  operating history of the related Mortgaged Property;

    o  tax laws;

    o  prevailing general and regional economic conditions; and

    o  the availability of credit for multifamily or commercial properties.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

     Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or on which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

     The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default. Although an ARD Loan includes several provisions that give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

     If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain outstanding Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

     Risks of Subordinate and Other Additional Financing. One (1) Mortgaged Property, representing 0.26% of the Initial Pool Balance, is encumbered by secured subordinated debt. However, the holder of the subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Special Servicer is not pursuing a foreclosure action. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any subordinated indebtedness increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes. For example, certain Mortgage Loans relating to Hospitality Properties permit the related Borrower to incur trade debt and other payables. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding. The Sponsor has not been able to confirm the existence of any other debt of the respective Borrowers under the Mortgage Loans.

     Owners of certain Borrowers under the Mortgage Loans may incur so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property.

     Limited Recourse. You should consider all of the Mortgage Loans to be nonrecourse loans (i.e., in the event of a default, recourse will be limited to the Mortgaged Property securing the defaulted Mortgage Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, payment on each Mortgage Loan prior to maturity is dependent on one or more of the following:

    o  the sufficiency of the net cash flow from the Mortgaged Property;

    o  the market value of the Mortgaged Property at maturity; or

    o  the ability of the Borrower to refinance the Mortgaged Property.

     None of the Mortgage Loans is insured or guaranteed by any governmental agency.

     Environmental Risks. A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property within the 24-month period preceding the Cut-off Date (or, in the case of eleven (11) Mortgaged Properties, representing 3.89% of the Initial Pool Balance, for which such assessments or updates were obtained in connection with origination, during the period 25 to 54 months preceding the Cut-off Date). Each such environmental site assessment or update generally complied with industry-wide standards. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property, then (depending on the nature of the condition or circumstance) one of the following actions has been or is expected to be taken--

    o an environmental indemnity was obtained from an affiliate of the Borrower;

    o an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties has been or is expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents; or

    o an escrow reserve was established to cover the estimated cost of remediation.

     There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks or that the related Borrowers will implement all recommended operations and maintenance plans. In addition, the current environmental condition of the Mortgaged Properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the Mortgaged Properties (such as underground storage tanks).

     Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.

     Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. Generally, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

     Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of groundwater contamination. In at least one such instance, the party responsible for the groundwater contamination has been identified. Although the owners of those Mortgaged Properties and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

     Risks Related to ACMs. At a number of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed. In connection therewith, the related Borrowers have agreed to establish and maintain operations and maintenance or abatement programs, have funded environmental reserves and/or have delivered or caused the delivery of an environmental indemnity. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

     Risks Related to the Special Servicer Obtaining an Environmental Assessment Prior to taking Remedial Action. The Pooling Agreement will provide that before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust or assumes operation of a Mortgaged Property, it must obtain an environmental assessment of the property. Although this requirement will decrease the likelihood that the Trust will become liable under any environmental law, it will effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). Accordingly, there is some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance that this requirement will effectively insulate the Trust from potential liability under environmental laws. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

     Risks Related to Property Condition. Professional engineers inspected substantially all of the Mortgaged Properties during the 24-month period preceding the Cut-off Date (except for thirteen (13) Mortgaged Properties, representing 6.22% of the Initial Pool Balance, the Mortgage Loans secured by which were originated more than 24 months prior to the Cut-off Date) to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each such Mortgaged Property. For fifteen (15) Mortgaged Properties, representing 8.10% of the Initial Pool Balance, the inspections identified conditions at a particular Mortgaged Property requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the related Mortgage Loan Seller or other originator generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. With respect to four (4) of such Mortgaged Properties, representing 2.21% of the Initial Pool Balance, the Mortgage Loans related to which were originated prior to April, 1998, the related Mortgage Loan Seller has been advised that all required repairs have been completed. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs.

     Reserves May Be Insufficient. Most of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and/or insurance. Most of the Mortgage Loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements. Any such insufficiency may have an adverse effect on the operations or physical condition of the Mortgaged Property, as applicable.

     Limitations on Enforceability of Cross-Collateralization. Six (6) separate groups of Mortgage Loans, representing 1.52%, 1.18%, 1.13%, 0.36%, 0.32% and 0.20%, respectively, of the Initial Pool Balance, provide for some form of cross-collateralization between the Mortgage Loans in each such group (such Mortgage Loans, collectively, the "Cross-Collateralized Mortgage Loans"; and each such group, a "Cross-Collateralized Group"). In addition, twelve (12) individual Mortgage Loans, representing 7.25%, 5.38%, 2.14%, 1.42%, 0.85%, 0.83%, 0.51%, 0.43%, 0.36%, 0.29%, 0.16% and 0.15%, respectively, of the
Initial Pool Balance, are secured by multiple Mortgaged Properties (each such individual Mortgage Loan, a "Multi-Property Loan"). The purpose of these arrangements is to reduce the risk of default or ultimate loss as a result of an inability of a Mortgaged Property to generate sufficient net cash flow to pay debt service. However, certain of the Cross-Collateralized Groups provide for a full or partial termination of the applicable cross-collateralization, and certain of the Cross-Collateralized Groups and Multi-Property Loans permit the release of one or more of the related Mortgaged Properties from the related mortgage lien, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement. Multi-Property Loans and Cross-Collateralized Groups collectively represent 24.48% of the Initial Pool Balance.

     Certain of the Multi-Property Loans and Cross-Collateralized Groups are, in each such case, secured by Mortgaged Properties located in two or more states. Such Multi-Property Loans and Cross-Collateralized Groups collectively represent 11.09% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any such Mortgage Loan or group of Mortgage Loans, it may not be possible to foreclose on all related Mortgaged Properties simultaneously.

     Certain of the Multi-Property Loans and most of the Cross-Collateralized Groups involve, in each such case, multiple Borrowers. Cross-collateralization arrangements involving more than one Borrower could be challenged as a fraudulent conveyance by creditors of a Borrower or by the representative of the bankruptcy estate of a Borrower, if a Borrower were to become a debtor in a bankruptcy case. A lien granted by a Borrower to secure repayment of another Borrower's Mortgage Loan (or portion of a single Multi-Property Loan allocated to another Borrower) could be avoided if a court were to determine that (i) the Borrower/debtor was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the Borrower/debtor did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan (or another portion of such

Multi-Property Loan), receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other Borrower. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of that Borrower. The court could also allow the Borrower to recover payments it made pursuant to the avoided cross-collateralization.

     Limitations on Enforceability and Collectability of Prepayment
Premiums. With limited exceptions, all of the Mortgage Loans require that during some portion of the loan term any voluntary principal prepayment be accompanied by a prepayment fee, charge or premium (a "Prepayment Premium"). The Prepayment Premiums are generally calculated either as a percentage of the principal amount prepaid or on the basis of a yield maintenance formula. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums collected on the Mortgage Loans will be distributed to the persons, in the amounts and in accordance with the priorities described in this Prospectus Supplement under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums". The Sponsor makes no representation or warranty, however, as to the collectability of any Prepayment Premium.

     The enforceability of provisions providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear under the laws of a number of states. Accordingly, the obligation of any Borrower to pay a Prepayment Premium in connection with an involuntary prepayment may not be enforceable under applicable law. In addition, even if the obligation is enforceable, any related liquidation proceeds may not be sufficient to make such payment. Liquidation proceeds are generally applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium. Furthermore, the Special Servicer has authority to waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium will be payable. See "Description of the Mortgage Pool--Cures and Repurchases", "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" and "Description of the Offered Certificates-- Termination" in this Prospectus Supplement.

     Limitations on Enforceability of Other Provisions. All of the Mortgage Loans contain due-on-sale clauses, each of which permits the lender (with limited exceptions) to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of (i) the related Mortgaged Property or (ii) certain interests in the related Borrower. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. A state equity court, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

    o  the default is deemed to be immaterial,

    o  the exercise of such remedies would be inequitable or unjust, or

    o  the circumstances would render the acceleration unconscionable.

     Most of the Mortgage Loans are secured by, in each such case, an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be delayed or otherwise adversely affected.

     Limitations of Appraisals. Appraisals were obtained for all of the Mortgaged Properties. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties is presented, for illustrative purposes only, on Annex A to this Prospectus Supplement.

     Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 865(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution on the Certificates.

     Uninsured Loss; Sufficiency of Insurance. The Borrowers under the Mortgage Loans are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance on the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although, in general, the Borrowers have agreed to insure their respective Mortgaged Properties as described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses on a Mortgaged Property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is generally not required to be maintained by a Borrower, even in respect of Mortgaged Properties located in California. Mortgage Loans, representing approximately 10.81% of the Initial Pool Balance, are secured by Mortgaged Properties located in California.

     Risks Particular to Ground Leases. Several of the Mortgage Loans are secured by first mortgage liens on the related Borrower's leasehold interest in all or a portion of the related Mortgaged Property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.

     Risks Associated With Zoning Compliance. Certain of the Mortgaged Properties may not comply with current zoning laws due to changes in zoning requirements since construction, including density, use, parking and set back requirements. The operation of these properties is considered to be a "permitted non-conforming use" and/or the improvements thereon are considered to be legal non-conforming improvements. This means that the Borrower is not required to alter its structure to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss or may be required to rebuild within a specified time period. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty, or the costs of repair and restoration, to the extent not covered by insurance, may impair the Borrower's ability thereafter to operate the Mortgaged Property and/or make required payments on the related Mortgage Loan.


     Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


     Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. The Sponsor cannot provide any assurance that such litigation will not have a material adverse effect on the payments to you.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL


     The Mortgage Pool has an Initial Pool Balance of $908,161,006, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received by such date. The Cut-off Date Balances of the Mortgage Loans range from $282,536 to $65,804,538, and the Mortgage Loans have an average Cut-off Date Balance of $3,914,487.


     This "Description of the Mortgage Pool" section contains certain statistical information on the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information on the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--


    o All numerical information provided on the Mortgage Loans is provided on an approximate basis.


    o All weighted average information provided on the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.


    o When information on the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans. Except where otherwise specified in the respective loan documents, the Cut-off Date Balances attributed to the properties collateralizing a Multi-Property Loan were derived by allocating to each such property a portion of the related Mortgage Loan's Cut-off Date Balance, pro rata based upon the Appraised Values of such Mortgaged Properties.


    o Whenever loan level information such as loan-to-value or debt service coverage ratio is presented in the context of Mortgaged Properties, the loan level statistic attributed to the Mortgaged Property is the same as the statistic for the related Mortgage Loan.


    o Statistical information on the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool after the Cut-off Date.


    o Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in, or on Annex A to, this Prospectus Supplement.


     Each Mortgage Loan constitutes the obligation of the Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the Borrower or another party in one or more Mortgaged Properties.

     The table below shows the number of, and the approximate percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose:


                                 PROPERTY TYPES




                                                                                                 WEIGHTED AVERAGES
                                                                                  ------------------------------------------------
                                                           % OF
                             NUMBER OF     AGGREGATE     INITIAL       MAXIMUM                  STATED        U/W     CUT-OFF DATE
                             MORTGAGED      CUT-OFF        POOL        CUT-OFF     MORTGAGE    REMAINING      NCF       LOAN-TO-
PROPERTY TYPES              PROPERTIES   DATE BALANCE    BALANCE    DATE BALANCE     RATE     TERM (MO.)     DSCR     VALUE RATIO
-------------------------- ------------ -------------- ----------- -------------- ---------- ------------ ---------- -------------
Anchored Retail ..........       34      $217,773,052      23.98%   $39,862,084       7.30%       113         1.31x       73.00%
Office ...................       47       167,246,897      18.42     21,067,759       7.35        113         1.37        69.42
Hotel ....................       37       146,144,543      16.09      7,931,838       7.59        113         1.47        67.61
Multi-family .............       47       140,563,364      15.48     13,979,720       7.63        104         1.33        74.16
Industrial ...............       35       104,129,598      11.47     11,000,000       7.49        106         1.41        70.92
Retail ...................       45        69,640,363       7.67      4,702,414       7.99        108         1.43        67.47
Mixed Use ................        9        34,467,696       3.80      6,288,362       7.40        113         1.48        58.44
Mobile Home Park .........        6        13,979,680       1.54      4,616,425       7.25        111         1.32        71.07
Office/Retail ............        3         9,432,009       1.04      4,920,639       9.21         96         1.38        62.85
Health Care ..............        1         2,781,052       0.31      2,781,052       7.61        116         4.73        21.23
Other ....................        1         2,002,751       0.22    $ 2,002,751       7.70        114         1.31        66.76
                                 --      ------------     ------                      ----        ---         ----        -----
  Totals .................      265      $908,161,006     100.00%                     7.51%       110         1.39x       70.13%
                                ===      ============     ======                      ====        ===         ====        =====

     The table below shows the number of, and the approximate percentage of the Initial Pool Balance secured by, first mortgage liens on each of the specified interests in the related Mortgaged Properties.


                              OWNERSHIP INTEREST




                                                                                            WEIGHTED AVERAGES
                                                                             -----------------------------------------------
                                     AGGREGATE        % OF        MAXIMUM                                          CUT-OFF
                       NUMBER OF      CUT-OFF       INITIAL       CUT-OFF                  STATED        U/W        DATE
                       MORTGAGED        DATE          POOL         DATE       MORTGAGE    REMAINING      NCF      LOAN-TO-
OWNERSHIP INTEREST    PROPERTIES      BALANCE       BALANCE       BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
-------------------- ------------ --------------- ----------- -------------- ---------- ------------ ---------- ------------
Fee Simple .........      257      $866,714,835       95.44%   $39,862,084       7.51%      110          1.39x      70.34%
Leasehold ..........        7        37,703,051        4.15     16,048,097       7.30       114          1.41       65.48
Both Fee Simple and
 Leasehold .........        1         3,743,120        0.41    $ 3,743,120       7.80       111          1.43       69.32
                          ---      ------------      ------                      ----       ---          ----       -----
  Totals ...........      265      $908,161,006      100.00%                     7.51%      110          1.39x      70.13%
                          ===      ============      ======                      ====       ===          ====       =====

     The table below shows the number of, and the approximate percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states.


    STATES REPRESENTING MORE THAN THREE PERCENT OF THE INITIAL POOL BALANCE




                                                                                         WEIGHTED AVERAGES
                                                                         --------------------------------------------------
                                                  % OF      CUMULATIVE
                    NUMBER OF     AGGREGATE     INITIAL        % OF                    STATED        U/W        CUT-OFF
                    MORTGAGED   CUT-OFF DATE      POOL     INITIAL POOL   MORTGAGE    REMAINING      NCF       DATE LOAN-
      STATES       PROPERTIES      BALANCE      BALANCE       BALANCE       RATE     TERM (MO.)     DSCR     TO-VALUE RATIO
----------------- ------------ -------------- ----------- -------------- ---------- ------------ ---------- ---------------
CA ..............       26      $ 98,195,075      10.81%      10.81%         7.26%      114          1.45x        68.35%
NY ..............       29        97,916,411      10.78       21.59          7.35       112          1.54         70.71
FL ..............       27        92,949,769      10.23       31.83          7.72       110          1.39         71.01
GA ..............       17        80,799,194       8.90       40.73          7.63       102          1.32         70.26
NJ ..............       13        47,738,084       5.26       45.98          7.54       101          1.36         72.09
MD ..............       12        43,914,576       4.84       50.82          7.91       110          1.33         67.55
TX ..............       17        40,482,704       4.46       55.28          7.81       101          1.37         71.24
VA ..............       18        35,741,941       3.94       59.21          7.35       113          1.36         69.82
TN ..............       11        34,144,612       3.76       62.97          7.36       114          1.42         71.88
MA ..............        5        30,716,607       3.38       66.35          7.30       113          1.34         61.92
                        --      ------------      -----                      ----       ---          ----         -----
 Totals .........      175      $602,598,971      66.35%                     7.51%      109          1.40x        69.79%
                       ===      ============      =====                      ====       ===          ====         =====

     The remaining Mortgaged Properties are located throughout twenty-seven
(27) other states and the District of Columbia. No more than 3% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.


     The Mortgage Pool includes six (6) Cross-Collateralized Groups. Each Cross-Collateralized Group consists of two or more Mortgage Loans that are cross-collateralized and cross-defaulted with each other. The Mortgage Pool also includes twelve (12) Multi-Property Loans. One distinction between a Multi-Property Loan and a Cross-Collateralized Group is that a Multi-Property Loan is evidenced by a single Mortgage Note and a Cross-Collateralized Group is evidenced by multiple Mortgage Notes (typically, one for each Mortgage Loan in the group). Certain Cross-Collateralized Groups and Multi-Property Loans permit the release of one or more of the related Mortgaged Properties or, in the case of a Cross-Collateralized Group, a termination of the applicable cross-collateralization, subject, in each such case, to the fulfillment of one or more of the following conditions--


     o the satisfaction of certain Mortgaged Property performance criteria;


     o the satisfaction of certain debt service coverage and loan-to-value tests; and/or


     o the payment by the related Borrower of a release price equal to a specified percentage (generally between 100% and 125%) of the allocated loan amount for the Mortgaged Property to be released.

     Set forth below are the number of Mortgaged Properties securing, and the approximate percentage of the Initial Pool Balance represented by, each Multi-Property Loan and Cross-Collateralized Group:


             MULTI-PROPERTY LOANS AND CROSS-COLLATERALIZED GROUPS



                                                                                   LOAN CUT-OFF
                                                                                   DATE BALANCE/
                                                    CROSS                      CROSS-COLLATERALIZED       % OF
                                               COLLATERALIZED   CUT-OFF DATE           GROUP          INITIAL POOL
PORTFOLIO / PROPERTY NAME                         GROUP(1)         BALANCE     CUT-OFF DATE BALANCE     BALANCE
--------------------------------------------- ---------------- -------------- ---------------------- -------------
Kranzco Portfolio (Multi-Property Loan) .....                   $ 65,804,538       $ 65,804,538           7.25%
Oceanside Caldor/Gold Coast Plaza and
 Swan Nursery Commons Portfolio
 (Multi-Property Loan) ......................                     48,831,053         48,831,053           5.38
Master Realty Portfolio (Multi-Property
 Loan) ......................................                     19,437,074         19,437,074           2.14
Hollywood Bldgs. 1, 2, 3, 4A&B, 5A&B ........     Yes (c)          5,492,121
Dixie Business Center .......................     Yes (c)          2,185,280
I-95 Building ...............................     Yes (c)            893,762
Parkwood Tract ..............................     Yes (c)            908,817
Building V ..................................     Yes (c)          1,218,622
Buildings S, T, and U .......................     Yes (c)          1,585,080
Buildings E, F, G ...........................     Yes (c)          1,533,975         13,817,658           1.52
Racanelli Portfolio II (Multi-Property
 Loan) ......................................                     12,871,571         12,871,571           1.42
Hampton Inn & Suites-Jackson ................     Yes (e)          6,067,492
Courtyard by Marriott-Tupelo ................     Yes (e)          4,625,219         10,692,711           1.18
200 Valley Road - Mt. Arlington
 Corporate Center ...........................     Yes (a)          6,839,418
100 Valley Road - Mount Arlington
 Corporate Center ...........................     Yes (a)          3,419,043         10,258,461           1.13
Day Care Centers Portfolio
 (Multi-Property Loan) ......................                      7,748,097          7,748,097           0.85
Distribution Portfolio (Multi-Property
 Loan) ......................................                      7,566,905          7,566,905           0.83
HTW Portfolio ...............................                      4,665,729          4,665,729           0.51
Racanelli Portfolio I .......................                      3,943,314          3,943,314           0.43
Stoffel Seals-GA ............................     Yes (f)          1,492,738
Stoffel Seals-NY ............................     Yes (f)          1,791,286          3,284,024           0.36
Sierra Center Portfolio .....................                      3,253,042          3,253,042           0.36
Deerwood I Apartments .......................     Yes (b)          1,945,462
Deerwood II Apartments ......................     Yes (b)            972,237          2,917,699           0.32
University Plaza/Winding River Plaza
 Portfolio (Multi-Property Loan) ............                      2,618,172          2,618,172           0.29
Bardin Square Shopping Center ...............     Yes (d)          1,044,961
Country Day Plaza Shopping Center ...........     Yes (d)            756,353          1,801,314           0.20
Bennett Apartments/Edgepark Apartments
 Portfolio (Multi-Property Loan) ............                      1,463,198          1,463,198           0.16
Willowgrove Apartments/Lin-Nor
 Apartments Portfolio (Multi-Property
 Loan) ......................................                   $  1,364,828          1,364,828           0.15
                                                                ------------       ------------          -----
   Totals ...................................                   $222,339,386       $222,339,386          24.48%
                                                                ============       ============          =====

----------
(1) All related loans within a particular Cross-Collateralized Group are identified by the same letter in parenthesis.

     The Mortgage Pool includes one group of three (3) Mortgage Loans, representing 1.58% of the Initial Pool Balance, that are cross-defaulted but not cross-collerateralized.

     You should consider each Mortgage Loan to be a nonrecourse obligation of the Borrower (i.e., in the event of a payment default by the Borrower, recourse will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where recourse to a Borrower or guarantor is permitted under the related Mortgage Loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the Mortgage Loans provide for Scheduled P&I Payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed for the remaining term of such Mortgage Loan. As described below, however, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is at least two percentage points in excess of its Mortgage Rate prior to such Anticipated Repayment Date and, in the case of one (1) Mortgage Loan, representing 1.21% of the Initial Pool Balance, at least five percentage points in excess of its Mortgage Rate prior to the Anticipated Repayment Date. The term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.35% per annum to 10.00% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.51%.

     No Mortgage Loan provides for negative amortization or for the deferral of interest.

     Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

    o Actual number of days elapsed during each one-month accrual period (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans".

    o A 360-day year consisting of 12 30-day months (a "30/360 Basis"). Mortgage loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

     Set forth below is the number of Mortgage Loans that accrue interest based on each of the foregoing conventions and the percentage of the Initial Pool Balance that such Mortgage Loans represent.


                                 ACCRUAL TYPE



                                                         % OF
                                         AGGREGATE     INITIAL
                         NUMBER OF     CUT-OFF DATE      POOL
ACCRUAL TYPE          MORTGAGE LOANS      BALANCE      BALANCE
-------------------- ---------------- -------------- -----------
Actual/360 .........        152       $689,617,971       75.94%
30/360 .............         80        218,543,034       24.06
                            ---       ------------      ------
   Totals ..........        232       $908,161,006      100.00%
                            ===       ============      ======



                                                     WEIGHTED AVERAGES
                                    ----------------------------------------------------
                         MAXIMUM                    STATED          U/W     CUT-OFF DATE
                      CUT-OFF DATE   MORTGAGE   REMAINING TERM      NCF       LOAN-TO-
ACCRUAL TYPE             BALANCE       RATE          (MO.)         DSCR     VALUE RATIO
-------------------- -------------- ---------- ---------------- ---------- -------------
Actual/360 .........  $65,804,538       7.27%         114           1.40x       70.45%
30/360 .............   16,048,097       8.24           98           1.36        69.13
                                        ----          ---           ----        -----
   Totals ..........                    7.51%         110           1.39x       70.13%
                                        ====          ===           ====        =====

     ARD Loans. Three (3) Mortgage Loans, representing 10.37% of the Initial Pool Balance, are ARD Loans. An "ARD Loan" is characterized by the following features:

    o A maturity date that is approximately 25 to 30 years following the date of origination of such Mortgage Loan. The ARD Loans generally have an amortization schedule (on which payments prior to the Anticipated Repayment Date are based) corresponding to such maturity date, except that one (1) Mortgage Loan, representing 1.21% of the Initial Pool Balance, pays interest only until its Anticipated Repayment Date.

    o  The designation of an Anticipated Repayment Date that is approximately
       6 to 10 years following the date of origination of such Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed on Annex A to this Prospectus Supplement.


    o The ability of the Borrower to prepay such Mortgage Loan, without restriction (including without any obligation to pay a Prepayment Premium), at any time on or after its Anticipated Repayment Date (and, in the case of certain ARD Loans, at any time on or after a date which may be up to 12 months prior to its Anticipated Repayment Date).


    o Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.


    o From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") equal to the sum of (i) its Mortgage Rate, plus (ii) a margin (such margin, the "Additional Interest Rate") of at least two percentage points. Interest accrued on such Mortgage Loan from and after its Anticipated Repayment Date that is in excess of interest at the related Mortgage Rate is called "Additional Interest".


    o From and after its Anticipated Repayment Date, the accelerated amortization of such Mortgage Loan out of all or a portion of monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are called "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due on any ARD Loan.


     One (1) of the ARD Loans, representing 1.21% of the Initial Pool Balance, provides for payments of interest only prior to its Anticipated Repayment Date.



     By the Anticipated Repayment Date, the Borrower under an ARD Loan will be required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the Master Servicer.


     Balloon Loans. Two hundred twenty-eight (228) Mortgage Loans, representing 89.39% of the Initial Pool Balance, are Balloon Loans.


     A "Balloon Loan" is characterized by either--


    o a lack of amortization (i.e., a requirement that the related Borrower make only payments of interest) prior to stated maturity, or


    o an amortization schedule that is significantly longer than the actual term of such Mortgage Loan,


which in either case results in a Balloon Payment being due on such Mortgage Loan on its stated maturity date.


     Fully Amortizing Loans. One (1) Mortgage Loan representing 0.24% of the Initial Pool Balance, is a Fully Amortizing Loan.


     A "Fully Amortizing Loan" is characterized by:


    o substantially equal Scheduled P&I Payments throughout the term of such Mortgage Loan, and


    o an amortization schedule that is approximately equal to the actual term of such Mortgage Loan.


     Amortization of Principal. The tables below shows selected information on the Mortgage Loan types discussed above (or the specified sub-groups thereof) as of the Cut-off Date.

                              MORTGAGE LOAN TYPE




                                                                                                 WEIGHTED AVERAGES
                                                                                  -----------------------------------------------
                                                           % OF                                                         CUT-OFF
                                           AGGREGATE     INITIAL       MAXIMUM                  STATED        U/W        DATE
                           NUMBER OF     CUT-OFF DATE      POOL     CUT-OFF DATE   MORTGAGE    REMAINING      NCF      LOAN-TO-
LOAN TYPE               MORTGAGE LOANS      BALANCE      BALANCE       BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
---------------------- ---------------- -------------- ----------- -------------- ---------- ------------ ---------- ------------
Amortizing ARD .......          2       $ 83,220,541        9.16%   $65,804,538       7.04%       117         1.22x      73.06%
Interest Only ARD.....          1         11,000,000        1.21     11,000,000       7.51         58         1.43       72.37
Amortizing
 Balloon .............        228        811,802,820       89.39     48,831,053       7.56        110         1.41       69.86
Fully Amortizing .....          1          2,137,645        0.24    $ 2,137,645       7.18        115         1.55       46.47
                              ---       ------------      ------                      ----        ---         ----       -----
   Totals ............        232       $908,161,006      100.00%                     7.51%       110         1.39x      70.13%
                              ===       ============      ======                      ====        ===         ====       =====

     Certain Mortgage Loans provide for a reamortization of their unpaid principal balance and an adjustment of their Scheduled P&I Payments upon application of specified amounts of condemnation proceeds or insurance proceeds to pay down the unpaid principal balance of any such Mortgage Loan following a condemnation or casualty on the related Mortgaged Property.

     Prepayment Provisions. In general, as of the Cut-off Date, the Mortgage Loans provided for:

    o a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

    o a period (a "Prepayment Premium Period") during which any voluntary principal prepayment must be accompanied by a Prepayment Premium, followed by

    o a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Exceptions to the foregoing include--

    o seven (7) Mortgage Loans, representing 2.13% of the Initial Pool Balance, that as of the Cut-off Date were in a Prepayment Premium Period.

     In the case of the Two hundred twenty-five (225) Mortgage Loans that provide for Lock-out Periods as of the Cut-off Date--

    o the maximum remaining Lock-out Period as of the Cut-off Date is 55 months,

    o the minimum remaining Lock-out Period as of the Cut-off Date is 12 months, and

    o the weighted average remaining Lock-out Period as of the Cut-off Date is 36 months.

     Where an Open Period is provided for, the Open Period generally begins 2 to 12 months prior to stated maturity of the related Mortgage Loan (or, in the case of an ARD Loan, prior to its Anticipated Repayment Date).

     Prepayment Premiums on the Mortgage Loans are calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. Prepayment Premiums actually collected on the Mortgage Loans will be distributed to you in the amounts and priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums" in this Prospectus Supplement. The Sponsor makes no representation or warranty as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors--Risks Related to the Mortgage Loans--Prepayment Premiums" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

     The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this Prospectus Supplement.

     Defeasance Loans. Thirty-eight (38) Mortgage Loans, representing 19.01% of the Initial Pool Balance, are Defeasance Loans. A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the Borrower to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States Treasury obligations (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group or a Multi-Property Loan, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral must provide for a series of payments that--



    o will be made prior, but as close as possible, to all successive Due Dates through and including the scheduled maturity date (or, in the case of an ARD Loan, its Anticipated Repayment Date) for such Mortgage Loan, and


    o will, in the case of each such Due Date, be in an aggregate amount equal to or greater than (with any excess to be returned to the Borrower) the Scheduled P&I Payment due on such date (or, in the case of an ARD Loan on its Anticipated Repayment Date, the then remaining unpaid principal balance of such Mortgage Loan).


If less than all the Mortgaged Properties securing any Cross-Collateralized Group or Multi-Property Loan are to be released in connection with any such defeasance, however, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.


     In connection with any defeasance, the Borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.


     No defeasance will be permitted prior to the second anniversary of the Delivery Date.


     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information--Subordinate Financing" in this Prospectus Supplement. However, certain of the Mortgage Loans permit limited transfers of interests in the Mortgaged Property or the Borrower entity for estate planning purposes or subject to the lender's reasonable credit review of the proposed transferee. In addition, certain Mortgage Loans permit the release of a portion of the Mortgaged Properties (or of some of the Mortgaged Properties securing a Cross-Collateralized Group) upon satisfaction of certain underwriting tests or payment of a specified release price. Certain Mortgage Loans also permit the release of portions of the related Mortgaged Properties deemed not material to the underwriting analysis performed by the originator.

     The Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "Servicing of the Mortgage Loans--General" and with the REMIC Provisions (as defined in the Prospectus), whether to exercise any right the holder of any Mortgage may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of the related Mortgage Loan. However, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless:

    o The Master Servicer or the Special Servicer, as the case may be, has received written confirmation from each of Moody's and S&P that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such rating agency to any outstanding Class of Certificates. This requirement will not be applicable, however, in the case of a waiver of a "due-on-sale" clause, if the outstanding principal balance of the subject Mortgage Loan (together with the aggregate outstanding principal balance of all other Mortgage Loans that are cross-collateralized with the subject Mortgage Loan or have been made to the same Borrower or affiliated Borrowers) is less than a specified percentage of the then aggregate principal balance of the Mortgage Pool.

    o In the case of a waiver of a "due-on-sale" clause, the Special Servicer has consented.

     See "Description of the Pooling Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. A detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, is set out in Annex A to this Prospectus Supplement. Certain capitalized terms that appear in this Prospectus Supplement are defined in Annex A.

     Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the 12-month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment, except for one Mortgage Loan as to which the November 1998 payment was collected in early December 1998.

     Tenant Matters. Thirty-eight (38) Mortgaged Properties, securing 12.21% of the Initial Pool Balance, are each wholly owner-occupied or occupied by a single tenant. One hundred forty-five (145) Mortgaged Properties, securing 54.49% of the Initial Pool Balance, have one or more Major Tenants. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenant" means any tenant that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property. Major Tenants at certain Mortgaged Properties no longer occupy their space, although they continue to pay rent.

     Certain of the Multifamily Rental Properties have material concentrations of student tenants.

     Ground Leases. Eight (8) of the Mortgaged Properties, securing 4.56% of the Initial Pool Balance, are, in whole or in part, subject to a ground lease as to which the applicable Borrower is the tenant. In each such case, the related ground lease expires more than 10 years after the stated maturity of the subject Mortgage Loan, and either:

    o  the ground lessor has subordinated its interest in the related
       Mortgaged Property to the interest of the holder of the related Mortgage Loan; or

    o the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and the right to cure any default or breach by the lessee.

See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.

     Subordinate Financing. One (1) Mortgaged Property, which constitutes security for a Mortgage Loan representing 0.26% of the Initial Pool Balance, is encumbered by secured subordinated debt. In such case, however the holder of the subordinated debt has agreed not to foreclose for so long as the Mortgage Loan is outstanding and the Trust is not pursuing a foreclosure action.

In addition, notwithstanding that each Mortgage Loan contains a "due-on-encumbrance" clause, a violation of such clause may not become evident until the Borrower defaults under such Mortgage Loan.

     The existence of subordinated indebtedness that encumbers any Mortgaged Property may result in:

    o  difficulty refinancing the related Mortgage Loan at maturity;

    o a deferral of maintenance expenses in response to the reduction in cash flow; or

    o in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, a delay in any foreclosure proceeding brought on behalf of the Trust against such Mortgaged Property.

See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the
   Prospectus.

     Certain of the Mortgage Loans (in particular, Mortgage Loans secured by Hospitality Properties) also permit, and certain Borrowers have incurred, additional indebtedness for operating or similar purposes. For example, certain Mortgage Loans secured by Hospitality Properties permit the related Borrower to incur trade debt and other payables. The additional indebtedness is, in some cases, substantial. Additional debt, in any form, may cause a diversion of funds from property maintenance. The Sponsor has not been able to confirm the existence of any other debt.

     Owners of certain Borrowers under the Mortgage Loans may incur so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property.

     Lender/Borrower Relationships. The Sponsor, CREI, SBRC and their respective banking or finance affiliates maintain banking or other relationships with certain Borrowers or their affiliates, proceeds of the Mortgage Loans may, in certain limited cases, be used to pay indebtedness owed to the Sponsor, CREI, SBRC and their respective affiliates.


CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property during the 24-month period preceding the Cut-off Date (or, in the case of eleven (11) Mortgaged Properties, representing 3.89% of the Initial Pool Balance, for which such assessments or updates were obtained in connection with origination, during the period between 25 to 54 months preceding the Cut-off Date). Each such environmental assessment or update generally complied with industry-wide standards. Certain Mortgaged Properties were also subject to a "Phase II" environmental assessment. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property, then (depending on the nature of the condition or circumstance) one of the following actions has been or is expected to be taken--

    o  an environmental indemnity was obtained;

    o an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties has been or is expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents; or

    o an escrow reserve was established to cover the estimated cost of remediation.

     There can be no assurance, however, that the above-referenced environmental assessments identified all possible environmental conditions and risks at the Mortgaged Properties or that the related Borrowers will continue to implement all recommended operations and maintenance plans. Additionally, certain potentially adverse environmental conditions were not tested for. For example, tests for lead based paint, lead in water and radon were conducted only at certain of the Multifamily Rental Properties. Tests for lead based paint and lead in water were conducted if the age of the Mortgaged Property warranted such testing. In the case of radon, testing was undertaken if radon is prevalent in the geographic area where the Mortgaged Property is located and if deemed necessary.

     The information contained in this Prospectus Supplement regarding environmental conditions at the Mortgaged Properties is based on the above-referenced environmental assessments or updates and has not been independently verified by the Sponsor, the Mortgage Loan Sellers, the Underwriter, or any of their respective affiliates.

     Property Condition Assessments. Professional engineers inspected substantially all of the Mortgaged Properties (except for thirteen (13) Mortgaged Properties) during the 24-month period preceding the Cut-off Date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each such Mortgaged Property. In certain instances, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The related property condition assessment report included an estimate of the cost of any necessary repairs or replacements at each Mortgaged Property. Generally, cash reserves were established (or, in some cases, letters of credit or other instruments were delivered) to cover the estimated cost of such deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute, conducted an appraisal of each Mortgaged Property in connection with origination in order to establish the property value of such Mortgaged Property. Such appraisals (collectively, the "Appraisals") constitute the basis for the "Appraised Values" set forth for the respective Mortgaged Properties on Annex A to this Prospectus Supplement. The date of each Appraisal (the "Appraisal Date") is indicated on Annex A to this Prospectus Supplement. Generally, each Appraisal conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 (although some do not).


     Generally, the Appraisals represent the analysis and opinions of the respective appraisers at or before the time made. The Appraisals are not guarantees of, and may not be indicative of, the present or future value of any Mortgaged Property. There is no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the subject Mortgaged Property. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. This amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.


     None of the Sponsor, the Mortgage Loan Sellers, the Underwriter or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.


     Zoning and Building Code Compliance. Each Mortgage Loan Seller has, with respect to its Mortgage Loans, examined whether the use and operation of the related Mortgaged Properties were in material compliance with all zoning and land-use ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time of origination. The Mortgage Loan Sellers may have considered legal opinions, certifications from government officials, information contained in appraisals, title insurance endorsements, representations by the related Borrower contained in the related Mortgage Loan documents or property condition assessments undertaken by independent licensed engineers in determining whether the Mortgaged Properties were in compliance. Neither Mortgage Loan Seller has notice of any material existing violations with respect to the Mortgaged Properties securing its Mortgage Loans.


     In some cases, the use, operation or structure of a Mortgaged Property constitutes a permitted nonconforming use or structure. Generally, the improvements on such Mortgaged Property may not be rebuilt to their current state in the event that such improvements are materially damaged or destroyed. Where a Mortgaged Property constitutes a permitted nonconforming use or structure and the improvements thereon may not be rebuilt to their current specifications in the event of a major casualty, the related Mortgage Loan Seller has determined that--


    o insurance proceeds would be available in an amount sufficient to restore the Mortgaged Property in accordance with then-applicable requirements, and the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; and/or


    o the risk that the Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state, is remote.


There is no assurance, however, that the conclusions of either Mortgage Loan Seller in this regard are correct.


     Hazard, Liability and Other Insurance. Although exceptions exist, the Mortgages generally require that the following insurance coverage be maintained with respect to each Mortgaged Property or otherwise by each Borrower--

    o Hazard insurance in an amount that is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.


    o If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than: (i) the outstanding principal balance of such Mortgage Loan; (ii) the full insurable value of such Mortgaged Property;
       (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended; and (iv) 100% of the replacement cost of the improvements located on the related Mortgaged Property.


    o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount customarily required by institutional lenders.


    o Except in the case of a Mortgaged Property operated as a mobile home park, business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from such Mortgaged Property for a period of not less than twelve months.


     In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. In addition, even if a Mortgaged Property is located in California, the related originator did not in all cases conduct seismic studies to assess the "probable maximum loss" for such Mortgaged Property.

SIGNIFICANT MORTGAGE LOANS
        KRANZCO PORTFOLIO LOAN: NINE WAL-MART ANCHORED SHOPPING CENTERS


                       LOAN INFORMATION
---------------------------------------------------------------
Original Principal Balance:  $65,900,000

Cut-off Date Balance:        $65,804,538

Origination Date:            September 29, 1998

Mortgage Rate:               7.00% per annum until the
                             Anticipated Repayment Date;
                             thereafter 9.0% per annum

Anticipated Repayment        October 1, 2008
  Date:

Maturity Date:               October 1, 2028

Borrower:                    KR Douglasville, Inc., a
                              Georgia corporation,
                             KR Snellville, Inc., a Georgia
                              corporation,
                             KR Tifton, Inc., a Georgia
                              corporation,
                             KR Vidalia, Inc., a Georgia
                              corporation,
                             KR Staunton, Inc., a Virginia
                              corporation,
                             KR Circleville, Inc., an Ohio
                              corporation,
                             KR Jefferson City, L.P., a
                              Tennessee limited
                             partnership,
                             KR Summerville, Inc., a
                              Georgia corporation
                             KR Pensacola, Inc., a Florida
                              corporation

Amortization Term:           The term of the Mortgage
                             Loan is thirty (30) years.
                             Equal payments of principal
                             and interest are required in
                             an amount sufficient to fully
                             amortize the Mortgage Loan
                             over a thirty (30) year
                             schedule

Annual Debt Service:         $ 5,261,212

Collection Account:          Manager deposits rents into
                             lockbox throughout loan
                             term; tenants deposit directly
                             to lockbox only upon an
                             event of default or if the loan
                             is not repaid prior to its
                             Anticipated Repayment Date.

Prepayment Terms/            No defeasance. No
  Defeasance/Provisions:     prepayment permitted before
                             the 5th loan year. Thereafter,
                             prepayment permitted with
                             the payment of Prepayment
                             Premium in the amount of the
                             greater of 1% of prepayment
                             amount or yield maintenance,
                             except for a 60-day window
                             immediately preceding the
                             Anticipated Repayment Date.
                             See loan description for
                             detail.

                   PROPERTY INFORMATION
-----------------------------------------------------------
Single Asset/Portfolio:     One (1) note, nine (9)
                            borrowers (joint and several);
                            nine (9) properties

Property Types:             100% Anchored Retail

Number of Properties:       9

Property Description:
---------------------
Douglasville Crossing, Douglasville, GA ("Douglasville
  Property")
Tifton Corners, Tifton, GA ("Tifton Property")
Snellville Oaks, Snellville, GA ("Snellville Property")
Village Oaks, Pensacola, FL ("Village Oaks Property")
Statler Crossing, Staunton, VA ("Statler Property")
Pickaway Crossing, Circleville, OH ("Pickaway Property")
Vidalia Wal-Mart, Vidalia, GA ("Vidalia Property")
Meeting Square, Jefferson City, TN ("Meeting Square
  Property")
Summerville Center, Summerville, GA ("Summerville
  Property")

Year Built/Renovated:
---------------------
Douglasville Property       1990
Snellville Property         1991
Tifton Property             1987/1995
Village Oaks Property       1987/1993
Statler Property            1989
Pickaway Property           1990
Vidalia Property            1985/1993
Meeting Square Property     1984
Summerville Property        1984/1992
Property Management:        Kranzco Realty Trust

Occupancy Rate per Property as of August 1, 1998:
-------------------------------------------------
Douglasville Property       100%
Snellville Property          97%
Tifton Property             100%
Village Oaks Property       100%
Statler Property             97%
Pickaway Property            96%
Vidalia Property            100%
Meeting Square Property     100%
Summerville Property        100%

Aggregate Occupancy:         99%

        KRANZCO: PORTFOLIO LOAN NINE WAL-MART ANCHORED SHOPPING CENTERS


LOAN INFORMATION
----------------
Up Front Reserves:          $300,000 for tenant
                            improvement and leasing
                            commission escrow related to
                            the Statler and Meeting
                            Square Properties

Ongoing Reserves:           An annual replacement
                            reserve of $251,805 ($0.18 psf)
                            is allocated to each property
                            based on square footage.
                            Additional reserves were
                            made for property taxes and
                            insurance for all properties.

Original Allocated Loan Amount:
-------------------------------
Douglasville Property       $15,167,000
Snellville Property          12,372,000
Tifton Property               8,702,000
Village Oaks Property         7,986,000
Statler Property              6,359,000
Pickaway Property             6,263,000
Vidalia Property              4,315,000
Meeting Square Property       2,431,000
Summerville Property          2,305,000

                                1997 Net
                               Operating        Underwritten
                                 Income              NCF
Property                     -------------   ------------------
Douglasville Property        $1,809,334       $     1,501,052
Snellville Property          $1,421,461       $     1,224,786
Tifton Property              $  998,692       $       861,067
Village Oaks Property        $1,016,728       $       790,208
Statler Property             $  867,361       $       629,567
Pickaway Property            $  720,474       $       620,006
Vidalia Property             $  451,821       $       427,165
Meeting Square Property      $  385,675       $       240,710
Summerville Property         $  284,980       $       228,217
                             ----------       ---------------
Total                        $7,956,526       $     6,522,778
                             ==========       ===============
Ratio of Underwritten
 NCF to Annual Debt
 Service                                                1.24 x

Mortgaged Properties
Appraised Values
----------------
Douglasville Property                         $    21,640,000
Snellville Property                           $    16,700,000
Tifton Property                               $    12,400,000
Village Oaks Property                         $    11,700,000
Statler Property                              $     8,700,000
Pickaway Property                             $     8,400,000
Vidalia Property                              $     5,400,000
Meeting Square Property                       $     3,600,000
Summerville Property                          $     3,330,000
Aggregate Final
Appraised Value:                              $    91,870,000

Aggregate Cut-off Date
Loan-to-Value Ratio:                                    71.63%

Appraisal Date:                                August 3, 1998

Aggregate Appraised                           $         65.67
Value per Net square foot
as of August 3, 1998:

DESCRIPTION OF UNDERWRITTEN NET CASH FLOW

     Underwritten revenues were based upon the lower of current contractual rents in place or comparable market rents. Rents from month-to-month tenants were generally excluded. Percentage rents were included for anchor tenants with long-term leases only. In these cases, percentage rent was underwritten to the minimum amount paid by these tenants over the past three years. A vacancy factor equal to the greater of 10% or actual vacancy was applied to the in-line tenant space. Expense reimbursements were modelled in accordance with the Wal-Mart's specific lease terms. Underwritten expenses were based upon historical expenses, in accordance with industry standards. Expenses were further modified to include a management fee of 4.0% (no contractual fee is paid currently), a tenant improvement and leasing commission reserve of $1.00 per occupied square foot for all tenants (with the exception of credit tenants) and an annual replacement reserve of $0.18 per net rentable square foot ("psf"), which is collected on a monthly basis.

     Furthermore, a number of adjustments were made to take into consideration the vacant Wal-Mart stores at the "Meeting Square" and "Statler Crossing" properties in Jefferson City, Tennessee and Staunton, Virginia, respectively. Specifically, among other adjustments, at "Meeting Square" revenue from in-line tenants was excluded from Underwritten Revenues and a 10% economic vacancy was applied to the gross revenue attributable to Eckerd Drugs. With respect to "Statler Crossing", a 10% vacancy was applied to Wal-Mart, in addition to the non-credit tenants. Tenant improvement and leasing commission reserves for these two (2) Wal-Mart spaces were underwritten and escrowed at $.85 psf, although neither lease expires prior to 2009.

     For the "Tifton Corners" property in Tifton, Georgia, an additional adjustment was made to the tenant improvement and leasing commission reserve as a result of the bankruptcy of the parent of Bruno's, one of the property's anchor tenants. Specifically, the space's square footage of 47,982 square feet, representing 25.7% of the NRSF, was included in the property's underwritten $1.00 psf tenant improvement and leasing commission reserve.


THE KRANZCO PORTFOLIO LOAN

     The "Kranzco Portfolio Loan" has a Cut-off Date Balance of approximately $65,804,538 and is evidenced by a single Promissory Note issued to SBRC (the "Lender") in the original principal amount of $65,900,000 (the "Note") issued by KR Vidalia, Inc., a Georgia corporation, KR Staunton, Inc., a Virginia corporation, KR Summerville, Inc., a Georgia corporation, KR Tifton, Inc., a Georgia corporation, KR Douglasville, Inc., a Georgia corporation, KR Circleville, Inc., an Ohio corporation, KR Snellville, Inc., a Georgia corporation, KR Pensacola, Inc., a Florida corporation, and KR Jefferson City, L.P., a Tennessee limited partnership (the "Borrowers") jointly and severally. The Loan is secured by five (5) Mortgages/Deeds of Trusts, four (4) of which secure one property, each, and one (1) of which secures five (5) separate properties in Georgia (the "Mortgages"), encumbering nine (9) separate anchored retail properties located in the states of Virginia, Ohio, Tennessee, Florida and Georgia (collectively the "Properties").


 THE BORROWERS

     Each entity comprising the Borrowers is a recently formed special purpose corporation or limited partnership organized under the laws of the state where the respective property is located, the purpose of which is (i) to purchase, own, operate, manage, lease, sell, exchange, mortgage, encumber, finance and otherwise deal, directly or indirectly, with the respective property it owns;
(ii) to enter into contractual arrangements for the management and operation of such property; and (iii) to engage only in such activities and exercise only such powers permitted to corporations or limited partnerships under the laws of the state of its organization that are necessarily incident to the foregoing purposes or necessary to accomplish the foregoing purposes. Each entity comprising the Borrowers is controlled by Kranzco Realty Trust ("Kranzco"), a publicly-owned, self-administered, self-managed real estate investment trust listed on the New York Stock Exchange.

     The Properties. The nine (9) properties are located in the following cities and states: Douglasville, Georgia; Snellville, Georgia; Tifton, Georgia; Pensacola, Florida; Staunton, Virginia; Circleville, Ohio; Vidalia, Georgia; Jefferson City, Tennessee, and Summerville, Georgia. The properties were built between 1984 and 1991 and four properties (the Tifton Property, Village Oaks Property, Vidalia Property and the Summerville Property) were renovated in 1995, 1993, 1993 and 1992, respectively. The properties are anchored, with one or more of the following as major tenants: Wal-Mart, Food Lion, Eckerd Drug and/or CVS.


 PROPERTY OVERVIEW.

     Douglasville Crossing (5983 Stewart Parkway, Douglasville, GA). The subject property consists of a 267,800 square foot shopping center located on
33.4 acres of land, that was constructed in 1990 and consists of one single-story, "L" shaped center anchored by Wal-Mart (114,760 square feet), Rhodes Furniture (32,400 square feet) and Cub Foods (63,070 square feet). As of August 1998, the property was 100% leased.

     Snellville Oaks (2135 East Main Street, Snellville, GA). The subject property consists of a 220,885 square foot shopping center located on 34.81 acres of land at the intersection of East Main Street and Oak Road. The property was constructed in 1991, consists of three attached single-story buildings, and is anchored by Wal-Mart (114,513 SF), Snellville Oaks (34,500 square feet) and Food Lion (29,000 square feet). As of August 1998, the property was 97% leased.

     Tifton Corners (121 S. Virginia Avenue, Tifton, GA). The subject property consists of a 186,629 square foot shopping center located on 19.15 acres of land at the intersection of Virginia Avenue and 7th Street. The property was constructed in 1987 and expanded by 35,000 square feet in 1995 to its current size. The property consists of four single-story buildings situated in a "U" shaped configuration and anchored by Wal-Mart (101,047 square feet) and Bruno's (47,982 square feet). As of August 1998, the property was 100% leased. The parent of Bruno's is in bankruptcy, however the tenant continues to occupy the 47,982 square feet at this property.

     Village Oaks (6242-51 N. Davis Highway, Pensacola, FL). The subject property consists of a 171,653 square foot shopping center located on 14.81 acres at the intersection of N. Davids Highway and Burgess Road. The property was constructed in 1987 and expanded in 1993 to its current size, consists of three single-story buildings and is anchored by Wal-Mart (108,217 square feet) and Haverty Furniture (45,000 square feet). As of August 1998, the property was 100% leased.

     Statler Crossing (851 Statler Boulevard, Staunton, VA). The subject property consists of a 166,944 square foot shopping center located on 21 acres at the intersection of U.S. Route 11 and Statler Boulevard. The property was constructed in 1989, and consists of four attached single-story buildings. The center is anchored by Fresh Farm (60,000 square feet) and a Wal-Mart (86,944
SF) that has gone dark; however 20,000 square feet of the Wal-Mart space has been sublet to Sun Electronics. As of August 1998, the property was 97% leased (excluding the dark Wal-Mart portion, the property was 57% occupied).

     Pickaway Crossing (23625 U.S. Route 23, Circleville, OH). The subject property consists of a 127,130 square foot shopping center located on 23.49 acres at the intersection of U.S. Route 23 and South Court Street. The property was constructed in 1990, and consists of one single-story building anchored by a Wal-Mart (91,990 square feet). As of August 1998, the property was 96% leased.

     Vidalia Wal-Mart (2305 Lyons Highway, Vidalia, GA). The subject property consists of a single-tenant, 97,096 square foot Wal-Mart located on 7.4 acres of land, at the intersection of Lyons Highway and McNatt Street. The property was constructed in 1985 and expanded by 28,000 square feet in 1993 to its current size. The property is attached to a shopping center (anchored by Food Lion and Belk Matthews) that is not part of the collateral. As of August 1998, the property was 100% leased.

     Meeting Square (1200 S. Russell Street, Jefferson City, TN). The subject property consists of a 92,968 square foot shopping center located on 9.43 acres at the intersection of Russell Street and Broadway Boulevard. The property was constructed in 1984, and consists of one single-story building. The center is anchored by a Wal-Mart (47,638 square feet) that has gone dark, a Food Lion (29,123 square feet) and an Eckerd Drug (8,640 square feet) which is sublet to Dollar General. As of August 1998, the property was 100% leased (excluding the dark Wal-Mart portion, the property was 49% occupied).

     Summerville Center (14 Trion Road, Summerville, GA). The subject property consists of a 67,809 square foot shopping center located on 9.07 acres at the intersection of U.S. Highway 27 and Farrar Road. The property was constructed in 1984 and expanded in 1992 to its current size, and consists of one single-story retail property anchored by Wal-Mart (50,059 square feet) and Big B (8,450 square feet). As of August 1998, the property was 100% leased.


 LEASE INFORMATION

                    DOUGLASVILLE PROPERTY, DOUGLASVILLE, GA

                                                                % OF
                                                LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                        LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                        ----------     ----------       ---------         ----        -------------
Cub Foods ................        Net          08/10             27.9%        $526,004         $ 8.34
Wal-Mart .................        Net          01/10             25.8%        $486,582         $ 4.24
Rhodes Furniture .........        Net          05/00             12.5%        $234,900         $ 7.25

----------

                      SNELLVILLE PROPERTY, SNELLVILLE, GA

                                                                     % OF
                                                                 TOTAL ANNUAL
TENANT                       LEASE TYPE     LEASE EXPIRATION      BASE RENT      ANNUAL BASE RENT     BASE RENT PSF
------                       ----------     ----------------      ---------      ----------------     -------------
Wal-Mart ................        Net             12/11               38.1%           $606,919            $ 5.30
Snellville Oaks .........        Net             03/15               19.5%           $310,500            $ 9.00
Food Lion ...............        Net             12/11               12.7%           $203,000            $ 7.00

----------
                           TIFTON PROPERTY, TIFTON GA

                                                            % OF
                                            LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                    LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                    ----------     ----------       ---------         ----        -------------
Wal-Mart .............        Net          01/11             49.3%        $547,385         $ 5.42
Bruno's Inc. .........        Net          07/10             18.9%        $210,000         $ 4.38

----------
                     VILLAGE OAKS PROPERTY, PENSACOLA, FL

                                                                 % OF
                                                 LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                         LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                         ----------     ----------       ---------         ----        -------------
Wal-Mart ..................        Net          05/08             57.8%        $579,215         $ 5.35
Haverty Furniture .........        Net          09/03             16.7%        $167,750         $ 6.71
Haverty Furniture .........        Net          09/03              6.0%        $ 60,000         $ 3.00

----------
                        STATLER PROPERTY, STAUNTON, VA

                                                              % OF
                                              LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                      LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                      ----------     ----------       ---------         ----        -------------
Fresh Farm .............        Net          07/13             39.4%        $360,000         $ 6.00
Wal-Mart (dark)(1) .....        Net          12/09             39.0%        $355,601         $ 4.09

----------
(1) Tenant is not required to continuously operate its business during the term and Tenant has ceased operation. Wal-Mart went dark in 1995 and relocated closer to Interstate 81 as a Super Center. They have subleased 20,000 square feet of their space to Sun Electronics.

                      PICKAWAY PROPERTY, CIRCLEVILLE, OH

                                                        % OF
                                        LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                ----------     ----------       ---------         ----        -------------
Wal-Mart .........        Net          10/09             62.2%        $481,005         $ 5.23

----------
                         VIDALIA PROPERTY, VIDALIA, GA

                                                        % OF
                                        LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                ----------     ----------       ---------         ----        -------------
Wal-Mart .........        Net          10/05            100.0%        $396,105         $ 4.08

----------

                  MEETING SQUARE PROPERTY, JEFFERSON CITY, TN

                                                              % OF
                                              LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                      LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                      ----------     ----------       ---------         ----        -------------
Wal-Mart(dark)(1) ......        Net          12/08             40.0%        $166,871         $ 3.50
Food Lion ..............        Net          11/09             28.5%        $119,000         $ 4.09
Eckerd Drug/
 Dollar General(2) .....        Net          11/04             17.1%        $ 71,283         $ 8.25

----------
(1)   Went dark in 1995. There is no subtenant currently in place.

(2) Eckerd Drug has co-tenancy provision with Wal-Mart and Food Lion. The Eckerd Drug premises are sublet by Dollar General.


                     SUMMERVILLE PROPERTY, SUMMERVILLE, GA

                                                        % OF
                                        LEASE       TOTAL ANNUAL     ANNUAL BASE
TENANT                LEASE TYPE     EXPIRATION       BASE RENT         RENT        BASE RENT PSF
------                ----------     ----------       ---------         ----        -------------
Wal-Mart .........        Net          04/04             57.6%        $178,672         $ 3.57
Big B ............        Net          06/01             17.2%        $ 53,235         $ 6.30

 ENVIRONMENTAL REPORT

     A "Phase I" environmental assessment was performed by EMG, a third-party due diligence firm, on each of the nine (9) Properties between September 14 and September 16, 1998. The assessments revealed a variety of potential contamination concerns and environmental problems, some of which could have an adverse effect on the Borrowers' businesses, assets, or results of operations taken as whole. The Village Oaks Property, had no apparent contamination. The remaining Properties were found to have suspect asbestos-containing materials in one or more of the following places: roof, ceiling, floor tiles, wallboard and drywall. These asbestos containing materials were found to be in good condition and can be maintained in place with an Operations and Maintenance Plan. Additionally, the Douglasville Property formerly had a dry cleaner as tenant, and concerns were raised by EMG at the conclusion of its Phase I evaluation that future contamination may be found. Further, the Tifton Property and the Pickaway Property both were found to have nearby leaking underground storage tanks that were determined to be of little danger to the local population due to the use of municipal water and sewage.

 ENGINEERING REPORT

     EMG also prepared property inspection site reports on each of the nine (9) Properties, dated between July 14 and July 16, 1998. The reports state that, overall, the Properties are in good condition. The report identified approximately $22,299 in immediate repairs to be made to the Properties in the next 12 months.

 PROPERTY MANAGEMENT

     Kranzco Realty Trust (the "Property Manager") manages the Properties pursuant to a single management agreement, which expires September 30, 2003 and is automatically renewed for successive one (1) year periods, unless either the Borrowers or the Property Manager with thirty (30) days written notice elects to terminate the agreement. The management agreement provides for a "reasonable" but unspecified management fee. The terms of the management agreement give the Property Manager control over the operation of the Properties. Major decisions, which must be approved by the Borrowers, are summarized in the agreement. Pursuant to an Acknowledgment of the Property Manager, the Property Manager has agreed to subordinate all payment obligations of the Borrowers for services rendered by the Property Manager under the management agreement to the amounts due under the Loan documents. The Property Manager is the parent of the Borrowers.


 LOAN TERMS


     Recourse. The Loan is non-recourse except for liability of the Borrowers to the Lender for standard exculpation limitations, which require the Borrowers to indemnify the Lender for the following:

      o  certain environmental liability;

      o violations of due-on-sale and due-on-encumbrance covenants of the Mortgage;

      o  misapplication or misappropriation of funds;

      o  other customary items related to preservation of the Properties.

The Lender also has recourse to Kranzco with respect to all such matters except environmental liability. In the event of fraud in connection with the Loan, or failure to make the first scheduled payment under the Loan, the Loan becomes recourse.

     The Note is secured by five (5) Mortgages, one for each of the single properties located in the States of Florida, Ohio, Tennessee, and Virginia, and one document, executed and recorded, in the various counties of the State of Georgia, where the five (5) Georgia properties are located. The Florida mortgage (Pensacola) limits the recovery of the Lender against the Village Oaks Property to $10,621,380, an amount that is less than the Appraised Value. In addition, the title policies, while limiting the amount of the Lender's policies on the face of each, are tied together by Aggregation Endorsements, which increase the amount of title insurance available to the Lender for only one claim to the total amount of all title insurance on the portfolio.

     Payment Terms. The Kranzco Loan matures on October 1, 2028, and Borrowers must pay a level payment of $438,434.34 on the first day of each calendar month (a "Payment Date"), up to and including October 2008 (such date, the "Anticipated Repayment Date"). If the Loan is not paid in full on the Anticipated Repayment Date, the payment due in November 2008 and in each calendar month thereafter, through October 2028 will equal the sum of (x) the constant payment amount sufficient to amortize fully on the Payment Date in October 2028, the initial principal balance of the Note, based on a 360-month level amortization plus accrued interest, and (y) the entire amount remaining after such payment and deposits to a reserve for operating expenses ("Remaining Available Funds"), to be applied toward the reduction of the principal sum. Interest is calculated on an actual/360 basis.

     Interest Rate. The interest rate, from the date of the Note through and including the Anticipated Repayment Date is a rate of seven percent (7.00%) per annum and thereafter, is nine percent (9.00%) per annum.

     Prepayment. Provided no Event of Default (as hereinafter defined) exists, the Kranzco Portfolio Loan is locked out from prepayment through October 31, 2002. From November 1, 2002 to July 31, 2008, the Kranzco Portfolio Loan provides for prepayment in whole, but not in part, on a date specified by the Borrowers ("Prepayment Date") and upon payment of (i) accrued interest to and including the Prepayment Date together with a payment of all interest which would have accrued on the principal balance of the Note to and including the first day of the calendar month immediately following the Prepayment Date, if such prepayment occurs on a date which is not the first day of a month (the "Interest Shortfall Payment"), (ii) all other sums due under the Note, the Mortgage and the other loan documents, and (iii) any Prepayment Consideration (defined below). Notwithstanding the foregoing, the Borrowers may prepay the entire principal balance of the Note at any time after July 31, 2008, without any Prepayment Consideration, but provided the Borrower makes the Interest Shortfall Payment, if applicable.

     The term "Prepayment Consideration" means an amount equal to the greater of (i) one percent (1%) of the amount prepaid, or (ii)(a) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Anticipated Repayment Date (including any Balloon Payment) determined by discounting such payments at the Reinvestment Yield, less (b) the amount of principal being prepaid. The term "Reinvestment Yield" as used herein is equal to the mortgage equivalent yield on the "on-the-run" U.S. Treasury issue, with a maturity date closest to, but not earlier than, the Anticipated Repayment Date, with such yield being based on the bid price for such issue as published in The Wall Street Journal, on a date fourteen (14) days prior to the date of prepayment.

     Events of Default. The Lender can accelerate the entire Loan balance upon occurrence of certain "Events of Default" without notice to the Borrowers, including the following:

     o  failure to make a payment within ten (10) days from the due date;

     o failure to comply with various covenants concerning operation and maintenance of the Properties; or

     o  Borrower bankruptcy.

     Loan Servicing and Escrow Accounts. The loan documents require an annual Replacement Reserve of $251,805 ($.18 psf). This annual Replacement Reserve is allocated to each property based on square footage. Additional reserves were implemented for property taxes and insurance for all properties.

     Additionally, $300,000 was collectively escrowed from KR Staunton, Inc. and K.R. Jefferson City, L.P., Borrowers for the Statler Property and Meeting Square Property, respectively, for use in a tenant improvement and leasing commission escrow.


 Transfer of Property and Interest in the Borrowers; Encumbrances; Other Debt. Except for permitted transfers (described below), without the prior written consent of the Lender, neither the Borrowers nor any other person having an ownership or beneficial interest in the Borrowers shall:

     o directly or indirectly transfer any interest in any of the Properties or any part thereof (including any partnership or any other ownership interest in the Borrowers);

     o further encumber any of the Properties or any part thereof (including any partnership or any other ownership interest in the Borrowers);

     o enter into any easement or other agreement concerning any of the Properties.

Generally, except for the permitted transfers, there shall be no change in control in the ownership of the Borrowers. Kranzco Realty Trust may not own less than 51% of the beneficial interest in the Borrowers and the Properties or less than 100% of the voting stock in the corporate general partner of the Borrowers. Kranzco Realty Trust will not have the power to direct the affairs of Borrowers. A one time transfer of each of the Properties is permitted, subject to no Event of Default existing under the loan documents, normal credit underwriting of the transferee, rating agency affirmation that such transfer will not result in a qualification, reduction or withdrawal of any rating assigned in a secondary market transaction and required participation of the transferee in the Cash Management, Collateral and Security Agreement amongst other loan documents.

     Cash Management; Reserve Accounts. All of the Borrowers entered into a Cash Management, Collateral and Security Agreement prior to the occurrence and continuance of an Event of Default and prior to the Anticipated Repayment Date, all rents from each Property are required to be deposited by the respective Borrower in a deposit account pledged to the Lender. Funds are swept from such account to a central collection account controlled by the Lender at LaSalle National Bank ("LaSalle") on a weekly basis. Following the occurrence and during the continuance of an Event of Default or after the Anticipated Repayment Date, all such rents are required to be deposited directly by the tenants into the account controlled by the Lender at LaSalle. Funds received in the account will be applied on the date immediately following the payment date as follows:

     o first, to required deposits held in escrow for the payment of taxes and insurance premiums;

     o  then, to debt service on the Kranzco Portfolio Loan;

     o if any of the Properties was sold during the related collection period, then, to principal payments on the Kranzco Portfolio Loan in an amount equal to the greater of 125% of the portion of the Loan allocated to such Property or 90% of the sale proceeds;

     o  then, to LaSalle's fees;

     o  then, required deposits to the replacement reserve fund;

     o prior to the Anticipated Repayment Date, to the Borrowers in an amount equal to remaining available funds (the "Remaining Available Funds") or, after the Anticipated Repayment Date, first to required deposits to the operating expenses reserve based upon the budget approved by the Lender and, then to principal payments on the Loan.

     The loan-to-value ratio requires that (1) the outstanding principal balance of the Kranzco Portfolio Loan following the sale be less than 80% of the market value of the remaining Properties as determined by the Lender and
(2) the ratio of the outstanding principal balance of the Kranzco Portfolio Loan to such market value following the sale is equal to or less than such ratio prior to the sale. The debt service coverage ratio requires (1) the adjusted property net cash flow of the Properties following the sale be equal to or greater than 1.20 times the debt service amount (calculated as the product of the outstanding principal balance of the Kranzco Portfolio Loan and a constant equal to the greater of 8.25% and the current rate on the Kranzco Portfolio Loan adjusted to reflect a thirty year amortization schedule) and (2) the ratio of adjusted property net cash flow to the debt service amount is equal to or greater than such coverage prior to the sale. For purposes of the Kranzco Portfolio Loan, "adjusted property net cash flow" generally equals the adjusted operating revenues minus the adjusted operating expense for the Properties. For purposes of this calculation, adjusted operating revenues equals the sum of (i) base rents projected pursuant to executed leases for the next twelve months on a pro forma basis based on a current rent roll for tenants which are not in monetary or other material default and (ii) the lesser of actual recoveries and other recurring income from the Properties during the prior twelve month period or projected recoveries and other recurring income determined on the same basis as base rents in the preceding clause (i), as adjusted by the Lender to reflect (1) a credit loss/vacancy allowance equal to the greatest of 10.0% on non-credit tenants as such tenants are determined by the lender, actual vacancy or market vacancy as determined by the Lender and
(2) reduction of above market rents to market as determined by the Lender, and adjusted operating expenses equals expenses during the prior twelve month period, as adjusted by the Lender to reflect (a) management fees equal to the greater of actual management fees and 4.0% of total revenues, (b) material increases in future expenses as determined by the Lender, (c) an annual minimum replacement reserve in an amount determined by the Lender (but not less than the product of $0.18 and the rentable square footage of the Properties), (d) a normalized annual tenant improvement costs and leasing commissions reserve as determined by the Lender (but not less than $477,000) and (e) any other matters deemed necessary by the Lender.

     Insurance. Borrowers must keep the Properties insured under (a) a standard "all-risk" or "special causes of loss" form and a standard extended coverage insurance policy; (b) flood insurance for the various Properties that are located in a flood hazard area; (c) comprehensive General Liability or Commercial General Liability insurance; (d) rental loss and/or business interruption insurance for a period of 12 months; and (e) insurance against loss of damage from explosion of steam boilers, and similar equipment, pressure vessels or apparatus.

   A third party due diligence firm determined the flood zone status of each of the Properties as follows:

      o the Meeting Square Property and the Douglasville Property were both found to be in Zone C, defined by the Flood Insurance Rate Map as an area of minimal flooding;

      o the Vidalia Property was evaluated without a Flood Insurance Rate Map and determined to be in Zone C based on topography and distance to nearest body of water;

      o the Snellville Property and the Village Oaks Property were found to be in Zone X, defined by the Flood Insurance Rate Map as an area outside of the 500 Year Flood Plain;

      o the Tifton Property was found to be partially in Zone X, and partially in Zone AE, defined by the Flood Insurance Rate Map as being within the 100 Year Flood Plain;

      o the Pickaway Property, based on the Flood Boundary Map, was not found to be located in a floodway; and

      o the Summerville Property was found to be in Zone C, defined by the Flood Insurance Rate Map as an area of minimal flooding.

     Condemnation. The Borrowers must promptly notify the Lender in writing of any action or proceeding relating to any condemnation or taking by eminent domain, and shall deliver to the Lender copies of any and all papers served in connection with such proceedings. Notwithstanding any taking by eminent domain by any governmental or quasi-governmental authority, the Borrowers are obligated to continue to pay on the Note and the proceeds received from any condemning authority shall be paid directly to the Lender. In the event of a partial condemnation, provided the Kranzco Portfolio Loan is not in default, the payment shall still be paid to the Lender in full and the Lender and the Borrowers shall determine jointly how the funds are to be spent to restore the improvement.


     Casualty. In the event of a casualty, the Borrowers shall notify the Lender and repair promptly, provided the Lender makes casualty funds available as follows:


   (a)        if the loss is $250,000 or less, the Borrowers may settle the claim and collect the proceeds;


   (b)        if the loss exceeds $250,000, the Lender shall settle the claim and collect the proceeds. If (i) the loss is in an aggregate less than 25% of the original principal of the Note allocated to the damaged Property; (ii) in the Lender's reasonable judgment the Property can be restored in 9 months or less; and (iii) no Event of Default exists, the Borrower may apply the proceeds to rebuild. Disbursements are subject to Lender's approval of plans, the Borrower's diligent pursuit of the repair, a 10% holdback until satisfactory completion, and other typical provisions relating to reconstruction with casualty proceeds.

    OCEANSIDE CALDOR/GOLD COAST PLAZA & SWAN NURSERY COMMONS PORTFOLIO LOAN


LOAN INFORMATION
----------------
Original Principal Balance:$49,000,000

Cut-Off Date Balance:      $48,831,053

Origination Date:          June 9, 1998

Mortgage Rate:                    7.12%

Maturity Date:             July 1, 2008

Borrowers:                 3600 Long Beach Road, LLC,
                           owner of Oceanside
                           Caldor/Gold Coast Plaza, and
                           655 Montauk, LLC, owner of
                           Swan Nursery Commons,
                           each a New York limited
                           liability company

Amortization Term:         The term of the mortgage
                           loan is ten (10) years. Equal
                           payments of principal and
                           interest are required in an
                           amount sufficient to fully
                           amortize the mortgage loan
                           over a thirty (30) year
                           schedule.

Annual Debt Service:       $ 3,959,481

Prepayment Terms/          The mortgage loan may be
Defeasance/Provisions:     prepaid in whole, but not in
                           part, according to the
                           following schedule:

                           Years 1-4: Not prepayable

                           Years 5-9.4: With yield
                            maintenance

                           Years 9.4-maturity:
                            Prepayable without
                            penalty

                           Defeasance is not permitted

Up-Front Reserves:         $763,758.16 for tenant
                            improvements and leasing
                            commissions

                           $395,837.41 for real estate
                            taxes and insurance

Ongoing Reserves:          Monthly payments for the
                            following reserves/escrows:

                           $8,333.33 for tenant
                            improvements and leasing
                            commissions reserves;

                           $154,619.33 real estate tax and
                            insurance escrow;

                           $5,424.83 replacements and
                            repairs reserve.

Collection Account:        Lockbox account effective if
                           loan not paid in full on
                           Anticipated Repayment Date.

Original Allocated Loan
Amount:
-------
Oceanside Caldor/Gold      $40,000,000
Coast Plaza Property
Swan Nursery Commons       $ 9,000,000
Property

PROPERTY INFORMATION
--------------------
Single Asset/Portfolio:    Portfolio, one (1) note, two
                           (2) borrowers, two (2)
                           properties

Property Types:            100% anchored retail

Number of Properties:      2

Property Description :     Oceanside Caldor/Goldcoast
                           Plaza, Oceanside, NY
                           ("Oceanside Caldor/Gold
                           Coast Plaza Property")
                           Swan Nursery Commons,
                           Patchogue, NY ("Swan
                           Nursery Commons Property")
Year Built/Renovated:
---------------------
Oceanside Caldor/Gold      1974/1991
  Coast Plaza Property

Swan Nursery Commons       1989
  Property

Property Management:       Nathan L. Serota d/b/a
                           NLS Company

Occupancy Rate per Property as of 6/8/98:

Oceanside Caldor/Gold      99%
  Coast Plaza Property
Swan Nursery Commons       77%
  Property

                                  1997 Net
                                 Operating         Underwritten
                                   Income               NCF
                               -------------   --------------------
Oceanside Caldor/Gold          $5,217,645      $ 4,559,793
  Coast Plaza Property
Swan Nursery Commons           $1,170,416      $   952,116
  Property

  Total:                       $6,388,061      $ 5,511,909
Underwritten NCF Debt
Service Coverage Ratio:                               1.39 x

Final Appraised Value per Property:

Oceanside Caldor/Gold                          $50,000,000
  Coast Plaza Property
Swan Nursery Commons                           $12,900,000
  Property

Aggregate Final
Appraised Value:                               $62,900,000

Appraisal Date:                             April 21, 1998
Aggregate Cut-off Date
Loan-to-Value Ratio:                                  77.6%

Aggregate Appraised                            $    151.53
  Value per Net square
  foot as of April 21, 1998

DESCRIPTION OF UNDERWRITTEN NET CASH FLOW

     Each of the two (2) properties were subject to downward adjustments to cash flow. Rents were marked to market based on recent executed leases, and certain in-line tenant CAM special assessments on a formula basis were reduced. As vacancy rates apply to Swan Nursery, in light of the 77% occupancy (excluding the 10,888 square feet to be occupied by Tutor Time, which will result in a 86% occupancy level), no further vacancy allowance was taken other than a 1% credit loss factor reflecting the center's local tenant orientation. For the Oceanside Caldor/Gold Coast Plaza Property, a vacancy factor only was applied to the in-line space since all anchor leases expire after the Anticipated Repayment Date.

     Underwritten expenses include a 4% Management Fee expense, notwithstanding the 3% contracted rate in place with affiliates of the Borrowers. Also, actual invoices for real estate taxes and insurance during the next 12 months resulted in an all-in upward modification to supplement the historical expense line items.

     Tenant improvements and leasing commissions of $100,000 are reserved annually. If the reserved amount exceeds $300,000, then the Borrowers may refrain from paying the monthly amount of $8,333 until the reserve declines to below $300,000. The special reserve of $750,000 relating to the Caldor lease is separately held by the lender pending satisfactory resolution of the Caldor bankruptcy. An approximate amount of $65,100 is reserved for replacements and repairs annually. Once the reserved amount exceeds $200,000, then the Borrowers may refrain from paying the monthly amount of $5,425 until the reserve declines to below $200,000.


 THE OCEANSIDE/SWAN LOAN

     The "Oceanside/Swan Loan" has a Cut-off Date Balance of approximately $48,831,053 and is evidenced by a Consolidated and Amended Fixed Rate Note in the original principal amount of $49,000,000 (the "Oceanside/Swan Note") issued by 3600 Long Beach Road, LLC (the "Oceanside Caldor/Gold Coast Plaza Property Borrower") and 655 Montauk, LLC (the "Swan Nursery Commons Property Borrower"), each a New York limited liability company (together the "Oceanside/Swan Borrowers"). The Oceanside/Swan Loan is secured by a Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement (the "Oceanside/Swan Mortgage") encumbering the two (2) grocery store-anchored retail properties described below (the "Oceanside/Swan Properties"). The obligations and liabilities of the Oceanside/Swan Borrowers are joint and several under the Oceanside/Swan Mortgage.

     The Oceanside/Swan Borrowers. Each entity comprising the Oceanside/Swan Borrowers is a recently formed New York special purpose limited liability company established solely for the purpose of ownership and management of the respective Oceanside/Swan Properties. The operating agreement of each Oceanside/Swan Borrower provides that, as long as the Oceanside/Swan Loan is outstanding, its activities are limited to those necessary for the ownership, management and operation of the Oceanside/Swan Properties. The Oceanside/Swan Borrowers own no material assets other than the Oceanside/Swan Properties and related interests. Nathan L. Serota, an individual, controls each of the Oceanside/Swan Borrowers.

     The Oceanside/Swan Properties. The Oceanside/Swan Properties consist of two (2) grocery store-anchored retail centers known as Oceanside Caldor/Gold Coast Plaza and Swan Nursery Commons, which are located in Oceanside, New York and East Patchogue, New York, respectively. Oceanside Caldor/Gold Coast Plaza is a one-story power shopping center together with an adjacent one-story detached retail strip center located at the northwest corner of Daly Boulevard and Long Beach Road. The power center contains 234,442 square feet of rentable space and the strip center contains 58,866 square feet of rentable space for a total leasable area of 293,308 square feet. The buildings are situated on an irregularly shaped parcel containing 20.04 acres. The power center is considered a Class A building, and the strip center is considered a Class C building. Construction on the power center was completed in 1974 and it was renovated in 1991. The strip center was built in 1959. There are 2,500 parking spaces on the site.

     The power center contains three (3) anchor tenants: Pergament occupies 82,471 square feet, Waldbaums Supermarket occupies 55,550 square feet and Caldor occupies 94,421 square feet. The strip center has thirteen tenants with the largest tenant occupying 31,550 square feet. The center was 99% occupied as of the June 8, 1998 rent roll. Because of Caldor's reorganization in bankruptcy, $750,000 was held back at closing as described below. Once Caldor delivers a tenant estoppel and reaffirms its leases, the funds will be released to the Swan/Oceanside Borrowers.

     Swan Nursery Commons consists of four (4) connected buildings, which comprise a one-story community shopping center that was constructed in 1989 and contains a gross leasable area of 121,794 square feet. The center contains three (3) anchor tenants: Waldbaums Supermarket, with 50,000 square feet, Walgreens, with 11,466 square feet and Hollywood Video with 7,200 square feet. In addition, there are fourteen (14) satellite tenants. The center was 77% occupied as of June 8, 1998. In addition, Tutor Time Child Care has executed a lease to occupy approximately 10,800 square feet of space. The Swan Nursery Commons Property Borrowers and this tenant are in the process of obtaining required building permits. Upon this tenant's occupancy, the total occupancy rate is expected to be approximately 86%. The underwritten cash flow excludes the pending Tutor Time Child Care lease.

     Location/Access. The Oceanside Caldor/Gold Coast Plaza Property is located on Long Island, in Oceanside, Nassau County, New York and is bounded by Daly Boulevard, Long Beach Road and Lawson Boulevard. The site has access for ingress and egress to Daly Boulevard and Long Beach Road. Swan Nursery Commons is located on Long Island, in Patchogue, Suffolk County, New York and is bounded by Montauk Highway, Lake Drive, Swan Lake Park and privately owned land. The site has access for ingress and egress to Montauk Highway, a public highway.


 LEASES

     The following table provides certain lease terms for the largest tenants of each of the Oceanside/
Swan Properties.




                                                                      % OF
                                     LEASE          LEASE         TOTAL ANNUAL        ANNUAL       BASE RENT
                                      TYPE       EXPIRATION         BASE RENT       BASE RENT         PSF
                                    -------   ----------------   --------------   -------------   ----------
OCEANSIDE CALDOR/GOLD COAST PLAZA
Caldor ..........................    Net      January, 2012            33.5%       $1,628,760         17.25
Pergament .......................    Net      June, 2011               22.2%        1,082,541         13.13
Waldbaums Supermarket ...........    Net      June, 2011               18.3%          888,800         16.00
SWAN NURSERY COMMONS
Waldbaums Supermarket ...........    Net      June, 2010               46.2%       $  600,000         12.00
Walgreens .......................    Net      July, 2020               12.4%          160,524         14.00
Hollywood Video .................    Net      February, 2008            8.2%          106,200         14.75

----------
     Environmental Reports. "Phase I" environmental assessments, performed by a third-party due diligence firm on each of the Oceanside/Swan Properties in June 1998, did not reveal any environmental liability that the Mortgage Loan Seller believes would have a material adverse effect on the Oceanside/ Swan Borrowers' business, assets, or results of operations taken as whole. The Phase I report for Oceanside Caldor/Gold Coast Plaza Property indicated that non-friable potential asbestos-containing material was found on the premises, for which an Asbestos Operations and Management Plan ("O&M") was recommended. The O&M sets forth suggested remediation efforts. Nevertheless, there can be no assurance that such environmental assessment identified all of the environmental conditions and risks.

     Engineering Reports. A third-party due diligence firm prepared property inspection site reports, dated June 3, 1998, relating to the Oceanside/Swan Properties. Immediate repairs with estimated costs of $6,500 for the Oceanside Caldor/Gold Coast Plaza Property and $500 for Swan Nursery Commons were recommended. All necessary repairs were made by the Oceanside/Swan Borrowers prior to the Swan/Oceanside Loan closing.

     Property Management. Nathan L. Serota d/b/a NLS Company (the "Oceanside/Swan Manager") manages the Oceanside/Swan Properties pursuant to one-year management agreements, which are automatically renewed for successive one-year periods, unless either the Oceanside/Swan Borrower or the Oceanside/Swan Manager elects to terminate the agreement. The management agreements each provide for a management fee equal to 3% of the monthly gross receipts from the operation of each Oceanside Caldor/Gold Coast Plaza Property. The terms of each management agreement give the Oceanside Caldor/Gold Coast Plaza Property Manager control over the operation of the Oceanside/Swan Properties. Each of the management agreements may be terminated by either the owner of the respective Oceanside/Swan Property or the Oceanside/Swan Manager at any time upon thirty days' notice to the other party.

     Guarantor. Nathan L. Serota, principal of both of the Oceanside/Swan Borrowers (the "Oceanside/
Swan Guarantor"), has executed a limited guaranty (the "Oceanside/Swan Guaranty") in favor of the lender guaranteeing payment of losses due to certain acts of fraud and certain breaches of the Mortgage Loan documents.


 LOAN TERMS

     Payment Terms. The Oceanside/Swan Loan Maturity Date is July 1, 2008 (the "Oceanside/Swan Maturity Date"). On the first day of each calendar month, up to and including June 1, 2008, the Oceanside/Swan Borrower is required to pay equal monthly installments of $329,956.76, representing interest accrued and principal amortization based upon a thirty (30) year level payment amortization schedule. The mortgage rate for the Oceanside/Swan Loan is fixed at 7.12% per annum (the "Oceanside/ Swan Interest Rate"). Interest on the Oceanside/Swan Loan accrues on an Actual/360 Basis.

     Prepayment. Provided no Event of Default exists, the principal balance of the Oceanside/Swan Note may be prepaid in whole, but, except as described below with respect to dispositions, not in part at any time after July 31, 2002. If such prepayment occurs on or prior to December 31, 2007 (the "Oceanside/Swan Yield Maintenance Expiration Date"), the lender will be entitled to receive a Prepayment Premium in an amount equal to the greater of (i) 1.00% of the amount prepaid or (ii)(a) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the Maturity Date (including any Balloon Payment) determined by discounting such payments at the Reinvestment Yield, less (b) the amount of principal being prepaid. The term "Reinvestment Yield" as used herein is equal to the mortgage equivalent yield on the "on-the-run" U.S. Treasury issue, with a maturity date closest to, but not earlier than, the Maturity Date (the "Oceanside/Swan Prepayment Premium").

     No Prepayment Premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by the Oceanside/Swan Note after the Oceanside/Swan Yield Maintenance Expiration Date, or a prepayment resulting from application of insurance or condemnation proceeds as provided in the Oceanside/Swan Mortgage at any time during the loan term. Partial prepayments of the Oceanside/Swan Note are not permitted, except partial prepayments resulting from the application of insurance or condemnation proceeds, to reduce the outstanding principal balance of the Oceanside/Swan Note as provided in the Oceanside/Swan Mortgage, in which event, no Prepayment Premium shall be due.

     Events of Default. The Oceanside/Swan Loan documents provide that the lender has the option to accelerate the maturity of Oceanside/Swan Loan upon the occurrence of certain "Events of Default," including the following:

    o the Oceanside/Swan Borrowers' failure to pay any portion of the indebtedness under the Oceanside/Swan Loan, within ten (10) days from the date when the same is due;

    o failure to comply with various covenants concerning operation and maintenance of the Swan/Oceanside Properties; or

    o  a Oceanside/Swan Borrower bankruptcy.

     Loan Servicing & Escrow Accounts. The Oceanside/Swan Borrowers have established an on-going tax and insurance reserve account as well as a replacement reserve fund and a tenant improvement and leasing commissions reserve. The Oceanside/Swan Borrowers are required, at the option of the lender, to fund reserves for estimated annual property taxes and insurance premiums.

     The Oceanside/Swan Borrower is required to deposit monthly payment of $5,424.83 into a replacement reserve fund, to a maximum of $200,000, which must be maintained if there are later withdrawals. Provided that no Oceanside/Swan Event of Default has occurred and is continuing, disbursements from the replacement reserve fund will be made by the lender as requested by the Oceanside/Swan Borrower and approved by the lender.

     The Oceanside/Swan Borrower deposited $750,000 in an upfront tenant improvement and leasing commissions reserve and are required to deposit monthly payments of approximately $8,333 in such reserve to be used to reimburse the cost of providing tenant improvements and leasing commissions on future leases as permitted by the Oceanside/Swan Loan documents. If Caldor, a tenant of the Oceanside Caldor/Gold Coast Plaza Property affirms its lease, the lender will release $750,000 plus interest to the Oceanside Caldor/Gold Coast Plaza Property Borrower; if Caldor rejects such lease, then upon the Oceanside Caldor/Gold Coast Plaza Property Borrower's execution of leases that satisfy the conditions set forth in the Oceanside/Swan Loan documents for the entire Caldor space to tenants acceptable to the lender and the Rating Agencies and such tenants' taking occupancy and commencing to pay rent, the lender will pay to the Oceanside Caldor/Gold Coast Plaza Property Borrower from the tenant improvement and leasing commissions reserve an amount equal to $750,000 minus the cost of tenant improvements and leasing commissions with respect to such leases.

     Transfer of Property and Interest in the Oceanside/Swan Borrowers; Encumbrances; Other Debt.
Without the prior written consent of the lender, the Oceanside/Swan Borrowers may not:

    o directly or indirectly sell or transfer any interest in the Oceanside/Swan Properties or any part thereof (including any partnership or any other ownership interest in the Oceanside/Swan Borrowers, or either of them);

    o further encumber, alienate, grant a lien or grant any other interest in the Oceanside/Swan Properties or any part thereof (including any partnership or other ownership interest in the Oceanside/Swan Borrowers, or either of them), whether voluntarily or involuntarily; or

    o enter into any easement or other agreement granting rights in or restricting the use or development of the Oceanside/Swan Properties;

and

    o no new general partner, member, or limited partner having the ability to control the affairs of the Oceanside/Swan Borrowers, or either of them, shall be admitted to or created in either of the Oceanside/Swan Borrowers (nor shall any existing general partner or member or controlling limited partner withdraw from either Oceanside/Swan Borrower), and no change in either Oceanside/Swan Borrower's organizational documents relating to control over such borrower and/or the Oceanside/Swan Properties shall be effected; and

    o  no transfer shall be permitted which would cause Nathan L. Serota to
       (i) own less than 50% of the beneficial interest in each Oceanside/Swan Borrower and the Oceanside/Swan Properties, (ii) own less than 100% of the voting stock in the corporate managing member of the 3600 Long Beach Road, LLC and (iii) not have the power to direct the affairs of the Oceanside/Swan Borrowers.

     Except for permitted indebtedness, the Oceanside/Swan Borrowers may not incur, create or assume any indebtedness without the prior written consent of the lender.

     Partial Releases. At any time after the fourth anniversary of the Oceanside/Swan Mortgage, the Oceanside/Swan Borrowers may sell or dispose of either of the Oceanside/Swan Properties or portions thereof provided that:

    o the lender shall not release the lien of the Oceanside/Swan Mortgage with respect to the portion of the Oceanside/Swan Properties that is being transferred until the Oceanside/Swan Borrowers have delivered evidence of their receipt and deposit with the lender of the proceeds of the disposition, together with any contributions from the Oceanside/Swan Borrowers to cause the full amount of the Release Price (as defined below) with respect to such disposition to be deposited with the lender;

    o  the disposition is made to an independent third party;

    o debt service coverage based on adjusted net cash flow of the remaining portion of the Oceanside/Swan Properties after such disposition and the application of the Release Price is equal to or exceeds the debt service coverage based on the adjusted net cash flow of the Oceanside/Swan Properties prior to the disposition; and

    o the disposition proceeds shall equal or exceed an amount equal to 115% of the allocated loan amount of the portion of the Oceanside/Swan Properties subject to the disposition (the "Release Price"). As of the date of Oceanside/Swan Mortgage, the original allocated loan amounts with respect to Oceanside Caldor/Gold Coast Plaza and Swan Nursery Commons were $40,000,000 and $9,000,000, respectively.

     Insurance. The Oceanside/Swan Loan documents require that the Oceanside/Swan Borrowers maintain the following types of insurance in respect of the Oceanside/Swan Properties: (a) standard "all-risk" or "special causes of loss" insurance; (b) comprehensive general liability insurance; (c) rental loss and/or business interruption insurance for a period of 12 months and (d) insurance against loss or damage from explosion of steam boilers, air conditioning equipment or similar apparatus.

     Casualty. In the case of loss or damage covered by such insurance policies, the following provisions shall apply:

    o if a casualty occurs that does not exceed $100,000, the Oceanside/Swan Borrowers may settle and adjust any claim without the consent of the lender; and

    o if a casualty occurs where (i) the total loss is less than 25% of the allocated loan amount for the damaged Oceanside/Swan Property and (ii) in the judgment of the lender, the property can be restored within nine months after insurance proceeds are made available and such restoration can be completed prior, on, or before six months prior to the maturity date of the loan and (iii) no Oceanside/Swan Event of Default has occurred and is continuing, then the insurance proceeds shall be applied to reimburse the Oceanside/Swan Borrowers for the cost of repairing the damaged property.

     Condemnation. The Oceanside/Swan Borrowers shall cause the award or payment made in any condemnation or taking, which is payable to the Oceanside/Swan Borrowers or either of them, to be paid directly to the lender. Except as described below, the lender may apply any such award or payment to the reduction or discharge of the indebtedness whether or not then due and payable, such application to be without any Prepayment Premium, except that if an Event of Default has occurred or is imminent, then such application shall be subject to the Prepayment Premium (computed in accordance with the Swan/Oceanside Note).

     Notwithstanding the above, in the event of a condemnation of less than all of the Oceanside/Swan Properties where: (i) no Event of Default shall have occurred and be continuing, (ii) the condemnation will not, in lender's sole discretion, result in a material adverse effect on the use or operation of the Oceanside/Swan Properties, the Oceanside/Swan Borrowers' ability to make payments, or the operating income from the Oceanside/Swan Properties, and (iii) the amount of any award or payment that is uncontested shall have been paid to the lender, then the lender and the Oceanside/Swan Borrowers shall jointly make any such compromise or settlement under the Oceanside/Swan Mortgage or otherwise adjudicate such claim, and such award or payment shall be paid by the lender to the Oceanside/Swan Borrowers to restore the Oceanside/Swan Properties to an architecturally and functionally compatible condition. In addition, notwithstanding the provisions above, the Oceanside/Swan Borrowers are authorized to negotiate, compromise and settle, without participation by lender, condemnation awards of up to $100,000 in connection with a condemnation of less than all of the Oceanside/Swan Properties.

     Lockbox Account. Following an Event of Default, the lender has the right to establish a non-interest bearing lockbox account, which account will be controlled by the lender or its agent. The Oceanside/Swan Loan documents provide that the lender may require that all rents, revenue, and receipts from the Oceanside/Swan Properties be deposited directly into the lockbox account, pursuant to the Assignment of Leases and Rents.

     Environmental Indemnity. The Oceanside/Swan Borrower has provided an environmental indemnity with respect to environmental hazards and liabilities associated with the Oceanside/Swan Properties.


THE MORTGAGE LOAN SELLERS

     General. CREI currently holds one hundred seven (107) Mortgage Loans, representing 42.47% of the Initial Pool Balance. Such Mortgage Loans are collectively referred to as the "CREI Mortgage Loans". All of the CREI Mortgage Loans were originated during the 12-month period preceding the Cut-off Date either by CREI directly or on its behalf pursuant to its conduit program.

     SBRC currently holds the remaining one hundred twenty-five (125) Mortgage Loans, which represent 57.53% of the Initial Pool Balance. Such Mortgage Loans are collectively referred to as the "SBRC Mortgage Loans". SBRC originated sixteen (16) of the SBRC Mortgage Loans, representing 26.38% of the Initial Pool Balance. The remaining one hundred nine (109) SBRC Mortgage Loans, representing in the aggregate 31.15% of the Initial Pool Balance, were originated by eighteen (18) other originators and purchased by SBRC. No originator other than CREI and SBRC originated Mortgage Loans representing more than 11% of the Initial Pool Balance.

     CREI. CREI is a Delaware corporation engaged in the business of originating loans on income-producing properties. Its principal offices are located in New York, New York. CREI is a direct, wholly owned subsidiary of Citibank and an affiliate of the Sponsor and the Underwriter.

     SBRC. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is a direct, wholly owned subsidiary of Salomon Brothers Holding Inc and an affiliate of the Sponsor and the Underwriter.

     The information set forth in this Prospectus Supplement concerning the Mortgage Loan Sellers has, in each case, been provided by the particular Mortgage Loan Seller, and neither the Sponsor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the Delivery Date, each Mortgage Loan Seller shall assign its Mortgage Loans, without recourse, to the Sponsor. Each Mortgage Loan Seller will be required to deliver the following documents to the Trustee for each of such Mortgage Loan Seller's Mortgage Loans--

    o the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

    o the original or a copy of the Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

    o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

    o a completed assignment of each Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

    o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

    o  an original or copy of any related loan agreement;

    o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan);

    o an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

    o in those cases where applicable, the original or a copy of the related ground lease.

     The Pooling Agreement will require the Trustee to hold all of these documents delivered to it in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of such documents. If any of the above-described documents required to be delivered to the Trustee is not so delivered or is otherwise defective, and such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, such omission or defect will constitute a "Material Document Defect" with respect to the related Mortgage Loan. The rights of the Trust against the related Mortgage Loan Seller with respect to any Material Document Defect are described under "--Cures and Repurchases" below. All of the above-described documents actually delivered to the Trustee for a Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan.

     The Pooling Agreement will further require the Trustee, within a specified period following the Delivery Date, to submit for recording in the real property records of the appropriate jurisdictions all of the assignments of recorded loan documents in its favor that were delivered by the Mortgage Loan Sellers with respect to the Mortgage Loans as described above.

     CREI WILL NOT HAVE ANY DOCUMENT DELIVERY REQUIREMENTS WITH RESPECT TO THE SBRC MORTGAGE LOANS, AND SBRC WILL NOT HAVE ANY DOCUMENT DELIVERY REQUIREMENTS WITH RESPECT TO THE CREI MORTGAGE LOANS.


REPRESENTATIONS AND WARRANTIES

     Each Mortgage Loan Seller will make the following representations and warranties, among others, solely with respect to its Mortgage Loans as of the Delivery Date or as of such other date specified in the particular representation and warranty:

    o The information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement was true and correct in all material respects as of the Cut-off Date.

    o Immediately prior to its transfer of its Mortgage Loans to the Trustee (at the direction of the Sponsor), such Mortgage Loan Seller was the sole owner of, and had full right and authority to sell, assign and transfer, each such Mortgage Loan.

    o Each Mortgage securing a Mortgage Loan is a valid first lien on the Borrower's interest in the related Mortgaged Property subject only to the following (collectively, the "Permitted Encumbrances"):

      (a) the lien of current real estate taxes and assessments not yet due and payable;

      (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, which do not materially and adversely affect the current use of the Mortgaged Property, the security interest of the lender or the value of the Mortgaged Property;

      (c) rights of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

      (d) with respect to three (3) Mortgage Loans, representing 8.54% of the Initial Pool Balance, purchase options affecting outparcels or other portions included in the Mortgaged Property and with respect to one (1) Mortgage Loan, representing 0.44% of the Initial Pool Balance, a purchase option affecting the Mortgage Property;

      (e) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan; and

      (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan.

    o The Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related Borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related Borrower (subject to any nonrecourse provisions and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby.

    o No Mortgage Loan was as of the Cut-off Date, or during the prior twelve-month period, more than 30 days delinquent in respect of any Scheduled P&I Payment, without giving effect to any applicable grace period, except for one Mortgage Loan as to which the November 1998 payment was collected in early December 1998.

    o  There is no valid offset, defense or counterclaim to any Mortgage Loan.


    o Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note, except that certain post-closing conditions or requirements may not have yet been completed.

    o Such Mortgage Loan Seller has not received actual notice that (a) there is any proceeding pending or threatened for condemnation affecting all or a material portion of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in those cases where there is an escrow of funds, or an effective insurance policy provides coverage, sufficient to effect the necessary repairs and maintenance).

    o All insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property.

    o At origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan.

    o One or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property not more than 24 months prior to the Delivery Date (except in the case of eleven (11) Mortgaged Properties representing 3.89% of the Initial Pool Balance, as to which such assessments or updates were performed as of an earlier date), and such Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

    o The lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan).

    o The proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

    o The terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

    o There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

    o The related Borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property.

    o No Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest.

    o All escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents.

     If there exists a breach of any of the above-described representations and warranties made by either Mortgage Loan Seller, and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the applicable Mortgage Loan Seller with respect to any Material Breach are described under "--Cures and Repurchases" below.

     SBRC WILL NOT MAKE ANY REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE CREI MORTGAGE LOANS; AND CREI WILL NOT MAKE ANY REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SBRC MORTGAGE LOANS.


CURES AND REPURCHASES

     If either Mortgage Loan Seller discovers or receives notice of (i) a Material Document Defect with respect to any of its Mortgage Loans as described under "--Assignment of the Mortgage Loans" above or (ii) a Material Breach of any representation and warranty made by it as described under "--Representations and Warranties" above, then such Mortgage Loan Seller will be obligated to--

    o remedy such Material Document Defect or Material Breach in all material respects, or

    o repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan at the time of purchase, plus (ii) all unpaid interest in respect of such Mortgage Loan through the Due Date in the Collection Period of purchase (exclusive of any portion thereof that constitutes Default Interest or Additional Interest), plus (iii) all unreimbursed Servicing Advances in respect of such Mortgage Loan.

The time period within which such Mortgage Loan Seller must complete such remedy or repurchase will be limited to 90 days (or, if it is diligently attempting to correct the problem, 180 days) following the earlier of its discovery or receipt of notice of the Material Document Defect or Material Breach, as the case may be.

     The foregoing cure/repurchase obligation of the applicable Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders in connection with a Material Document Defect or a Material Breach with respect to any Mortgage Loan. Neither the Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Document Defect or a Material Breach if the applicable Mortgage Loan Seller defaults on its obligation to do so. SBRC will not have any cure/repurchase obligations in respect of any CREI Mortgage Loan; and CREI will not have any cure/repurchase obligations in respect of any SBRC Mortgage Loan. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool it is as expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Sponsor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Sponsor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary.


     A Current Report on Form 8-K will be available to purchasers of the Offered Certificates after the Delivery Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates and will be available on the SEC's Internet web site at http://www.sec.gov. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Pooling Agreement provides that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans and other assets for which it is responsible, directly or through sub-servicers, in the best interests and for the benefit of the Certificateholders, in accordance with all applicable laws, the express terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the Servicing Standard. The "Servicing Standard" requires that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans and other assets for which it is responsible:

     o in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for other third parties(giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard;

     o with a view to the timely collection of all Scheduled P&I Payments due under the Mortgage Loans (or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis); and

     o  without regard to:

        (a) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related Borrower or any other party to the Pooling Agreement;

        (b) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof;

        (c) the Master Servicer's obligation to make Advances;

        (d) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances;

        (e) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction;

        (f) the management and/or servicing of mortgage loan portfolios for other third parties; and

        (g) any indemnity or repurchase obligation on the part of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates with respect to the Mortgage Loans.

   In general, the Master Servicer will be responsible for the servicing and administration of--

     o all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

     o  all Corrected Mortgage Loans (also as defined below).

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

     o each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

     o each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

     Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required thereunder with respect to any Specially Serviced Mortgage Loans and REO Properties and, otherwise, to render certain incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties. Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

     A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

   (1) the failure of the related Borrower to make when due any Balloon Payment, which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;

   (2) the failure of the related Borrower to make when due any Scheduled P&I Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

   (3) the determination by the Master Servicer in its good faith and reasonable judgment that a default in the making of a Scheduled P&I Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

   (4) any default under the related loan documents, other than a payment default, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days);

   (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the related Borrower; and certain actions by or on behalf of the related Borrower indicating its bankruptcy, insolvency or inability to pay its obligations;

   (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

     So long as no other Servicing Transfer Event then exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) if and when:

   (a) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

   (b) with respect to the circumstances described in clauses (3) and (5) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer; and

   (c) with respect to the circumstances described in clause (4) of the preceding paragraph, such default is cured;

   (d) with respect to the circumstances described in clause (6) of the preceding paragraph, such proceedings are terminated.

     The Master Servicer and Special Servicer will each be required to service and administer any related Cross-Collateralized Group as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. You should also refer to the Prospectus, in particular the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer.


THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

     As of September 30, 1998, AMRESCO serviced approximately 18,680 commercial and multi-family loans, totaling approximately $39.4 billion in aggregate outstanding principal amount, including approximately 6,890 loans representing $26.3 billion that are currently included in 68 securitized transactions. The portfolio is significantly diversified both geographically and by product type.


     The Mortgage Bankers Association of America ranked AMRESCO as the second largest commercial mortgage servicing firm. Moody's and S&P have approved AMRESCO as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities.

     The information set forth in this Prospectus Supplement concerning the Master Servicer and AMRESCO has been provided by it. Neither the Sponsor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer. The duties of Special Servicer will be performed by Allied Capital Corporation, a Maryland corporation ("Allied"). As of September 30, 1998, Allied was responsible for performing certain servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $719 million, the real property security for which is located in 31 states and the District of Columbia. Allied has been approved as a special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by S&P and Moody's.

     The information set forth herein concerning Allied has been provided by it, and neither the Sponsor nor the Underwriter make any representation or warranty as to the accuracy or completeness of such information.


SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate any of its servicing obligations under the Pooling Agreement to any one or more third-party servicers (each, a "Sub-Servicer"). Nevertheless, the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for any such delegated duties. Some of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. One or more such Sub-Servicers may be affiliates of a Mortgage Loan Seller. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master

Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any other successor to such Master Servicer or Special Servicer, as applicable, may:

     o assume such party's rights and obligations under such Sub-Servicing Agreement;

     o enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer, as the case may be, and such Sub-Servicer shall mutually agree; or

     o terminate such Sub-Servicing Agreement without cause upon payment of a termination fee to the Sub-Servicer.

     The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it. The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee.

     The "Master Servicing Fee" will--

     o accrue at the applicable Master Servicing Fee Rate in respect of each and every Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property),

     o be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on each such Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and

     o be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each such Mortgage Loan.

     The "Master Servicing Fee Rate" will range from 0.11% to 0.185% per annum, on a loan-by-loan basis. The weighted average Master Servicing Fee Rate for the Mortgage Loans as of the Cut-off Date was 0.146% per annum.

     Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

     o All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool (but only to the extent such Prepayment Interest Excesses collected during any Collection Period are greater than all Prepayment Interest Shortfalls (as defined below) incurred in respect of the Mortgage Loans during such Collection Period). If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (less the amount of related Master Servicing Fees payable therefrom and any Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

     o All modification fees and assumption fees and any similar fees (excluding Prepayment Premiums), if any, collected in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans.

     o All late payment charges and Default Interest, if any, collected in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

     o Charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, to the extent actually paid by a Borrower with respect to any Mortgage Loan.

     The Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account (as defined in the Prospectus), in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

     The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred with respect to the Mortgage Pool during any Collection Period, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

     (a) any excess of (i) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period, over (ii) the aggregate of all Prepayment Interest Excesses, if any, collected with respect to the Mortgage Pool during such Collection Period, and

     (b) the aggregate of, with respect to each and every Mortgage Loan for which the Master Servicer receives Master Servicing Fees during such Collection Period, the portion of such fees calculated at an annual rate of 0.06% per annum.

     To the extent that the amount described in clause (b) of the preceding sentence is less than the amount described in clause (a) of the preceding sentence, such difference will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

     Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. Any Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of interest-bearing Certificates, in reduction of the interest distributable thereon, in the amounts and priorities described under "Description of the Offered Certificates--Allocation of Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

     o  the Special Servicing Fee,

     o  the Workout Fee, and

     o  the Liquidation Fee.

     The Special Servicing Fee. The "Special Servicing Fee" will--

     o accrue at 0.25% per annum (the "Special Servicing Fee Rate") in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property,

     o be computed on the basis of the same principal amount and for the same number of days respecting which any related interest payment due or deemed due, as the case may be, on each such Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Additional Interest that may accrue on an ARD Loan after its Anticipated Repayment Date, and

     o be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

     The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest) and principal (including scheduled payments, prepayments and Balloon Payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Correct Mortgage Loans at the time of such termination or resignation. The successor Special Servicer shall not be entitled to any portion of such Workout Fees.

     The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds (as defined in the Prospectus). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest).

     Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the repurchase of any Mortgage Loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the applicable cure period (see "Description of the Mortgage Pool--Cures and Repurchases" in this Prospectus Supplement).

     o the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class (see "--Sale of Defaulted Mortgage Loans" below); or

     o the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust (see "Description of the Offered Certificates-- Termination" in this Prospectus Supplement).

     The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive--

     o all modification fees and assumption fees, if any, collected in respect of the Specially Serviced Mortgage Loans, and

     o all late payment charges and Default Interest, if any, collected in respect of the Specially Serviced Mortgage Loans (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).


     Sub-Servicing Compensation. The Master Servicer and the Special Servicer will each be responsible for all compensation payable to the Sub-Servicers retained thereby. Such Sub-Servicers may, in some cases, be entitled to a significant portion of the servicing compensation described above as being payable to Master Servicer or Special Servicer, as applicable.

     Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling Agreement.

     Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds (as defined in the Prospectus), Condemnation Proceeds (also as defined in the Prospectus) and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse the Special Servicer for any Servicing Advance made by it. Upon so reimbursing the Special Servicer for any Servicing Advance, the Master Servicer will thereafter be deemed to have been made such Advance.

     In general, the Special Servicer may request (and, in certain circumstances, must direct) the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such Advances). Nevertheless, the Pooling Agreement will obligate the Special Servicer to make Servicing Advances in an emergency or in circumstances where (because of timing or otherwise) requesting the Master Servicer to make such Advances would be inconsistent with the Servicing Standard. In addition, the Pooling Agreement will require that the Special Servicer make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request. Except under the circumstances described above in this paragraph, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within ten (10) days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three (3) more business days, to make such Servicing Advance. The Pooling Agreement will obligate the Fiscal Agent to make any Servicing Advance that the Trustee was obligated (but failed) to make.

     NOTWITHSTANDING THE FOREGOING DISCUSSION OR ANYTHING ELSE TO THE CONTRARY IN THIS PROSPECTUS SUPPLEMENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT AND THE TRUSTEE WILL NOT BE OBLIGATED TO MAKE SERVICING ADVANCES THAT, IN THE REASONABLE AND GOOD FAITH JUDGMENT OF THE MASTER SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT OR THE TRUSTEE, AS THE CASE MAY BE, WOULD NOT BE ULTIMATELY RECOVERABLE FROM RELATED PROCEEDS (ANY SERVICING ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE SERVICING ADVANCE"). IF THE MASTER SERVICER, THE SPECIAL SERVICER, THE FISCAL AGENT OR THE TRUSTEE MAKES

ANY SERVICING ADVANCE THAT IT SUBSEQUENTLY DETERMINES, IN ITS REASONABLE AND GOOD FAITH JUDGMENT, IS A NONRECOVERABLE SERVICING ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH NONRECOVERABLE SERVICING ADVANCE OUT OF GENERAL COLLECTIONS ON THE MORTGAGE LOANS AND ANY REO PROPERTIES ON DEPOSIT IN THE CERTIFICATE ACCOUNT FROM TIME TO TIME.

     The Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property). In addition, the Pooling Agreement will require the Master Servicer (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole).

     The Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any Servicing Advance will be payable--

     o at any time until such Servicing Advance either has been reimbursed or has become a Nonrecoverable Servicing Advance, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

     o if such Servicing Advance either has been reimbursed or has become a Nonrecoverable Servicing Advance, out of any amounts then on deposit in the Certificate Account.

EVIDENCE AS TO COMPLIANCE

     On or before March 15 of each year, beginning March 15, 2000, each of the Master Servicer and the Special Servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Sponsor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or the portion thereof during which the Certificates were outstanding) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution; and

     o deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year (or the portion thereof during which the Certificates were outstanding).

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the Borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     o With limited exception (including as described below with respect to Additional Interest), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. In addition, the Master Servicer may not agree to any assumption without the Special Servicer's consent. The Special Servicer will not be so restricted when acting with respect to a Specially Serviced Mortgage Loan, provided that a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation.

     o The Special Servicer may not, in connection with any particular extension, (a) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (b) in the case of a Mortgage Loan secured solely by a Mortgage on the applicable Borrower's leasehold interest in the related Mortgaged Property, beyond a date that is ten years prior to the expiration of the related ground lease or (c) in the case of a Mortgage Loan that is a Balloon Mortgage Loan, extend the maturity date beyond the amortization term thereof (as determined without regard to the Balloon Payment).

     o Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (a) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or (b) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Neither the Master Servicer nor the Special Servicer shall be liable for decisions in this regard which were made in good faith; and, unless it would be contrary to the Servicing Standard to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions.

     o Neither the Master Servicer nor the Special Servicer may permit any Borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless and until (a) each of Moody's and S&P has confirmed that such act will not result in a qualification, downgrade or withdrawal of any rating assigned thereby to the Certificates and (b) the Special Servicer has determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations.

     o With limited exceptions, neither the Master Servicer nor the Special Servicer may release any collateral securing an outstanding Mortgage Loan.

Nevertheless, the limitations, conditions and restrictions set forth above will not apply to any act or event described above that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(ii), in any event under the terms of such Mortgage Loan in effect on the Delivery Date. Furthermore, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable and good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer will be permitted, in its discretion, to waive all or any accrued Additional Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay the Mortgage Loan in full, together with all other payments required by the Mortgage Loan in connection with such prepayment except for such accrued Additional Interest. However, the Master Servicer's determination to waive the Trust's right to such accrued Additional Interest must be reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the Trust's right to such accrued Additional Interest. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.


SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan is in accordance with the Servicing Standard, the Special Servicer will be required to give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will be required, within 10 days after receipt of such notice, to provide a similar notice to the Holder (or Holders) of the Controlling Class. Any single Holder or particular group of Holders of Certificates evidencing a majority interest in the Controlling Class may (but is not obligated to) purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholders have not purchased such defaulted Mortgage Loan within fifteen (15) days of their having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may (but is not obligated to) purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. In general, the Special Servicer will be required to accept the highest cash offer (or such lower cash offer as may be in the best interests of the Trust) that constitutes a fair price for such Mortgage Loan, notwithstanding that a fair price may be less than the applicable Purchase Price. Nevertheless, none of the Special Servicer, the Master Servicer, the Sponsor, either Mortgage Loan Seller, any Certificateholder or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than both the Purchase Price and the price proposed by any Interested Persons. Additionally, neither the Trustee nor any of its affiliates may make an offer for any such Mortgage Loan. See also "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.


REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will be required to sell such Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless--

     o the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension"), or

     o the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of such property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code.

     Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any REO Property in such a manner as will be reasonably likely to realize a fair price for such property. The

Special Servicer may retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage each REO Property, if any, in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (a) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (b) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of such REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". The considerations will be of particular relevance with respect to any health care facilities or hospitality properties that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 1999, the Master Servicer must perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, must perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the related Borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Pooling Agreement will require the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, to make reasonable efforts to collect and review such statements. There can be no assurance, however, that the related Borrower will deliver any such operating statements in accordance with the terms of any such Mortgage Loan. Neither the Master Servicer nor the Special Servicer is likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER


     The Holder or Holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace the Special Servicer. In addition, such Holder(s) may designate a replacement Special Servicer by the delivery to the Trustee of a written notice stating such designation. If the designated replacement is approved by the Trustee, which approval may not be unreasonably withheld, the designated replacement will become the Special Servicer as of the date the Trustee has received each of the following items:


     o written confirmation from each of Moody's and S&P stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, none of the then-current ratings of the Certificates would be downgraded or withdrawn as a result thereof;


     o a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and


     o an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the applicable provisions of the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against the designated replacement in accordance with its terms.


     The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.


     The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates outstanding from time to time (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a then-current Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Certificates has a then-current Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest Certificate Balance then outstanding). The Class L Certificates will be the initial Controlling Class. At no time will the Class X, Class R-I, Class R-II or Class R-III Certificates constitute the Controlling Class. It is anticipated that an affiliate of the initial Special Servicer will acquire certain of the Private Certificates, including all the Class L Certificates.


RESIGNATION OF MASTER SERVICER OR SPECIAL SERVICER UPON ADVERSE RATING EVENTS


     The Master Servicer or the Special Servicer will be required to resign if:


     o Any of the outstanding ratings on any Class of Certificates is downgraded or withdrawn due to the acts, omissions or circumstances of the Master Servicer or the Special Servicer, as the case may be;


     o Either Rating Agency places its ratings of any Class of Certificates on a "watch" status in contemplation of a rating downgrade or withdrawal due to such acts, omissions or circumstances, and the Master Servicer or Special Servicer, as applicable, shall not have resolved all such matters to the satisfaction of such Rating Agency within ninety (90) days, except that no such cure period will continue beyond the end of the cure period described in the next paragraph; or


     o Moody's shall provide written notice to the Trustee that, unless the Master Servicer or the Special Servicer, as applicable, resigns, it will place its ratings on one or more Classes of Certificates on a "watch" status in contemplation of a rating downgrade or withdrawal due to such acts, omissions or circumstances, and the Master Servicer or Special Servicer, as applicable, shall not have resolved all such matters to Moody's satisfaction within ninety (90) days.


     The cure periods available to the Master Servicer and Special Servicer may be extended if the Rating Agency in question provides written consent to the Trustee.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued, on or about the Delivery Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. The Trust Fund will include:

     o  the Mortgage Loans;

     o any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due on or before the Cut-off Date);

     o  the Mortgage Files for the Mortgage Loans;

     o  any REO Properties; and

     o such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling
        Agreements--Certificate Account" in the Prospectus) or the Interest Reserve Account (see "--Distributions--Interest Reserve Account" below).

     The Certificates will include sixteen (16) separate Classes, seven (7) of which are Classes of Offered Certificates and nine of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial Certificate Balance or Notional Amount and the initial Pass-Through Rate for each Class of Certificates.


                           THE OFFERED CERTIFICATES



                             INITIAL
                     CERTIFICATE BALANCE OR           % OF                INITIAL
 CLASS DESIGNATION     NOTIONAL AMOUNT(1)     INITIAL POOL BALANCE   PASS-THROUGH RATE
------------------- ------------------------ ---------------------- ------------------
Class A-1 .........         $                           %                   %
Class A-2 .........         $                           %                   %
Class X ...........         $     (2)                   %                   %
Class B ...........         $                           %                   %
Class C ...........         $                           %                   %
Class D ...........         $                           %                   %
Class E ...........         $                           %                   %

----------
(1) The Certificate Balance or Notional Amount of any Class of Offered Certificates may be as much as 10% larger or smaller than the balance or amount, as the case may be, shown above.

(2)   Notional Amount. The Class X Certificates will not have a Certificate
      Balance.



                            THE PRIVATE CERTIFICATES



                                                    APPROXIMATE
                               INITIAL                INITIAL              INITIAL
  CLASS DESIGNATION    CERTIFICATE BALANCE(1)      CREDIT SUPPORT     PASS-THROUGH RATE
--------------------- ------------------------ --------------------- -------------------
Class F .............          $                           %                    %
Class G .............          $                           %                    %
Class H .............          $                           %                    %
Class J .............          $                           %                    %
Class K .............          $                           %                    %
Class L .............          $                           %                    %
Class R-I ...........          N/A(2)                  N/A(2)               N/A(2)
Class R-II ..........          N/A(2)                  N/A(2)               N/A(2)
Class R-III .........          N/A(2)                  N/A(2)               N/A(2)

----------
(1) The Certificate Balance of any Class of Private Certificates may be as much as 10% larger or smaller than the balance shown above.

(2) The Class R-I, Class R-II and Class R-III Certificates do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

     The "Certificate Balance" of any Class of Principal Balance Certificates will represent the aggregate distributions of principal to which the Holders of such Certificates are entitled over time out of payments (or Advances) and other collections on the assets of the Trust. On each Distribution Date, the Certificate Balance of a Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Certificate Balance of a Class of Principal Balance Certificates may also be permanently reduced in connection with the allocation of Realized Losses and Additional Trust Fund Expenses, as and to the extent described under "--Allocations of Losses and Certain Other Shortfalls and Expenses" below.

     The "Notional Amount" of the Class X Certificates will represent the principal amount on which interest will accrue on such Certificates from time to time. It does not represent any entitlement to principal. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all of the Classes of Principal Balance Certificates outstanding from time to time.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders thereof may thereafter be entitled to certain payments in reimbursement of any reductions made in the Certificate Balance, if any, of such Class of Certificates as a result of the allocation of Realized Losses and Additional Trust Fund Expenses, as described under "--Allocations of Losses and Certain Other Shortfalls and Expenses" below.

     As described under "Certain Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to as the "REMIC Residual Certificates". The remaining Certificates will constitute REMIC regular interests and are referred to as the "REMIC Regular Certificates".

     The Sponsor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Sponsor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry form only in original denominations of:

     o in the case of the Class X Certificates, $1,000,000 initial notional amount and in any higher whole dollar amount; and

     o in the case of the other Offered Certificates, $10,000 initial principal amount and in any higher whole dollar amount.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the Cede & Co., as nominee of DTC.

     You will not be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued, beneficial ownership interests in the Offered Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

     All references in this Prospectus Supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this Prospectus Supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

     As a result of the foregoing, you may experience certain delays in the receipt of payments on your Certificates and may have difficulty in pledging your Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.


     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if Definitive Certificates are issued, the registration of transfers and exchanges of Definitive Certificates.


SENIORITY


     The following chart sets forth the relative seniority of the Classes of Certificates for purposes of--


     o making distributions of interest and, if applicable, distributions of principal, and


     o allocating Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls.

     Each Class of Certificates will, for the above purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.


                           EXPANDED SENIORITY CHART

                     --------------------------------------
Most Senior             Class A-1, Class A-2 and Class X             Most Senior
                     --------------------------------------
                                        |
                         ------------------------------
                                    Class B
                         ------------------------------
                                        |
                         ------------------------------
                                    Class C
                         ------------------------------
                                        |
                         ------------------------------
                                    Class D
                         ------------------------------
                                        |
                         ------------------------------
                                    Class E
                         ------------------------------
                                        |
                         ------------------------------
                                    Class F
                         ------------------------------
                                        |
                         ------------------------------
                                    Class G
                         ------------------------------
                                        |
                         ------------------------------
                                    Class H
                         ------------------------------
                                        |
                         ------------------------------
                                    Class J
                         ------------------------------
                                        |
                         ------------------------------
                                    Class K
                         ------------------------------
                                        |
                         ------------------------------
                                    Class L
                         ------------------------------
                                        |
                     --------------------------------------
Most Subordinate     Classes of REMIC Residual Certificates     Most Subordinate
                     --------------------------------------

     THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED CERTIFICATES WILL BE THE SUBORDINATION OF THE OTHER CLASSES OF CERTIFICATES LISTED BELOW IT IN THIS EXPANDED SENIORITY CHART.

CERTAIN RELEVANT CHARACTERISTICS OF THE MORTGAGE LOANS

     The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this section:

     Net Mortgage Rate. The "Net Mortgage Rate" for each Mortgage Loan will equal the related Mortgage Rate less the sum of the related Master Servicing Fee Rate and the annual rate at which Trustee Fees are calculated (such sum, the "Administrative Fee Rate"). As of the Cut-off Date, the Net Mortgage Rates for the Mortgage Loans ranged from 6.16% per annum to 9.86% per annum, with a weighted average Net Mortgage Rate of 7.36% per annum.

     Stated Principal Balance. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and will permanently be reduced on each Distribution Date (to not less than zero) by--

     o that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

     o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Losses and Certain Other Shortfalls and Expenses" below).


DISTRIBUTIONS

     General. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. However, the final distribution of principal and/or interest on any REMIC Regular Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

     In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

     Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through DTC and your DTC Participant. See "--Registration and Denominations" above.

     The Available Distribution Amount. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

     o All payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

        (a) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

        (b) Prepayment Premiums (which are separately distributable on the Certificates as described below in this Prospectus Supplement);

        (c) amounts that are payable or reimbursable to any person other than the Certificateholders, including (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges),
            (ii) amounts payable in reimbursement of outstanding Advances, together with interest thereon, and (iii) amounts payable in respect of other expenses of the Trust;

        (d) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are to be transferred from the Certificate Account to the Interest Reserve Account during such month and held for future distribution; and

        (e) amounts deposited in the Certificate Account in error.

     o Any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

     o If such Distribution Date occurs during March of any year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are transferred from the Interest Reserve Account to the Certificate Account during such month.

     See "--Distributions--Interest Reserve Account" and "--Allocations of Losses and Certain Other Shortfalls and Expenses" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 1999, the Master Servicer will, on or before the Distribution Date in such month, withdraw from the Certificate Account and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in such month was either received or advanced. The "Interest Reserve Amount" for any such Mortgage Loan for either such month will, in general, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 1999, the Master Servicer will, on or before the Distribution Date in such month, withdraw from the Interest Reserve Account and deposit in the Certificate Account any and all amounts then on deposit in the Interest Reserve Account with respect to the Actual/360 Mortgage Loans. All such Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Certificate Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

     Calculations of Interest. Each Class of REMIC Regular Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

     o  The Pass-Through Rate for such Class for the related Distribution Date.

     o The Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date.

     o  The assumption that each year consists of twelve 30-day months.

     The total amount of interest accrued from time to time with respect to each Class of REMIC Regular Certificates is called "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period may be distributable as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date.

     The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period that is actually distributable thereon is called "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest for any Class of REMIC Regular Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest for such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below.

     Calculation of Pass-Through Rates. The Pass-Through Rate for each Class of Principal Balance Certificates for each Distribution Date will equal the lesser of (i) the initial Pass-Through Rate for such Class of Certificates and (ii) the Weighted Average Mortgage Pass-Through Rate for such Distribution

Date. The Pass-Through Rate in respect of the Class X Certificates for each Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates of the various Classes of Principal Balance Certificates for such Distribution Date (weighted on the basis of the related Certificate Balances immediately prior to such Distribution Date).

     The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of the Mortgage Loans' Stated Principal Balances immediately prior to such Distribution Date).

     The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

     o in the case of each 30/360 Mortgage Loan, the Net Mortgage Rate for such Mortgage Loan as of the Cut-off Date, and

     o in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to the product of (i) the related Net Mortgage Rate in effect as of the Cut-off Date, multiplied by (ii) a fraction, the numerator of which is the number of days in the calendar month immediately preceding the month in which such Distribution Date occurs, and the denominator of which is 30; however, if the Interest Reserve Amounts for any Actual/360 Mortgage Loan are being properly transferred to and from the Interest Reserve Account, then the calendar months of December (except in a year preceding a leap year), January and February will be treated as if they consisted of 30 days each.

     The REMIC Residual Certificates will not have Pass-Through Rates.

     Calculation of the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable on the Principal Balance Certificates for such Distribution Date and will, in general, equal the aggregate (without duplication) of the following:

     (a) all payments of principal (other than voluntary Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

     (b) the principal portion of all Scheduled P&I Payments due on the Mortgage Loans for the Due Date occurring during the related Collection Period, that were received prior to the related Collection Period;

     (c) all voluntary Principal Prepayments received on the Mortgage Loans during the related Collection Period;

     (d) all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

     (e) the principal portion of all P&I Advances made for such Distribution Date.

     Priority of Payments.

     General. Distributions of interest and principal are to be made to the Holders of the various Classes of REMIC Regular Certificates, sequentially based on their relative seniority as depicted in the Expanded

Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates") prior to making such distributions in respect of any other Class of REMIC Regular Certificates.

     Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and proportionately as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued on each such Class of Certificates through the end of the related Interest Accrual Period,

     (2) to pay principal to the Holders of the Class A-1 and Class A-2 Certificates (allocable between such two Classes of Certificateholders as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Certificate Balances of such Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date, and

     (3) if applicable, to reimburse the Holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and proportionately as between such two Classes of Certificateholders in accordance with, the aggregate of any unreimbursed reductions made to the Certificate Balance of each such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

     In general, all distributions of principal on the Class A-1 and Class A-2 Certificates on any Distribution Date will be distributable, first, to the Holders of the Class A-1 Certificates, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, and thereafter, to the Holders of the Class A-2 Certificates. However, if (a) the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates outstanding immediately prior to any Distribution Date, reduced (to not less than zero) by the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest on the Senior Certificates have been made, exceeds (b) the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following such Distribution Date, then (assuming the Class A-1 Certificates still remain outstanding) all distributions of principal in respect of the Class A-1 and Class A-2 Certificates on such Distribution Date will be made on a proportionate basis in accordance with the respective Certificate Balances of such Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1 and Class A-2 Certificates on the final Distribution Date upon a termination of the Trust (see "--Termination below) will be made on the same proportionate basis, but (subject to available funds) up to an amount equal to the entire Certificate Balance of each such Class of Certificates.

     All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is called the "Subordinate Available Distribution Amount".

     Distributions of Interest and Principal on the Subordinate
Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (2) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) if applicable, to reimburse the Holders of the Class B Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (4) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (5) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (6) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (7) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (8) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (9) if applicable, to reimburse the Holders of the Class D Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (10) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (11) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (12) if applicable, to reimburse the Holders of the Class E Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (13) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (14) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (15) if applicable, to reimburse the Holders of the Class F Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (16) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (17) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (18) if applicable, to reimburse the Holders of the Class G Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (19) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (20) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (21) if applicable, to reimburse the Holders of the Class H Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (22) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (23) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (24) if applicable to reimburse the Holders of the Class J Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (25) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (26) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (27) if applicable, to reimburse the Holders of the Class K Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

     (28) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued on such Class of Certificates through the end of the related Interest Accrual Period;

     (29) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of
   (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (30) if applicable, to reimburse the Holders of the Class L Certificates, up to an amount equal to the aggregate of any unreimbursed reductions made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

     (31) to pay to the Holders of the REMIC Residual Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date upon a termination of the Trust (see "--Termination" below), the distributions of principal to be made pursuant to clauses (2), (5), (8), (11), (14), (17), (20), (23), (26) and (29) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Certificate Balance of such Class outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

     Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a specified percentage of the amount prepaid or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the Holders of each Class of Offered Certificates (other than the Class X Certificates) in an amount up to the product of:

     (i) such Prepayment Premium;

     (ii) the applicable Discount Rate Fraction for such Class with respect to such Mortgage Loan; and

     (iii) the applicable Principal Allocation Fraction for such Class with respect to such Distribution Date.

     The "Discount Rate Fraction" for any Class of Offered Certificates (other than the Class X Certificates) with respect to any prepaid Mortgage Loan is equal to a fraction (not greater than 1.0 or less than 0.0), (a) the numerator of which is equal to any excess of the Pass-Through Rate for such Class over the relevant Discount Rate (as defined below), and (b) the denominator of which is equal to any excess of the Mortgage Rate of such Mortgage Loan over the relevant Discount Rate. For each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion of the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date.

     The "Discount Rate" means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or, in the case of an ARD Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan as of the related Determination Date. If there is no Discount Rate, for instruments having a maturity coterminous with the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the prepaid Mortgage Loan, then the Discount Rate will equal the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date, as applicable.

     The portion of any Prepayment Premium remaining after distribution of the amounts calculated as described above to the Holders of the Offered Certificates will be distributed to the Holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of the other Classes of Offered Certificates have been reduced to zero, any Prepayment Premiums collected on the Mortgage Loans will be distributable entirely to the Holders of the Class X Certificates.

     The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Prepayment Premiums" in this Prospectus Supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates and the amount of all fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Such related Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date as if such Mortgage Loan had remained outstanding. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer, the Fiscal Agent and the Trustee will be required to make P&I Advances on such Mortgage Loan, as if such Mortgage Loan remained outstanding.


ALLOCATION OF LOSSES AND CERTAIN OTHER SHORTFALLS AND EXPENSES

     If Realized Losses and Additional Trust Fund Expenses are incurred, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference between such aggregate balances. In general, if a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Certificate Balances of the various Classes of Principal Balance Certificates will be successively reduced, in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first such Certificate Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding, and no such reduction would be made to the Certificate Balance of any Class of Principal Balance Certificates until the Certificate Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have all been reduced to zero, the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced on a proportionate basis in accordance with the relative sizes of the Certificate Balances of such Classes of Certificates, until such Mortgage Pool Deficit is eliminated.

     The foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused any Mortgage Pool Deficit. Any such reduction in the Certificate Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to any excess of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over
(b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation.

If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

     An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the Borrower. Some examples of Additional Trust Fund Expenses are:

     o any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

     o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund;

     o certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus and certain comparable reimbursements and indemnifications to the Fiscal Agent (the Fiscal Agent having the same rights to indemnity and reimbursement as described with respect to the Trustee), certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this Prospectus Supplement and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus; and

     o any amounts expended on behalf of the Trust to remedy an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus).

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse order of their seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for the related Interest Accrual Period. However, if and to the extent that the Net Aggregate Prepayment Interest Shortfall for any Distribution Date exceeds the aggregate Accrued Certificate Interest in respect of the Subordinate Certificates for the related Interest Accrual Period, such portion will be allocated among the respective Classes of Senior Certificates, up to, and proportionately in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for the related Interest Accrual Period.


P&I ADVANCES

     The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related Borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. However, if it is determined that an Appraisal Reduction Amount (as defined below) exists for any Required Appraisal Mortgage Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make on such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made on a Required Appraisal Loan as to which there exists an Appraisal Reduction Amount, will equal the product of
(i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

     If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "--The Trustee" and "--The Fiscal Agent" below.

     The Master Servicer, the Fiscal Agent and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from Related Proceeds. NONE OF THE MASTER SERVICER, THE FISCAL AGENT OR THE TRUSTEE WILL BE OBLIGATED TO MAKE ANY P&I ADVANCE THAT, IN ITS REASONABLE AND GOOD FAITH JUDGMENT, WOULD NOT BE ULTIMATELY RECOVERABLE OUT OF RELATED PROCEEDS (ANY P&I ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE P&I ADVANCE"). IF THE MASTER SERVICER, THE FISCAL AGENT OR THE TRUSTEE MAKES ANY P&I ADVANCE THAT IT SUBSEQUENTLY DETERMINES, IN ITS REASONABLE AND GOOD FAITH JUDGMENT, IS A NONRECOVERABLE P&I ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH NONRECOVERABLE P&I ADVANCE OUT OF GENERAL COLLECTIONS ON THE MORTGAGE LOANS AND ANY REO PROPERTIES ON DEPOSIT IN THE CERTIFICATE ACCOUNT FROM TIME TO TIME. SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES IN RESPECT OF DELINQUENCIES" AND "DESCRIPTION OF THE POOLING AGREEMENTS--CERTIFICATE ACCOUNT" IN THE PROSPECTUS.


     The Master Servicer, the Fiscal Agent and the Trustee will each be entitled to receive interest on P&I Advances it makes. Interest will accrue on the amount of each P&I Advance for so long as it is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued on any P&I Advance will be payable--

     o at any time until such P&I Advance either is reimbursed or becomes a Nonrecoverable P&I Advance, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

     o if such P&I Advance either has been reimbursed or becomes a Nonrecoverable P&I Advance, out of any amounts then on deposit in the Certificate Account.

     Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment for which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

     An "Assumed P&I Payment" is an amount deemed due in respect of:

     o each Mortgage Loan that is delinquent on its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

     o each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

APPRAISAL REDUCTIONS

     Within 60 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain the appraisal referred to below) after the date on which any of the following events (each, an "Appraisal Trigger Event") has occurred with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Master Servicer or the Special Servicer, as applicable, must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

     o  Such Mortgage Loan becomes a Modified Mortgage Loan (as defined below).

     o The related Borrower fails to make any Scheduled P&I Payment with respect to such Mortgage Loan and the failure continues for 90 days.

     o A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

     o The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

     o  The Mortgaged Property securing such Mortgage Loan becomes an REO
        Property.

     As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately following the later of the date on which the relevant appraisal is obtained and the first relevant Appraisal Trigger Event occurred) equal to the excess, if any, of "x" over "y" where--

     o  "x" is equal to the sum of:

        (i)    the Stated Principal Balance of such Required Appraisal Loan;

        (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Fiscal Agent or the Trustee, all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated;

        (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan;

        (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee with respect to such Required Appraisal Loan, together with interest thereon; and

        (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item); and


     o "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan).

     If, however, any Required Appraisal is not obtained within sixty (60) days of an Appraisal Trigger Event (and no comparable appraisal had been obtained during the 12-month period prior to such Appraisal Trigger Event), then until such Required Appraisal is obtained the "Appraisal Reduction Amount" for the Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan. After receipt of such Required Appraisal, the Appraisal Reduction Amount, if any, for such Required Appraisal Loan will be calculated as described above.

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal. Based upon such update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     The cost of each Required Appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable thereto as a Servicing Advance.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:

     (a) affects the amount or timing of any payment of principal or interest due thereon (other than or in addition to bringing current Scheduled P&I Payments with respect to such Mortgage Loan);

     (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

     (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and deliver (or, if not prepared by the Trustee, to forward) on each Distribution Date to the Holders of each Class of Offered Certificates, the following statements and reports (collectively, the "Trustee Reports") substantially in the forms set forth in Annex B (although such forms may change over time) and substantially containing the information set forth below:

   (1) A "Distribution Date Statement" setting forth, among other things:

     o the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof;

     o the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums;

     o  the Available Distribution Amount for such Distribution Date;

     o the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

     o the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

     o the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the related Collection Period;

      o as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Mortgage Loans--

         (a) delinquent one (1) month,

         (b) delinquent two (2) months,

         (c) delinquent three (3) or more months, and

         (d) as to which foreclosure proceedings have been commenced;

      o the most recent appraised value, property type and address of any REO Property included in the Trust Fund as of the end of the related Collection Period and the unpaid principal balance and Assumed P&I Payment of the related Mortgage Loan;

      o the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for the related Interest Accrual Period;

      o the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

      o any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

      o the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

      o the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

      o the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein on such Distribution Date in connection with the allocation of Realized Losses and Additional Trust Fund Expenses;

      o the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date;

      o a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; and

      o any item of information disclosed to the Trustee by the Master Servicer as described under "--Reports to Certificateholders; Certain Available Information--Other Information" below since the preceding Distribution Date or, in the case of the first Distribution Date Statement, since the Delivery Date.

    (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee). The information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex
        A. However, no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net cash flow for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof.

    (3) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

    (4) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (a) during the Collection Period ending on such Determination Date and (b) since the Cut-off Date, showing the original and the revised terms thereof.

    (5) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
        (a) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (b) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

    (6) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date
        (a) the acquisition date of such REO Property, (b) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (c) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

    (7) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (a) the aggregate principal balance of all Specially Serviced Mortgage Loans and (b) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status and the date and reason for transfer to the Special Servicer.

    (8) A "Comparative Financial Status Report" setting forth, among other things, the occupancy and DSCR for each Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than 12 months) available immediately preceding the preparation of such report and the revenue and Net Cash Flow for each of the following three periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession): (i) the most current available year-to-date,
        (ii) each of the previous two full fiscal years stated separately; and
        (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

    (9) A "Watchlist" setting forth, among other things, information on any Mortgage Loan that, as of the Determination Date immediately preceding the preparation of such report, had a DSCR of less than 1.0x or, in the Master Servicer's good faith and reasonable judgment, was otherwise in jeopardy of becoming a Specially Serviced Mortgage Loan.

   (10)  A "CSSA Report"

     None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Operating Statement Analyses. The Pooling Agreement requires the Master Servicer to prepare and deliver to the Trustee, with respect to each Mortgaged Property and REO Property for each calendar quarter (commencing with the calendar quarter ending March 31, 1999), a report (an "Operating Statement Analysis") that contains revenue, expense and net cash flow information in respect of such property for such period normalized using the methodology described therein (but only to the extent, in the case of a Mortgaged Property, that the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer must deliver each Operating Statement Analysis to the Trustee within 130 days following the end of the calendar quarter covered thereby (or, if the Master Servicer has not received the requisite underlying information to prepare such Operating Statement Analysis within 100 days following the end of the calendar quarter covered thereby, it must deliver such Operating Statement Analysis to the Trustee within thirty (30) days after receiving such information). The Trustee will make available, upon request, copies of each Operating Statement Analysis to Holders of the REMIC Regular Certificates on or about the first Distribution Date following the Trustee's receipt thereof.

     Book-Entry Certificates. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Trustee Reports and Operating Statement Analyses as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued for your Certificates, the foregoing information will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Sponsor, the REMIC Administrator, either Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available through Trustee's ASAP System. Investors and any other interested party may obtain Trustee Reports via the Trustee's "ASAP" facsimile system by dialing (312) 904-2200 and requesting Statement Number 378. In addition, investors and other interested parties who have obtained approval from the Depositor, which approval has been furnished to the Trustee, may obtain certain Mortgage Loan information via the Trustee's restricted electronic bulletin board by dialing (714) 282-3990.

     Information Available Electronically. The Trustee will make the Trustee Report available each month to Certificateholders, Certificate Owners and prospective investors the via the Trustee's Internet Website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling Agreement. The Trustee's Internet Website will be located at "www.lnbabs.com" or at such other address as the Trustee shall notify the parties hereto from time to time. In addition, the Trustee will also make certain other reports and certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats, available to Certificateholders, Certificate Owners, prospective investors, the Rating Agency and to any of the parties to the Pooling Agreement via the Trustee's Internet Website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling Agreement; provided, however that the Rating Agency and the parties to the Pooling Agreement will not be required to provide such certification. For assistance with the Trustee's Internet Website, investors may call (714) 282-3980, extension 275.

     In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were Holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

     Other Information. The Pooling Agreement will obligate the Trustee to make available at its Corporate Trust Office (as defined below), during normal business hours, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items:

    o the Pooling Agreement and the Sub-Servicing Agreements and any amendments thereto;

    o all Trustee Reports delivered to Holders of the relevant Class of Offered Certificates since the Delivery Date;

    o all officer's certificates delivered to the Trustee by the Master Servicer and/or Special Servicer since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

    o all accountant's reports delivered to the Trustee with respect to the Master Servicer and/or Special Servicer since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement; and

    o the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee.

     In addition, the Pooling Agreement will obligate the Master Servicer to make available, during normal business hours, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan. The Master Servicer will be entitled to reimbursement from such Holder, beneficial owner or prospective transferee for its reasonable out of pocket expenses incurred in connection with such review.

     If the Master Servicer in its reasonable and good faith determination believes that any item of information contained in the servicing file for any Mortgage Loan should be conveyed to all Certificateholders, the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee as part of the Trustee Reports referred to under "--Reports to Certificateholders; Certain Available Information--Trustee Reports" above. Until the Trustee has either disclosed such information to all Certificateholders as part of the Trustee Reports or such information has been filed with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, as amended, the Master Servicer may withhold such item of information from any Holder, beneficial owner or prospective transferee of a Certificate or any interest. Further the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the documents, statements, reports and other items of information referred to above that are maintained thereby, to Holders, beneficial owners and prospective transferees of Certificates and interests therein; provided that the Trustee and Master Servicer may each require:

    o in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

    o in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.


VOTING RIGHTS

     At all times during the term of the Pooling Agreement:

     o 94.0% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the Holders of the various Classes of Principal Balance Certificates in proportion to the outstanding Certificate Balances of such Classes; and

     o 5.0% of the Voting Rights will be allocated to the Holders of the Class X Certificates; and

     o 1/3 of 1.0% of the Voting Rights will be allocated equally among the various Classes of REMIC Residual Certificates.

     Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the Prospectus.


TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of :

     o the final payment or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund;

     o the exchange by any single Holder of all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund; and


     o the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by any Holder or Holders (other than the Sponsor or either Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or by the Master Servicer (in that order of priority).

     Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the majority Holder(s) of the Controlling Class or the Master Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price (the "Termination Price") equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the outstanding Certificates, but the right of the majority Holder(s) of the Controlling Class or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The Termination Price (exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders) will constitute part of the Available Distribution Amount for the final Distribution Date.

     Any exchange by any single Holder of all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling Agreement no later than sixty (60) days prior to the anticipated date of exchange. In the event that any single Holder of all of the Certificates elects to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder, no later than the business day immediately preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee and/or the REMIC Administrator under the Pooling Agreement that may be withdrawn from the Certificate Account. Upon confirmation that such final deposit has been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to such Certificateholder or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholder, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Estate.


THE TRUSTEE

     LaSalle National Bank, a national banking association, will act as Trustee of the Trust. The Pooling Agreement provides that:

     o the Trustee must at all times be a corporation, trust company, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority; and

     o the Fiscal Agent or the Trustee must at all times have a long-term senior unsecured debt rating of not less than "Aa3" by Moody's and "AA" by S&P (or, in the case of either such rating agency, such lower rating as would not, as confirmed in writing by such rating agency, result in a qualification, downgrade or withdrawal of any of the ratings then assigned by such rating agency to the Certificates).

     As of the Delivery Date, the corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, attention: Asset Backed Securities Trust Services-MCFI 1998-MC3. See "Description of the Pooling Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties and calculated at a specified rate per annum on the aggregate Stated Principal Balance of each Mortgage Loan outstanding from time to time.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The duties and obligations of the Fiscal Agent consist only of making P&I Advances as described under "--P&I Advances" above and Servicing Advances as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will be entitled to reimbursement for each Advance made by it (with interest) in the same manner and to the same extent as the Trustee and the Master Servicer. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded to the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on:

     o  the Pass-Through Rate for such Certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are applied to or otherwise reduce the Certificate Balance or Notional Amount of the Class to which such Certificate belongs;

     o the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses, Net Aggregate Prepayment Interest Shortfalls and Appraisal Reductions and the extent to which such losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class to which such Certificate belongs; and

     o the extent to which Prepayment Premiums are collected on the Mortgage Loans and, in turn, distributed on the Class to which such Certificate belongs.

     Pass-Through Rates. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Mortgage Pass-Through Rate from time to time. In addition, the Pass-Through Rate on each other Class of Offered Certificates may not exceed the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rates and yields to maturity of the Class X Certificates will, and the Pass-Through Rates and yields to maturity of the other Classes of Offered Certificates may, be adversely affected if Mortgage Loans with relatively higher Mortgage Pass-Through Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Pass-Through Rates. In addition, the Pass-Through Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Principal Balance Certificates.

     See "Description of the Offered Certificates--Distributions--Calculations of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates. The Principal Distribution Amount for each Distribution Date will be distributable entirely to the Holders of the Class A-1 and/or Class A-2 Certificates until the Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely to the Holders of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Principal Balance Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the respective dates on which any Balloon Payments are due, the respective Anticipated Repayment Dates for the ARD Loans and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund).

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the Borrower under any ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Principal Balance Certificates. Although each ARD Loan includes incentives for the Borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the Borrower will want or be able to repay the Mortgage Loan in full.

     See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are applied to or otherwise reduce the Certificate Balance or Notional Amount of such Certificates. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase a Class X Certificate or if you purchase any other Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

     In general, assuming you purchased your Certificates at a discount or a premium, the earlier a payment of principal on or in respect of the Mortgage Loans is applied to reduce or otherwise reduces the principal balance or notional amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     If you are contemplating an investment in the Class X Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

     Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Sponsor is not aware of any relevant publicly available or authoritative statistics on the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.


     Even if Prepayment Premiums are available and distributable on your Certificates, they may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in payments of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

     If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including:

     o  prevailing interest rates;

     o the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments);

     o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

     o the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds, senior living units or mobile home park pads, as the case may be, in such areas;

     o  the quality of management of the Mortgaged Properties;

     o  the servicing of the Mortgage Loans;

     o  possible changes in tax laws; and

     o  other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium on such Mortgage Loan may not be sufficient economic disincentive to prevent the related Borrower from voluntarily prepaying the loan as part of a refinancing or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

     The Sponsor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable as interest on your Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable to you, the shortfall will be distributable to you on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity on your Certificates for so long as it is outstanding. See "Description of the Offered Certificates--Distributions--Priority of Payments" in this Prospectus Supplement.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined as follows:

     o multiply the amount of each principal distribution on such Certificate by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date;

     o  sum the results; and

     o divide the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class to which such Offered Certificate belongs.

     The Principal Distribution Amount for each Distribution Date will be distributable entirely to the Holders of the Class A-1 and/or Class A-2 Certificates until their Certificate Balances are reduced to zero, and will thereafter be distributable entirely to the Holders of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. As a consequence, the weighted average lives of the Class A-1 and/or Class A-2 Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a proportionate basis among the Classes of Principal Balance Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model (as described in the Prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (except that each ARD Loan is paid in full on its Anticipated Repayment Date).

     The columns headed "4%", "8%", "12%", "16%" and 20% assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, defeasance period or yield maintenance period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs (except that each ARD Loan is paid in full on its Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period, a defeasance period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth in this Prospectus Supplement at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth in this Prospectus Supplement at the same rate or that Mortgage Loans that are in a Lock-out Period, a defeasance period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (collectively, the "Maturity Assumptions"):

     o the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is $908,161,006;

     o the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates is as set forth on page S-7 of this Prospectus Supplement;

     o the Pass-Through Rate for each Class of Certificates is as set forth on page S-7 of this Prospectus Supplement;

     o there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by Borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

     o Scheduled P&I Payments on the Mortgage Loans are timely received on the first day of each month;

     o no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), defeasance period or yield maintenance period ("YMP"), in each case if any, each ARD Loan is paid in full on its Anticipated Repayment Date and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments);

     o no person or entity entitled thereto exercises its right of optional termination described in this Prospectus Supplement under "Description of the Offered Certificates--Termination";

     o  no Mortgage Loan is required to be repurchased by a Mortgage Loan
        Seller;

     o no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected;

     o  there are no Additional Trust Fund Expenses;

     o distributions on the Offered Certificates are made on the 18th day of each month, commencing in January 18, 1999; and

     o the Offered Certificates are settled on December 29, 1998 (the "Settlement Date").

     To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, any Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
(PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                                             PREPAYMENT ASSUMPTION (CPR)
                          -----------------------------------------------------------------
          DATE             0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-----------------------   --------   --------   --------   ---------   ---------   --------
Delivery Date .........        %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
Weighted Average Life
 (in years) ...........

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
(PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                                             PREPAYMENT ASSUMPTION (CPR)
                          -----------------------------------------------------------------
          DATE             0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-----------------------   --------   --------   --------   ---------   ---------   --------
Delivery Date .........        %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
Weighted Average Life
 (in years) ...........

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
(PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                                             PREPAYMENT ASSUMPTION (CPR)
                          -----------------------------------------------------------------
          DATE             0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-----------------------   --------   --------   --------   ---------   ---------   --------
Delivery Date .........        %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
Weighted Average Life
 (in years) ...........

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
(PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                                             PREPAYMENT ASSUMPTION (CPR)
                          -----------------------------------------------------------------
          DATE             0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-----------------------   --------   --------   --------   ---------   ---------   --------
Delivery Date .........        %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
Weighted Average Life
 (in years) ...........

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
(PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                                             PREPAYMENT ASSUMPTION (CPR)
                          -----------------------------------------------------------------
          DATE             0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-----------------------   --------   --------   --------   ---------   ---------   --------
Delivery Date .........        %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
Weighted Average Life
 (in years) ...........

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
(PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                                             PREPAYMENT ASSUMPTION (CPR)
                          -----------------------------------------------------------------
          DATE             0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-----------------------   --------   --------   --------   ---------   ---------   --------
Delivery Date .........        %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
                               %          %          %          %           %           %
Weighted Average Life
 (in years) ...........

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES


     The yield to maturity on the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. If you are contemplating an investment in the Class X Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed that, when specifically indicated in a particular table, [ o 100%] of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. Furthermore, it was assumed that the yield curve, for purposes of calculating the allocation of such Prepayment Premiums, is and remains as follows:

   (a)        3 mo. T-bill-  % per annum;

   (b)        6 mo. T-bill-  % per annum;

   (c)        1 yr treasury-  % per annum;

   (d)        2 yr treasury-  % per annum;

   (e)        3 yr treasury-  % per annum;

   (f)        5 yr treasury-  % per annum;

   (g)        10 yr treasury-  % per annum; and

   (h)        30 yr treasury-  % per annum.

     It was also assumed that the purchase price of the Class X Certificates is
as specified below, expressed in 32nds (i.e.,     means   %) as a percentage of
the initial Notional Amount of such Certificates, plus accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown in this Prospectus Supplement or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay in deciding whether to purchase Class X Certificates.


                        PRE-TAX YIELD TO MATURITY (CBE)
   OF THE CLASS X CERTIFICATES ASSUMING 100% OF RECOVERY OF DECL.% PREMIUMS (PREPAYMENTS LOCKED OUT THROUGH LOP, DEFEASANCE AND YMP, THEN AT THE FOLLOWING
                                     CPR)




                             PREPAYMENT ASSUMPTION (CPR)
          -----------------------------------------------------------------
 PRICE     0% CPR     4% CPR     8% CPR     12% CPR     16% CPR     20% CPR
-------   --------   --------   --------   ---------   ---------   --------
             %          %          %          %           %           %
             %          %          %          %           %           %
             %          %          %          %           %           %

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Sponsor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     Upon the issuance of the Certificates, Sidley & Austin, counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, REMIC I, REMIC II, and REMIC III, respectively, will each qualify as a REMIC under the Code. For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II;

     o the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I;

     o the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III;

     o the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II;

     o the REMIC Regular Certificates will constitute the "regular interests" in, and generally will be treated as debt obligations of, REMIC III; and

     o the Class R-III Certificates will evidence the sole class of residual interests in REMIC III.


DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     For federal income tax reporting purposes, it is anticipated that the
Class   , Class   , Class   , Class    and Class    Certificates will not, the
Class    Certificates may, and the Class X Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and amortization of premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the ARD Loans will be repaid in full on their respective Anticipated Repayment Dates. There can be no assurance, however, that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult your own tax advisor concerning the tax treatment of your Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a Holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. However, any such loss might be treated as a capital loss.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Holders of each Class of Certificates entitled thereto as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the Holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, a Prepayment Premium will be treated as income to the Holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt of such Prepayment Premium. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums prior to their actual receipt. In the event that such projected Prepayment Premiums were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisor concerning the treatment of Prepayment Premiums.


CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

     The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class X Certificates, which do not have a principal balance, could be subject to this provision and only if a Holder of a Class X Certificate were to engage in a constructive sale transaction.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the REMIC Regular Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the REMIC Regular Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

     The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.


POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care related facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

     o  such person has sufficient assets to do so, and

     o such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.


REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the Prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued an individual prohibited transaction exemption (a "PTE") to Smith Barney Inc., a predecessor in interest to the Underwriter (PTE 91-23). Subject to the satisfaction of certain conditions set forth therein, PTE 91-23 (the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

   (a)        the Underwriter,

   (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and

   (c) any member of the underwriting syndicate or selling group of which a person described in (a), or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

     o first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

     o third, at the time of its acquisition by the Plan, such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch IBCA, Inc. ("Fitch") Duff & Phelps Credit Rating Co. ("DCR") or S&P.

     o fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Sponsor, the Master Servicer, the Special Servicer, any sub-servicers, the Mortgage Loan Sellers, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

     o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1 and Class A-2 of Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by S&P and that the Class X Certificates be rated not lower than "Aaa" by Moody's and "AAAr" by S&P. In addition, the initial Trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Delivery Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A PLAN'S AUTHORIZING FIDUCIARY WILL BE DEEMED TO MAKE A REPRESENTATION REGARDING SATISFACTION OF THE SIXTH GENERAL CONDITION SET FORTH ABOVE IN CONNECTION WITH THE PURCHASE OF A SENIOR CERTIFICATE.

     The Exemption also requires that the Trust meet the following requirements:

     o the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and

     o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate.

The Sponsor has confirmed to its satisfaction that such requirements have been satisfied as of the date of this Prospectus Supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the Sponsor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, a Mortgage Loan Seller, or a Borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan;

     o the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

     o  the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     In addition, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with--

   (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Sponsor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is:

     (a) a Borrower with respect to 5% or less of the fair market value of the Mortgage Pool, or

     (b)  an affiliate of such a person;

   (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

   (3)   the continued holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

     o the Senior Certificates constitute "certificates" for purposes of the Exemption; and

     o the specific and general conditions and the other requirements set forth in the Exemption would be satisfied.


     In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such transaction. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN OR WITH PLAN ASSETS, EXCEPT IN THE CASE OF AN INSURANCE COMPANY USING FUNDS IN ITS GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTCE 95-60 (DISCUSSED BELOW).


     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) that do not meet the requirements of the Exemption solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR and S&P. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.


     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.


     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


     The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Sponsor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                               LEGAL INVESTMENT


     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties. Neither the Sponsor nor the Underwriter makes any representation or warranty as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of the date of this Prospectus Supplement, between the Sponsor and the Underwriter (the "Underwriting Agreement"), the Underwriter will purchase the Offered Certificates from the Sponsor upon issuance. Proceeds to the Sponsor from the sale of the Offered Certificates, before deducting
expenses payable by the Sponsor, will be an amount equal to approximately    %
of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date.


     Each of the Sponsor and the Underwriter are indirect, wholly owned subsidiaries of Citigroup Inc.


     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting discounts. Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Accordingly, any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


     The Underwriter has advised the Sponsor that it presently intends to make a market in the Offered Certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Limited Liquidity" in this Prospectus Supplement and "Risk Factors--Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.


     The Sponsor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Sellers has agreed to indemnify the Sponsor, its officers and directors, the Underwriter, and each person, if any, who controls the Sponsor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the particular Mortgage Loan Seller's Mortgage Loans.


     The Underwriter may engage in transactions that maintain or otherwise affect the price of the Offered Certificates, including short-covering transactions in such Offered Certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the Offered Certificates to be higher than the price that would exist in the open market absent such activities, and these activities may be discontinued at any time.


                                 LEGAL MATTERS


     Certain legal matters will be passed upon for the Sponsor by Sidley & Austin, New York, New York and by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A., and for the Underwriter by Andrews & Kurth, Washington, D.C. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citigroup Inc. equal to less than .01% of the outstanding common stock of Citigroup Inc.

                                    RATINGS

     It is a condition to their issuance that the Classes of Offered Certificates receive the credit ratings indicated below from Moody's and/or S&P:




CLASS                     MOODY'S       S&P
-----                     -------       ---
  Class A-1 ..........      Aaa         AAA
  Class A-2 ..........      Aaa         AAA
  Class X ............      Aaa        AAAr
  Class B ............      Aa2          AA
  Class C ............       A2           A
  Class D ............     Baa2         BBB
  Class E ............     Baa3         NR*

----------
* "NR" means not rated.


     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and interest, required on the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of:

     o  the tax attributes of the Offered Certificates or of the Trust;

     o the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans;

     o the degree to which such prepayments might differ from those originally anticipated;

     o whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans or the corresponding effect on yield to investors; or

     o whether and to what extent Additional Interest will be collected on the ARD Loans.

     Also, a security rating does not represent any assessment of the yield to maturity that you may experience or, if you are purchasing Class X Certificates, the possibility that you might not fully recover your investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.

     In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. The amounts payable on the Class X Certificates do not include principal. Thus, if the Mortgage Pool were to prepay in the initial month, the holders of the Class X Certificates would receive only a single month's interest. Although such holders may have suffered a nearly complete loss of their investment, such result is consistent with the ratings received on the Class X Certificates because all amounts "due" to such Certificateholders would have been paid. The Notional Amount upon which interest is calculated on the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Principal Balance Certificates, whether as a result of principal payments or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of any reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     The "r" subscript on the rating assigned by S&P to the Class X Certificates denotes that there are non-credit risks associated with the securities and that the securities may experience increased volatility or fluctuations in expected returns.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be downgraded, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Sponsor to do so may be lower than the ratings assigned thereto by Moody's and/or S&P.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- Limited Nature of Credit Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                        PAGE
                                                        ----

30/360 Basis .................................          S-48
30/360 Mortgage Loans ........................          S-48
Accelerated Amortization Payments ............          S-49
Accrued Certificate Interest .................          S-94
ACMs .........................................    S-38, S-53
Actual/360 Basis .............................          S-48
Actual/360 Mortgage Loans ....................          S-48
Additional Interest Rate .....................          S-49
Administrative Fee Rate ......................           A-5
Administrative Fees ..........................         S-110
Advances .....................................          S-19
Annual Debt Service ..........................           A-4
Anticipated Loan Balance at Scheduled
Maturity Date/ARD ............................           A-5
Anticipated Repayment Date ...................    S-23, S-62
Appraisal Date ...............................          S-54
Appraisal Reduction Amount ...................          S-20
Appraisal Trigger Event ......................         S-103
Appraisal Trigger Events .....................          S-19
Appraisal Value ..............................           A-4
Appraisals ...................................          S-54
Appraised Value ..............................           A-4
Appraised Values .............................          S-54
ARD ..........................................          S-23
ARD Loan .....................................          S-48
ARD Loans ....................................          S-23
Available Distribution Amount ................          S-93
Balloon ......................................           A-5
Balloon Loan .................................          S-49
Balloon Payment ..............................          S-23
Beds .........................................           A-5
Borrower .....................................          S-20
Borrowers ....................................          S-58
CBE ..........................................         S-119
CERCLA .......................................          S-39
Certificate Balance ..........................          S-90
Certificates .................................           S-8
Code .........................................         S-120
Compensating Interest Payment ................          S-81
Controlling Class ............................     S-8, S-88
Corporate Trust Office .......................         S-110
Corrected Mortgage Loan ......................          S-78
CREI .........................................           S-9
CREI Mortgage Loans ..........................          S-72
Cross-Collateralized Group ...................          S-40
Cross-Collateralized Mortgage Loans ..........          S-40
Cut-off Date Balance .........................    S-22, S-44
Cut-off Date Loan-to-Value Ratio .............           A-4
Cut-off Date Loan-to-Value Ratio is as
defined in Annex A to this Prospectus
Supplement. ..................................          S-22
Cut-off Date LTV Ratio .......................           A-4

                                                        PAGE
                                                        ----

DCR ..........................................         S-124
Default Interest .............................          S-81
Defeasance Collateral ........................          S-51
Defeasance Loan ..............................          S-51
Defeasance Loans .............................          S-24
Defeasance(y) ................................           A-5
Definitive Certificate .......................          S-90
Discount Rate ................................           A-6
Douglasville Property ........................          S-56
DSCR .........................................           A-4
DTC ..........................................          S-12
DTC Participants .............................          S-90
Due Date .....................................          S-23
ERISA ........................................         S-123
Exemption ....................................         S-123
Exemption Favored Parties ....................         S-123
Expenses .....................................           A-4
Fitch ........................................         S-124
Form 8-K .....................................           S-8
Fully Amortizing .............................           A-5
Fully Amortizing Loan ........................          S-49
Fully Amortizing Loans .......................          S-24
Grtr x% UPB or YM(y) .........................           A-6
Hospitality Properties .......................          S-32
Hyperamortizing ..............................           A-5
Initial Pool Balance .........................          S-22
Interest Differential ........................           A-6
Interest Shortfall Payment ...................          S-62
Interested Person ............................          S-86
IRS ..........................................         S-120
Kranzco ......................................          S-58
Leasable Square Footage ......................           A-5
Lender .......................................          S-58
Liquidation Fee ..............................          S-82
Liquidation Fee Rate .........................          S-82
Lockbox Account ..............................          S-49
Lock-out Period ..............................          S-50
LOP ..........................................         S-115
LO(y) ........................................           A-5
LUSTs ........................................          S-39
Major Tenant .................................          S-52
marked-up ....................................          S-73
Master Servicing Fee .........................          S-80
Master Servicing Fee Rate ....................          S-80
Material Breach ..............................          S-75
Material Document Defect .....................          S-73
Maturity Assumptions .........................         S-115
Maturity Date/ARD Loan-to-Value
Ratio ........................................     S-22, A-4
Maturity Date/ARD LTV Ratio ..................           A-4
Maturity/ARD .................................           A-5
Monthly Discount Rate ........................           A-6

                                                    PAGE
                                                    ----

Mortgage ................................           S-44
Mortgage File ...........................           S-73
Mortgage Loan Schedule ..................           S-73
Mortgage Loans ..........................            S-8
Mortgage Note ...........................           S-44
Mortgage Pass-Through Rate ..............           S-95
Mortgage Pool ...........................           S-20
Mortgage Rate ...........................     S-23, S-48
Mortgaged Property ......................           S-20
Mortgages ...............................           S-58
Multifamily Rental Properties ...........           S-33
Multi-Property Loan .....................           S-40
Net Aggregate Prepayment Interest
Shortfall ...............................           S-81
Net Mortgage Rate .......................           S-93
Net Operating Income ....................            A-3
NOI .....................................            A-3
NOI Debt Service Coverage Ratio .........            A-4
Nonrecoverable P&I Advance ..............          S-102
Nonrecoverable Servicing Advance ........           S-83
Note ....................................           S-58
Notional Amount .........................           S-90
NR ......................................      S-3, S-14
NRSF ....................................            A-5
NSF .....................................            A-5
Occupancy % .............................            A-5
Occupancy Percent .......................            A-5
Oceanside Caldor/Gold Coast Plaza
Property Borrower .......................           S-67
Oceanside/Swan Borrowers ................           S-67
Oceanside/Swan Guarantor ................           S-69
Oceanside/Swan Guaranty .................           S-69
Oceanside/Swan Interest Rate ............           S-69
Oceanside/Swan Manager ..................           S-68
Oceanside/Swan Maturity Date ............           S-69
Oceanside/Swan Mortgage .................           S-67
Oceanside/Swan Note .....................           S-67
Oceanside/Swan Prepayment Premium .......           S-69
Oceanside/Swan Properties ...............           S-67
Oceanside/Swan Yield Maintenance
Expiration Date .........................           S-69
Offered Certificates ....................           S-11
Office Properties .......................           S-32
OID Regulations .........................          S-120
O&M .....................................           S-68
Open Period .............................           S-50
Operating Statement Analysis ............          S-107
Party in Interest .......................          S-125
Payment Date ............................           S-62
Permitted Encumbrances ..................           S-73
Permitted Investments ...................           S-81
P&I Advance .............................           S-19
Pickaway Property .......................           S-56
Plan ....................................          S-123

                                                    PAGE
                                                    ----

Plan Assets .............................          S-123
Pooling Agreement .......................            S-8
Prepayment Interest Excess ..............           S-80
Prepayment Interest Shortfall ...........           S-81
Prepayment Premium ......................           S-41
Prepayment Premium Period ...............           S-50
Prepayment Provisions ...................            A-5
Present Value ...........................            A-6
Principal Balance Certificates ..........           S-17
Principal Distribution Amount ...........           S-95
Private Certificates ....................           S-11
Properties ..............................           S-58
Property Manager ........................           S-61
Prospectus ..............................            S-3
Prospectus Supplement ...................            S-3
PTCE ....................................           S-27
PTCE 95-60 ..............................          S-126
PTE .....................................          S-123
Purchase Price ..........................           S-75
Rating Agencies .........................            S-3
Related Loans ...........................            A-5
Related Proceeds ........................           S-83
Release Price ...........................           S-71
Remaining Available Funds ...............     S-62, S-63
REMIC ...................................           S-13
REMIC Administrator .....................     S-9, S-110
REMIC I .................................           S-13
REMIC II ................................           S-13
REMIC III ...............................           S-13
REMIC Regular Certificates ..............           S-90
REMIC Residual Certificates .............           S-90
REO Extension ...........................           S-86
REO Property ............................           S-77
REO Tax .................................    S-87, S-122
Required Appraisal ......................          S-103
Required Appraisal Loan .................          S-103
Retail Sales and Service Properties .....           S-30
Revenues ................................            A-3
Revised Rate ............................           S-49
Rooms ...................................            A-5
SBRC ....................................            S-9
SBRC Mortgage Loans .....................           S-72
Scheduled Maturity Date/ARD .............            A-5
Scheduled P&I Payments ..................           S-23
SEC .....................................            S-4
Securities Act ..........................            S-4
Servicing Advance .......................           S-19
Servicing Standard ......................           S-77
Servicing Transfer Event ................           S-78
Settlement Date .........................          S-115
SF ......................................            A-5
Similar Law .............................          S-126
Snellville Property .....................           S-56

                                                   PAGE
                                                   ----

S&P ......................................          S-3
Special Servicing Fee ....................         S-81
Special Servicing Fee Rate ...............         S-81
Specially Serviced Mortgage Loan .........         S-77
Stated Principal Balance .................         S-93
Statler Property .........................         S-56
Sub-Servicer .............................         S-79
Sub-Servicing Agreement ..................         S-79
Sub-Servicing Fee Rate ...................          A-5
Swan Nursery Commons Property
Borrower .................................         S-67
Termination Price ........................        S-109
Trust ....................................          S-8
Trust Fund ...............................          S-8
Trustee Fee ..............................        S-110
Trustee Reports ..........................        S-104
Underwriter ..............................          S-1
Underwriting Agreement ...................        S-127
Underwritten Expenses ....................          A-2
Underwritten NCF .........................          A-3
Underwritten NCF Debt Service
Coverage Ratio ...........................    S-22, A-3
Underwritten NCF DSCR ....................          A-3
Underwritten Net Cash Flow ...............          A-3

                                                   PAGE
                                                   ----

Underwritten NOI .........................          A-1
Underwritten NOI Debt Service
Coverage Ratio ...........................          A-3
Underwritten NOI DSCR ....................          A-3
Underwritten Revenues ....................          A-1
Units ....................................          A-5
UPB ......................................          A-5
U/W Expenses .............................          A-2
U/W NCF ..................................          A-3
U/W NCF DSCR .............................          A-3
U/W NOI ..................................          A-1
U/W NOI DSCR .............................          A-3
U/W Reserves .............................          A-5
U/W Revenues .............................          A-1
Voting Rights ............................        S-109
Weighted Average Mortgage
Pass-Through Rate ........................         S-95
Workout Fee ..............................         S-82
Workout Fee Rate .........................         S-82
x% .......................................          A-6
x%(y) ....................................          A-6
YMP ......................................        S-115
YM(y) ....................................          A-6

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information on the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective Borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Sponsor or the Underwriter or any of their respective affiliates or any other person.

     For purposes of this Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

     1. "Underwritten NOI" or "U/W NOI" means, for any Mortgaged Property, an estimate, made at or about the time of origination of the related Mortgage Loan (or, in some cases, more recently based upon current financial information), of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances of any such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including U/W Reserves or any other underwritten capital expenditures among Underwritten Expenses. Had such reserves been so included, Underwritten NOI would have been lower. Even in those cases where such U/W Reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this Prospectus Supplement with respect to any Mortgaged Property intended to represent such future operating income.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each Mortgaged Property are derived from information furnished by the respective Borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles (GAAP) would not be the same as the Underwritten NOI for such Mortgaged Property set forth in the following schedule or tables. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     2. "Underwritten Revenues" or "U/W Revenues" generally equals (subject to the assumptions and adjustments specified below):

     o in the case of the Multifamily Mortgaged Properties, the amount of gross rents received during the latest full calendar year or rolling 12-month period, or in some cases, the amount of gross rents expected to be received during a twelve-month period, as estimated by annualizing a current rent roll;

     o in the case of the Commercial Mortgaged Properties (other than health care related and hospitality Mortgaged Properties), annual contractual base rents that either are annualized based on leases in effect as reflected on a rent roll provided by the Borrower in connection with the origination of the related Mortgage Loan or are based on a prior 12 month period; and

     o in the case of health care and hospitality Mortgaged Properties, annual revenues consistent with historical operating trends and market and competitive conditions.

However, such Underwritten Revenues were generally modified to take into account (x) the market occupancy rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related Borrower, (y) lender's minimum vacancy underwriting criteria for the applicable property type, and (z) in the case of retail, office and industrial Mortgaged Properties, an assumed level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property. In addition, in the case of certain Mortgaged Properties, such Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hospitality properties and are subject to an operating lease with a single operator, Underwritten Revenues may have been calculated as described above based on revenues received by the operator rather than rental payments received by the related Borrower under the operating lease (provided that such rental payments are sufficient to pay debt service on the related Mortgage Loan).

     Underwritten Revenues generally include:

     o  for the Multifamily Mortgaged Properties, rental and other revenues;

     o for the Commercial Mortgaged Properties (other than the health care related and hospitality Mortgaged Properties), base rent (less mark-to-market adjustments in some cases) and, in a limited number of cases, percentage rent, expense reimbursements and other revenues;

     o for the health care related Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; and

     o for the hospitality Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

     3. "Underwritten Expenses" or "U/W Expenses" generally equal the historical annual expenses reflected in the operating statements and other information furnished by each Borrower, except that such expenses were often modified as follows:

    o if there was no management fee or a below market management fee, assumed to have a management fee payable with respect to the Mortgaged Property in an amount generally between 3% and 5% of Underwritten Revenues; and

    o adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions.

     Underwritten Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions, (except as described above). In the case of hospitality Mortgaged Properties, Underwritten Expenses included such departmental expenses as guest rooms, food and beverage, telephone bills, and rental and other expenses, and various undistributed operating expenses such as general and administrative expenses, costs of marketing and franchise fees. In the case of health care related Mortgaged Properties, Underwritten Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

     The historical expenses with respect to any Mortgaged Property were generally obtained--

     o from operating statements relating to the latest reported operating period,

     o by analyzing and annualizing the amount of expenses for previous operating periods, including any partial periods for which operating statements were available (with certain adjustments for items deemed inappropriate for annualization), and/or

     o by reviewing the amounts of expenses for periods prior to the latest full calendar year where such information was available or, in the case of a limited number of newly constructed properties, the Borrower's projected operating budget.

     4. "Underwritten Net Cash Flow", "Underwritten NCF" or "U/W NCF" means, for any Mortgaged Property, the Underwritten NOI for such Mortgaged Property reduced by the following items (if and to the extent that such items have not already been netted out in calculating Underwritten NOI): U/W Reserves, FF&E, capital expenditures, tenant improvements and leasing commissions. Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     5. "Underwritten NOI Debt Service Coverage Ratio", "Underwritten NOI DSCR" or "U/W NOI DSCR" means, for any Mortgage Loan, the ratio of (a) the Underwritten NOI for the related Mortgaged Property or Properties, to (b) the Annual Debt Service for such Mortgage Loan.

     However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Underwritten NOI DSCR means the ratio of (a) the aggregate Underwritten NOI for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

     6. "Underwritten NCF Debt Service Coverage Ratio", "Underwritten NCF DSCR" or "U/W NCF DSCR" means, with respect to any Mortgage Loan, the ratio of (a) the Underwritten NCF for the related Mortgaged Property or Properties, to (b) the Annual Debt Service for such Mortgage Loan.

     However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Underwritten NCF DSCR means the ratio of (a) the aggregate Underwritten NCF for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

     7. "Recent Year" means, for any Mortgaged Property's historical financial information, the period of time relating to the financial statements provided by the Borrower for the most recently reported operating period. In most cases, this reported operating period was calendar year 1997. In some cases, the latest reported operating period was a rolling twelve-month period ending after December 31, 1997 or an annualized partial year period that occurred during 1997 or 1998.

     8. "Net Operating Income" or "NOI" means, for any Mortgaged Property, the net property income derived therefrom (equal to Revenues less Expenses) for the applicable time period that was available for debt service, as established by information provided by the related Borrower, except that in certain cases such net property income has been adjusted by removing certain non-recurring expenses and revenues or by certain other normalizations. NOI does not necessarily reflect accrual of certain costs such as reserves, capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a Borrower as an expense but were excluded from Expenses to reflect normalized NOI. The Sponsor has not made any attempt to verify the accuracy of any information provided by each Borrower or to reflect changes in net property income that may have occurred since the date of the information provided by each Borrower for the related Mortgaged Property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     9. "Revenues" are the gross revenues received with respect to a Mortgaged Property for the specified time period, as reflected in the operating statements and other information furnished by the related Borrower. Such revenues generally include: (a) for the Multifamily Mortgaged Properties, gross rental and other revenues; (b) for the retail, office and industrial Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care related Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hospitality Mortgaged Properties, guest room, food and beverage, telephone and other revenues. In addition, in the case of certain Mortgaged Properties that are operated as nursing homes or hotels and are subject to an operating lease with a single operator, Revenues were calculated as described above based on revenues received by the operators rather than rental payments received by the related Borrower under the operating lease.

     10. "Expenses" are the operating expenses incurred for a Mortgaged Property for the specified time period, as reflected in the operating statements and other information furnished by the related Borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office and/or industrial Mortgaged Properties, Expenses may have included leasing commissions and tenant improvements. In the case of hospitality Mortgaged Properties, Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as costs of marketing and franchise fees. In the case of health care Mortgaged Properties, Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/ housekeeping, activities/social service expenses, equipment rental expenses and other expenses.

     11. "NOI Debt Service Coverage Ratio" or "NOI DSCR" means, for any Mortgage Loan, the ratio of (a) the NOI for the related Mortgaged Property or Properties for the specified 12-month time period, to (b) the Annual Debt Service for such Mortgage Loan.

     However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group, for which there is no provision allowing for the potential release of the cross-collaterlization, then NOI DSCR means the ratio of (a) the aggregate NOI for the specified twelve-month time period for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

     12. "NCF Debt Service Coverage Ratio" or "NCF DSCR" means, for any Mortgage Loan, the ratio of (a) the NCF for the related Mortaged Property or Properties for the specified twelve-month time period, to (b) the Annual Debt Service for such Mortgage Loan.

     However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then NCF DSCR means the ratio of (a) the aggregate NCF for the specified twelve-month time period for all of the Mortgaged Properties related to such Cross-Collateralized Group, to (b) the aggregate Annual Debt Service for all of the Mortgage Loans in such Cross-Collateralized Group.

     13. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Scheduled P&I Payment due under such Mortgage Loan as of the Cut-off Date.

     14. "Appraisal Value" or "Appraised Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Sponsor as of the date specified on the schedule.

     15. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, for any Mortgage Loan, the ratio of (a) the Cut-off Date Balance of such Mortgage Loan, to (b) the Appraised Value of the related Mortgaged Property.

     However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Cut-off Date LTV Ratio means the ratio of (a) the aggregate Cut-off Date Balance for all of the Mortgage Loans in such Cross-Collateralized Group, to (b) the aggregate Appraised Value for all of the Mortgaged Properties related to such Cross-Collateralized Group.

     16. "Maturity Date/ARD Loan-to-Value Ratio" or "Maturity Date/ARD LTV Ratio" means, for any Balloon Loan or ARD Loan, the related Anticipated Loan Balance at Scheduled Maturity Date/ARD, divided by the Appraisal Value of the related Mortgaged Property.

     However, in the event that a Mortgage Loan is part of a Cross-Collateralized Group for which there is no provision allowing for the potential release of the cross-collateralization, then Maturity Date/ARD LTV Ratio means the ratio of (a) the aggregate Anticipated Loan Balance at Scheduled Maturity/ARD for all of the Mortgage Loans in such Cross-Collateralized Group, to (b) the aggregate Appraised Value for all of the Mortgaged Properties related to such Cross-Collateralized Group.

     17. "Leasable Square Footage", "NSF" or "NRSF" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

     18. "Units", "Rooms" and "Beds", respectively, mean:
(i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units") and, in the case of a Mortgaged Property operated as a mobile home park, the number of pads (also referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel or motel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

     19. "SF" means, for any Commercial Mortgaged Property, square footage.

     20. "U/W Reserves" means: (i) in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, on-going reserves required to be maintained on a net leasable area basis; (ii) in the case of a Multifamily Mortgaged Property, on-going reserves required to be maintained on a per Unit basis; (iii) in the case of a Mortgaged Property operated as a hotel or motel calculated as a percentage of U/W Revenues; and (iv) in the case of a Mortgaged Property operated as a health care facility, on-going reserves required to be maintained on a per Bed basis; however, in each case, actual reserves may be less than the amount of required reserves or no reserves may have been escrowed.

     21. "Occupancy %" or "Occupancy Percent" means, for any Mortgaged Property, the percentage of Leasable Square Footage or Total
Units/Rooms/Beds/Pads, as the case may be, at such property that was occupied as of a specified date (as indicated by the related Borrower or as derived from the rent rolls), based upon physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     22. "Administrative Fee Rate" means, for any Mortgage Loan, the sum of the Master Servicing Fee Rate (including the per annum rate at which the monthly sub-servicing fee is payable to any related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

     23. "Related Loans" means two or more Mortgage Loans for which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     24. "Anticipated Loan Balance at Scheduled Maturity Date/ARD" means, for any Mortgage Loan, the balance that would be due at maturity or, in the case of an ARD Loan, at the related Anticipated Repayment Date, pursuant to the payment schedule for such Mortgage Loan, after taking into account the principal amount expected to be received from the final Scheduled P&I Payment and assuming no prepayments, defaults or extensions.

     25. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

     26. "Hyperamortizing" means an ARD Loan.

     27. "Fully Amortizing" means a Fully Amortizing Loan.

     28. "Balloon" means a Balloon Loan.

     29. "Scheduled Maturity Date/ARD" or "Maturity/ARD" means, for any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or, for any ARD Loan, its Anticipated Repayment Date.

     30. The "Prepayment Provisions" for each Mortgage Loan are described as follows: "LO(y)" means the original duration of the Lock-out Period is y months; "Defeasance(y)" means the original duration of the defeasance period is y months; "Grtr x% UPB or YM(y)" means, for an original period of y months, the relevant Prepayment Premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid; "YM(y)" means, for an original period of y months, the relevant Prepayment Premium will equal the yield maintenance charge (calculated as described in either clause 31 or 32 below); "Free(y)" means the Mortgage Loan is freely prepayable for a period of y months; and "x%(y)" means, for an original period of y months, the relevant Prepayment Premium will equal "x%" of the principal amount prepaid.


     31. Prepayment Premiums for Mortgage Loans with yield maintenance of type "Present Value" are generally equal to (A) the product obtained by multiplying
(i) the ratio of (a) the amount of principal being prepaid to (b) the principal balance outstanding assuming no prepayments have been made), times (ii) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or Anticipated Repayment Date (including any Balloon Payment) determined by discounting such payments at the Monthly Discount Rate, less (B) the amount of principal being prepaid. The term "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the "Discount Rate" as defined in this Prospectus Supplement.


     32. Prepayment Premiums for Mortgage Loans with yield maintenance of type "Interest Differential" are generally equal to the product obtained by multiplying (a) the amount of principal being prepaid, times (b) the difference obtained by subtracting from the Mortgage Rate the Discount Rate, times (c) the present value factor calculated using the following formula:


(1 - (1+r)-n)
-------------
      r


where:
r =  Discount Rate
n = the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date or Anticipated Repayment Date, as applicable.

  CONTROL     LOAN       PROPERTY    MORTGAGE
  NUMBER      NUMBER      NUMBER      SELLER                PROPERTY NAME
   S001        101                      SBRC       515 22nd Street NW
   S002        103                      SBRC       Master Realty Portfolio
   S003        103         103A         SBRC       Ramada Inn DFW/West
   S004        103         103B         SBRC       Historic Suites of America Hotel
   S005        103         103C         SBRC       Ramada Inn Downtown
   S006        103         103D         SBRC       Soho VI
   S007        103         103E         SBRC       River Market
   S008        104                      SBRC       Ocean City Factory Outlets
   S009        107                      SBRC       Waterford Wedgwood Facility
   S010        108                      SBRC       Victorville Towne Center
   S011        109                      SBRC       University Park Towers
   S012        111                      SBRC       Woodland Apartments
   S013        114                      SBRC       Meadows at Hickory Lake Apartments
   S014        115                      SBRC       200 Valley Road - Mt. Arlington Corporate Center
   S015        116                      SBRC       Park Oaks Shopping Ctr.
   S016        118                      SBRC       Gardens at Hickory Lake Apartments
   S017        120                      SBRC       Edmonston Crossing
   S018        122                      SBRC       Summer Place Apartments
   S019        124                      SBRC       HTW Portfolio
   S020        124         124A         SBRC       Waverly Plaza
   S021        124         124B         SBRC       Walmart Center
   S022        124         124C         SBRC       East Hills Mall
   S023        125                      SBRC       Linens 'N Things Retail Building
   S024        126                      SBRC       The Deer Cross Apartments
   S025        127                      SBRC       Susse Chalet Hotel
   S026        129                      SBRC       Woodhaven Apartments
   S027        130                      SBRC       Fallfax Commercial Center
   S028        131                      SBRC       Best Western Adams Inn
   S029        132                      SBRC       Bethesda East Office Center
   S030        133                      SBRC       Comfort Inn - Sea Tac
   S031        134                      SBRC       Times Square Shopping Center
   S032        135                      SBRC       Comfort Inn-Marietta
   S033        136                      SBRC       Hacienda Del Sol
   S034        138                      SBRC       Premier Cruise Lines
   S035        139                      SBRC       100 Valley Road - Mount Arlington Corporate Center
   S036        141                      SBRC       Sierra Center Portfolio
   S037        141         141A         SBRC       Woodland Court
   S038        141         141B         SBRC       East Towne Plaza
   S039        142                      SBRC       Sherwood Mesa Shopping Center
   S040        143                      SBRC       Forest Hills Center
   S041        144                      SBRC       Talbott Shopping Center
   S042        145                      SBRC       Sunrise Plaza Shopping Center
   S043        146                      SBRC       Park Central Apartments
   S044        147                      SBRC       New Kent Crossing Shopping Center
   S045        148                      SBRC       Evergreen Marketplace
   S046        151                      SBRC       Shoppes of Killian
   S047        152                      SBRC       Days Inn of Orlando
   S048        153                      SBRC       10 Victor Square
   S049        154                      SBRC       The Cosmopolitan
   S050        155                      SBRC       Arbors at Hickory Lake
   S051        156                      SBRC       Cochran Avenue Apartments
   S052        159                      SBRC       Garden Ridge Apartments
   S053        160                      SBRC       Clermont Shopping Center
   S054        161                      SBRC       Alamosa Plaza Commercial Retail & Office Center
   S055        163                      SBRC       Hampton Inn-Aiken, SC
   S056        165                      SBRC       Mount Vernon Centre
   S057        166                      SBRC       Federal Express Facility
   S058        172                      SBRC       Summit Bank Plaza
   S059        174                      SBRC       Deerwood I Apartments
   S060        175                      SBRC       Maple Springs Medical Center
   S061        176                      SBRC       Winding Creek Apartment
   S062        177                      SBRC       Shoney's Inn of Augusta
   S063        178                      SBRC       Winona Quality Inn
   S064        179                      SBRC       Camilla Marketplace
   S065        181                      SBRC       80 Evergreen Avenue
   S066        182                      SBRC       Park Street Office Building
   S067        183                      SBRC       The Mode Building
   S068        184                      SBRC       Food Lion Grocery Store
   S069        185                      SBRC       East Hill Carriage Square Shopping Center
   S070        187                      SBRC       Colonial Specialties Building
   S071        188                      SBRC       Education America Building
   S072        189                      SBRC       Westwood Apartments
   S073        190                      SBRC       Park Plaza Mall
   S074        192                      SBRC       Bennett Apartments/Edgepark Apartments Portfolio
   S075        192         192A         SBRC       Bennett Apartments
   S076        192         192B         SBRC       Edgepark Apartments
   S077        193                      SBRC       Town Square Shopping Center
   S078        194                      SBRC       Roy West Shopping Center
   S079        195                      SBRC       Eastgate Garden Apartments
   S080        196                      SBRC       Willowgrove Apartments/Lin-Nor Apartments Portfolio
   S081        196         196A         SBRC       Willowgrove Apartments
   S082        196         196B         SBRC       Lin-Nor Apartments
   S083        198                      SBRC       Powder Mill Station Shopping Center
   S084        199                      SBRC       Paradise Plaza Shopping Center
   S085        200                      SBRC       Tropicana Topaz Shopping Center
   S086        201                      SBRC       Northchase Professional Park Building One
   S087        202                      SBRC       20 Crooke Avenue
   S088        204                      SBRC       Nevada Bob's Plaza
   S089        206                      SBRC       Watertower Office Building
   S090        207                      SBRC       University of Phoenix
   S091        209                      SBRC       Casa Linda Apartments
   S092        210                      SBRC       Blockbuster Video Store
   S093        211                      SBRC       3804-3808 North Wilson Boulevard
   S094        212                      SBRC       Fort Washington Office Center
   S095        214                      SBRC       The Amigos Del Sol Apartments
   S096        215                      SBRC       Lakeside Apartments
   S097        216                      SBRC       Deerwood II Apartments
   S098        218                      SBRC       214 West 30th Street
   S099        219                      SBRC       Art-Deco Supermarket
   S100        222                      SBRC       Sandy Pointe Shopping Center
   S101        224                      SBRC       Island Plaza Shopping Center
   S102        225                      SBRC       909 Park Avenue
   S103        226                      SBRC       647 9th Avenue
   S104        227                      SBRC       5775 Bridge Street
   S105        229                      SBRC       Oak Shadows Mobile Home Park
   S106        231                      SBRC       Shirley 395 Business Center
   S107        232                      SBRC       Oyster Bay Plaza
   S108        247                      SBRC       Kennedy Space Center Days Inn
   S109        251                      SBRC       Best Western Gateway Inn
   S110        252                      SBRC       El Paseo Village
   S111        253                      SBRC       Lee Gardens Apartments
   S112        254                      SBRC       Hollywood Bldgs. 1,2,3,4A&B, 5A&B
   S113        255                      SBRC       Dixie Business Center
   S114        256                      SBRC       I-95 Building
   S115        257                      SBRC       Parkwood Tract
   S116        258                      SBRC       Building V
   S117        259                      SBRC       Buildings "S", "T", and "U"
   S118        260                      SBRC       Buildings "E", "F", "G"
   S119        262                      SBRC       Alvin Center
   S120        268                      SBRC       Jamestown Square I and II Apartments
   S121        271                      SBRC       Jackson/Sherwood Apts. & Thackery Ave. Apts.
   S122        275                      SBRC       Highland Office Building
   S123        277                      SBRC       Apple Villa Apartments
   S124        278                      SBRC       Fountaingrove Medical Office Building (Cancer Center)
   S125        279                      SBRC       College Square Apartments
   S126        280                      SBRC       Racanelli Portfolio I
   S127        280         280A         SBRC       15 Rasons Court
   S128        280         280B         SBRC       33 Ranick Road
   S129        280         280C         SBRC       26 Ranick Road
   S130        281                      SBRC       Racanelli Portfolio II
   S131        281         281A         SBRC       290 Spagnoli Road
   S132        281         281B         SBRC       90 Nicon Court
   S133        281         281C         SBRC       780 Park Avenue
   S134        281         281D         SBRC       300 Spagnoli Road
   S135        282                      SBRC       Shrewsbury Commons Shopping Center
   S136        283                      SBRC       American Foundation for Biological Research Bldg.
   S137        290                      SBRC       59th Avenue and Thunderbird Road
   S138        291                      SBRC       Canton-Central Bank Shopping Center
   S139        292                      SBRC       Oceanside Caldor/Gold Coast Plaza & Swan Nursery Commons Portfolio
   S140        292         292A         SBRC       Oceanside Caldor/Gold Coast Plaza
   S141        292         292B         SBRC       Swan Nursery Commons
   S142        293                      SBRC       558 Broadway
   S143        294                      SBRC       183-02 through 183-14 Horace Harding Expressway
   S144        295                      SBRC       90 Saint Andrews Place
   S145        297                      SBRC       Hunter Office Building
   S146        301                      SBRC       385 Franklin Avenue
   S147        303                      SBRC       Expressway Building
   S148        499                      SBRC       Kranzco Portfolio
   S149        499         499A         SBRC       Douglasville Crossing
   S150        499         499B         SBRC       Snellville Oaks
   S151        499         499C         SBRC       Tifton Corners
   S152        499         499D         SBRC       Village Oaks
   S153        499         499E         SBRC       Statler Crossing
   S154        499         499F         SBRC       Pickaway Crossing
   S155        499         499G         SBRC       Vidalia Walmart
   S156        499         499H         SBRC       Meeting Square
   S157        499         499I         SBRC       Summerville Center
   C001      6000202       332          CREI       Elwye Center
   C002      6000239       380          CREI       Flinthills Mall
   C003      6000244       387          CREI       67 Mason Street
   C004      6000245       388          CREI       116 Post Road
   C005      6110108       874          CREI       Bank One Office Building
   C006      6110118       885          CREI       1601 N. 39th Street
   C007      6110122       890          CREI       Royal Manor Apts.
   C008      6201397       3047         CREI       Eastpointe Plaza
   C009      6201572       3222         CREI       Comfort Inn - Clinton
   C010      6202047       3698         CREI       Fairfield Inn - Layton
   C011      6202220       4673         CREI       Cineplex Odeon Theater
   C012      6202465       4117         CREI       Washington Heights Apartments
   C013      6202480       4132         CREI       Park Villa Apartments
   C014      6202484       4136         CREI       Chesapeake Yachting Center
   C015      6202649       4300         CREI       Tower Park Bldgs. 100 and 200
   C016      6202658       4706         CREI       Richman Gordman 1/2 Price Stores
   C017      6202701       4709         CREI       Savers Plaza
   C018      6202747       4398         CREI       383 Route 46 West
   C019      6202752       4403         CREI       Brookside Mobile Home Park
   C020      6202753       4404         CREI       Menlo Park Office Center
   C021      6202821                    CREI       University Plaza/Winding River Plaza Portfolio
   C022      6202821       4472         CREI       University Plaza
   C023      6202821       4473         CREI       Winding River Plaza
   C024      6202836       4487         CREI       Lakeover Offices
   C025      6202837       4488         CREI       Business Park Offices (200 Business Park)
   C026      6600048       974          CREI       Crown Professional Building
   C027      6600056       987          CREI       Southwind Village Center
   C028      6600060       992          CREI       Hampton Inn-Bossier,LA
   C029      6600061       993          CREI       Elmtree Townhouse Apartments
   C030      6600066       998          CREI       Eagleview Apartments
   C031      6600131       1071         CREI       Larchmont Village
   C032      6600135       1078         CREI       Health Net Building
   C033      6600163       1116         CREI       Holiday Inn-Murfreesboro
   C034      6600164       1117         CREI       Brookwood Apartments
   C035      6600165       1119         CREI       Arbor Park Apartments
   C036      6600175       1129         CREI       Sunharbor Manor Nursing Home
   C037      6600180       1135         CREI       River Ridge At Hulen
   C038      6600184       1141         CREI       Bardin Square Shopping Center
   C039      6600186       1142         CREI       Country Day Plaza Shopping Center
   C040      6600210       1170         CREI       Circle K Mobile Home Park
   C041      6600220       1186         CREI       Starlite Plaza
   C042      6600224       1197         CREI       Comfort Suites - Jacksonville
   C043      6600225       1198         CREI       Holiday Inn Express-Lexington
   C044      6600232       1205         CREI       Sands Harbor Hotel & Marina
   C045      6600262       1242         CREI       Amberley Suites Hotel
   C046      6600264       1245         CREI       Granada Suites Hotel
   C047      6600266       1246         CREI       Inn at the Peachtrees Hotel
   C048      6600267       1247         CREI       Canal Winchester Medical Center



   C049      6600270       1250         CREI       Westbourne Morrison Limited
   C050      6600286       1269         CREI       Marengo Village Apartments
   C051      6600287       1268         CREI       Harvard Square Apartments
   C052      6600295       1280         CREI       Wyndwood Apartments
   C053      6600315       1305         CREI       York & Parks Retail Building
   C054      6600331       1323         CREI       Marina Park Hotel
   C055      6600332       1324         CREI       Market Square Office Building
   C056      6600337       1329         CREI       The Reynolds Building
   C057      6600350       1338         CREI       Metro Mobile Home Park
   C058      6600356       1346         CREI       San Marcos Crossroads
   C059      6600364       1358         CREI       Executive Plaza
   C060      6600374       1368         CREI       Days Inn- Hollywood, FL
   C061      6600397       4737         CREI       Fountainbleau Storage & Apts
   C062      6600413       4752         CREI       Marvin D. Love Office Building
   C063      6600416       4755         CREI       Jackson Place Apartments
   C064      6600422       4765         CREI       Best Western Mirage
   C065      6600423       4766         CREI       Holiday Inn Hotel - Trinidad
   C066      6600457       4820         CREI       Days Inn - Richmond, IN
   C067      6600471       4831         CREI       Hampton Inn-Grand Rapids
   C068      6600481       4841         CREI       Hampton Inn-Saginaw
   C069      6600507       4878         CREI       Howard Johnson-Cincinnati
   C070      6600529       5041         CREI       Lakeside Plaza
   C071      6600599       5117         CREI       Greencrest Mobile Home Park
   C072      6600610       5132         CREI       Shannon Tower Office Building
   C073      6600667       5207         CREI       Blue Star Storage
   C074      6600683       5234         CREI       Westminster Executive Plaza-LAM Portfolio
   C075      6600689       5240         CREI       Harbor Gateway Garden
   C076      6600690       5254         CREI       Nexus Garden Plaza
   C077      6600701       5269         CREI       Ramada Inn-Plant City
   C078      6600702       5076         CREI       Thunderbird Plaza
   C079      6600708       5070         CREI       2401 Research Building
   C080      6600709       5082         CREI       2301 Research Building
   C081      6600723       5286         CREI       10605 Concord Street
   C082      6600725       5288         CREI       Country View Apartments
   C083      6600756       5328         CREI       Skyline Village MHP
   C084      6600787       5367         CREI       Quadrant Multi-Use Center
   C085      6600789       5368         CREI       Prospect Pointe East
   C086      6600796                    CREI       Distribution Portfolio
   C087      6600796       5375         CREI       Distribution II
   C088      6600796       5377         CREI       Transdistribution - WV
   C089      6600817       5396         CREI       Econolite
   C090      6600853       5433         CREI       Sun River Professional Plaza
   C091      6600870       5452         CREI       CS Hotels
   C092      6600912       376          CREI       168 Canal
   C093      6600914       385          CREI       300 Rosewood Drive
   C094      6600915       386          CREI       35 Otis Street
   C095      6600917       403          CREI       850 Boylston Street
   C096      6600950       5530         CREI       Best Western Metro Inn
   C097      6601050                    CREI       Day Care Centers Portfolio
   C098      6601050       5641         CREI       Ashburn Farms II
   C099      6601050       5642         CREI       Fair Lakes II
   C100      6601050       5646         CREI       Centreville Green
   C101      6601050       5647         CREI       McNair Farms
   C102      6601050       5648         CREI       South Riding
   C103      6601050       5649         CREI       Sully Station I
   C104      6601050       5650         CREI       Centre Ridge
   C105      6601050       5661         CREI       Cascades
   C106      6601050       5699         CREI       Fair Lakes I
   C107      6601060       5667         CREI       Courtyard by Marriott-Jackson
   C108      6601061       5666         CREI       Courtyard by Marriott-Germantown
   C109      6601062       5668         CREI       Hampton Inn & Suites-Jackson
   C110      6601063       5669         CREI       Courtyard by Marriott-Tupelo
   C111      6601064       5670         CREI       Holiday Inn-Muscatine
   C112      6601080       5691         CREI       Levinson Plaza
   C113      6601139       5757         CREI       BV Hollywood Storage Facility
   C114      6601152       5774         CREI       Fairfax Village Shopping Center
   C115      6601288       5919         CREI       PK Products Industrial Building
   C116      6601371       6013         CREI       Sunny Hills Business Park
   C117      6601372       6012         CREI       Cerritos Professional Center
   C118      6601641       5147         CREI       Stoffel Seals-GA
   C119      6601642       4065         CREI       Stoffel Seals-NY
   C120      6602318       7114         CREI       Parcfront Apartments

           PROPERTY ADDRESS                                          CITY                  STATE   ZIP CODE   PROPERTY TYPE
515 22nd Street NW                                                Washington                 DC     20037    Office

2155 West Airport Freeway                                         Euless                     TX     76040    Hotel
612 Central Avenue                                                Kansas City                MO     64105    Hotel
401 North 1st Street                                              Phoenix                    AZ     85004    Hotel
700-712 Broadway                                                  Kansas City                MO     64105    Mixed Use
302-314, 412-416, 309-313, 502, 509, 512                          Kansas City                MO     64105    Mixed Use
Delaware St. & 500-508 Walnut/15-23 East 5th St.
12741 Ocean Gateway / N/s of route 50                             West Ocean City            MD     21842    Anchored Retail
1330 Campus Parkway                                               Wall Township              NJ     07719    Industrial
12351-12353 Mariposa Road                                         Victorville                CA     92392    Anchored Retail
2261 Sherman Circle South                                         Miramar                    FL     33025    Multi-family
1201 Centre Road                                                  Wilmington                 DE     19805    Multi-family
2400 Old Concord Road                                             Smyrna                     GA     30082    Multi-family
200 Valley Road                                                   Mount Arlington            NJ     07856    Office
2407 West Airport Freeway                                         Irving                     TX     75062    Anchored Retail
2400 Old Concord Road                                             Smyrna                     GA     30082    Multi-family
1010-1020 Rockville Pike                                          Rockville                  MD     20852    Office/Retail
101 Summer Place Drive                                            Merritt Island             FL     32953    Multi-family

East Side Emmitt Avenue                                           Waverly                    OH     45690    Anchored Retail
512-520 North Webster Street                                      Taylorville                IL     62568    Anchored Retail
5278 Irvin Road                                                   Huntington                 WV     25705    Anchored Retail
1475 - 11th Ave Northwest                                         Issaquah                   WA     98027    Retail
3000 South First Street                                           Lufkin                     TX     75901    Multi-family
371 George Washington Boulevard                                   Smithfield                 RI     02917    Hotel
1903-145 Woodhaven Circle                                         Rockledge                  FL     32955    Multi-family
7630-7648 Lee Highway & 2822-2830 Fallfax Drive                   Falls Church               VA     22042    Mixed Use
29 Hancock Street                                                 Quincy                     MA     02171    Hotel
4405 East-West Highway                                            Bethesda                   MD     20814    Office
19333 Pacific Hwy. South                                          Seattle                    WA     98188    Hotel
4012, 4016 & 4020 S. Rainbow Blvd. & 6820 W. Flamingo Road        Las Vegas                  NV     89103    Anchored Retail
700 Pike Street                                                   Marietta                   OH     45750    Hotel
644 Alvarado Avenue                                               Davis                      CA     95616    Multi-family
400 Challenger Road                                               Cape Canaveral             FL     32920    Office
100 Valley Road                                                   Mount Arlington            NJ     07856    Office

3921-3953 South 76th Street                                       Milwaukee                  WI     53220    Retail
1414-1438 East Brady Street                                       Milwaukee                  WI     53202    Anchored Retail
1107-1161 East Main Street                                        Mesa                       AZ     85204    Retail
63-27/35 108th Street                                             Forest Hills               NY     11375    Anchored Retail
1043-1099 Rockville Pike                                          Rockville                  MD     20852    Retail
31070-31188 Cortez Boulevard                                      Brooksville                FL     34602    Anchored Retail
5702 50th Street                                                  Lubbock                    TX     79414    Multi-family
2581 - 2597 New Kent Highway                                      Bottoms Bridge             VA     23141    Anchored Retail
30790,30810 & 30901  Stagecoach Boulevard                         Evergreen                  CO     80439    Retail
10834 S.W. 104th Street                                           Miami                      FL     33176    Retail
2425 Frontage Road                                                Davenport                  FL     33837    Hotel
10 Victor Square                                                  Scotts Valley              CA     95066    Industrial
145 East 48th Street                                              New York                   NY     10017    Multi-family
2400 Old Concord Road                                             Smyrna                     GA     30082    Multi-family
342-346 South Cochran Avenue                                      Los Angeles                CA     90036    Multi-family
6517 Melody Lane                                                  Dallas                     TX     75231    Multi-family
721-791 East State Road 50                                        Clermont                   FL     34711    Anchored Retail
2929 & 2949 East Desert Inn Road                                  Las Vegas                  NV     89121    Office/Retail
100 Tamil Drive                                                   Aiken                      SC     29803    Hotel
521-545 Saint Paul Place                                          Baltimore                  MD     21202    Office
18115 South Main Street                                           Carson                     CA     90746    Industrial
213 Summerhill Road                                               East Brunswick             NJ     08816    Office/Retail
100 Champions Drive                                               Lufkin                     TX     75901    Multi-family
10810 Darnestown Road                                             Gaithersburg               MD     20878    Office
5071 Ooltewah-Ringgold Road                                       Collegedale (Ooltewah)     TN     37363    Multi-family
3023 Washington Road                                              Augusta                    GA     30907    Hotel
956 Mankato Avenue                                                Winona                     MN     55987    Hotel
129 U.S Highway 19 North                                          Camilla                    GA     31730    Anchored Retail
80 Evergreen Avenue                                               Brooklyn                   NY     11206    Industrial
115 Park Street, S.E.                                             Vienna                     VA     22180    Office
802 West Idaho Street                                             Boise                      ID     83707    Mixed Use
300 Henslee Drive (Highway 70 Bypass)                             Dickson                    TN     37055    Anchored Retail
10211 S.E. 256th Street                                           Kent                       WA     98032    Retail
9390 South 300 West                                               Sandy                      UT     84070    Industrial
300 East Loop 820                                                 Fort Worth                 TX     76112    Office
2 East Regal Street                                               Murray                     UT     84107    Multi-family
400 10th Street Southeast                                         Jamestown                  ND     58401    Anchored Retail

20-30 East Morris Street                                          Buffalo                    NY     14214    Multi-family
1016 Amherst Street                                               Buffalo                    NY     14216    Multi-family
372-450 East 12300 South                                          Draper                     UT     84020    Retail
3500 West 4800 South                                              Roy                        UT     84067    Retail
474 Old State Route 74                                            Mt. Carmel                 OH     45244    Multi-family

223 Elmwood Avenue                                                Buffalo                    NY     14222    Multi-family
1-19 Linwood Avenue                                               Buffalo                    NY     14209    Multi-family
11101 Baltimore Avenue                                            Beltsville                 MD     20705    Retail
4080 Paradise Road                                                Las Vegas                  NV     89109    Retail
2554 East Tropicana Avenue                                        Las Vegas                  NV     89121    Retail
400 Professional Park Drive                                       Goodlettsville             TN     37072    Office
20 Crooke Avenue                                                  Brooklyn                   NY     11226    Multi-family
7303 East Main Street                                             Mesa                       AZ     85207    Retail
6198 Butler Pike                                                  Blue Bell                  PA     19422    Office
5340 McNutt Road                                                  Santa Teresa               NM     88008    Office
5750 North Fresno Street                                          Fresno                     CA     93711    Multi-family
870 West Williams Avenue                                          Fallon                     NV     89406    Retail
3804-3808 North Wilson Boulevard                                  Arlington                  VA     22203    Retail
260 New York Drive                                                Upper Dublin               PA     19034    Office
10009 Rushing Drive                                               El Paso                    TX     79901    Multi-family
112 S. Little Flower Road                                         El Paso                    TX     79915    Multi-family
100 Temple Blvd.                                                  Lufkin                     TX     75901    Multi-family
214 West 30th Street                                              New York                   NY     10001    Mixed Use
1431-1435 Washington Ave.                                         Miami Beach                FL     33139    Retail
7800 South and 700 East                                           Sandy                      UT     84070    Retail
848-862 Long Island Ave.                                          Deer Park                  NY     11729    Retail
909 Park Avenue                                                   Plainfield                 NJ     07060    Multi-family
647 9th Avenue                                                    New York                   NY     10036    Retail
5775 Bridge Street                                                Dewitt                     NY     13057    Industrial
1330 Calaveritas Road                                             San Andreas                CA     95249    Mobile Home Park
2575-2615 Shirlington Road                                        Arlington                  VA     22206    Industrial
4201-4207 Kitsap Way                                              Bremerton                  WA     98312    Anchored Retail
3755 Cheney Highway                                               Titusville                 FL     32780    Hotel
2585 Seaboard Avenue                                              San Jose                   CA     95131    Hotel
73405-73445 El Paseo Drive                                        Palm Desert                CA     92260    Retail
16, 18, and 20 Israel Zupnik Drive                                Monroe                     NY     10905    Multi-family
3835-4011 Pembroke Rd.                                            Hollywood                  FL     33009    Industrial
2044, 2046-2048 McKinley Street                                   Hollywood                  FL     33009    Industrial
2000 S.W.30th Avenue                                              Pembroke Park              FL     33009    Industrial
3101 S.W. 25th Street                                             Pembroke Park              FL     33009    Industrial
1899-1911 S.W. 31st Avenue                                        Pembroke Park              FL     33009    Industrial
1817-1855 S.W. 31st Avenue                                        Pembroke Park              FL     33009    Industrial
1975-1985 South Park Road & 1804 SW 31st Avenue                   Pembroke Park              FL     33009    Industrial
2477-2491 Alvin Avenue                                            San Jose                   CA     95121    Retail
1263-1380 Eldorado Street                                         Boise                      ID     83704    Multi-family
2683-2760 Jackson Avenue N.W. & 2871-2883 Thackery Avenue         Canton, Jackson Township   OH     44750    Multi-family
5 Catamore Boulevard                                              East Providence            RI     02914    Office
1705 State Highway 37                                             Blountville                TN     37620    Multi-family
3555 Round Barn Circle                                            Santa Rosa                 CA     95403    Office
2829-2847 Combs Lane and 3001-3056 Clinchview Drive               Morristown                 TN     37814    Multi-family

15 Rasons Court                                                   Hauppauge                  NY     11788    Industrial
33 Ranick Road                                                    Hauppauge                  NY     11788    Industrial
26 Ranick Road                                                    Hauppauge                  NY     11788    Industrial

290 Spagnoli Road                                                 Melville                   NY     11747    Industrial
90 Nicon Court                                                    Hauppauge                  NY     11788    Industrial
780 Park Avenue                                                   Huntington                 NY     11743    Industrial
300 Spagnoli Road                                                 Mellville                  NY     11747    Industrial
Forrest Avenue East and Mount Airy Road                           Shrewsbury Township        PA     17361    Anchored Retail
12111 Parklawn Drive                                              Rockville                  MD     20852    Office
5890 & 5894 West Thunderbird Road                                 Glendale                   AZ     85306    Retail
16800 N.W. 67th Avenue                                            Miami                      FL     33015    Retail

3544-3600 Long Beach Road                                         Oceanside                  NY     11572    Anchored Retail
655 Montauk Highway                                               East Patchogue             NY     11712    Anchored Retail
558 Broadway                                                      New York                   NY     10012    Retail
183-02 through 183-14 Horace Harding Expressway                   Fresh Meadows              NY     11365    Retail
90 Saint Andrews Place                                            Yonkers                    NY     10705    Multi-family
11495 Sunset Hills Road                                           Reston                     VA     22090    Office
385 Franklin Avenue                                               Rockaway                   NJ     07866    Industrial
91-31 Queens Boulevard                                            Elmhurst                   NY     11373    Office

5983 Stewart Parkway                                              Douglasville               GA     30135    Anchored Retail
2135 East Main Street                                             Snellville                 GA     30278    Anchored Retail
121 S. Virginia Avenue                                            Tifton                     GA     31794    Anchored Retail
6241-51 N. Davis Highway                                          Pensacola                  FL     32504    Anchored Retail
851 Statler Boulevard                                             Staunton                   VA     24401    Anchored Retail
23625 U.S. Route 23                                               Circleville                OH     43113    Anchored Retail
2305 Lyons Highway                                                Vidalia                    GA     30474    Anchored Retail
1200 S. Russell Street                                            Jefferson City             TN     32504    Anchored Retail
14 Trion Road                                                     Summerville                GA     30747    Anchored Retail
234 Fraley Boulevard                                              Dumfries                   VA     22026    Office
18th and Industrial Road                                          Emporia                    KS     66801    Anchored Retail
67 Mason Street                                                   Greenwich                  CT     06830    Office
112-118 Boston Post Road                                          Orange                     CT     06477    Anchored Retail
1001 E. Southmore                                                 Pasadena                   TX     77502    Office
1601 N. 39th Street                                               Tampa                      FL     33629    Industrial
1519 50th Street                                                  Seattle                    WA     98105    Multi-family
I-79 & U.S. Route 50                                              Clarksburg                 WV     26301    Anchored Retail
NE side of I-26, NW of SC Highway 56                              Clinton                    SC     29325    Hotel
1740 North 1200 West                                              Layton                     UT     94041    Hotel
1620 75th Street                                                  Downer's Grove             IL     60516    Retail
168 Washington Street                                             Bloomfield                 NJ     07003    Multi-family
1800 E. 38th Street                                               Savannah                   GA     31401    Multi-family
400 Wagner Lane and Frog Mortar Creek                             Essex                      MD     21220    Other
131 & 201 Tower Park Dr.                                          Waterloo                   IA     50702    Office
2590 Hubbell Ave                                                  Des Moines                 IA     50317    Retail
3517-3553 West Bell Road                                          Phoenix                    AZ     85023    Anchored Retail
383 Route 46 West                                                 Fairfield                  NJ     07004    Office
Porto Road                                                        Catskill                   NY     12414    Mobile Home Park
1000 El Camino Real                                               Menlo Park                 CA     94025    Office

90-116 Flock Road                                                 Hamilton Township          NJ     08619    Retail
309 Main Street                                                   Sayerville                 NJ     08872    Retail
101 Business Park Drive                                           Jackson                    MS     39213    Office
101 Business Park Drive                                           Jackson                    MS     39213    Office
3662 Katella Avenue                                               Los Alamitos               CA     90720    Office
3195 Players Club Parkway                                         Memphis                    TN     38138    Office
1005 Gould Drive                                                  Bossier City               LA     71111    Hotel
Route 11 & Elmtree Drive                                          Martinsburg                WV     25401    Multi-family
1803 Prairie Road                                                 Colorado Springs           CO     80909    Multi-family
206-226 N. Larchmont Blvds.                                       Los Angeles                CA     90004    Anchored Retail
20151 Nordhoff Street                                             Chatsworth                 CA     91311    Industrial
2227 Old Fort Parkway                                             Murfreesboro               TN     37129    Hotel
5310 26th Street West                                             Bradenton                  FL     34207    Multi-family
309 Southwest 16th Avenue                                         Gainesville                FL     32601    Multi-family
255 Warner Avenue                                                 Roslyn Heights             NY     11577    Health Care
4920 Overton Ridge Blvd.                                          Fort Worth                 TX     76132    Retail
130 Bardin Road                                                   Arlington                  TX     76018    Retail
5512 Bellaire Drive South                                         Fort Worth                 TX     76109    Retail
827 West Valley Highway                                           Kent                       WA     98032    Mobile Home Park
1812 Pulaski Highway                                              Edgewood                   MD     21040    Retail
130 Workshop Lane                                                 Jacksonville               NC     28546    Hotel
131 Innkeeper Drive                                               Lexington                  SC     29072    Hotel
125 Riverside Drive                                               Pompano Beach              FL     33062    Mixed Use
5885 Oakbrook Parkway                                             Norcross                   GA     30093    Hotel
1302 West Peachtree Street                                        Atlanta                    GA     30309    Hotel
330 W. Peachtree Street                                           Atlanta                    GA     30308    Hotel
6441 Winchester Square Blvd                                       Canal Winchester           OH     43110    Office



5656-5676 Westbourne Ave                                          Columbus                   OH     43213    Industrial
Briden Dr. and Johnson St.                                        Marengo                    IL     60152    Multi-family
201-205 W. Harrison Avenue                                        Harvard                    IL     60033    Multi-family
55 Regina Drive                                                   East Windsor               CT     06088    Multi-family
9709 York Road                                                    Cockeysville               MD     21030    Retail
340 Biscayne Boulevard                                            Miami                      FL     33132    Hotel
305 Harrison St.                                                  Leesburg                   VA     20175    Office
788 Shrewsbury Avenue                                             Tinton Falls               NJ     07724    Office
103 Moonachie Avenue                                              Moonachie                  NJ     07074    Mobile Home Park
204-218 San Marcos Boulevard                                      San Marcos                 CA     92069    Retail
10001 Lake Forest Blvd.                                           New Orleans                LA     70127    Office
2601 North 29th Avenue                                            Hollywood                  FL     33020    Hotel
4040 Tulane Avenue at South Carrollton Avenue                     New Orleans                LA     70119    Mixed Use
725 Marvin D. Love Freeway                                        Dallas                     TX     75237    Office
Hospital Road                                                     Commerce                   GA     30529    Multi-family
5005 34th Street North                                            St. Petersburg             FL     33714    Hotel
9995 County Road 69                                               Trinidad                   CO     81082    Hotel
540 West Eaton Pike                                               Richmond                   IN     47374    Hotel
4981 28th Street                                                  Grand Rapids               MI     49512    Hotel
2222 Tittabawassee                                                Saginaw                    MI     48604    Hotel
5410 Ridge Avenue                                                 Cincinnati                 OH     45213    Hotel
23120 Alicia Parkway                                              Mission Viejo              CA     92692    Office
541 W. 15th Avenue                                                Escondido                  CA     92025    Mobile Home Park
4405 Mall Boulevard                                               Union City                 GA     30291    Office
17613 Coit Road                                                   Dallas                     TX     75252    Industrial
13950 Milton Ave                                                  Westminster                CA     92683    Office
19401 South vermont Ave.                                          Torrance                   CA     90502    Industrial
2112 E. 4th Street                                                Santa Ana                  CA     92705    Office
2011 Wheeler Street                                               Plant City                 FL     33566    Hotel
2701-2721 South Collage Avenue                                    Fort Collins               CO     80525    Anchored Retail
2401 Research Building                                            Fort Collins               CO     80526    Office
2301 Research Building                                            Fort Collins               CO     80536    Office
10605 Concord Street                                              Kensington                 MD     20895    Office
4164 St. Elmo Avenue                                              Memphis                    TN     38128    Multi-family
1700 Swanson Drive                                                Rock Springs               WY     82901    Mobile Home Park
1421 N. Lee Trevino Drive                                         El Paso                    TX     79936    Office
401 Curtis Road                                                   Savoy                      IL     61874    Multi-family

711 Distribution Drive                                            Columbus                   OH     43228    Industrial
5300 Rosemar Road                                                 Parkersburg                WV     26101    Industrial
3360 La Palma Avenue                                              Anaheim                    CA     92806    Industrial
720 South Riverside Drive                                         St. George                 UT     84790    Office
1746 Ocean Avenue                                                 Santa Monica               CA     90401    Mixed Use
168-180 Canal Street                                              Boston                     MA     02114    Office
300 Rosewood Drive                                                Danvers                    MA     02923    Office
35 Otis Street                                                    Westborough                MA     01581    Industrial
850 Boylston Street                                               Brookline                  MA     02167    Office
99 Spring St.                                                     Nashville                  TN     37207    Hotel

43323 Rail Stop Terrace                                           Ashburn                    VA     20147    Retail
4750 Rippling Pond Drive                                          Fairfax                    VA     22033    Retail
13501 Braddock Road                                               Centreville                VA     22024    Retail
2487 McNair Farm Drive                                            Herndon                    VA     20171    Retail
25400 S. Riding Boulevard                                         South Riding               VA     20152    Retail
5801 Stone Creek Drive                                            Centreville                VA     20120    Retail
6210 Multiplex Drive                                              Centreville                VA     22020    Retail
20655 Fernbank Court                                              Sterling                   VA     20165    Retail
4401 Roger Stover Drive                                           Fairfax                    VA     22033    Retail
6280 Ridgewood Court                                              Jackson                    MS     39211    Hotel
7750 Wolf River Blvd.                                             Germantown                 TN     38139    Hotel
320 Greymont Avenue                                               Jackson                    MS     39201    Hotel
1320 North Gloster Street                                         Tupelo                     MS     38801    Hotel
2915 North Highway 61                                             Muscatine                  IA     52761    Hotel
2 Lincoln Highway (Rt.# 27)                                       Edison                     NJ     08840    Office
6372 Santa Monica Blvd.                                           Los Angeles (Hollywood)    CA     90038    Industrial
3827-3850 Pennsylvania Avenue, SE                                 Washington                 DC     20020    Retail
2000 Fox Lane                                                     Elgin                      IL     60123    Industrial
211-285 E. Imperial Hwy                                           Fullerton                  CA     92835    Mixed Use
10900 E. 183rd Street                                             Cerritos                   CA     90701    Office
One Stoffel Road/GA. 100                                          Tallapoosa                 GA     30176    Industrial
400 High Avenue                                                   Nyack                      NY     10960    Industrial
245-275 Union Blvd.                                               St. Louis                  MO     63108    Multi-family



                                         NET
                                      RENTABLE
                                       SQUARE
                  PROPERTY UNIT         FEET                            YEAR        OCCUPANCY  OCCUPANCY AS
      PROPERTY SIZE   TYPE             (NRSF)    YEAR BUILT          RENOVATED      PERCENTAGE  OF DATE
         125,000      Sq Ft           102,080        1941               1985             100%   04/01/98

             147      Rooms            69,038        1973               1994              88%   04/30/98
             100      Rooms            62,585        1889            1987 - 1989          64%   04/30/98
             162      Rooms            94,200        1955            1992 & 1995          63%   04/30/98
          47,174      Sq Ft            47,174    1900 - 1902            1989              91%   10/31/98
         207,768      Sq Ft           207,768    1890 - 1900            1990              91%   12/31/97
         191,248      Sq Ft           191,248        1995               1996             100%   08/28/98
         292,806      Sq Ft           292,806        1988               1996             100%   09/29/97
         202,747      Sq Ft           202,747        1991                                 89%   05/06/98
             290      Units           305,016        1990                                 97%   04/14/98
             261      Units           156,570        1950                                 95%   02/28/98
             344      Units           329,400        1968               1994              89%   03/25/98
          85,787      Sq Ft            85,787        1989                                100%   02/12/98
         107,819      Sq Ft           107,819        1981                                 94%   03/12/98
             272      Units           262,025    1966 & 1967            1993              94%   03/25/98
          53,759      Sq Ft            53,742    1964 & 1983            1983             100%   07/08/98
             152      Units           153,969        1988                                 99%   03/31/98

          55,102      Sq Ft            55,102        1979                                100%   05/05/98
          43,127      Sq Ft            43,127        1982                                100%   05/05/98
         149,505      Sq Ft           142,055        1974                                 96%   05/05/98
          37,379      Sq Ft            32,779        1997                                100%   05/29/98
             168      Units           124,332        1986               1990              96%   12/25/97
             117      Rooms            28,412        1988                                 65%   08/07/97
             152      Units           146,680        1989                                 90%   03/31/98
          34,901      Sq Ft            34,901        1950        1989 & 1994 - 1996       98%   12/11/98
             100      Rooms            29,675        1963            1994 - 1996          79%   06/30/98
          61,660      Sq Ft            56,724        1958            1971 & 1988         100%   06/01/98
             120      Rooms            50,631        1987               1996              82%   07/01/97
          57,550      Sq Ft            57,550    1977 - 1979                             100%   05/01/98
             121      Rooms                          1975               1997              52%   12/31/97
             100      Units            86,440        1975               1997              93%   06/01/98
          68,470      Sq Ft            68,470        1989               1996              96%   12/31/97
          43,522      Sq Ft            43,522        1989                                100%   04/14/98

          34,155      Sq Ft            33,899        1967               1994             100%   12/31/97
          24,251      Sq Ft            24,251        1986                                100%   12/31/97
          79,975      Sq Ft            79,795        1955               1987              93%   03/17/98
          16,000      Sq Ft            16,000        1950               1997             100%   06/04/98
          35,720      Sq Ft            35,720        1964               1985              89%   04/01/98
          86,753      Sq Ft            86,730        1991                                 93%   10/01/98
             189      Units           141,812        1977               1995              80%   03/25/98
          52,883      Sq Ft            49,000        1996                                100%   12/31/97
          29,645      Sq Ft            29,645        1996                                100%   03/21/98
          35,780      Sq Ft            35,780        1988                                100%   06/01/98
             122      Rooms            41,180        1987                                 67%   11/06/96
          39,605      Sq Ft            39,605        1981                                100%   04/09/98
              16      Units             9,040        1987                                100%   01/01/98
             110      Units           102,900    1972 - 1973            1991              94%   03/25/98
              39      Units            36,510        1991                                100%   12/31/97
             170      Units           136,306        1970            1996 - 1997          95%   03/31/98
          44,120      Sq Ft            43,920    1973 & 1974            1997             100%   03/31/98
          46,400      Sq Ft            46,400        1985                                100%   06/01/98
              66      Rooms            36,475        1995                                 72%   12/31/97
          56,200      Sq Ft            47,216        1920               1997             100%   01/17/98
          46,500      Sq Ft            41,235        1988                                100%   01/12/98
          18,016      Sq Ft            18,016 1992, 1994 & 1997                          100%   12/31/97
             120      Units            90,696        1981               1994              94%   08/28/98
          17,000      Sq Ft            13,070    1991 - 1994                             100%   03/31/98
              50      Units            53,800        1997                                 96%   05/31/98
             120      Rooms            54,751        1974               1994              66%   12/31/97
             112      Rooms            71,568    1965 - 1967         1996 - 1997          64%   06/30/97
          40,482      Sq Ft            40,482        1990                                100%   06/01/98
          91,000      Sq Ft            87,000        1964                                100%   09/19/97
          18,270      Sq Ft            18,270        1986                                100%   01/31/98
          45,695      Sq Ft            39,607        1909               1994              79%   07/03/98
          29,000      Sq Ft            29,000        1992                                100%   06/18/97
          58,128      Sq Ft            55,668        1971                                 94%   01/01/98
          37,331      Sq Ft            37,331        1997                                100%   04/25/98
          34,017      Sq Ft            34,017        1988               1998             100%   05/01/98
              64      Units            60,800    1964 - 1967         1994 - 1997          95%   06/16/98
          81,750      Sq Ft            74,554        1963            1986 - 1991          94%   05/28/98

              49      Units            45,994        1940                                 98%   06/01/98
              33      Units            31,960        1942                                 97%   06/01/98
          21,164      Sq Ft            21,164    1994 & 1995                             100%   02/10/98
          17,670      Sq Ft            17,670        1996                                100%   12/31/97
              60      Units            55,368        1966         1995, 1996 & 1997       97%   04/29/98

              30      Units            20,148        1910                                 97%   06/01/98
              66      Units            45,340        1929                                 98%   06/01/98
          12,000      Sq Ft            11,527        1989                                100%   12/31/97
          16,209      Sq Ft            16,209        1985                                100%   05/01/98
          26,582      Sq Ft            26,582    1977 & 1978                              92%   05/01/98
          15,000      Sq Ft            14,416        1997                                100%   10/09/97
              53      Units            55,500        1937               1995             100%   05/25/98
          20,518      Sq Ft            20,518        1990                                100%   03/31/98
          24,000      Sq Ft            22,888        1968               1985              97%   06/17/98
          13,200      Sq Ft            13,200        1998                                100%   01/02/98
              41      Units            34,718        1977                                 98%   05/12/98
           7,500      Sq Ft             7,500        1996                                100%   02/01/97
           9,416      Sq Ft             9,416        1960            1988 - 1989         100%   01/15/98
          23,947      Sq Ft            22,555    1968 & 1970            1996              93%   05/11/98
              52      Units            43,520        1971                                 94%   12/31/97
              64      Units            39,648        1964                                 91%   12/31/97
              60      Units            52,900        1974               1992              85%   08/28/98
          21,763      Sq Ft            19,319        1927                                100%   06/10/97
          12,350      Sq Ft             9,656        1928                                100%   05/31/98
           9,175      Sq Ft             9,175        1988                                100%   02/17/98
           7,440      Sq Ft             7,440        1996                                100%   12/03/97
              23      Units            22,700        1937            1995 & 1996         100%   03/31/98
           3,920      Sq Ft             3,920        1907                                100%   10/10/97
          28,100      Sq Ft            26,300    1952 & 1962                             100%   01/01/98
             105      Pads                           1977                                 97%   11/30/97
         112,708      Sq Ft           112,352        1961                                100%   10/01/98
          56,104      Sq Ft            56,104        1972               1998             100%   02/02/98
             150      Rooms            46,206        1973        1993 - 1995 & 1997       37%   03/31/98
             146      Rooms            61,319        1975               1991              82%   10/31/97
          35,604      Sq Ft            35,604        1980                                 91%   03/12/98
              51      Units            51,600        1985                                100%   03/03/98
         161,075      Sq Ft           161,075    1988 - 1990                             100%   10/01/98
          59,361      Sq Ft            59,361        1990                                100%   10/01/98
          33,500      Sq Ft            33,500        1969               1979             100%   10/01/98
          28,671      Sq Ft            28,671        1988                                100%   10/01/98
          47,790      Sq Ft            47,790    1971 - 1987                             100%   10/01/98
          56,846      Sq Ft            56,846        1986                                 96%   10/01/98
          48,207      Sq Ft            48,207        1974                                100%   10/01/98
          10,650      Sq Ft            10,650        1989                                100%   02/01/98
              58      Units            48,683    1983 - 1985                              98%   04/30/98
              50      Units            50,042    1968 - 1969                              96%   05/01/98
          14,230      Sq Ft            14,230        1983                                100%   05/20/98
             109      Units           101,000        1997                                 95%   06/23/98
          24,160      Sq Ft            24,160        1995                                100%   06/06/98
              62      Units            55,120    1987 - 1994                              98%   07/13/98

          60,000      Sq Ft            60,000        1969                                100%   02/01/98
          40,060      Sq Ft            40,060        1973                                100%   12/31/97
          30,000      Sq Ft            30,000        1969                                100%   12/31/97

         145,600      Sq Ft           145,600        1974                                100%   12/31/97
          82,835      Sq Ft            82,835        1973                                100%   12/31/97
          97,940      Sq Ft            97,940        1972                                100%   12/31/97
          47,015      Sq Ft            47,015        1974                                100%   12/31/97
         217,904      Sq Ft           217,792        1997                                100%   05/14/98
          30,000      Sq Ft            30,000        1969                                100%   05/22/98
           8,285      Sq Ft             8,285        1986               1997             100%   03/11/98
          20,915      Sq Ft            20,447        1982                                100%   05/27/98
                                      415,102
         293,308      Sq Ft           293,308    1974 & 1991            1992              99%   06/08/98
         121,794      Sq Ft           121,794        1989                                 77%   06/08/98
          20,360      Sq Ft            16,000        1900               1994             100%   02/06/98
          10,080      Sq Ft            10,000        1950                                100%   11/10/97
              13      Units            10,450        1927                                100%   06/10/98
          38,605      Sq Ft            38,605        1979            1996 - 1997         100%   07/22/98
          79,700      Sq Ft            79,550        1990                                100%   07/15/98
          85,815      Sq Ft            85,815        1963                                 96%   08/01/98

         267,800      Sq Ft           267,800        1990                                100%   08/01/98
         220,885      Sq Ft           220,885        1991                                 97%   08/01/98
         186,629      Sq Ft           186,629        1987               1995             100%   08/01/98
         171,653      Sq Ft           171,653        1987               1993             100%   08/01/98
         166,944      Sq Ft           166,944        1989                                 97%   08/01/98
         127,130      Sq Ft           127,130        1990                                 96%   08/01/98
          97,096      Sq Ft            97,096        1985               1993             100%   08/01/98
          92,968      Sq Ft            92,968        1984                                100%   08/01/98
          67,809      Sq Ft            67,809        1984               1992             100%   08/01/98
          38,146      Sq Ft            38,146        1987                                100%   07/23/98
         250,197      Sq Ft           250,197        1974               1983              95%   04/01/98
          11,056      Sq Ft            11,056        1981                                100%   01/01/98
          31,867      Sq Ft            31,867        1985               1988             100%   02/27/98
          88,930      Sq Ft            88,930        1963               1977              88%   04/27/98
         449,334      Sq Ft           449,334        1950                                100%   05/28/98
              50      Units             8,088        1987                                 96%   05/28/98
         311,667      Sq Ft           311,667        1985                                 99%   05/14/98
              83      Units            30,035        1988               1994              58%   04/30/98
              78      Units                          1996                                 86%   04/30/98
          38,022      Sq Ft            38,022        1986                                100%   01/15/98
              96      Units                          1963                                 97%   05/20/98
             148      Units           112,320        1950               1992              89%   06/01/98
           8,802      Sq Ft             8,802        1991               1991              70%   02/03/98
         104,920      Sq Ft           104,920        1995                                100%   02/01/98
          90,579      Sq Ft            90,579        1971                                100%   03/11/98
          93,234      Sq Ft            93,234        1980                                 95%   04/30/98
          34,000      Sq Ft            34,000        1975               1985              87%   02/01/98
             142      Units                          1964               1992              99%   05/31/98
          37,702      Sq Ft            37,702        1982                                 93%   02/01/98

          23,378      Sq Ft            23,378        1978               1990             100%   06/01/98
           7,714      Sq Ft             7,714        1996                                100%   06/01/98
          74,863      Sq Ft            74,863        1988                                 99%   03/19/98
          87,343      Sq Ft            87,343        1988                                 94%   06/03/98
          22,165      Sq Ft            22,165        1976                                 90%   06/15/98
          61,251      Sq Ft            61,251        1988               1995             100%   07/08/98
             124      Units                          1995                                 77%   12/31/97
              66      Units            72,786        1986                                100%   02/28/98
              65      Units            55,940        1968                                 97%   04/16/98
          16,105      Sq Ft            16,105        1987                                100%   06/05/98
          73,702      Sq Ft            73,702        1966               1993             100%   04/09/98
             179      Units                          1973               1987              73%   12/31/97
             173      Units                          1972               1998              97%   04/10/98
             202      Units           209,473        1968               1998              99%   06/01/98
             266      Units           103,164        1974                                100%   06/29/98
          42,924      Sq Ft            42,924        1986                                 91%   05/20/98
          18,311      Sq Ft            18,311        1985                                 95%   03/01/98
          15,387      Sq Ft            15,387        1984                                 98%   05/01/98
              95      Units                          1962                                100%   02/01/98
          51,370      Sq Ft            51,370        1988               1991              99%   06/08/98
              72      Units            37,620        1996                                 77%   12/31/97
              74      Units                          1996                                 63%   11/05/97
              58      Units            15,745        1966                                 95%   06/01/98
             177      Units            79,208        1985               1994              63%   01/27/98
             103      Units            55,325        1924               1991              69%   12/31/97
             110      Units            35,500        1953               1995              62%   12/31/97
          10,884      Sq Ft            10,884        1997                                100%   06/08/98



         155,168      Sq Ft           155,168        1997                                 92%   08/31/98
              56      Units            42,432        1983                                 95%   05/07/98
              24      Units            18,048        1983                                 92%   04/13/98
             180      Units           160,900        1987                                 96%   04/29/98
           6,050      Sq Ft             6,050        1987                                100%   04/16/98
             200      Units           127,739        1952               1989              69%   12/31/97
          19,788      Sq Ft            19,788        1988                                100%   03/12/98
          47,342      Sq Ft            47,342        1978               1980             100%   05/21/98
             234      Units                          1946                                 88%   04/13/98
          22,801      Sq Ft            22,801        1989                                100%   04/13/98
         112,878      Sq Ft           112,878        1974                                 97%   06/05/98
             114      Units            59,216        1988               1996              91%   12/31/97
         177,000      Sq Ft           177,000        1956               1994              95%   05/01/98
          28,916      Sq Ft            28,916        1983                                 87%   04/30/98
              50      Units            48,925        1997                                 96%   05/15/98
             176      Units            87,712        1967               1993              48%   04/17/98
             113      Units            53,402        1980               1987              71%   12/31/97
              95      Units            30,264        1973               1996              54%   12/31/97
             120      Units                          1987                                 75%   11/30/97
             120      Units            50,103        1991                                 69%   12/30/97
             120      Units            62,800        1980                                 68%   03/31/98
          22,637      Sq Ft            22,637        1990                                100%   04/24/98
             130      Units                          1948                                 96%   06/01/98
          37,712      Sq Ft            37,712        1974                                 90%   04/16/98
          63,045      Sq Ft            63,045        1996                                 93%   06/01/98
          36,891      Sq Ft            36,891        1987                                 85%   03/01/98
          85,745      Sq Ft            85,745        1979                                 82%   03/01/98
          31,004      Sq Ft            31,004        1972                                100%   04/10/98
             261      Units           168,767        1968               1987              48%   12/31/97
          98,097      Sq Ft            98,097        1979                                 98%   08/01/98
          18,675      Sq Ft            18,675        1988                                100%   03/31/98
          22,729      Sq Ft            22,729        1987                                 80%   03/31/98
          55,665      Sq Ft            55,665        1969               1997              91%   08/01/98
             335      Units           279,044        1986                                 85%   06/05/98
             305      Units                          1972                                 69%   04/08/98
         102,275      Sq Ft           102,275        1983                                 96%   06/04/98
              92      Units            96,930        1997                                 88%   06/11/98

         208,800      Sq Ft           208,800        1965                                100%   10/13/98
         385,000      Sq Ft           385,000        1992               1994             100%   10/13/98
         144,000      Sq Ft           144,000        1962                                100%   06/01/98
          49,994      Sq Ft            49,994        1998                                100%   08/04/98
          65,833      Sq Ft            65,833        1998                                100%   05/16/98
          32,412      Sq Ft            32,412        1900               1985              95%   07/31/98
          80,158      Sq Ft            80,158        1987                                100%   07/31/98
         121,700      Sq Ft           121,700        1987                                100%   07/31/98
         139,303      Sq Ft           139,303        1972               1995             100%   07/22/98
             147      Units                          1974                                 65%   12/31/97

           6,323      Sq Ft             6,323        1996                                100%   04/01/98
           6,323      Sq Ft             6,323        1992                                100%   04/01/98
           6,323      Sq Ft             6,323        1991                                100%   04/01/98
           6,323      Sq Ft             6,323        1995                                100%   04/01/98
           6,323      Sq Ft             6,323        1997                                100%   04/01/98
           6,323      Sq Ft             6,323        1997                                100%   04/01/98
           6,323      Sq Ft             6,323        1993                                100%   04/01/98
           6,323      Sq Ft             6,323        1996                                100%   04/01/98
           6,323      Sq Ft             6,323        1990                                100%   04/01/98
             117      Units            66,375        1995                                 80%   05/21/98
              93      Units            48,180        1997                                 68%   12/31/97
             111      Units                          1996                                 71%   06/30/98
              93      Units            48,180        1997                                 62%   02/28/98
             112      Units            62,354        1978                                 58%   12/28/97
          54,831      Sq Ft            54,831        1985                                 96%   08/01/98
          92,250      Sq Ft            92,250        1922                                100%   09/22/98
          21,070      Sq Ft            21,070        1941               1994              87%   06/01/98
         141,284      Sq Ft           141,284        1991                                100%   09/02/98
         172,628      Sq Ft           172,628        1980                                 95%   09/25/98
          67,017      Sq Ft            67,017        1982                                 98%   08/31/98
         144,900      Sq Ft           144,900        1977               1985             100%   06/04/98
          40,242      Sq Ft            40,242        1970                                100%   06/04/98
             319      Units                          1924                                 97%   07/31/98


                                                                                   NET                        INTEREST
     ORIGINAL     MORTGAGE      ADMINISTRATIVE       SUB-SERVICING       MORTGAGE                      ACCRUAL
      BALANCE       RATE           FEE RATE             FEE RATE           RATE      RATE TYPE         METHOD
21,530,000.00      6.8100%          0.0638%              0.0800%          6.6662%       Fixed        Actual/360
19,675,000.00      7.5000%          0.0638%              0.0800%          7.3562%       Fixed        Actual/360





16,106,693.00      7.1500%          0.0638%              0.0800%          7.0062%       Fixed          30/360
11,000,000.00      7.5100%          0.0638%              0.0800%          7.3662%       Fixed          30/360
10,400,000.00      7.2800%          0.0638%              0.0800%          7.1362%       Fixed        Actual/360
 9,750,000.00      7.5600%          0.0638%              0.0800%          7.4162%       Fixed        Actual/360
 7,550,000.00      7.2000%          0.0638%              0.0800%          7.0562%       Fixed        Actual/360
 6,896,980.00      9.8500%          0.0638%              0.0800%          9.7062%       Fixed          30/360
 6,865,926.98      8.2900%          0.0638%              0.0800%          8.1462%       Fixed          30/360
 6,000,000.00      8.6250%          0.0638%              0.0800%          8.4812%       Fixed          30/360
 5,317,950.00      9.8500%          0.0638%              0.0800%          9.7062%       Fixed          30/360
 5,010,000.00     10.0000%          0.0638%              0.0800%          9.8562%       Fixed          30/360
 4,900,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 4,765,000.00      9.1250%          0.0638%              0.0800%          8.9812%       Fixed          30/360



 4,750,000.00      7.5000%          0.0638%              0.0800%          7.3562%       Fixed          30/360
 4,725,000.00      7.7500%          0.0638%              0.0800%          7.6062%       Fixed        Actual/360
 4,500,000.00      8.3400%          0.0638%              0.0800%          8.1962%       Fixed          30/360
 4,400,000.00      7.5000%          0.0638%              0.0800%          7.3562%       Fixed        Actual/360
 4,300,000.00      7.3750%          0.0638%              0.0800%          7.2312%       Fixed        Actual/360
 4,200,000.00      7.8750%          0.0638%              0.0800%          7.7312%       Fixed        Actual/360
 4,100,000.00      7.7000%          0.0638%              0.0800%          7.5562%       Fixed        Actual/360
 4,000,000.00      8.0500%          0.0638%              0.0800%          7.9062%       Fixed          30/360
 3,900,000.00      7.7500%          0.0638%              0.0800%          7.6062%       Fixed          30/360
 3,800,000.00      7.8000%          0.0638%              0.0800%          7.6562%       Fixed        Actual/360
 3,700,000.00      7.8100%          0.0638%              0.0800%          7.6662%       Fixed          30/360
 3,500,000.00      8.0000%          0.0638%              0.0800%          7.8562%       Fixed          30/360
 3,450,000.00      8.0600%          0.0638%              0.0800%          7.9162%       Fixed          30/360
 3,300,000.00      8.0000%          0.0638%              0.0800%          7.8562%       Fixed          30/360


 3,200,000.00      9.1250%          0.0638%              0.0800%          8.9812%       Fixed          30/360
 3,200,000.00      7.0000%          0.0638%              0.0800%          6.8562%       Fixed        Actual/360
 3,165,000.00      9.8750%          0.0638%              0.0800%          9.7312%       Fixed          30/360
 3,150,000.00      8.5000%          0.0638%              0.0800%          8.3562%       Fixed          30/360
 3,100,000.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
 3,070,000.00      8.6250%          0.0638%              0.0800%          8.4812%       Fixed          30/360
 3,000,000.00      8.5500%          0.0638%              0.0800%          8.4062%       Fixed          30/360
 2,750,000.00      9.2500%          0.0638%              0.0800%          9.1062%       Fixed          30/360
 2,750,000.00      9.1250%          0.0638%              0.0800%          8.9812%       Fixed          30/360
 2,700,000.00      7.8800%          0.0638%              0.0800%          7.7362%       Fixed        Actual/360
 2,670,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed          30/360
 2,545,600.00      9.8500%          0.0638%              0.0800%          9.7062%       Fixed          30/360
 2,504,000.00      7.6100%          0.0638%              0.0800%          7.4662%       Fixed          30/360
 2,500,000.00      7.1500%          0.0638%              0.0800%          7.0062%       Fixed        Actual/360
 2,500,000.00      8.7500%          0.0638%              0.0800%          8.6062%       Fixed          30/360
 2,500,000.00      8.6250%          0.0638%              0.0800%          8.4812%       Fixed          30/360
 2,430,000.00      8.5000%          0.0638%              0.0800%          8.3562%       Fixed          30/360
 2,400,000.00      8.6300%          0.0638%              0.0800%          8.4862%       Fixed        Actual/360
 2,260,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 2,100,000.00      8.0000%          0.0638%              0.0800%          7.8562%       Fixed          30/360
 1,967,000.00      7.8100%          0.0638%              0.0800%          7.6662%       Fixed          30/360
 1,910,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed          30/360
 1,900,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed          30/360
 1,850,000.00      8.2800%          0.0638%              0.0800%          8.1362%       Fixed          30/360
 1,800,000.00      8.6250%          0.0638%              0.0800%          8.4812%       Fixed          30/360
 1,800,000.00      7.1250%          0.0638%              0.0800%          6.9812%       Fixed          30/360
 1,750,000.00      8.2100%          0.0638%              0.0800%          8.0662%       Fixed          30/360
 1,740,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 1,650,000.00      8.8750%          0.0638%              0.0800%          8.7312%       Fixed          30/360
 1,650,000.00      7.8750%          0.0638%              0.0800%          7.7312%       Fixed          30/360
 1,650,000.00      9.0000%          0.0638%              0.0800%          8.8562%       Fixed          30/360
 1,600,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed          30/360
 2,567,136.25      8.0600%          0.0638%              0.0800%          7.9162%       Fixed        Actual/360
 1,500,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed        Actual/360
 1,500,000.00      7.8750%          0.0638%              0.0800%          7.7312%       Fixed          30/360
 1,485,000.00      8.7500%          0.0638%              0.0800%          8.6062%       Fixed          30/360


 1,450,000.00      8.8750%          0.0638%              0.0800%          8.7312%       Fixed          30/360
 1,411,000.00      9.0000%          0.0638%              0.0800%          8.8562%       Fixed          30/360
 1,400,000.00      7.6500%          0.0638%              0.0800%          7.5062%       Fixed          30/360
 1,385,000.00      8.8000%          0.0638%              0.0800%          8.6562%       Fixed          30/360


 1,325,000.00      8.1600%          0.0638%              0.0800%          8.0162%       Fixed        Actual/360
 1,325,000.00      9.2500%          0.0638%              0.0800%          9.1062%       Fixed          30/360
 1,300,000.00      8.6500%          0.0638%              0.0800%          8.5062%       Fixed          30/360
 1,300,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed          30/360
 1,300,000.00      8.0200%          0.0638%              0.0800%          7.8762%       Fixed          30/360
 1,225,000.00      9.1500%          0.0638%              0.0800%          9.0062%       Fixed          30/360
 1,144,000.00      8.3600%          0.0638%              0.0800%          8.2162%       Fixed          30/360
 1,125,000.00      7.3750%          0.0638%              0.0800%          7.2312%       Fixed        Actual/360
 1,100,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 1,100,000.00      9.0000%          0.0638%              0.0800%          8.8562%       Fixed          30/360
 1,100,000.00      7.3750%          0.0638%              0.0800%          7.2312%       Fixed        Actual/360
 1,100,000.00      8.3700%          0.0638%              0.0800%          8.2262%       Fixed          30/360
 1,027,500.00      8.7500%          0.0638%              0.0800%          8.6062%       Fixed          30/360
 1,000,000.00      9.0000%          0.0638%              0.0800%          8.8562%       Fixed          30/360
   983,000.00      7.8100%          0.0638%              0.0800%          7.6662%       Fixed          30/360
   970,000.00      8.6500%          0.0638%              0.0800%          8.5062%       Fixed          30/360
   825,000.00      9.2500%          0.0638%              0.0800%          9.1062%       Fixed          30/360
   790,000.00      8.8750%          0.0638%              0.0800%          8.7312%       Fixed          30/360
   630,000.00      8.8100%          0.0638%              0.0800%          8.6662%       Fixed          30/360
   582,000.00      8.5900%          0.0638%              0.0800%          8.4462%       Fixed          30/360
   365,000.00      8.5300%          0.0638%              0.0800%          8.3862%       Fixed          30/360
   285,000.00      8.7300%          0.0638%              0.0800%          8.5862%       Fixed          30/360
 2,500,000.00      6.9800%          0.0638%              0.0800%          6.8362%       Fixed          30/360
 6,407,939.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 3,050,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 1,700,000.00      8.2500%          0.0638%              0.0800%          8.1062%       Fixed        Actual/360
 8,000,000.00      7.4700%          0.0638%              0.0800%          7.3262%       Fixed        Actual/360
 4,000,000.00      7.2970%          0.0638%              0.0800%          7.1532%       Fixed        Actual/360
 1,726,000.00      7.3100%          0.0638%              0.0800%          7.1662%       Fixed        Actual/360
 5,545,200.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
 2,206,400.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
   902,400.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
   917,600.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
 1,230,400.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
 1,600,400.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
 1,548,800.00      8.1250%          0.0638%              0.0800%          7.9812%       Fixed          30/360
 1,410,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed        Actual/360
 1,875,000.00      7.1250%          0.0638%              0.0800%          6.9812%       Fixed        Actual/360
 1,240,000.00      7.3000%          0.0638%              0.0800%          7.1562%       Fixed        Actual/360
   950,000.00      7.5000%          0.0638%              0.0800%          7.3562%       Fixed        Actual/360
 3,700,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 3,100,000.00      7.5000%          0.0638%              0.0800%          7.3562%       Fixed        Actual/360
 1,750,000.00      7.2500%          0.0638%              0.0800%          7.1062%       Fixed        Actual/360
 3,975,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed          30/360



12,975,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed          30/360




17,500,000.00      7.2000%          0.0638%              0.0800%          7.0562%       Fixed        Actual/360
 1,420,000.00      7.3750%          0.0638%              0.0800%          7.2312%       Fixed        Actual/360
 1,170,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed        Actual/360
 1,750,000.00      7.6250%          0.0638%              0.0800%          7.4812%       Fixed        Actual/360
49,000,000.00      7.1200%          0.0638%              0.0800%          6.9762%       Fixed        Actual/360


 2,100,000.00      7.4270%          0.0638%              0.0800%          7.2832%       Fixed        Actual/360
 1,275,000.00      7.7770%          0.0638%              0.0800%          7.6332%       Fixed        Actual/360
   430,000.00      8.5090%          0.0638%              0.0800%          8.3652%       Fixed        Actual/360
 1,500,000.00      7.5000%          0.0638%              0.0800%          7.3562%       Fixed        Actual/360
 3,365,000.00      7.0600%          0.0638%              0.0800%          6.9162%       Fixed        Actual/360
 7,000,000.00      6.8530%          0.0638%              0.0800%          6.7092%       Fixed        Actual/360
65,900,000.00      7.0000%          0.0638%              0.0800%          6.8562%       Fixed        Actual/360









 2,250,000.00      7.4400%          0.0638%              0.1250%          7.2512%       Fixed        Actual/360
 4,350,000.00      7.4500%          0.0638%              0.1250%          7.2612%       Fixed        Actual/360
   925,000.00      7.4700%          0.0638%              0.0800%          7.3262%       Fixed        Actual/360
 4,000,000.00      7.4300%          0.0638%              0.0800%          7.2862%       Fixed        Actual/360
 2,000,000.00      7.5500%          0.0638%              0.1250%          7.3612%       Fixed        Actual/360
 3,500,000.00      7.0300%          0.0638%              0.0800%          6.8862%       Fixed        Actual/360
 1,400,000.00      7.0000%          0.0638%              0.1250%          6.8112%       Fixed        Actual/360
 6,200,000.00      7.5600%          0.0638%              0.1250%          7.3712%       Fixed        Actual/360
 1,800,000.00      7.8800%          0.0638%              0.0800%          7.7362%       Fixed        Actual/360
 2,800,000.00      7.6100%          0.0638%              0.0800%          7.4662%       Fixed        Actual/360
 2,200,000.00      7.1800%          0.0638%              0.1250%          6.9912%       Fixed        Actual/360
 2,800,000.00      7.2200%          0.0638%              0.1250%          7.0312%       Fixed        Actual/360
 2,000,000.00      7.4600%          0.0638%              0.0800%          7.3162%       Fixed        Actual/360
 2,015,000.00      7.7000%          0.0638%              0.1250%          7.5112%       Fixed        Actual/360
 7,500,000.00      7.3800%          0.0638%              0.1250%          7.1912%       Fixed        Actual/360
 1,225,000.00      7.6200%          0.0638%              0.0900%          7.4662%       Fixed        Actual/360
 3,800,000.00      7.5000%          0.0638%              0.1250%          7.3112%       Fixed        Actual/360
 1,700,000.00      7.5600%          0.0638%              0.0800%          7.4162%       Fixed        Actual/360
 1,375,000.00      7.2100%          0.0638%              0.0800%          7.0662%       Fixed        Actual/360
 8,140,000.00      7.1000%          0.0638%              0.0800%          6.9562%       Fixed        Actual/360
 2,625,000.00      7.4600%          0.0638%              0.1250%          7.2712%       Fixed        Actual/360


 4,300,000.00      7.4200%          0.0638%              0.0800%          7.2762%       Fixed        Actual/360
 4,400,000.00      7.2300%          0.0638%              0.0800%          7.0862%       Fixed        Actual/360
 1,200,000.00      7.3000%          0.0638%              0.1250%          7.1112%       Fixed        Actual/360
 4,000,000.00      7.4700%          0.0638%              0.0800%          7.3262%       Fixed        Actual/360
 5,700,000.00      7.5500%          0.0638%              0.0800%          7.4062%       Fixed        Actual/360
 2,570,000.00      7.2100%          0.0638%              0.1250%          7.0212%       Fixed        Actual/360
 1,900,000.00      7.1900%          0.0638%              0.1250%          7.0012%       Fixed        Actual/360
 2,550,000.00      6.9300%          0.0638%              0.0800%          6.7862%       Fixed        Actual/360
 2,400,000.00      6.9000%          0.0638%              0.0800%          6.7562%       Fixed        Actual/360
 5,200,000.00      7.4600%          0.0638%              0.0800%          7.3162%       Fixed        Actual/360
 3,920,000.00      7.3300%          0.0638%              0.0800%          7.1862%       Fixed        Actual/360
 4,800,000.00      7.2200%          0.0638%              0.1000%          7.0562%       Fixed        Actual/360
 2,800,000.00      7.6100%          0.0638%              0.1250%          7.4212%       Fixed        Actual/360
 3,350,000.00      7.4000%          0.0638%              0.1250%          7.2112%       Fixed          30/360
 1,050,000.00      7.2000%          0.0638%              0.1250%          7.0112%       Fixed          30/360
   760,000.00      7.2000%          0.0638%              0.1250%          7.0112%       Fixed          30/360
 1,850,000.00      7.2700%          0.0638%              0.1250%          7.0812%       Fixed        Actual/360
 2,000,000.00      7.6500%          0.0638%              0.1250%          7.4612%       Fixed        Actual/360
 3,800,000.00      7.4200%          0.0638%              0.0800%          7.2762%       Fixed        Actual/360
 3,000,000.00      7.4500%          0.0638%              0.0800%          7.3062%       Fixed        Actual/360
 4,000,000.00      7.8900%          0.0638%              0.1250%          7.7012%       Fixed        Actual/360
 4,800,000.00      7.3400%          0.0638%              0.0800%          7.1962%       Fixed        Actual/360
 5,200,000.00      7.2900%          0.0638%              0.0800%          7.1462%       Fixed        Actual/360
 3,700,000.00      7.3400%          0.0638%              0.0800%          7.1962%       Fixed        Actual/360
 1,000,000.00      7.5100%          0.0638%              0.1250%          7.3212%       Fixed        Actual/360



 4,150,000.00      7.0800%          0.0638%              0.0850%          6.9312%       Fixed        Actual/360
 2,350,000.00      7.3900%          0.0638%              0.1250%          7.2012%       Fixed        Actual/360
   945,000.00      7.3900%          0.0638%              0.1250%          7.2012%       Fixed        Actual/360
 7,000,000.00      7.0100%          0.0638%              0.0800%          6.8662%       Fixed        Actual/360
 1,100,000.00      7.2900%          0.0638%              0.1250%          7.1012%       Fixed        Actual/360
 5,750,000.00      7.4000%          0.0638%              0.1250%          7.2112%       Fixed        Actual/360
 1,450,000.00      7.5100%          0.0638%              0.1250%          7.3212%       Fixed        Actual/360
 4,000,000.00      7.4800%          0.0638%              0.0800%          7.3362%       Fixed        Actual/360
 4,635,000.00      7.3800%          0.0638%              0.1250%          7.1912%       Fixed        Actual/360
 2,300,000.00      7.3700%          0.0638%              0.0900%          7.2162%       Fixed        Actual/360
 2,943,750.00      7.4600%          0.0638%              0.1250%          7.2712%       Fixed          30/360
 6,225,000.00      7.3400%          0.0638%              0.0500%          7.2262%       Fixed        Actual/360
 5,150,000.00      6.9000%          0.0638%              0.1250%          6.7112%       Fixed        Actual/360
 1,100,000.00      7.4900%          0.0638%              0.1250%          7.3012%       Fixed        Actual/360
 1,800,000.00      7.2900%          0.0638%              0.0800%          7.1462%       Fixed        Actual/360
 2,250,000.00      7.5600%          0.0638%              0.1000%          7.3962%       Fixed        Actual/360
 3,700,000.00      7.4400%          0.0638%              0.0800%          7.2962%       Fixed        Actual/360
 1,488,000.00      7.7500%          0.0638%              0.1250%          7.5612%       Fixed        Actual/360
 5,500,000.00      7.4500%          0.0638%              0.0800%          7.3062%       Fixed        Actual/360
 4,500,000.00      7.5100%          0.0638%              0.0800%          7.3662%       Fixed        Actual/360
 2,700,000.00      7.4100%          0.0638%              0.0800%          7.2662%       Fixed        Actual/360
 2,300,000.00      7.3500%          0.0638%              0.1250%          7.1612%       Fixed        Actual/360
 2,400,000.00      7.0700%          0.0638%              0.0800%          6.9262%       Fixed        Actual/360
 1,150,000.00      7.5200%          0.0638%              0.0800%          7.3762%       Fixed        Actual/360
 2,500,000.00      7.2700%          0.0638%              0.1250%          7.0812%       Fixed        Actual/360
 2,890,000.00      7.5400%          0.0638%              0.1250%          7.3512%       Fixed        Actual/360
 3,120,000.00      7.5900%          0.0638%              0.1250%          7.4012%       Fixed        Actual/360
 1,912,500.00      7.5400%          0.0638%              0.1250%          7.3512%       Fixed        Actual/360
 3,400,000.00      7.4500%          0.0638%              0.0800%          7.3062%       Fixed        Actual/360
 2,475,000.00      7.0400%          0.0638%              0.0900%          6.8862%       Fixed        Actual/360
 1,156,500.00      7.0400%          0.0638%              0.0900%          6.8862%       Fixed        Actual/360
 1,133,000.00      7.0400%          0.0638%              0.0900%          6.8862%       Fixed        Actual/360
 3,750,000.00      7.2400%          0.0638%              0.0800%          7.0962%       Fixed        Actual/360
 5,000,000.00      6.9800%          0.0638%              0.0800%          6.8362%       Fixed        Actual/360
 1,285,000.00      7.6500%          0.0638%              0.1250%          7.4612%       Fixed        Actual/360
 2,850,000.00      7.4800%          0.0638%              0.0800%          7.3362%       Fixed        Actual/360
 4,500,000.00      6.8400%          0.0638%              0.1250%          6.6512%       Fixed        Actual/360
 7,575,000.00      7.9000%          0.0638%              0.0800%          7.7562%       Fixed        Actual/360


 5,000,000.00      7.1800%          0.0638%              0.1250%          6.9912%       Fixed        Actual/360
 4,100,000.00      7.1100%          0.0638%              0.1250%          6.9212%       Fixed        Actual/360
 6,325,000.00      6.8700%          0.0638%              0.0800%          6.7262%       Fixed        Actual/360
 4,000,000.00      7.2300%          0.0638%              0.0800%          7.0862%       Fixed        Actual/360
 5,000,000.00      7.1800%          0.0638%              0.0800%          7.0362%       Fixed        Actual/360
 3,700,000.00      7.1500%          0.0638%              0.0800%          7.0062%       Fixed        Actual/360
14,000,000.00      7.2300%          0.0638%              0.0800%          7.0862%       Fixed        Actual/360
 2,000,000.00      7.9000%          0.0638%              0.0800%          7.7562%       Fixed        Actual/360
 7,800,000.03      7.1500%          0.0638%              0.1250%          6.9612%       Fixed        Actual/360









 6,850,000.00      7.3100%          0.0638%              0.0800%          7.1662%       Fixed        Actual/360
 5,400,000.00      7.3100%          0.0638%              0.0800%          7.1662%       Fixed        Actual/360
 6,100,000.00      7.3100%          0.0638%              0.0800%          7.1662%       Fixed        Actual/360
 4,650,000.00      7.3100%          0.0638%              0.0800%          7.1662%       Fixed        Actual/360
 3,000,000.00      7.5800%          0.0638%              0.0800%          7.4362%       Fixed        Actual/360
 4,800,000.00      6.6300%          0.0638%              0.0750%          6.4912%       Fixed        Actual/360
 5,200,000.00      6.3500%          0.0638%              0.1250%          6.1612%       Fixed        Actual/360
 1,688,750.00      7.3600%          0.0638%              0.0800%          7.2162%       Fixed        Actual/360
 4,000,000.00      7.2100%          0.0638%              0.0900%          7.0562%       Fixed        Actual/360
 5,500,000.00      7.3500%          0.0638%              0.0900%          7.1962%       Fixed        Actual/360
 5,850,000.00      7.3000%          0.0638%              0.0900%          7.1462%       Fixed        Actual/360
 1,500,000.00      7.8000%          0.0638%              0.1250%          7.6112%       Fixed        Actual/360
 1,800,000.00      7.8000%          0.0638%              0.1250%          7.6112%       Fixed        Actual/360
14,000,000.00      7.0000%          0.0638%              0.1250%          6.8112%       Fixed        Actual/360


                                                                                                        ORIGINAL
                                                                                                         TERM TO
                                     FIRST                          SCHEDULED                           MATURITY/    ORIGINAL
                                    PAYMENT        ANTICIPATED      MATURITY              SCHEDULED        ARD     AMORTIZATION
      LOAN TYPE        NOTE DATE      DATE        REPAYMENT DATE       DATE               P&I PAYMENT    (MONTHS)  TERM (MONTHS)
  Amortizing Balloon    12/24/97    02/01/98                         01/01/08             164,475.28        120        240
  Amortizing Balloon    12/19/97    02/01/98                         01/01/08             145,396.51        120        300





  Amortizing Balloon    08/12/98    10/01/98                         09/01/08             115,385.00        120        300
  Interest Only ARD     09/29/97    11/01/97        10/01/03         10/01/23              68,841.67         72   Interest Only
  Amortizing Balloon    02/25/98    04/01/98                         03/01/08              71,158.08        120        360
  Amortizing Balloon    10/15/97    12/01/97                         11/01/07              69,303.23        120        347
  Amortizing Balloon    12/10/97    02/01/98                         01/01/08              51,248.51        120        360
  Amortizing Balloon    11/09/94    01/01/95                         12/01/01              59,762.85         84        360
  Amortizing Balloon    06/19/98    07/01/98                         06/01/08              51,774.62        120        360
  Amortizing Balloon    01/25/96    03/01/96                         02/01/03              48,820.09         84        300
  Amortizing Balloon    11/09/94    01/01/95                         12/01/01              46,080.44         84        360
  Amortizing Balloon    06/18/96    08/01/96                         07/01/06              44,486.82        120        336
  Amortizing Balloon    01/30/98    03/01/98                         02/01/08              33,426.64        120        360
  Amortizing Balloon    01/15/97    03/01/97                         02/01/07              40,396.37        120        300



  Amortizing Balloon    10/31/97    12/01/97                         11/01/07              33,212.69        120        360
  Amortizing Balloon    08/20/97    10/01/97                         09/01/07              34,192.50        120        346
  Amortizing Balloon    12/23/97    02/01/98                         01/01/08              36,701.23        120        276
  Amortizing Balloon    12/12/97    02/01/98                         01/01/08              30,765.44        120        360
  Amortizing Balloon    03/20/98    05/01/98                         04/01/08              31,427.83        120        300
  Amortizing Balloon    03/16/98    05/01/98                         04/01/08              34,804.45        120        240
  Amortizing Balloon    12/30/97    02/01/98                         01/01/08              29,934.91        120        330
  Amortizing Balloon    12/10/97    02/01/98                         01/01/08              31,005.26        120        300
  Amortizing Balloon    09/26/97    11/01/97                         10/01/07              27,940.08        120        360
  Amortizing Balloon    02/24/98    04/01/98                         03/01/08              31,313.37        120        240
  Amortizing Balloon    09/02/97    11/01/97                         10/01/07              28,093.08        120        300
  Amortizing Balloon    11/26/97    01/01/98                         12/01/07              25,681.76        120        360
  Amortizing Balloon    10/29/97    12/01/97                         11/01/07              25,459.33        120        360
  Amortizing Balloon    10/15/97    12/01/97                         11/01/07              25,469.94        120        300


  Amortizing Balloon    02/20/97    04/01/97                         03/01/07              27,128.73        120        300
  Amortizing Balloon    02/06/98    04/01/98                         03/01/08              21,289.68        120        360
  Amortizing Balloon    06/18/96    08/01/96                         07/01/06              27,817.06        120        336
  Amortizing Balloon    04/01/97    06/01/97                         05/01/07              25,364.65        120        300
  Amortizing Balloon    11/26/97    01/01/98                         12/01/07              24,183.57        120        300
  Amortizing Balloon    04/29/97    06/01/97                         05/01/07              23,878.14        120        360
  Amortizing Balloon    09/12/97    11/01/97                         10/01/07              23,173.79        120        360
  Amortizing Balloon    04/24/97    06/01/97                         05/01/07              23,550.50        120        300
  Amortizing Balloon    01/16/97    03/01/97                         02/01/07              24,963.87        120        240
  Amortizing Balloon    11/12/97    01/01/98                         12/01/07              20,624.87        120        300
  Amortizing Balloon    01/15/98    03/01/98                         02/01/08              21,103.04        120        240
  Amortizing Balloon    11/09/94    01/01/95                         12/01/01              22,057.81         84        360
  Amortizing Balloon    10/01/97    12/01/97                         11/01/07              17,697.33        120        360
  Amortizing Balloon    01/26/98    03/01/98                         02/01/08              16,885.17        120        360
  Amortizing Balloon    04/15/97    06/01/97                         05/01/07              19,667.51        120        360
  Amortizing Balloon    01/10/97    03/01/97                         02/01/07              20,341.70        120        300
  Amortizing Balloon    10/27/97    12/01/97                         11/01/07              20,073.90        120        276
  Amortizing Balloon    09/19/97    11/01/97                         10/01/07              21,025.65        120        240
  Amortizing Balloon    03/02/98    05/01/98                         04/01/08              16,335.44        120        300
  Amortizing Balloon    09/26/97    11/01/97                         10/01/07              16,208.14        120        300
  Amortizing Balloon    08/29/97    10/01/97                         09/01/07              14,173.47        120        360
  Amortizing Balloon    12/24/97    02/01/98                         01/01/08              14,270.39        120        300
  Amortizing Balloon    10/28/97    12/01/97                         11/01/07              13,448.08        120        360
  Amortizing Balloon    12/16/97    02/01/98                         01/01/08              15,798.07        120        240
  Amortizing Balloon    09/29/97    11/01/97                         10/01/07              15,763.52        120        240
  Amortizing Balloon    02/03/98    04/01/98                         03/01/08              12,126.93        120        360
  Amortizing Balloon    02/03/98    04/01/98                         03/01/08              13,751.13        120        300
  Amortizing Balloon    02/13/98    04/01/98                         03/01/08              12,181.39        120        330
  Amortizing Balloon    03/17/97    05/01/97                         04/01/07              13,705.78        120        300
  Amortizing Balloon    09/29/97    11/01/97                         10/01/07              12,241.98        120        330
  Amortizing Balloon    08/04/97    10/01/97                         09/01/07              13,846.74        120        300
  Amortizing Balloon    12/18/97    02/01/98                         01/01/08              11,324.70        120        360
  Amortizing Balloon    12/16/97    08/01/98                         01/01/08              20,043.06        114        294
  Amortizing Balloon    02/24/98    04/01/98                         03/01/08              11,207.12        120        300
  Amortizing Balloon    10/21/97    12/01/97                         11/01/07              10,876.04        120        360
  Amortizing Balloon    08/11/97    10/01/97                         09/01/07              12,208.83        120        300


  Amortizing Balloon    01/02/97    03/01/97                         02/01/07              12,044.47        120        300
  Amortizing Balloon    07/09/97    09/01/97                         08/01/07              11,841.10        120        300
  Amortizing Balloon    10/06/97    12/01/97                         11/01/07               9,933.20        120        360
  Amortizing Balloon    08/11/97    10/01/97                         09/01/07              11,433.78        120        300


  Amortizing Balloon    11/12/97    01/01/98                         12/01/07              10,367.40        120        300
  Amortizing Balloon    05/30/97    07/01/97                         06/01/07              11,347.06        120        300
  Amortizing Balloon    08/29/97    10/01/97                         09/01/07              10,599.69        120        300
  Amortizing Balloon    01/08/98    03/01/98                         02/01/08               9,201.32        120        360
  Amortizing Balloon    11/17/97    01/01/98                         12/01/07              10,050.84        120        300
  Amortizing Balloon    06/05/97    08/01/97                         07/01/07              10,406.28        120        300
  Amortizing Balloon    11/19/97    01/01/98                         12/01/07               9,104.12        120        300
  Amortizing Balloon    03/13/98    05/01/98                         04/01/08               8,977.13        120        240
  Amortizing Balloon    01/28/98    03/01/98                         02/01/08               7,503.94        120        360
  Amortizing Balloon    03/27/97    05/01/97                         04/01/07               9,231.16        120        300
  Amortizing Balloon    02/27/98    04/01/98                         03/01/08               8,039.68        120        300
  Amortizing Balloon    11/19/97    01/01/98                         12/01/07               8,761.34        120        300
  Amortizing Balloon    03/25/97    05/01/97                         04/01/07               8,447.53        120        300
  Amortizing Balloon    06/18/97    08/01/97                         07/01/07               8,391.96        120        300
  Amortizing Balloon    08/29/97    10/01/97                         09/01/07               7,083.13        120        360
  Amortizing Balloon    10/22/97    12/01/97                         11/01/07               7,909.00        120        300
  Amortizing Balloon    03/17/97    05/01/97                         04/01/07               7,065.15        120        300
  Amortizing Balloon    02/24/97    04/01/97                         03/01/07               6,562.16        120        300
  Amortizing Balloon    12/31/97    02/01/98                         01/01/08               5,205.21        120        300
  Amortizing Balloon    09/29/97    11/01/97                         10/01/07               4,721.77        120        300
  Amortizing Balloon    02/24/98    04/01/98                         03/01/08               2,946.46        120        300
  Amortizing Balloon    02/12/98    04/01/98                         03/01/08               2,339.24        120        300
  Amortizing Balloon    03/12/98    05/01/98                         04/01/08              16,599.00        120        360
  Amortizing Balloon    03/23/98    05/01/98                         04/01/08              46,317.02        120        300
  Amortizing Balloon    03/25/98    05/01/98                         04/01/08              20,806.38        120        360
  Amortizing Balloon    04/06/98    06/01/98                         04/01/08              14,485.12        119        240
  Amortizing Balloon    03/27/98    05/01/98                         04/01/08              58,963.27        120        300
  Amortizing Balloon    04/09/98    06/01/98                         05/01/08              29,033.51        120        300
  Amortizing Balloon    04/13/98    06/01/98                         05/01/08              13,704.71        120        240
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07              41,172.95        120        360
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07              16,382.46        120        360
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07               6,700.29        120        360
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07               6,813.15        120        360
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07               9,135.69        120        360
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07              11,882.92        120        360
  Amortizing Balloon    09/18/97    11/01/97                         10/01/07              11,499.80        120        360
  Amortizing Balloon    04/28/98    06/01/98                         05/01/08              10,534.69        120        300
  Amortizing Balloon    05/01/98    06/01/98                         05/01/08              12,632.22        120        360
  Amortizing Balloon    05/14/98    07/01/98                         06/01/08               9,002.79        120        300
  Amortizing Balloon    05/21/98    07/01/98                         06/01/08               7,020.42        120        300
  Amortizing Balloon    06/23/98    08/01/98                         07/01/08              25,240.52        120        360
  Amortizing Balloon    06/24/98    08/01/98                         07/01/08              22,908.73        120        300
  Amortizing Balloon    07/13/98    09/01/98                         08/01/08              11,938.08        120        360
  Amortizing Balloon    04/21/98    06/01/98                         05/01/05              29,698.86         84        300



  Amortizing Balloon    04/21/98    06/01/98                         05/01/08              96,941.55        120        300




    Amortizing ARD      04/30/98    06/01/98        05/01/08         05/01/28             118,787.94        120        360
  Amortizing Balloon    06/01/98    07/01/98                         06/01/08              10,790.52        120        270
  Amortizing Balloon    05/19/98    07/01/98                         06/01/08               8,741.55        120        300
  Amortizing Balloon    05/27/98    07/01/98                         06/01/08              13,074.97        120        300
Amortizing Balloon (*)  06/09/98    08/01/98           (*)           07/01/08             329,956.76        120        360


  Amortizing Balloon    05/29/98    07/01/98                         06/01/08              15,419.24        120        300
  Amortizing Balloon    05/29/98    07/01/98                         06/01/08               9,653.05        120        300
  Amortizing Balloon    06/11/98    08/01/98                         07/01/08               3,465.09        120        300
  Amortizing Balloon    07/22/98    09/01/98                         08/01/08              11,084.87        120        300
  Amortizing Balloon    07/15/98    09/01/98                         08/01/08              23,912.07        120        300
  Amortizing Balloon    08/03/98    10/01/98                         09/01/08              48,820.06        120        300
    Amortizing ARD      09/29/98    11/01/98        10/01/08         10/01/28             438,434.34        120        360









  Amortizing Balloon    07/27/98    09/01/98                         08/01/08              16,539.59        120        300
  Amortizing Balloon    08/04/98    10/01/98                         09/01/08              30,267.04        120        360
  Amortizing Balloon    06/29/98    08/01/98                         07/01/08               6,817.63        120        300
  Amortizing Balloon    05/12/98    07/01/98                         06/01/08              27,777.10        120        360
  Amortizing Balloon    05/30/98    08/01/98                         07/01/08              14,844.93        120        300
  Amortizing Balloon    06/23/98    08/01/98                         07/01/08              24,804.29        120        300
  Amortizing Balloon    05/28/98    07/01/98                         06/01/08               9,314.23        120        360
  Amortizing Balloon    05/21/98    07/01/98                         06/01/08              43,606.31        120        360
  Amortizing Balloon    05/04/98    07/01/98                         06/01/08              13,749.91        120        300
  Amortizing Balloon    06/09/98    08/01/98                         07/01/08              20,892.51        120        300
   Fully Amortizing     06/10/98    08/01/98                         07/01/08              25,748.43        120        120
  Amortizing Balloon    06/10/98    08/01/98                         07/01/08              19,043.99        120        360
  Amortizing Balloon    06/23/98    08/01/98                         07/01/08              14,727.83        120        300
  Amortizing Balloon    05/21/98    07/01/98                         06/01/08              15,153.79        120        300
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08              51,826.20        120        360
  Amortizing Balloon    07/20/98    09/01/98                         08/01/05               8,666.26         84        360
  Amortizing Balloon    05/15/98    07/01/98                         06/01/08              28,081.66        120        300
  Amortizing Balloon    06/18/98    08/01/98                         07/01/08              12,629.27        120        300
  Amortizing Balloon    07/02/98    09/01/98                         08/01/08               9,903.19        120        300
  Amortizing Balloon    04/24/98    06/01/98                         05/01/08              54,703.40        120        360
  Amortizing Balloon    07/01/98    09/01/98                         08/01/08              18,282.54        120        360


  Amortizing Balloon    06/10/98    08/01/98                         07/01/08              31,553.20        120        300
  Amortizing Balloon    06/18/98    08/01/98                         07/01/08              31,746.83        120        300
  Amortizing Balloon    07/13/98    09/01/98                         08/01/08               8,712.38        120        300
  Amortizing Balloon    05/07/98    07/01/98                         06/01/08              29,481.64        120        300
  Amortizing Balloon    05/13/98    07/01/98                         06/01/08              42,308.05        120        300
  Amortizing Balloon    05/05/98    07/01/98                         06/01/08              17,462.26        120        360
  Amortizing Balloon    05/01/98    06/01/98                         05/01/08              12,884.12        120        360
  Amortizing Balloon    07/07/98    09/01/98                         08/01/08              16,845.50        120        360
  Amortizing Balloon    07/07/98    09/01/98                         08/01/08              18,463.39        120        240
  Amortizing Balloon    05/05/98    07/01/98                         06/01/08              38,292.35        120        300
  Amortizing Balloon    06/05/98    08/01/98                         07/01/08              26,954.35        120        360
  Amortizing Balloon    03/26/98    05/01/98                         04/01/08              34,602.01        120        300
  Amortizing Balloon    07/14/98    09/01/98                         08/01/08              22,745.31        120        240
  Amortizing Balloon    05/26/98    07/01/98                         06/01/08              23,194.72        120        360
  Amortizing Balloon    05/26/98    07/01/98                         06/01/08               7,127.28        120        360
  Amortizing Balloon    05/26/98    07/01/98                         06/01/08               5,158.79        120        360
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08              13,395.77        120        300
  Amortizing Balloon    06/05/98    08/01/98                         07/01/08              14,975.51        120        300
  Amortizing Balloon    05/07/98    07/01/98                         06/01/08              27,884.22        120        300
  Amortizing Balloon    05/13/98    07/01/98                         06/01/08              22,072.26        120        300
  Amortizing Balloon    06/09/98    08/01/98                         07/01/08              30,581.74        120        300
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08              34,973.54        120        300
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08              37,720.07        120        300
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08              26,958.77        120        300
  Amortizing Balloon    07/14/98    09/01/98                         08/01/08               7,396.42        120        300


  Amortizing Balloon    08/26/98    10/01/98                         09/01/08              29,543.47        120        300
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08              16,254.90        120        360
  Amortizing Balloon    05/18/98    07/01/98                         06/01/08               6,536.54        120        360
  Amortizing Balloon    04/30/98    06/01/98                         05/01/08              46,618.20        120        360
  Amortizing Balloon    06/02/98    08/01/98                         07/01/08               7,979.25        120        300
  Amortizing Balloon    06/05/98    08/01/98                         07/01/08              42,118.69        120        300
  Amortizing Balloon    08/13/98    10/01/98                         09/01/08              10,148.54        120        360
  Amortizing Balloon    06/12/98    08/01/98                         07/01/08              29,507.63        120        300
  Amortizing Balloon    05/21/98    07/01/98                         06/01/08              32,028.59        120        360
  Amortizing Balloon    06/18/98    08/01/98                         07/01/08              16,802.79        120        300
  Amortizing Balloon    06/18/98    08/01/98                         07/01/08              21,677.52        120        300
  Amortizing Balloon    07/08/98    09/01/98                         08/01/08              45,356.31        120        300
  Amortizing Balloon    07/13/98    09/01/98                         08/01/08              37,969.84        120        264
  Amortizing Balloon    06/08/98    08/01/98                         07/01/08               8,121.75        120        300
  Amortizing Balloon    06/01/98    08/01/98                         07/01/08              12,328.05        120        360
  Amortizing Balloon    06/16/98    08/01/98                         07/01/08              16,715.21        120        300
  Amortizing Balloon    05/28/98    07/01/98                         06/01/08              27,198.43        120        300
  Amortizing Balloon    07/22/98    09/01/98                         08/01/08              12,215.72        120        240
  Amortizing Balloon    06/04/98    08/01/98                         07/01/08              40,465.81        120        300
  Amortizing Balloon    05/21/98    07/01/98                         06/01/08              33,283.88        120        300
  Amortizing Balloon    06/09/98    08/01/98                         07/01/08              19,794.97        120        300
  Amortizing Balloon    07/02/98    09/01/98                         08/01/08              16,773.03        120        300
  Amortizing Balloon    07/07/98    09/01/98                         08/01/08              16,080.25        120        360
  Amortizing Balloon    07/23/98    09/01/98                         08/01/08               8,513.36        120        300
  Amortizing Balloon    08/21/98    10/01/98                         09/01/08              18,102.40        120        300
  Amortizing Balloon    05/11/98    07/01/98                         06/01/08              20,286.52        120        360
  Amortizing Balloon    05/11/98    07/01/98                         06/01/08              22,008.09        120        360
  Amortizing Balloon    05/19/98    07/01/98                         06/01/08              13,424.90        120        360
  Amortizing Balloon    07/09/98    09/01/98                         08/01/08              25,015.23        120        300
  Amortizing Balloon    04/02/98    06/01/98                         05/01/08              17,555.99        120        300
  Amortizing Balloon    04/02/98    06/01/98                         05/01/08               8,203.44        120        300
  Amortizing Balloon    04/02/98    06/01/98                         05/01/08               8,036.74        120        300
  Amortizing Balloon    07/31/98    10/01/98                         09/01/08              27,081.10        120        300
  Amortizing Balloon    06/15/98    08/01/98                         07/01/08              33,197.99        120        360
  Amortizing Balloon    05/13/98    07/01/98                         06/01/05               9,117.26         84        360
  Amortizing Balloon    06/25/98    08/01/98                         07/01/08              21,024.19        120        300
  Amortizing Balloon    07/14/98    09/01/98                         08/01/08              29,456.63        120        360
  Amortizing Balloon    10/13/98    12/01/98                         11/01/08              57,964.16        120        300


  Amortizing Balloon    07/06/98    09/01/98                         08/01/08              35,915.16        120        300
  Amortizing Balloon    08/13/98    10/01/98                         09/01/08              29,266.29        120        300
  Amortizing Balloon    06/26/98    08/01/98                         07/01/08              44,180.62        120        300
  Amortizing Balloon    04/23/98    06/01/98                         05/01/08              27,232.81        120        360
  Amortizing Balloon    04/23/98    06/01/98                         05/01/08              33,871.74        120        360
  Amortizing Balloon    04/23/98    06/01/98                         05/01/08              24,990.05        120        360
  Amortizing Balloon    04/23/98    06/01/98                         05/01/08              95,314.84        120        360
  Amortizing Balloon    05/29/98    07/01/98                         06/01/08              15,304.07        120        300
  Amortizing Balloon    06/03/98    08/01/98                         07/01/08              57,664.17        120        276









  Amortizing Balloon    06/30/98    08/01/98                         07/01/08              49,777.37        120        300
  Amortizing Balloon    06/30/98    08/01/98                         07/01/08              39,240.55        120        300
  Amortizing Balloon    06/30/98    08/01/98                         07/01/08              44,327.29        120        300
  Amortizing Balloon    06/30/98    08/01/98                         07/01/08              33,790.48        120        300
  Amortizing Balloon    05/19/98    07/01/98                         06/01/08              22,326.08        120        300
  Amortizing Balloon    09/11/98    11/01/98                         10/01/08              30,750.80        120        360
  Amortizing Balloon    09/22/98    11/01/98                         10/01/08              34,624.94        120        300
  Amortizing Balloon    08/12/98    10/01/98                         09/01/08              12,326.34        120        300
  Amortizing Balloon    09/03/98    11/01/98                         10/01/08              28,809.27        120        300
  Amortizing Balloon    09/29/98    11/01/98                         10/01/08              37,893.47        120        360
  Amortizing Balloon    09/29/98    11/01/98                         10/01/08              40,105.90        120        360
  Amortizing Balloon    05/21/98    08/01/98                         07/01/08              11,379.22        120        300
  Amortizing Balloon    05/21/98    08/01/98                         07/01/08              13,655.05        120        300
  Amortizing Balloon    09/28/98    11/01/98                         10/01/08              93,142.35        120        360


(*) Will convert to an ARD loan immediately after the Delivery Date, with Anticipated Repayment Date of 7/1/08.


               REMAINING                                      % OF TOTAL
                TERM TO     REMAINING                           MORTGAGE      CUT-OFF DATE    LOAN BALANCE
SEASONING      MATURITY/   AMORTIZATION    CUT-OFF DATE          POOL          BALANCE PER    AT MATURITY/
 (MONTHS)     ARD (MONTHS) TERM (MONTHS)      BALANCE           BALANCE         NRSF/UNIT         ARD
    11             109        229           21,067,759.31        2.320%          206.38      14,547,051.44
    11             109        289           19,437,073.69        2.140%                      15,974,771.46
                                                                                 23,647
                                                                                 49,824
                                                                                 26,106
                                                                                  17.81
                                                                                  28.44
     3             117        297           16,048,097.38        1.767%           83.91      12,718,201.62
    14              58   Interest Only      11,000,000.00        1.211%           37.57      11,000,000.00
     9             111        351           10,336,405.23        1.138%           50.98       9,140,167.47
    13             107        334            9,643,620.79        1.062%          33,254       8,472,225.00
    11             109        349            7,488,704.66        0.825%          28,692       6,616,985.96
    48              36        312            6,712,570.18        0.739%          19,513       6,518,150.27
     6             114        354            6,839,417.78        0.753%           79.73       6,058,499.84
    34              50        266            5,781,540.28        0.637%           53.62       5,346,287.34
    48              36        312            5,175,759.70        0.570%          19,029       5,025,851.10
    29              91        307            4,920,638.94        0.542%           91.56       4,449,376.14
    10             110        350            4,863,684.28        0.536%          31,998       4,299,333.85
    22              98        278            4,665,728.58        0.514%                       3,953,776.63
                                                                                  24.97
                                                                                  34.67
                                                                                  12.63
    13             107        347            4,702,413.99        0.518%          143.46       4,122,761.74
    15             105        331            4,673,606.23        0.515%          27,819       4,136,994.03
    11             109        265            4,438,193.44        0.489%          37,933       3,488,240.28
    11             109        349            4,366,666.33        0.481%          28,728       3,885,829.61
     8             112        292            4,262,709.41        0.469%          122.14       3,480,432.76
     8             112        232            4,144,454.87        0.456%          41,445       2,950,282.56
    11             109        319            4,062,369.89        0.447%           71.62       3,511,506.75
    11             109        289            3,952,538.15        0.435%          32,938       3,234,629.97
    14             106        346            3,859,803.63        0.425%           67.07       3,403,389.11
     9             111        231            3,743,119.89        0.412%          30,935       2,663,002.64
    14             106        286            3,641,389.38        0.401%          36,414       2,973,704.84
    12             108        348            3,470,762.26        0.382%           50.69       3,070,364.65
    13             107        347            3,419,043.14        0.376%           78.56       3,030,230.26
    13             107        287            3,253,041.56        0.358%                       2,665,188.15
                                                                                  35.54
                                                                                  84.46
    21              99        279            3,136,610.24        0.345%           39.31       2,655,211.47
     9             111        351            3,179,018.36        0.350%          198.69       2,791,800.91
    29              91        307            3,107,236.98        0.342%           86.99       2,804,653.19
    19             101        281            3,088,159.55        0.340%           35.61       2,575,773.34
    12             108        288            3,060,212.14        0.337%          16,192       2,511,580.53
    19             101        341            3,033,241.12        0.334%           61.90       2,726,591.98
    14             106        346            2,973,616.75        0.327%          100.31       2,660,626.52
    19             101        281            2,702,060.19        0.298%           75.52       2,288,250.92
    22              98        218            2,653,354.37        0.292%          21,749       1,960,234.61
    12             108        288            2,667,014.34        0.294%           67.34       2,217,339.91
    10             110        230            2,618,908.38        0.288%         163,682       1,797,516.87
    48              36        312            2,477,536.78        0.273%          22,523       2,405,778.91
    13             107        347            2,479,448.32        0.273%          63,576       2,178,579.88
    10             110        350            2,481,056.32        0.273%          14,594       2,187,878.51
    19             101        341            2,470,801.74        0.272%           56.26       2,225,559.79
    22              98        278            2,443,659.86        0.269%           52.67       2,050,409.24
    13             107        263            2,391,179.09        0.263%          36,230       1,891,660.75
    14             106        226            2,348,321.79        0.259%           49.74       1,728,939.22
     8             112        292            2,239,942.97        0.247%           54.32       1,822,297.47
    14             106        286            2,067,710.04        0.228%          114.77       1,696,029.54
    15             105        345            1,945,462.06        0.214%          16,212       1,718,717.42
    11             109        289            1,885,766.59        0.208%          144.28       1,527,667.64
    13             107        347            1,881,425.18        0.207%          37,629       1,653,614.59
    11             109        229            1,815,461.02        0.200%          15,129       1,286,359.85
    14             106        226            1,758,533.12        0.194%          15,701       1,264,568.42
     9             111        351            1,786,733.15        0.197%           44.14       1,549,135.28
     9             111        291            1,733,551.05        0.191%           19.93       1,420,843.93
     9             111        321            1,726,405.67        0.190%           94.49       1,473,051.62
    20             100        280            1,617,738.64        0.178%           40.84       1,361,260.72
    14             106        316            1,629,339.12        0.179%           56.18       1,393,136.68
    15             105        285            1,626,726.37        0.179%           29.22       1,365,197.25
    11             109        349            1,586,849.11        0.175%           42.51       1,392,517.38
     5             109        289            2,554,697.81        0.281%           75.10       2,131,022.12
     9             111        291            1,486,155.81        0.164%          23,221       1,223,486.36
    13             107        347            1,486,038.91        0.164%           19.93       1,312,457.90
    15             105        285            1,463,198.19        0.161%                       1,221,557.36
                                                                                 19,175
                                                                                 15,868
    22              98        278            1,418,577.48        0.156%           67.03       1,196,260.09
    16             104        284            1,389,689.04        0.153%           78.65       1,167,442.93
    13             107        347            1,386,380.16        0.153%          23,106       1,219,111.90
    15             105        285            1,364,827.99        0.150%                       1,140,635.26
                                                                                 10,297
                                                                                 15,999
    12             108        288            1,309,632.68        0.144%          113.61       1,096,924.78
    18             102        282            1,303,203.25        0.143%           80.40       1,102,520.73
    15             105        285            1,280,607.36        0.141%           48.18       1,066,847.07
    10             110        350            1,290,317.32        0.142%           89.51       1,131,420.16
    12             108        288            1,283,035.33        0.141%          24,208       1,050,456.52
    17             103        283            1,205,735.51        0.133%           58.76       1,017,022.54
    12             108        288            1,129,855.13        0.124%           49.36         932,273.11
     8             112        232            1,109,072.17        0.122%           84.02         776,416.82
    10             110        350            1,091,847.49        0.120%          26,630         965,156.48
    20             100        280            1,078,913.67        0.119%          143.86         910,131.52
     9             111        291            1,089,352.76        0.120%          115.69         890,504.86
    12             108        288            1,086,420.83        0.120%           48.17         896,636.25
    20             100        280            1,007,009.87        0.111%          19,366         845,217.84
    17             103        283              983,891.85        0.108%          15,373         827,393.06
    15             105        345              972,236.53        0.107%          16,204         858,922.21
    13             107        287              957,550.69        0.105%           49.57         796,031.85
    20             100        280              809,801.42        0.089%           83.87         686,475.34
    21              99        279              773,719.99        0.085%           84.33         651,755.30
    11             109        289              623,381.02        0.069%           83.79         518,966.98
    14             106        286              573,848.81        0.063%          24,950         476,936.56
     9             111        291              361,741.17        0.040%           92.28         298,678.97
     9             111        291              282,536.38        0.031%           10.74         234,329.32
     8             112        352            2,483,202.34        0.273%          23,650       2,144,298.54
     8             112        292            6,351,070.00        0.699%           56.53       5,166,892.62
     8             112        352            3,033,061.54        0.334%           54.06       2,678,041.14
     7             112        233            1,681,598.35        0.185%          11,211       1,216,116.04
     8             112        292            7,931,837.63        0.873%          54,328       6,493,830.92
     7             113        293            3,969,725.26        0.437%          111.50       3,230,403.15
     7             113        233            1,704,680.15        0.188%          33,425       1,188,639.41
    14             106        346            5,492,120.82        0.605%           34.10       4,876,948.34
    14             106        346            2,185,280.08        0.241%           36.81       1,940,506.60
    14             106        346              893,762.43        0.098%           26.68         793,653.26
    14             106        346              908,816.70        0.100%           31.70         807,020.77
    14             106        346            1,218,622.41        0.134%           25.50       1,082,123.28
    14             106        346            1,585,080.40        0.175%           27.88       1,407,535.38
    14             106        346            1,533,974.68        0.169%           31.82       1,362,153.89
     7             113        293            1,399,978.77        0.154%          131.45       1,150,033.20
     7             113        353            1,865,828.29        0.205%          32,169       1,641,183.18
     6             114        294            1,231,873.70        0.136%          24,637       1,001,337.45
     6             114        294              944,002.27        0.104%           66.34         771,808.19
     5             115        355            3,687,662.57        0.406%          33,832       3,249,069.34
     5             115        295            3,084,076.56        0.340%          127.65       2,518,911.50
     4             116        356            1,745,202.59        0.192%          28,148       1,536,487.07
     7              77        293            3,943,313.76        0.434%                       3,484,052.73
                                                                                  31.00
                                                                                  29.72
                                                                                  29.76
     7             113        293           12,871,571.36        1.417%                      10,377,737.30
                                                                                  37.81
                                                                                  36.83
                                                                                  29.63
                                                                                  30.07
     7             113        353           17,416,002.82        1.918%           79.97      15,347,757.00
     6             114        264            1,408,311.87        0.155%           46.94       1,076,066.40
     6             114        294            1,162,785.61        0.128%          140.35         954,098.21
     6             114        294            1,739,209.23        0.192%           85.06       1,427,069.58
     5             115        355           48,831,052.57        5.377%                      42,882,662.65
                                                                                 135.91
                                                                                  73.64
     6             114        294            2,086,559.38        0.230%          130.41       1,702,358.92
     6             114        294            1,267,362.50        0.140%          126.74       1,044,401.36
     5             115        295              428,200.52        0.047%          32,939         359,729.92
     4             116        296            1,493,728.33        0.164%           38.69       1,218,598.57
     4             116        296            3,349,729.50        0.369%           42.11       2,697,250.30
     3             117        297            6,974,653.95        0.768%           81.28       5,573,769.02
     2             118        358           65,804,538.20        7.246%                      57,480,322.19
                                                                                  56.55
                                                                                  55.93
                                                                                  46.56
                                                                                  46.46
                                                                                  38.04
                                                                                  49.19
                                                                                  44.38
                                                                                  26.11
                                                                                  33.94
     4             116        296            2,240,485.51        0.247%           58.73       1,824,603.31
     3             117        357            4,341,061.89        0.478%           17.35       3,838,225.58
     5             115        295              920,220.78        0.101%           83.23         750,932.55
     6             114        354            3,984,169.42        0.439%          125.02       3,528,304.74
     5             115        295            1,989,826.77        0.219%           22.38       1,627,543.19
     5             115        295            3,480,325.65        0.383%            7.75       2,803,313.90
     6             114        354            1,393,841.45        0.153%          27,877       1,221,204.03
     6             114        354            6,176,255.00        0.680%           19.82       5,486,813.67
     6             114        294            1,789,428.87        0.197%          21,559       1,478,895.07
     5             115        295            2,785,924.26        0.307%          35,717       2,282,645.58
     5             115        115            2,137,644.56        0.235%           56.22          21,693.78
     5             115        355            2,790,590.82        0.307%          29,069       2,456,843.96
     5             115        295            1,989,646.41        0.219%          13,444       1,623,148.83
     6             114        294            2,002,750.97        0.221%          227.53       1,646,824.22
     6             114        354            7,469,943.83        0.823%           71.20       6,607,163.00
     4              80        356            1,221,940.88        0.135%           13.49       1,139,193.24
     6             114        294            3,776,009.48        0.416%           40.50       3,087,236.29
     5             115        295            1,691,369.69        0.186%           49.75       1,383,825.77
     4             116        296            1,368,930.46        0.151%           9,640       1,107,261.41
     7             113        353            8,099,931.65        0.892%          214.84       7,120,244.03
     4             116        356            2,618,172.09        0.288%                       2,317,132.87
                                                                                  81.45
                                                                                  92.57
     5             115        295            4,277,566.16        0.471%           57.14       3,485,560.14
     5             115        295            4,376,188.58        0.482%           50.10       3,546,035.68
     4             116        296            1,194,790.81        0.132%           53.90         969,000.56
     6             114        294            3,974,604.15        0.438%           64.89       3,246,793.08
     6             114        294            5,664,351.24        0.624%          45,680       4,637,793.39
     6             114        354            2,559,257.83        0.282%          38,777       2,254,172.48
     7             113        353            1,890,857.15        0.208%          29,090       1,665,893.46
     4             116        356            2,542,441.70        0.280%          157.87       2,220,127.05
     4             116        236            2,382,113.85        0.262%           32.32       1,627,929.04
     6             114        294            5,166,923.46        0.569%          28,865       4,219,561.58
     5             115        355            3,907,198.36        0.430%          22,585       3,449,361.88
     8             112        292            4,757,165.56        0.524%          23,550       3,866,810.49
     4             116        236            2,781,051.67        0.306%          10,455       1,948,447.93
     6             114        354            3,334,545.11        0.367%           77.68       2,901,191.84
     6             114        354            1,044,961.29        0.115%           57.07         905,223.55
     6             114        354              756,352.93        0.083%           49.16         655,210.00
     6             114        294            1,837,808.55        0.202%          19,345       1,492,564.78
     5             115        295            1,990,024.85        0.219%           38.74       1,632,402.16
     6             114        294            3,775,647.09        0.416%          52,440       3,079,810.06
     6             114        294            2,980,881.60        0.328%          40,282       2,433,629.42
     5             115        295            3,980,981.15        0.438%          68,638       3,287,933.80
     6             114        294            4,768,776.17        0.525%          26,942       3,880,868.07
     6             114        294            5,165,858.76        0.569%          50,154       4,197,877.62
     6             114        294            3,675,931.63        0.405%          33,418       2,991,502.55
     4             116        296              995,826.77        0.110%           91.49         812,642.57



     3             117        297            4,135,554.86        0.455%           26.65       3,327,972.43
     6             114        354            2,340,605.89        0.258%          41,797       2,070,771.83
     6             114        354              941,222.40        0.104%          39,218         832,715.45
     7             113        353            6,964,759.94        0.767%          38,693       6,108,511.72
     5             115        295            1,094,115.21        0.120%          180.85         888,138.17
     5             115        295            5,719,884.69        0.630%          28,599       4,658,102.63
     3             117        357            1,447,062.08        0.159%           73.13       1,281,343.49
     5             115        295            3,979,373.34        0.438%           84.06       3,248,255.02
     6             114        354            4,616,425.30        0.508%          19,728       4,083,227.02
     5             115        295            2,287,883.74        0.252%          100.34       1,861,546.97
     5             115        295            2,926,652.71        0.322%           25.93       2,344,172.30
     4             116        296            6,198,178.37        0.682%          54,370       5,032,815.90
     4             116        260            5,118,275.13        0.564%           28.92       3,778,795.60
     5             115        295            1,094,338.71        0.121%           37.85         893,538.74
     5             115        355            1,794,060.02        0.198%          35,881       1,582,261.58
     5             115        295            2,238,577.53        0.246%          12,719       1,831,534.11
     6             114        294            3,676,376.50        0.405%          32,534       3,000,573.06
     4             116        236            1,478,123.63        0.163%          15,559       1,040,575.35
     5             115        295            5,471,472.23        0.602%          45,596       4,462,315.00
     6             114        294            4,471,643.48        0.492%          37,264       3,657,033.38
     5             115        295            2,685,886.28        0.296%          22,382       2,187,945.47
     4             116        296            2,290,108.50        0.252%          101.17       1,860,078.59
     4             116        356            2,393,123.29        0.264%          18,409       2,097,307.41
     4             116        296            1,145,209.88        0.126%           30.37         934,820.41
     3             117        297            2,491,583.77        0.274%           39.52       2,016,544.47
     6             114        354            2,878,875.39        0.317%           78.04       2,556,281.32
     6             114        354            3,108,141.80        0.342%           36.25       2,763,176.76
     6             114        354            1,905,138.14        0.210%           61.45       1,691,657.31
     4             116        296            3,385,649.57        0.373%          12,972       2,758,008.91
     7             113        293            2,455,341.03        0.270%           25.03       1,983,028.07
     7             113        293            1,147,313.87        0.126%           61.44         926,614.05
     7             113        293            1,124,000.57        0.124%           49.45         907,786.48
     3             117        297            3,737,308.70        0.412%           67.14       3,022,047.56
     5             115        355            4,982,137.07        0.549%          14,872       4,359,617.97
     6              78        354            1,280,190.43        0.141%           4,197       1,195,586.41
     5             115        295            2,835,303.49        0.312%           27.72       2,314,381.05
     4             116        356            4,486,371.08        0.494%          48,765       3,908,411.35
     1             119        299            7,566,904.59        0.833%                       6,225,464.09
                                                                                  12.83
                                                                                  12.70
     4             116        296            4,977,806.03        0.548%           34.57       4,022,696.00
     3             117        297            4,085,803.61        0.450%           81.73       3,290,928.44
     5             115        295            6,288,362.36        0.692%           95.52       5,040,619.69
     7             113        353            3,980,946.31        0.438%          122.82       3,510,795.08
     7             113        353            4,975,878.99        0.548%           62.08       4,382,789.18
     7             113        353            3,682,014.70        0.405%           30.25       3,240,722.77
     7             113        353           13,933,312.04        1.534%          100.02      12,287,782.11
     6             114        294            1,988,299.55        0.219%          13,526       1,644,173.69
     5             115        271            7,748,097.29        0.853%                       5,957,078.25
                                                                                 137.83
                                                                                 134.60
                                                                                 137.83
                                                                                 137.83
                                                                                 134.60
                                                                                 135.68
                                                                                 134.60
                                                                                 137.83
                                                                                 134.60
     5             115        295            6,813,494.67        0.750%          58,235       5,534,061.76
     5             115        295            5,371,222.10        0.591%          57,755       4,362,618.81
     5             115        295            6,067,491.62        0.668%          54,662       4,928,143.16
     5             115        295            4,625,218.99        0.509%          49,734       3,756,698.37
     6             114        294            2,981,343.41        0.328%          26,619       2,443,130.98
     2             118        358            4,792,403.91        0.528%           87.40       4,145,032.79
     2             118        298            5,186,667.91        0.571%           56.22       4,074,507.68
     3             117        297            1,683,154.65        0.185%           79.88       1,365,906.90
     2             118        298            3,991,225.36        0.439%           28.25       3,221,003.65
     2             118        358            5,492,692.09        0.605%           31.82       4,841,221.69
     2             118        358            5,842,129.18        0.643%           87.17       5,142,704.89
     5             115        295            1,492,738.12        0.164%           10.30       1,229,733.67
     5             115        295            1,791,285.81        0.197%           44.51       1,475,683.04
     2             118        358           13,979,719.79        1.539%          43,824      12,211,297.38

                                                                                                                      YIELD
                                                             LOCKOUT           YIELD               YIELD            MAINTENANCE
                                                           PERIOD END       MAINTENANCE         MAINTENANCE        DISCOUNT TERM
 PREPAYMENT PROVISIONS (MONTHS)                                DATE      PERIOD START DATE    PERIOD END DATE        END DATE
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             01/01/02         01/02/02            07/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/01/02         01/02/02            10/31/07        Maturity Date





LO(48)/Grtr1%UPBorYM(69)/Free(3)                             09/01/02         09/02/02            06/30/08        Maturity Date
LO(48)/Grtr1%UPBorYM(12)/Free(12)                            10/01/01         10/02/01            10/05/02             ARD
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             03/01/02         03/02/02            09/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             11/01/01         11/02/01            05/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/31/02         02/01/02            10/31/07        Maturity Date
Grtr1%UPBorYM(47)/3%(12)/2%(12)/1%(6)/Free(7)                11/09/94         11/10/94            11/08/98        Maturity Date
LO(49)/Grtr1%UPBorYM(65)/Free(6)                             07/01/02         07/02/02            12/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(33)/Free(3)                             02/01/00         02/02/00            11/30/02        Maturity Date
Grtr1%UPBorYM(47)/3%(12)/2%(12)/1%(6)/Free(7)                11/09/94         11/10/94            11/08/98        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             07/01/00         07/02/00            04/30/06        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/01/02         02/02/02            11/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/01/01         02/02/01            11/30/06        Maturity Date



LO(48)/Grtr1%UPBorYM(69)/Free(3)                             11/30/01         12/01/01            08/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             09/01/01         09/02/01            03/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             01/01/02         01/02/02            07/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/01/02         01/02/02            10/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/02         05/01/02            01/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/01/02         04/02/02            01/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/31/02         02/01/02            10/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/01/02         01/02/02            10/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/31/01         11/01/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/01/02         03/02/02            12/31/07        Maturity Date
LO(47)/Grtr1%UPBorYM(61)/Free(12)                            09/02/01         09/03/01            10/01/06        Maturity Date
LO(24)/Grtr1%UPBorYM(90)/Free(6)                             12/01/99         12/02/99            06/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             11/01/01         11/02/01            05/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             11/01/01         11/02/01            08/31/07        Maturity Date


LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/31/01         04/01/01            12/31/06        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/01/02         03/02/02            12/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             07/01/00         07/02/00            04/30/06        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             05/31/01         06/01/01            02/28/07        Maturity Date
LO(60)/Grtr1%UPBorYM(57)/Free(3)                             12/01/02         12/02/02            09/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             05/31/01         06/01/01            02/28/07        Maturity Date
LO(36)/Grtr1%UPBorYM(81)/Free(3)                             10/01/00         10/02/00            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             05/31/01         06/01/01            02/28/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/28/01         03/01/01            11/30/06        Maturity Date
LO(35)/Grtr1%UPBorYM(79)/Free(6)                             11/01/00         11/02/00            06/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/01/02         02/02/02            11/30/07        Maturity Date
Grtr1%UPBorYM(47)/3%(12)/2%(12)/1%(6)/Free(7)                11/09/94         11/10/94            11/08/98        Maturity Date
LO(47)/Grtr1%UPBorYM(67)/Free(6)                             10/01/01         10/02/01            05/01/07        Maturity Date
LO(47)/Grtr1%UPBorYM(67)/Free(6)                             01/31/02         02/01/02            08/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             05/31/01         06/01/01            02/28/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/28/01         03/01/01            11/30/06        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             11/01/01         11/02/01            05/01/07        Maturity Date
Grtr1%UPBorYM(114)/Free(6)                                   09/19/97         09/20/97            04/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/02         05/01/02            01/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             10/01/01         10/02/01            04/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(65)/Free(7)                             09/01/01         09/02/01            02/28/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/31/02         02/01/02            10/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             11/30/01         12/01/01            08/31/07        Maturity Date
LO(36)/Grtr1%UPBorYM(78)/Free(6)                             01/01/01         01/02/01            07/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(65)/Free(7)                             03/01/02         03/02/02            08/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             03/01/02         03/02/02            09/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/31/02         04/01/02            12/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/01         05/01/01            01/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/31/01         11/01/01            07/31/07        Maturity Date
LO(49)/Grtr1%UPBorYM(68)/Free(3)                             10/01/01         10/02/01            06/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             01/31/02         02/01/02            10/31/07        Maturity Date
LO(42)/Grtr1%UPBorYM(66)/Free(6)                             01/02/02         01/03/02            07/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/31/02         04/01/02            12/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             11/30/01         12/01/01            08/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             09/30/01         10/01/01            06/30/07        Maturity Date


LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/28/01         03/01/01            11/30/06        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             08/31/01         09/01/01            05/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             11/30/01         12/01/01            08/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             09/30/01         10/01/01            06/30/07        Maturity Date


Grtr1%UPBorYM(114)/Free(6)                                   11/12/97         11/13/97            06/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             06/30/01         07/01/01            03/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             09/30/01         10/01/01            06/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/28/02         03/01/02            11/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             12/01/01         12/02/01            06/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             07/31/01         08/01/01            04/30/07        Maturity Date
LO(47)/Grtr1%UPBorYM(67)/Free(6)                             11/30/01         12/01/01            06/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/02         05/01/02            01/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             02/28/02         03/01/02            11/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/01         05/01/01            01/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/31/02         04/01/02            12/31/07        Maturity Date
LO(47)/Grtr1%UPBorYM(67)/Free(6)                             11/30/01         12/01/01            06/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/01         05/01/01            01/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             07/31/01         08/01/01            04/30/07        Maturity Date
LO(48)/Grtr1%UPBorYM(65)/Free(7)                             09/01/01         09/02/01            02/28/07        Maturity Date
Grtr1%UPBorYM(114)/Free(6)                                   10/22/97         10/23/97            05/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/01         05/01/01            01/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             03/31/01         04/01/01            12/31/06        Maturity Date
LO(24)/5%(24)/4%(24)/3%(24)/2%(12)/1%(6)/Free(6)             01/01/00            NAP                NAP                NAP
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             10/01/01         10/02/01            04/01/07        Maturity Date
Grtr1%UPBorYM(114)/Free(6)                                   02/24/98         02/25/98            09/01/07        Maturity Date
LO(24)/5%(24)/4%(24)/3%(24)/2%(12)/1%(6)/Free(6)             03/01/00            NAP                NAP                NAP
LO(47)/Grtr1%UPBorYM(67)/Free(6)                             03/12/02         03/13/02            10/01/07        Maturity Date
LO(49)/Grtr1%UPBorYM(69)/Free(2)                             05/01/02         05/02/02            02/01/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             04/30/02         05/01/02            01/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(68)/Free(3)                             05/01/02         05/02/02            01/31/08        Maturity Date
LO(49)/Grtr1%UPBorYM(65)/Free(6)                             05/01/02         05/02/02            10/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             05/01/02         05/02/02            11/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(70)/Free(2)                             05/01/02         05/02/02            03/01/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/01/01         10/02/01            07/31/07        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             05/31/02         06/01/02            02/28/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             05/31/02         06/01/02            02/28/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             06/30/02         07/01/02            03/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             06/30/02         07/01/02            03/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             07/31/02         08/01/02            04/30/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             07/31/02         08/01/02            04/30/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             08/31/02         09/01/02            05/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(30)/Free(6)                             05/01/02         05/02/02            11/01/04        Maturity Date



LO(48)/Grtr1%UPBorYM(66)/Free(6)                             05/01/02         05/02/02            11/01/07        Maturity Date




LO(48)/Grtr1%UPBorYM(68)/Free(4)                             05/01/02         05/02/02            01/31/08             ARD
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             06/30/02         07/01/02            03/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             06/30/02         07/01/02            03/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             06/30/02         07/01/02            03/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(65)/Free(7)                             07/31/02         08/01/02            12/31/07        Maturity Date


LO(48)/Grtr1%UPBorYM(66)/Free(6)                             06/01/02         06/02/02            12/01/07        Maturity Date
LO(48)/Grtr1%UPBorYM(66)/Free(6)                             06/01/02         06/02/02            12/01/07        Maturity Date
LO(24)/5%(24)/4%(24)/3%(24)/2%(12)/1%(6)/Free(6)             07/01/00            NAP                NAP                NAP
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             08/31/02         09/01/02            05/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             08/01/02         08/02/02            05/31/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             09/30/02         10/01/02            06/30/08        Maturity Date
LO(48)/Grtr1%UPBorYM(69)/Free(3)                             10/31/02         11/01/02            07/31/08             ARD









LO(48)/YM(65)/FREE(7)                                        08/31/02         09/01/02            01/31/08        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                08/31/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(48)/YM(65)/FREE(7)                                        07/31/02         08/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(29)/Defeasance(88)/FREE(3)                                11/30/00            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(48)/YM(66)/FREE(6)                                        07/31/02         08/01/02            01/31/08        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(48)/YM(66)/FREE(6)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(27)/Defeasance(50)/FREE(7)                                11/30/00            NAP                NAP                NAP
LO(48)/YM(65)/FREE(7)                                        06/30/02         07/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        07/31/02         08/01/02            01/31/08        Maturity Date
LO(47)/YM(66)/FREE(7)                                        04/30/02         05/01/02            10/31/07        Maturity Date
LO(34)/YM(81)/FREE(5)                                        06/30/01         07/01/01            03/31/08        Maturity Date


LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(36)/YM(80)/FREE(4)                                        08/31/01         09/01/01            04/30/08        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(35)/YM(81)/FREE(4)                                        05/31/01         06/01/01            02/29/08        Maturity Date
LO(48)/YM(66)/FREE(6)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(59)/5%(12)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(7)             07/31/03            NAP                NAP                NAP
LO(59)/5%(12)/4%(12)/3%(12)/2%(12)/1%(6)/FREE(7)             07/31/03            NAP                NAP                NAP
LO(48)/YM(66)/FREE(6)                                        06/30/02         07/01/02            12/01/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        03/31/02         04/01/02            09/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        07/31/02         08/01/02            01/31/08        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(48)/YM(66)/FREE(6)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                05/17/01            NAP                NAP                NAP
LO(35)/Defeasance(82)/FREE(3)                                05/17/01            NAP                NAP                NAP
LO(35)/Defeasance(82)/FREE(3)                                05/17/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        07/31/02         08/01/02            01/31/08        Maturity Date



LO(35)/Defeasance(81)/FREE(4)                                08/25/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(30)/Defeasance(86)/FREE(4)                                11/30/00            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                08/31/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(46)/YM(67)/FREE(7)                                        04/30/02         05/01/02            11/30/07        Maturity Date
LO(47)/YM(67)/FREE(6)                                        06/30/02         07/01/02            01/01/08        Maturity Date
LO(35)/Defeasance(82)/FREE(3)                                06/30/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                07/31/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                07/12/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(48)/YM(66)/FREE(6)                                        06/30/02         07/01/02            12/01/07        Maturity Date
LO(35)/Defeasance(82)/FREE(3)                                07/21/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(35)/YM(81)/FREE(4)                                        07/31/01         08/01/01            04/30/08        Maturity Date
LO(27)/Defeasance(89)/FREE(4)                                11/30/00            NAP                NAP                NAP
LO(47)/YM(69)/FREE(4)                                        07/31/02         08/01/02            04/30/08        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                08/31/01            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        05/31/02         06/01/02            11/30/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                07/31/01            NAP                NAP                NAP
LO(47)/YM(69)/FREE(4)                                        04/30/02         05/01/02            01/31/08        Maturity Date
LO(47)/YM(69)/FREE(4)                                        04/30/02         05/01/02            01/31/08        Maturity Date
LO(47)/YM(69)/FREE(4)                                        04/30/02         05/01/02            01/31/08        Maturity Date
LO(47)/YM(66)/FREE(7)                                        08/31/02         09/01/02            02/29/08        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(23)/4%(12)/3%(12)/2%(12)/1%(18)/FREE(7)                   05/31/00            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                07/31/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                10/12/01            NAP                NAP                NAP


LO(27)/Defeasance(86)/FREE(7)                                11/30/00            NAP                NAP                NAP
LO(26)/Defeasance(91)/FREE(3)                                11/30/00            NAP                NAP                NAP
LO(28)/Defeasance(89)/FREE(3)                                11/30/00            NAP                NAP                NAP
LO(23)/YM(90)/FREE(7)                                        04/30/00         05/01/00            10/31/07        Maturity Date
LO(23)/YM(90)/FREE(7)                                        04/30/00         05/01/00            10/31/07        Maturity Date
LO(23)/YM(90)/FREE(7)                                        04/30/00         05/01/00            10/31/07        Maturity Date
LO(23)/YM(90)/FREE(7)                                        04/30/00         05/01/00            10/31/07        Maturity Date
LO(29)/Defeasance(88)/FREE(3)                                11/30/00            NAP                NAP                NAP
LO(46)/Defeasance(67)/FREE(7)                                05/31/02            NAP                NAP                NAP









LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                06/30/01            NAP                NAP                NAP
LO(47)/YM(69)/FREE(4)                                        05/31/02         06/01/02            02/28/08        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                09/30/01            NAP                NAP                NAP
LO(25)/Defeasance(91)/FREE(4)                                11/30/00            NAP                NAP                NAP
LO(26)/Defeasance(90)/FREE(4)                                11/30/00            NAP                NAP                NAP
LO(35)/Defeasance(81)/FREE(4)                                09/02/01            NAP                NAP                NAP
LO(25)/Defeasance(91)/FREE(4)                                11/30/00            NAP                NAP                NAP
LO(25)/Defeasance(91)/FREE(4)                                11/30/00            NAP                NAP                NAP
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(47)/YM(66)/FREE(7)                                        06/30/02         07/01/02            12/31/07        Maturity Date
LO(35)/Defeasance(81)/FREE(4)                                09/30/01            NAP                NAP                NAP



                           CROSS             RELATED
       YIELD           COLLATERALIZED        MORTGAGE     OWNERSHIP          APPRAISED      APPRAISAL     CUT-OFF DATE
  MAINTENANCE TYPE     MORTGAGE LOANS         LOANS       INTEREST             VALUE          DATE         LTV RATIO
    Treasury Flat                                         Fee Simple         27,200,000     10/17/97        77.46%
    Treasury Flat                                                            33,550,000                     57.93%
                                                          Fee Simple          6,000,000     01/01/98
                                                          Fee Simple          8,600,000     01/01/98
                                                           Leasehold          7,300,000     01/01/98
                                                          Fee Simple          1,450,000     12/10/97
                                                          Fee Simple         10,200,000     12/10/97
    Treasury Flat                                          Leasehold         25,000,000     08/01/98        64.19%
    Treasury Flat                                         Fee Simple         15,200,000     06/25/97        72.37%
    Treasury Flat                                         Fee Simple         14,000,000     11/26/97        73.83%
    Treasury Flat                                         Fee Simple         12,600,000     08/25/97        76.54%
    Treasury Flat                                         Fee Simple         10,150,000     10/31/97        73.78%
    Treasury Flat                            Yes (a)      Fee Simple         10,000,000     04/01/95        67.13%
    Treasury Flat           Yes (a)          Yes (b)      Fee Simple          9,500,000     08/11/97        72.24%
    Treasury Flat                                         Fee Simple          8,000,000     12/04/95        72.27%
    Treasury Flat                            Yes (a)      Fee Simple          8,000,000     04/01/95        64.70%
    Treasury Flat                            Yes (c)      Fee Simple          8,010,000     03/14/96        61.43%
    Treasury Flat                                         Fee Simple          6,150,000     11/12/97        79.08%
    Treasury Flat                                                             7,800,000                     59.82%
                                                          Fee Simple          2,300,000     07/01/96
                                                          Fee Simple          2,500,000     06/13/96
                                                          Fee Simple          3,000,000     06/10/96
    Treasury Flat                                         Fee Simple          6,400,000     09/19/97        73.48%
    Treasury Flat                            Yes (d)      Fee Simple          5,950,000     07/22/97        78.55%
    Treasury Flat                                         Fee Simple          6,000,000     06/20/97        73.97%
    Treasury Flat                                         Fee Simple          5,500,000     08/29/97        79.39%
    Treasury Flat                            Yes (e)      Fee Simple          5,750,000     02/16/98        74.13%
    Treasury Flat                                         Fee Simple          7,700,000     02/01/98        53.82%
    Treasury Flat                            Yes (f)      Fee Simple          5,750,000     11/23/97        70.65%
    Treasury Flat                                         Fee Simple          7,600,000     07/01/97        52.01%
    Treasury Flat                                         Fee Simple          5,300,000     09/02/97        72.83%
    Treasury Flat                                       Both Fee Simple       5,400,000     10/01/97        69.32%
                                                        and Leasehold
    Treasury Flat                                         Fee Simple          5,430,000     07/07/97        67.06%
    Treasury Flat                                          Leasehold          5,000,000     09/19/97        69.42%
    Treasury Flat           Yes (a)          Yes (b)      Fee Simple          4,700,000     08/11/97        72.24%
    Treasury Flat                                                             5,400,000                     60.24%
                                                          Fee Simple          2,000,000     09/22/97
                                                          Fee Simple          3,400,000     09/22/97
    Treasury Flat                                         Fee Simple          4,700,000     01/23/97        66.74%
    Treasury Flat                                         Fee Simple          4,300,000     12/03/97        73.93%
    Treasury Flat                            Yes (c)      Fee Simple          4,800,000     03/14/96        64.73%
    Treasury Flat                                         Fee Simple          4,200,000     12/06/96        73.53%
    Treasury Flat                                         Fee Simple          4,700,000     07/07/97        65.11%
    Treasury Flat                                         Fee Simple          4,100,000     02/11/97        73.98%
    Treasury Flat                            Yes (v)      Fee Simple          4,350,000     07/10/97        68.36%
    Treasury Flat                                         Fee Simple          4,300,000     02/28/97        62.84%
    Treasury Flat                                         Fee Simple          4,200,000     11/06/96        63.18%
    Treasury Flat                                         Fee Simple          3,930,000     07/08/97        67.86%
    Treasury Flat                                         Fee Simple          3,650,000     12/12/97        71.75%
    Treasury Flat                            Yes (a)      Fee Simple          4,100,000     04/01/95        60.43%
    Treasury Flat                                         Fee Simple          3,130,000     07/24/97        79.22%
    Treasury Flat                                         Fee Simple          3,350,000     10/30/97        74.06%
    Treasury Flat                                         Fee Simple          3,650,000     12/20/96        67.69%
    Treasury Flat                            Yes (g)      Fee Simple          4,290,000     10/02/96        56.96%
    Treasury Flat                                         Fee Simple          3,300,000     07/11/97        72.46%
    Treasury Flat                                         Fee Simple          3,150,000     07/28/97        74.55%
    Treasury Flat                                         Fee Simple          3,133,175     01/29/98        71.49%
    Treasury Flat                                         Fee Simple          2,825,000     07/01/97        73.19%
    Treasury Flat           Yes (b)          Yes (d)      Fee Simple          2,500,000     07/22/97        75.59%
    Treasury Flat                                         Fee Simple          2,700,000     10/07/97        69.84%
    Treasury Flat                                         Fee Simple          2,550,000     07/10/97        73.78%
    Treasury Flat                                         Fee Simple          3,000,000     09/23/97        60.52%
    Treasury Flat                                         Fee Simple          2,800,000     07/21/97        62.80%
    Treasury Flat                                         Fee Simple          2,430,000     09/11/97        73.53%
    Treasury Flat                                         Fee Simple          2,870,000     07/01/97        60.40%
    Treasury Flat                            Yes (e)      Fee Simple          2,400,000     01/16/98        71.93%
    Treasury Flat                                         Fee Simple          3,500,000     12/02/96        46.22%
    Treasury Flat                                         Fee Simple          2,200,000     08/05/97        74.06%
    Treasury Flat                                         Fee Simple          3,460,000     06/19/97        47.02%
    Treasury Flat                                         Fee Simple          2,145,000     11/03/97        73.98%
    Treasury Flat                                         Fee Simple          3,500,000     04/22/98        72.99%
    Treasury Flat                                         Fee Simple          2,275,000     12/24/97        65.33%
    Treasury Flat                                         Fee Simple          2,200,000     07/24/97        67.55%
    Treasury Flat                            Yes (h)                          1,970,000                     74.27%
                                                          Fee Simple          1,265,000     05/01/97
                                                          Fee Simple            705,000     05/01/97
    Treasury Flat                                         Fee Simple          2,250,000     11/18/96        63.05%
    Treasury Flat                                         Fee Simple          2,150,000     06/12/97        64.64%
    Treasury Flat                                         Fee Simple          1,765,000     09/12/97        78.55%
    Treasury Flat                            Yes (h)                          2,165,000                     63.04%
                                                          Fee Simple            490,000     05/01/97
                                                          Fee Simple          1,675,000     05/01/97
    Treasury Flat                                         Fee Simple          1,770,000     05/05/97        73.99%
    Treasury Flat                            Yes (g)      Fee Simple          2,045,000     02/21/97        63.73%
    Treasury Flat                            Yes (g)      Fee Simple          2,340,000     07/03/97        54.73%
    Treasury Flat                                         Fee Simple          1,750,000     11/24/97        73.73%
    Treasury Flat                                         Fee Simple          1,900,000     08/14/97        67.53%
    Treasury Flat                                         Fee Simple          1,860,000     03/12/97        64.82%
    Treasury Flat                            Yes (i)      Fee Simple          1,625,000     07/21/97        69.53%
    Treasury Flat                                         Fee Simple          2,175,000     01/13/98        50.99%
    Treasury Flat                                         Fee Simple          1,525,000     12/11/97        71.60%
    Treasury Flat                                         Fee Simple          1,650,000     02/19/97        65.39%
    Treasury Flat                            Yes (e)      Fee Simple          1,575,000     02/09/98        69.17%
    Treasury Flat                            Yes (i)      Fee Simple          1,700,000     07/21/97        63.91%
    Treasury Flat                                         Fee Simple          1,380,000     02/18/97        72.97%
    Treasury Flat                                         Fee Simple          1,400,000     05/15/97        70.28%
    Treasury Flat           Yes (b)          Yes (d)      Fee Simple          1,360,000     07/22/97        75.59%
    Treasury Flat                                         Fee Simple          1,270,000     08/07/97        75.40%
    Treasury Flat                                         Fee Simple          1,150,000     01/30/97        70.42%
    Treasury Flat                                         Fee Simple          1,060,000     01/07/97        72.99%
         NAP                                              Fee Simple          1,000,000     11/05/97        62.34%
    Treasury Flat                                         Fee Simple            800,000     08/13/97        71.73%
    Treasury Flat                                         Fee Simple            660,000     09/17/97        54.81%
         NAP                                              Fee Simple            490,000     12/09/97        57.66%
    Treasury Flat                                         Fee Simple          3,260,000     12/02/97        76.17%
    Treasury Flat                                         Fee Simple          9,400,000     01/13/98        67.56%
    Treasury Flat                                         Fee Simple          3,900,000     03/15/98        77.77%
    Treasury Flat                                         Fee Simple          3,300,000     06/13/97        50.96%
    Treasury Flat                                         Fee Simple         12,000,000     12/15/97        66.10%
    Treasury Flat                                         Fee Simple          5,440,000     10/23/97        72.97%
    Treasury Flat                                         Fee Simple          2,550,000     02/05/98        66.85%
    Treasury Flat           Yes (c)          Yes (j)      Fee Simple          6,909,000     06/27/97        79.23%
    Treasury Flat           Yes (c)          Yes (j)      Fee Simple          2,758,000     06/27/97        79.23%
    Treasury Flat           Yes (c)          Yes (j)      Fee Simple          1,128,000     06/27/97        79.23%
    Treasury Flat           Yes (c)          Yes (j)      Fee Simple          1,147,000     06/27/97        79.23%
    Treasury Flat           Yes (c)          Yes (j)      Fee Simple          1,538,000     06/27/97        79.23%
    Treasury Flat           Yes (c)          Yes (j)       Leasehold          2,023,000     06/27/97        79.23%
    Treasury Flat           Yes (c)          Yes (j)      Fee Simple          1,936,000     06/27/97        79.23%
    Treasury Flat                                         Fee Simple          1,980,000     02/12/98        70.71%
    Treasury Flat                                         Fee Simple          2,400,000     03/11/98        77.74%
    Treasury Flat                                         Fee Simple          1,650,000     04/01/98        74.66%
    Treasury Flat                                         Fee Simple          1,360,000     05/06/98        69.41%
    Treasury Flat                                         Fee Simple          5,000,000     05/01/98        73.75%
    Treasury Flat                                         Fee Simple          4,800,000     03/02/98        64.25%
    Treasury Flat                                         Fee Simple          2,350,000     05/12/98        74.26%
    Treasury Flat                            Yes (k)                          5,300,000                     74.40%
                                                          Fee Simple          2,500,000     08/07/97
                                                          Fee Simple          1,600,000     08/07/97
                                                          Fee Simple          1,200,000     08/07/97
    Treasury Flat                            Yes (k)                         17,300,000                     74.40%
                                                          Fee Simple          7,400,000     08/01/97
                                                          Fee Simple          4,100,000     08/07/97
                                                          Fee Simple          3,900,000     10/31/97
                                                          Fee Simple          1,900,000     08/01/97
    Treasury Flat                                         Fee Simple         22,200,000     02/09/98        78.45%
    Treasury Flat                            Yes (f)      Fee Simple          2,100,000     04/02/98        67.06%
    Treasury Flat                                         Fee Simple          1,885,000     03/09/98        61.69%
    Treasury Flat                                         Fee Simple          2,550,000     02/06/98        68.20%
    Treasury Flat                                                            62,900,000                     77.63%
                                                          Fee Simple         50,000,000     04/21/98
                                                          Fee Simple         12,900,000     04/21/98
    Treasury Flat                            Yes (l)      Fee Simple          3,200,000     01/13/98        65.21%
    Treasury Flat                            Yes (l)      Fee Simple          1,950,000     01/13/98        64.99%
         NAP                                              Fee Simple            700,000     12/18/97        61.17%
    Treasury Flat                                         Fee Simple          3,000,000     06/15/98        49.79%
    Treasury Flat                                          Leasehold          4,520,000     11/19/97        74.11%
    Treasury Flat                                         Fee Simple         17,200,000     07/13/98        40.55%
    Treasury Flat                                                            91,870,000                     71.63%
                                                          Fee Simple         21,640,000     08/03/98
                                                          Fee Simple         16,700,000     08/03/98
                                                          Fee Simple         12,400,000     08/03/98
                                                          Fee Simple         11,700,000     08/03/98
                                                          Fee Simple          8,700,000     08/03/98
                                                          Fee Simple          8,400,000     08/03/98
                                                          Fee Simple          5,400,000     08/03/98
                                                          Fee Simple          3,600,000     08/03/98
                                                          Fee Simple          3,330,000     08/03/98
Interest Differential                                     Fee Simple          3,100,000     02/10/98        72.27%
         NAP                                              Fee Simple          5,800,000     05/27/98        74.85%
Interest Differential                                      Leasehold          1,275,000     03/03/98        72.17%
Interest Differential                                     Fee Simple          5,000,000     02/27/98        79.68%
Interest Differential                                     Fee Simple          3,600,000     04/01/98        55.27%
Interest Differential                                     Fee Simple          7,000,000     04/10/98        49.72%
         NAP                                              Fee Simple          1,950,000     03/17/98        71.48%
Interest Differential                                     Fee Simple          7,900,000     12/08/97        78.18%
Interest Differential                                     Fee Simple          2,900,000     08/18/97        61.70%
Interest Differential                                     Fee Simple          4,070,000     03/10/98        68.45%
Interest Differential                                     Fee Simple          4,600,000     02/01/98        46.47%
Interest Differential                                     Fee Simple          3,900,000     02/26/98        71.55%
         NAP                                              Fee Simple          2,420,000     02/04/98        82.22%
Interest Differential                                     Fee Simple          3,000,000     02/03/98        66.76%
Interest Differential                                     Fee Simple         10,300,000     03/25/98        72.52%
         NAP                                              Fee Simple          1,860,000     03/13/98        65.70%
Interest Differential                                     Fee Simple          5,250,000     03/31/98        71.92%
Interest Differential                                     Fee Simple          2,500,000     02/01/98        67.65%
Interest Differential                                     Fee Simple          1,950,000     06/10/98        70.20%
Interest Differential                                      Leasehold         12,800,000     03/18/98        63.28%
Interest Differential                                                         3,575,000                     73.24%
                                                          Fee Simple          2,600,000     04/09/98
                                                          Fee Simple            975,000     04/01/98
         NAP                                 Yes (m)      Fee Simple          6,025,000     03/30/98        71.00%
         NAP                                 Yes (m)      Fee Simple          5,930,000     03/30/98        73.80%
Interest Differential                                     Fee Simple          1,600,000     05/27/98        74.67%
Interest Differential                                     Fee Simple          5,300,000     03/16/98        74.99%
Interest Differential                                     Fee Simple          7,600,000     02/25/98        74.53%
Interest Differential                                     Fee Simple          3,300,000     03/11/98        77.55%
Interest Differential                        Yes (v)      Fee Simple          2,500,000     03/12/98        75.63%
         NAP                                              Fee Simple          4,400,000     04/09/98        57.78%
         NAP                                              Fee Simple          4,750,000     04/10/98        50.15%
Interest Differential                        Yes (n)      Fee Simple          7,500,000     03/16/98        68.89%
         NAP                                              Fee Simple          4,900,000     07/01/98        79.74%
Interest Differential                                     Fee Simple          6,130,000     01/21/98        77.60%
Interest Differential                                     Fee Simple         13,100,000     03/30/98        21.23%
Interest Differential                        Yes (o)      Fee Simple          4,300,000     03/30/98        77.55%
Interest Differential       Yes (d)          Yes (o)      Fee Simple          1,400,000     04/06/98        74.64%
Interest Differential       Yes (d)          Yes (o)      Fee Simple          1,125,000     03/30/98        67.23%
Interest Differential                                     Fee Simple          2,525,000     03/26/98        72.78%
Interest Differential                                     Fee Simple          2,750,000     03/16/98        72.36%
Interest Differential                                     Fee Simple          5,200,000     03/20/98        72.61%
Interest Differential                                     Fee Simple          4,150,000     03/24/98        71.83%
Interest Differential                                     Fee Simple          6,650,000     04/13/98        59.86%
         NAP                                              Fee Simple          6,750,000     03/26/98        70.65%
         NAP                                              Fee Simple          7,175,000     03/26/98        72.00%
         NAP                                              Fee Simple          5,460,000     03/26/98        67.32%
Interest Differential                                     Fee Simple          1,400,000     12/19/97        71.13%



         NAP                                              Fee Simple          5,600,000     06/01/98        73.85%
Interest Differential                        Yes (p)      Fee Simple          2,950,000     04/03/98        79.34%
Interest Differential                        Yes (p)      Fee Simple          1,175,000     11/07/97        80.10%
         NAP                                              Fee Simple          8,800,000     03/11/98        79.15%
Interest Differential                                     Fee Simple          1,580,000     04/16/98        69.25%
Interest Differential                                     Fee Simple         11,100,000     03/15/98        51.53%
         NAP                                              Fee Simple          1,940,000     03/10/98        74.59%
Interest Differential                                     Fee Simple          5,800,000     04/20/98        68.61%
Interest Differential                                     Fee Simple          6,600,000     01/02/98        69.95%
Interest Differential                                     Fee Simple          3,080,000     04/16/98        74.28%
         NAP                                              Fee Simple          3,750,000     04/17/98        78.04%
         NAP                                              Fee Simple          8,430,000     02/25/98        73.53%
         NAP                                              Fee Simple          9,500,000     05/01/98        53.88%
Interest Differential                                     Fee Simple          1,550,000     04/13/98        70.60%
Interest Differential                                     Fee Simple          2,550,000     03/18/98        70.36%
Interest Differential                                     Fee Simple          3,150,000     04/17/98        71.07%
Interest Differential                        Yes (n)      Fee Simple          5,800,000     03/25/98        63.39%
         NAP                                              Fee Simple          2,300,000     04/17/98        64.27%
Interest Differential                        Yes (q)      Fee Simple          7,500,000     04/02/98        72.95%
Interest Differential                        Yes (q)      Fee Simple          6,085,000     04/02/98        73.49%
Interest Differential                        Yes (q)      Fee Simple          3,875,000     04/15/98        69.31%
Interest Differential                                     Fee Simple          3,150,000     04/24/98        72.70%
         NAP                                              Fee Simple          3,250,000     05/04/98        73.63%
Interest Differential                                     Fee Simple          1,600,000     04/16/98        71.58%
         NAP                                              Fee Simple          3,500,000     07/06/98        71.19%
Interest Differential                                     Fee Simple          3,850,000     02/20/98        74.78%
Interest Differential                                     Fee Simple          4,200,000     02/25/98        74.00%
Interest Differential                                     Fee Simple          2,550,000     02/19/98        74.71%
         NAP                                              Fee Simple          5,000,000     04/23/98        67.71%
Interest Differential                        Yes (r)      Fee Simple          4,100,000     02/27/98        59.89%
Interest Differential                        Yes (r)      Fee Simple          1,650,000     02/27/98        69.53%
Interest Differential                        Yes (r)      Fee Simple          1,700,000     02/27/98        66.12%
Interest Differential                                     Fee Simple          4,750,000     05/05/98        78.68%
Interest Differential                                     Fee Simple          7,900,000     04/14/98        63.07%
         NAP                                              Fee Simple          2,175,000     01/26/98        58.86%
Interest Differential                                     Fee Simple          3,775,000     01/28/98        75.11%
         NAP                                              Fee Simple          5,650,000     10/20/97        79.40%
         NAP                                                                 11,300,000                     66.96%
                                                          Fee Simple          4,000,000     12/15/97
                                                          Fee Simple          7,300,000     12/30/97
         NAP                                              Fee Simple          7,050,000     05/08/98        70.61%
         NAP                                              Fee Simple          5,440,000     05/15/98        75.11%
         NAP                                              Fee Simple         16,400,000     05/16/98        38.34%
Interest Differential                        Yes (s)      Fee Simple          5,500,000     04/01/98        72.38%
Interest Differential                        Yes (s)      Fee Simple          7,700,000     03/01/98        64.62%
Interest Differential                        Yes (s)      Fee Simple          5,350,000     02/27/98        68.82%
Interest Differential                        Yes (s)      Fee Simple         23,800,000     03/03/98        58.54%
         NAP                                              Fee Simple          3,000,000     02/26/98        66.28%
         NAP                                                                 11,380,000                     68.09%
                                                          Fee Simple          1,280,000     03/12/98
                                                          Fee Simple          1,250,000     03/12/98
                                                          Fee Simple          1,280,000     03/12/98
                                                          Fee Simple          1,280,000     03/12/98
                                                          Fee Simple          1,250,000     03/12/98
                                                          Fee Simple          1,260,000     03/12/98
                                                          Fee Simple          1,250,000     03/12/98
                                                          Fee Simple          1,280,000     03/12/98
                                                          Fee Simple          1,250,000     03/12/98
         NAP                                 Yes (t)      Fee Simple          9,235,000     05/12/98        73.78%
         NAP                                 Yes (t)      Fee Simple          6,800,000     05/20/98        78.99%
         NAP                Yes (e)          Yes (t)      Fee Simple          8,215,000     05/12/98        73.86%
         NAP                Yes (e)          Yes (t)      Fee Simple          6,370,000     05/12/98        72.61%
Interest Differential                                     Fee Simple          4,200,000     04/29/98        70.98%
         NAP                                              Fee Simple          6,350,000     07/10/98        75.47%
         NAP                                              Fee Simple          7,000,000     07/02/98        74.10%
         NAP                                              Fee Simple          2,325,000     06/30/98        72.39%
         NAP                                              Fee Simple          6,400,000     06/22/98        62.36%
         NAP                                              Fee Simple          7,450,000     07/15/98        73.73%
         NAP                                              Fee Simple          7,800,000     07/21/98        74.90%
Interest Differential       Yes (f)          Yes (u)      Fee Simple          2,175,000     09/09/97        71.78%
Interest Differential       Yes (f)          Yes (u)      Fee Simple          2,400,000     11/12/97        71.78%
         NAP                                              Fee Simple         17,650,000     08/01/98        79.21%



                                                                                     MATURITY
   MORTGAGE                                                                         DATE / ARD
    SELLER     PROPERTY NAME                                                         LTV RATIO   LARGEST TENANT
     SBRC      515 22nd Street NW                                                      53.48%    General Services Administration
     SBRC      Master Realty Portfolio                                                 47.61%
     SBRC      Ramada Inn DFW/West                                                               NAP
     SBRC      Historic Suites of America Hotel                                                  NAP
     SBRC      Ramada Inn Downtown                                                               NAP
     SBRC      Soho VI                                                                           Multi-Family Units
     SBRC      River Market                                                                      Multi-Family Units
     SBRC      Ocean City Factory Outlets                                              50.87%    Fleming Corporation
     SBRC      Waterford Wedgwood Facility                                             72.37%    Waterford Wedgwood USA, Inc.
     SBRC      Victorville Towne Center                                                65.29%    Vons
     SBRC      University Park Towers                                                  67.24%    NAP
     SBRC      Woodland Apartments                                                     65.19%    NAP
     SBRC      Meadows at Hickory Lake Apartments                                      65.18%    NAP
     SBRC      200 Valley Road - Mt. Arlington Corporate Center                        64.01%    Logos Corporation
     SBRC      Park Oaks Shopping Ctr.                                                 66.83%    Service Merchandise
     SBRC      Gardens at Hickory Lake Apartments                                      62.82%    NAP
     SBRC      Edmonston Crossing                                                      55.55%    Eyelab, Inc.
     SBRC      Summer Place Apartments                                                 69.91%    NAP
     SBRC      HTW Portfolio                                                           50.69%
     SBRC      Waverly Plaza                                                                     Kroger
     SBRC      Walmart Center                                                                    Kroger
     SBRC      East Hills Mall                                                                   Hill's
     SBRC      Linens 'N Things Retail Building                                        64.42%    Linens 'n Things
     SBRC      The Deer Cross Apartments                                               69.53%    NAP
     SBRC      Susse Chalet Hotel                                                      58.14%    NAP
     SBRC      Woodhaven Apartments                                                    70.65%    NAP
     SBRC      Fallfax Commercial Center                                               60.53%    Golden Dragon Buffet Restaurant
     SBRC      Best Western Adams Inn                                                  38.32%    NAP
     SBRC      Bethesda East Office Center                                             61.07%    Growth Stock Outloook
     SBRC      Comfort Inn - Sea Tac                                                   42.56%    NAP
     SBRC      Times Square Shopping Center                                            64.21%    Von's
     SBRC      Comfort Inn-Marietta                                                    49.31%    NAP
     SBRC      Hacienda Del Sol                                                        54.76%    NAP
     SBRC      Premier Cruise Lines                                                    61.41%    Greyhound Leisure
     SBRC      100 Valley Road - Mount Arlington Corporate Center                      64.01%    Software Associates Int'l
     SBRC      Sierra Center Portfolio                                                 49.36%
     SBRC      Woodland Court                                                                    Wisconsin Craft Market
     SBRC      East Towne Plaza                                                                  Walgreen Company
     SBRC      Sherwood Mesa Shopping Center                                           56.49%    Disabled American Veterans
     SBRC      Forest Hills Center                                                     64.93%    Rite Aid of New York
     SBRC      Talbott Shopping Center                                                 58.43%    Upscale Resale
     SBRC      Sunrise Plaza Shopping Center                                           61.33%    Winn Dixie Stores, Inc.
     SBRC      Park Central Apartments                                                 53.44%    NAP
     SBRC      New Kent Crossing Shopping Center                                       66.50%    Food Lion
     SBRC      Evergreen Marketplace                                                   61.16%    Porter Care
     SBRC      Shoppes of Killian                                                      53.22%    W. Kendall Tire & Service Ctr.
     SBRC      Days Inn of Orlando                                                     46.67%    NAP
     SBRC      10 Victor Square                                                        56.42%    ACS Communications, Inc.
     SBRC      The Cosmopolitan                                                        49.25%    NAP
     SBRC      Arbors at Hickory Lake                                                  58.68%    NAP
     SBRC      Cochran Avenue Apartments                                               69.60%    NAP
     SBRC      Garden Ridge Apartments                                                 65.31%    NAP
     SBRC      Clermont Shopping Center                                                60.97%    South Lake Wellness Center
     SBRC      Alamosa Plaza Commercial Retail & Office Center                         47.80%    Hurst Dental
     SBRC      Hampton Inn-Aiken, SC                                                   57.32%    NAP
     SBRC      Mount Vernon Centre                                                     54.89%    State of Maryland
     SBRC      Federal Express Facility                                                58.16%    Federal Express (Single Ten.)
     SBRC      Summit Bank Plaza                                                       60.04%    Radiology Grp.of New Brunswick
     SBRC      Deerwood I Apartments                                                   66.78%    NAP
     SBRC      Maple Springs Medical Center                                            56.58%    Raman R. Tuli, M.D.
     SBRC      Winding Creek Apartment                                                 64.85%    NAP
     SBRC      Shoney's Inn of Augusta                                                 42.88%    NAP
     SBRC      Winona Quality Inn                                                      45.16%    NAP
     SBRC      Camilla Marketplace                                                     63.75%    Winn-Dixie Stores, Inc.
     SBRC      80 Evergreen Avenue                                                     49.51%    Tereza Merchandising
     SBRC      Park Street Office Building                                             61.38%    Fairfax Family Practice Center
     SBRC      The Mode Building                                                       38.89%    Noodles (2nd Floor/Retail)
     SBRC      Food Lion Grocery Store                                                 63.32%    Food Lion (Single Tenant)
     SBRC      East Hill Carriage Square Shopping Center                               39.46%    Diaz Fitness Center
     SBRC      Colonial Specialties Building                                           64.92%    Colonial Specialty Company Inc
     SBRC      Education America Building                                              60.89%    Education America
     SBRC      Westwood Apartments                                                     53.78%    NAP
     SBRC      Park Plaza Mall                                                         59.66%    Country Market
     SBRC      Bennett Apartments/Edgepark Apartments Portfolio                        62.01%
     SBRC      Bennett Apartments                                                                NAP
     SBRC      Edgepark Apartments                                                               NAP
     SBRC      Town Square Shopping Center                                             53.17%    Kwal Howell's Paint
     SBRC      Roy West Shopping Center                                                54.30%    Video Express
     SBRC      Eastgate Garden Apartments                                              69.07%    NAP
     SBRC      Willowgrove Apartments/Lin-Nor Apartments Portfolio                     52.69%
     SBRC      Willowgrove Apartments                                                            NAP
     SBRC      Lin-Nor Apartments                                                                NAP
     SBRC      Powder Mill Station Shopping Center                                     61.97%    Oren Music
     SBRC      Paradise Plaza Shopping Center                                          53.91%    Gandhi Restaurant
     SBRC      Tropicana Topaz Shopping Center                                         45.59%    Office 6 Lounge
     SBRC      Northchase Professional Park Building One                               64.65%    R.W. Beck, Inc. Single Tenant
     SBRC      20 Crooke Avenue                                                        55.29%    NAP
     SBRC      Nevada Bob's Plaza                                                      54.68%    Weather Vane Restaurant
     SBRC      Watertower Office Building                                              57.37%    Uniglobe Wings Travel
     SBRC      University of Phoenix                                                   35.70%    The University of Phoenix, Inc.
     SBRC      Casa Linda Apartments                                                   63.29%    NAP
     SBRC      Blockbuster Video Store                                                 55.16%    Silver State Entertainment Inc
     SBRC      3804-3808 North Wilson Boulevard                                        56.54%    Arlington Center for Dance
     SBRC      Fort Washington Office Center                                           52.74%    Harvest Book
     SBRC      The Amigos Del Sol Apartments                                           61.25%    NAP
     SBRC      Lakeside Apartments                                                     59.10%    NAP
     SBRC      Deerwood II Apartments                                                  66.78%    NAP
     SBRC      214 West 30th Street                                                    62.68%    Residential Apartments
     SBRC      Art-Deco Supermarket                                                    59.69%    Art-Deco Supermarket
     SBRC      Sandy Pointe Shopping Center                                            61.49%    7-11/Southland Corp.
     SBRC      Island Plaza Shopping Center                                            51.90%    Stacey's Boutique
     SBRC      909 Park Avenue                                                         59.62%    NAP
     SBRC      647 9th Avenue                                                          45.25%    OK Cleaners
     SBRC      5775 Bridge Street                                                      47.82%    Triangle Pacific
     SBRC      Oak Shadows Mobile Home Park                                            65.78%    NAP
     SBRC      Shirley 395 Business Center                                             54.97%    Washington Golf Center
     SBRC      Oyster Bay Plaza                                                        68.67%    Quality Food Centers, Inc.
     SBRC      Kennedy Space Center Days Inn                                           36.85%    NAP
     SBRC      Best Western Gateway Inn                                                54.12%    NAP
     SBRC      El Paseo Village                                                        59.38%    Cedar Creek Inn
     SBRC      Lee Gardens Apartments                                                  46.61%    NAP
     SBRC      Hollywood Bldgs. 1,2,3,4A&B, 5A&B                                       70.36%    Baron Mfg.
     SBRC      Dixie Business Center                                                   70.36%    Holiday Foods
     SBRC      I-95 Building                                                           70.36%    Multi-Entertainment
     SBRC      Parkwood Tract                                                          70.36%    All American Van Lines
     SBRC      Building V                                                              70.36%    ECO Waste & Recycling
     SBRC      Buildings "S", "T", and "U"                                             70.36%    Hospitality Purchase
     SBRC      Buildings "E", "F", "G"                                                 70.36%    Myton Industries
     SBRC      Alvin Center                                                            58.08%    Chinese Restaurant
     SBRC      Jamestown Square I and II Apartments                                    68.38%    NAP
     SBRC      Jackson/Sherwood Apts. & Thackery Ave. Apts.                            60.69%    NAP
     SBRC      Highland Office Building                                                56.75%    Option One Mortgage Corp.
     SBRC      Apple Villa Apartments                                                  64.98%    NAP
     SBRC      Fountaingrove Medical Office Building (Cancer Center)                   52.48%    Redwood Regional Medical Group
     SBRC      College Square Apartments                                               65.38%    NAP
     SBRC      Racanelli Portfolio I                                                   65.74%
     SBRC      15 Rasons Court                                                                   Maharam Fabric
     SBRC      33 Ranick Road                                                                    Mason Industries
     SBRC      26 Ranick Road                                                                    W.A. Book Services
     SBRC      Racanelli Portfolio II                                                  59.99%
     SBRC      290 Spagnoli Road                                                                 Estee Lauder Realty Corp.
     SBRC      90 Nicon Court                                                                    Estee Lauder Realty Corp.
     SBRC      780 Park Avenue                                                                   U.S. Web, Inc.
     SBRC      300 Spagnoli Road                                                                 TruGreen LP
     SBRC      Shrewsbury Commons Shopping Center                                      69.13%    Walmart
     SBRC      American Foundation for Biological Research Bldg.                       51.24%    American Foundation for Bio.
     SBRC      59th Avenue and Thunderbird Road                                        50.62%    Blockerbuster Videos
     SBRC      Canton-Central Bank Shopping Center                                     55.96%    Canton Six Chinese Restaurant
     SBRC      Oceanside Caldor/Gold Coast Plaza & Swan Nursery Commons Portfolio      68.18%
     SBRC      Oceanside Caldor/Gold Coast Plaza                                                 Caldor
     SBRC      Swan Nursery Commons                                                              Waldbaums
     SBRC      558 Broadway                                                            53.20%    HDMI Inc.
     SBRC      183-02 through 183-14 Horace Harding Expressway                         53.56%    Hongie Cho - Grocery
     SBRC      90 Saint Andrews Place                                                  51.39%    NAP
     SBRC      Hunter Office Building                                                  40.62%    NetStart, Inc.
     SBRC      385 Franklin Avenue                                                     59.67%    Cardio Medical Products
     SBRC      Expressway Building                                                     32.41%    Emigrant Savings Bank
     SBRC      Kranzco Portfolio                                                       62.57%
     SBRC      Douglasville Crossing                                                             Wal-Mart
     SBRC      Snellville Oaks                                                                   Wal-Mart
     SBRC      Tifton Corners                                                                    Wal-Mart
     SBRC      Village Oaks                                                                      Wal-Mart
     SBRC      Statler Crossing                                                                  Wal-Mart
     SBRC      Pickaway Crossing                                                                 Wal-Mart
     SBRC      Vidalia Walmart                                                                   Wal-Mart
     SBRC      Meeting Square                                                                    Wal-Mart
     SBRC      Summerville Center                                                                Wal-Mart
     CREI      Elwye Center                                                            58.86%    CSC
     CREI      Flinthills Mall                                                         66.18%    Sutherlands Lumber
     CREI      67 Mason Street                                                         58.90%    The Fitness Image
     CREI      116 Post Road                                                           70.57%    David's Bridal
     CREI      Bank One Office Building                                                45.21%    Bank One of Pasadena
     CREI      1601 N. 39th Street                                                     40.05%    Nutmeg Mills, Inc.
     CREI      Royal Manor Apts.                                                       62.63%    NAP
     CREI      Eastpointe Plaza                                                        69.45%    K-Mart Corp.
     CREI      Comfort Inn - Clinton                                                   51.00%    NAP
     CREI      Fairfield Inn - Layton                                                  56.08%    NAP
     CREI      Cineplex Odeon Theater                                                  0.47%     Cineplex
     CREI      Washington Heights Apartments                                           63.00%    NAP
     CREI      Park Villa Apartments                                                   67.07%    NAP
     CREI      Chesapeake Yachting Center                                              54.89%    NAP
     CREI      Tower Park Bldgs. 100 and 200                                           64.15%    Principal Mutual
     CREI      Richman Gordman 1/2 Price Stores                                        61.25%    Richman Gordman 1/2 Price Store
     CREI      Savers Plaza                                                            58.80%    Savers
     CREI      383 Route 46 West                                                       55.35%    Bradley Pharmaceuticals
     CREI      Brookside Mobile Home Park                                              56.78%
     CREI      Menlo Park Office Center                                                55.63%    Cornerstone Research
     CREI      University Plaza/Winding River Plaza Portfolio                          64.81%
     CREI      University Plaza                                                                  Welsh Farms
     CREI      Winding River Plaza                                                               Kruzers
     CREI      Lakeover Offices                                                        57.85%    Mississippi Hospital Assoc.
     CREI      Business Park Offices (200 Business Park)                               59.80%    Companion Technologies
     CREI      Crown Professional Building                                             60.56%    StaffPro Security
     CREI      Southwind Village Center                                                61.26%    Fisher & Arnold Inc.
     CREI      Hampton Inn-Bossier,LA                                                  61.02%    NAP
     CREI      Elmtree Townhouse Apartments                                            68.31%    NAP
     CREI      Eagleview Apartments                                                    66.64%    NAP
     CREI      Larchmont Village                                                       50.46%    Rite Aid Corporation
     CREI      Health Net Building                                                     34.27%    Health Net, Inc.
     CREI      Holiday Inn-Murfreesboro                                                56.26%    NAP
     CREI      Brookwood Apartments                                                    70.40%    NAP
     CREI      Arbor Park Apartments                                                   63.08%    NAP
     CREI      Sunharbor Manor Nursing Home                                            14.87%    NAP
     CREI      River Ridge At Hulen                                                    67.47%    Joshua's Christian Store
     CREI      Bardin Square Shopping Center                                           64.66%    Angel Heaven
     CREI      Country Day Plaza Shopping Center                                       58.24%    Fort Worth Dialysis
     CREI      Circle K Mobile Home Park                                               59.11%    NAP
     CREI      Starlite Plaza                                                          59.36%    Shanks Martial
     CREI      Comfort Suites - Jacksonville                                           59.23%    NAP
     CREI      Holiday Inn Express-Lexington                                           58.64%    NAP
     CREI      Sands Harbor Hotel & Marina                                             49.44%    Jeremiah's Grille
     CREI      Amberley Suites Hotel                                                   57.49%    NAP
     CREI      Granada Suites Hotel                                                    58.51%    NAP
     CREI      Inn at the Peachtrees Hotel                                             54.79%    NAP
     CREI      Canal Winchester Medical Center                                         58.05%    Mount Carmel



     CREI      Westbourne Morrison Limited                                             59.43%    Marble by Design
     CREI      Marengo Village Apartments                                              70.20%    NAP
     CREI      Harvard Square Apartments                                               70.87%    NAP
     CREI      Wyndwood Apartments                                                     69.41%    NAP
     CREI      York & Parks Retail Building                                            56.21%    Mattress Discounters
     CREI      Marina Park Hotel                                                       41.96%    NAP
     CREI      Market Square Office Building                                           66.05%    Price & Zimmerman
     CREI      The Reynolds Building                                                   56.00%    Nations, Inc.
     CREI      Metro Mobile Home Park                                                  61.87%    NAP
     CREI      San Marcos Crossroads                                                   60.44%    Dedicated 2 Kids Day Care
     CREI      Executive Plaza                                                         62.51%    Luther Speight
     CREI      Days Inn- Hollywood, FL                                                 59.70%    NAP
     CREI      Fountainbleau Storage & Apts                                            39.78%    NAP
     CREI      Marvin D. Love Office Building                                          57.65%    Wol-Med
     CREI      Jackson Place Apartments                                                62.05%    NAP
     CREI      Best Western Mirage                                                     58.14%    NAP
     CREI      Holiday Inn Hotel - Trinidad                                            51.73%    NAP
     CREI      Days Inn - Richmond, IN                                                 45.24%    NAP
     CREI      Hampton Inn-Grand Rapids                                                59.50%    NAP
     CREI      Hampton Inn-Saginaw                                                     60.10%    NAP
     CREI      Howard Johnson-Cincinnati                                               56.46%    NAP
     CREI      Lakeside Plaza                                                          59.05%    Terry Halverson
     CREI      Greencrest Mobile Home Park                                             64.53%    NAP
     CREI      Shannon Tower Office Building                                           58.43%    Acme Alabama, Inc.
     CREI      Blue Star Storage                                                       57.62%    NAP
     CREI      Westminster Executive Plaza-LAM Portfolio                               66.40%    Medpartners
     CREI      Harbor Gateway Garden                                                   65.79%    Desk Talk
     CREI      Nexus Garden Plaza                                                      66.34%    20th Century Insurance
     CREI      Ramada Inn-Plant City                                                   55.16%    NAP
     CREI      Thunderbird Plaza                                                       48.37%    Sutherlands
     CREI      2401 Research Building                                                  56.16%    Gerard's Photo Lab, Inc.
     CREI      2301 Research Building                                                  53.40%    TGS Technology Geo
     CREI      10605 Concord Street                                                    63.62%    Hodge Hart & Associates
     CREI      Country View Apartments                                                 55.19%    NAP
     CREI      Skyline Village MHP                                                     54.97%    NAP
     CREI      Quadrant Multi-Use Center                                               61.31%    Entertainment Plus, Inc.
     CREI      Prospect Pointe East                                                    69.18%    NAP
     CREI      Distribution Portfolio                                                  55.09%
     CREI      Distribution II                                                                   Owner/occupant
     CREI      Transdistribution - WV                                                            Owner occupant
     CREI      Econolite                                                               57.06%    Econolite Control Products Inc.
     CREI      Sun River Professional Plaza                                            60.50%    Dixie Dialysis Center
     CREI      CS Hotels                                                               30.74%    CW Hotel
     CREI      168 Canal                                                               63.83%    Hygenetics, Inc.
     CREI      300 Rosewood Drive                                                      56.92%    Datacube Inc.
     CREI      35 Otis Street                                                          60.57%    Coughlin Electric
     CREI      850 Boylston Street                                                     51.63%    Brigham & Women's Hospital, Inc.
     CREI      Best Western Metro Inn                                                  54.81%    NAP
     CREI      Day Care Centers Portfolio                                              52.35%
     CREI      Ashburn Farms II                                                                  Unicity Day Care Center
     CREI      Fair Lakes II                                                                     Learning Tree
     CREI      Centreville Green                                                                 Rocking Horse Child Care Centers
                                                                                                 of America
     CREI      McNair Farms                                                                      Learning Tree
     CREI      South Riding                                                                      South Riding Children's Center
     CREI      Sully Station I                                                                   Sully Station Children Center
     CREI      Centre Ridge                                                                      Rocking Horse Child Care Centers
                                                                                                 of America
     CREI      Cascades                                                                          Unicity Day Care Center
     CREI      Fair Lakes I                                                                      Rocking Horse Child Day Care
                                                                                                 Centers
     CREI      Courtyard by Marriott-Jackson                                           59.92%    NAP
     CREI      Courtyard by Marriott-Germantown                                        64.16%    NAP
     CREI      Hampton Inn & Suites-Jackson                                            59.99%    NAP
     CREI      Courtyard by Marriott-Tupelo                                            58.97%    NAP
     CREI      Holiday Inn-Muscatine                                                   58.17%    NAP
     CREI      Levinson Plaza                                                          65.28%    Levinson, Axelrod
     CREI      BV Hollywood Storage Facility                                           58.21%    LA Security Storage
     CREI      Fairfax Village Shopping Center                                         58.75%    REN
     CREI      PK Products Industrial Building                                         50.33%    P&K Products
     CREI      Sunny Hills Business Park                                               64.98%    St. Jude Billing
     CREI      Cerritos Professional Center                                            65.93%    Platt College
     CREI      Stoffel Seals-GA                                                        59.13%    Stoffel Seals Corp.
     CREI      Stoffel Seals-NY                                                        59.13%    Stoffel Seals Corp.
     CREI      Parcfront Apartments                                                    69.19%    NAP


                                                                                                               SECOND
                              LARGEST                                                                          LARGEST
                               TENANT                                                  SECOND         SECOND   TENANT
     LARGEST         LARGEST   LEASE                                                   LARGEST        LARGEST  LEASE
     TENANT          TENANT   MATURITY                                                 TENANT         TENANT   MATURITY
      NRSF            NRSF%     DATE       SECOND LARGEST TENANT                        NRSF          NRSF%    DATE
     102,080          100%    11/30/07      NAP

                                            NAP
                                            NAP
                                            NAP
      34,240           73%                  American Reprographics Inc                   5,366          11%  12/31/99
     122,171           59%                  Faultless Starch/Bon Ami                    20,729          10%  03/01/96
      35,000           18%    09/30/08      The Dress Barn, Inc.                         8,500           4%  01/31/03
     292,806          100%    05/31/08      NAP
      71,040           35%    07/31/06      Cinemark                                    29,397          15%  06/30/16
                                            NAP
                                            NAP
                                            NAP
       8,473           10%    11/30/98      Quality Systems & Software Inc.              7,080           8%  02/28/03
      50,000           46%    01/31/03      Mattress Giant                               8,248           8%  08/14/07
                                            NAP
       9,449           18%    08/31/04      Reliable/La-Z-Boy                            5,267          10%  05/31/98
                                            NAP

      28,199           51%    11/30/99      CVS                                         10,069          18%  11/30/99
      27,958           65%    03/31/07      CVS                                         10,069          23%  03/31/07
      85,817           60%    07/31/03      Office Depot                                25,900          18%  02/28/05
      32,779          100%    01/31/13      NAP
                                            NAP
                                            NAP
                                            NAP
       7,096           20%    04/30/04      Exclusive Interim (Office)                   6,500          19%  07/31/04
                                            NAP
       4,736            8%    02/28/99      Cauldron Company                             3,581           6%  09/30/99
                                            NAP
      30,000           52%    10/30/07      Norwest Bank                                 5,000           9%  03/31/01
                                            NAP
                                            NAP
      46,560           68%    04/30/01      Heritage Facilities, Inc.                   10,800          16%  01/31/99
      14,935           34%    10/30/02      Hilltown Consulting Inc.                     9,465          22%  10/30/02

      11,750           35%    04/30/02      Gift Baskets and More                        6,000          18%  12/31/99
      11,060           46%    12/31/25      Video Adventures                             4,229          17%  11/30/00
      20,600           26%    03/31/06      Paddock Pool Construction Co.               14,160          18%  11/30/03
       9,600           60%    11/30/11      Francisco Jin                                2,560          16%  03/31/09
       4,636           13%    11/14/99      Rickshaw                                     3,840          11%  11/30/02
      43,750           50%    04/10/11      Dollar General Store                         8,000           9%  10/31/05
                                            NAP
      29,000           59%    12/17/16      Revco                                        8,450          17%  01/14/12
       7,212           24%    11/23/07      Blockbuster Video                            6,420          22%  02/07/07
       6,441           18%    09/30/07      Video Trax Inc.                              4,420          12%  10/31/00
                                            NAP
      39,605          100%    11/30/08      NAP
                                            NAP
                                            NAP
                                            NAP
                                            NAP
      15,900           36%    08/31/01      Walgreen Company                            14,700          33%  02/28/57
       6,000           13%    08/31/99      ARGO Corporation                             4,800          10%  03/31/01
                                            NAP
      47,216          100%    06/30/07      NAP
      41,235          100%    10/31/03      NAP
       8,000           44%    04/30/07      Pulse Savings Bank                           4,016          22%  11/01/07
                                            NAP
       3,100           24%    08/01/09      Maple Spring Ambulatory Surgical Center      2,835          22%  08/01/09
                                            NAP
                                            NAP
                                            NAP
      26,482           65%    06/30/10      Crown Fashions                               3,000           7%  02/28/00
      50,000           57%    07/31/01      Vanguard Corrugated                         19,000          22%  09/30/98
       9,051           50%    12/31/12      Robert C. Koch, Inc.                         3,367          18%  09/30/02
       9,113           23%    10/31/09      Comstock (3rd Floor/Office)                  4,147          10%  01/31/02
      29,000          100%    02/29/12      NAP
      33,930           61%    08/31/08      The Sports Pub                               4,750           9%  05/31/99
      16,554           44%    07/31/12      Body Alive International, Inc.              11,300          30%  05/31/02
      34,017          100%    04/30/08      NAP
                                            NAP
      43,000           58%    01/31/02      White Drug                                  10,000          13%  12/31/06

                                            NAP
                                            NAP
       4,880           23%    09/30/00      Stefano's Restaurant                         4,284          20%  07/01/06
       5,716           32%    11/30/01      Burger King                                  2,800          16%  09/30/16
                                            NAP

                                            NAP
                                            NAP
       3,726           32%    06/30/00      Video Liquidators                            2,951          26%  05/31/06
       4,000           25%    07/14/03      Capri Pizza                                  2,400          15%  11/30/02
       4,000           15%    09/30/09      Arby's - PAD                                 3,618          14%  02/01/02
      14,416          100%    06/30/07      NAP
                                            NAP
       4,450           22%    01/18/01      Century 21 Adobe Realty                      3,600          18%  12/31/99
       3,495           15%    03/31/02      Vincent Insurance                            2,415          11%  04/30/03
      13,200          100%    12/31/04      NAP
                                            NAP
       7,500          100%    01/30/12      NAP
       6,451           69%    06/30/02      Food for Health                              1,975          21%  02/28/01
       8,303           37%    10/31/02      Bartolomeo Pio                               6,454          29%  10/31/01
                                            NAP
                                            NAP
                                            NAP
      13,148           68%                  Tony Papas & Sons, Inc.                      4,784          25%  12/31/99
       6,660           69%    02/01/12      Liquid, Inc.                                   813           8%  05/25/00
       3,145           34%    12/31/08      The Water Store                              1,200          13%  02/07/01
       1,260           17%    04/30/02      Liza Le Nails                                1,200          16%  10/31/02
                                            NAP
       1,520           39% Owner Occupied   Elizabeth Flemin - Residential               1,200          31%  10/31/98
      12,000           46%    12/31/01      Lauriats                                    11,300          43%  03/31/01
                                            NAP
      30,000           27%    04/30/02      D.C. Rentals                                26,117          23%  03/31/08
      26,004           46%    02/28/18      Thrifty Payless (Rite Aid)                  21,080          38%  09/30/02
                                            NAP
                                            NAP
       4,078           11%    10/31/03      My Mother's Garden                           3,321           9%  08/31/00
                                            NAP
      20,370           13%    12/31/98      Miami Herald                                18,898          12%  12/31/98
      40,279           68%    04/30/07      Jackeline Body Shop                          5,650          10%  12/31/00
      21,400           64%    08/31/00      Party Design                                12,100          36%  09/30/00
       9,705           34%    07/31/99      International Dock Products                  6,486          23%  05/31/99
      20,000           42%    08/31/02      Jen Homes International                     12,000          25%  08/31/99
       8,778           15%    04/30/03      Supreme Hotel                                5,005           9%  10/31/99
      10,402           22%    12/31/99      Sea Gate Auto                               10,153          21%  01/31/03
       2,130           20%    12/24/02      Newspaper Office                             1,990          19%  09/30/02
                                            NAP
                                            NAP
       8,040           57%    12/30/03      DialAmerica Marketing, Inc.                  6,190          44%  09/30/01
                                            NAP
       9,045           37%    12/31/02      Santa Rosa Memorial Hospital                 8,056          33%  07/31/05
                                            NAP

      60,000          100%    04/30/03      NAP
      40,060          100%    12/31/99      NAP
      30,000          100%    12/31/01      NAP

     145,600          100%    07/31/00      NAP
      82,835          100%    06/30/02      NAP
      97,940          100%    12/31/01      NAP
      24,000           51%    02/28/99      Miss Chocolate                              23,015          49%  07/31/01
     149,704           69%    01/31/18      Laser Force                                 10,000           5%  12/31/02
      30,000          100%    10/31/09      NAP
       5,460           66%    09/01/07      Einstein Bagels/Starbucks                    2,825          34%  08/01/07
       5,691           28%    07/31/05      Central Bank                                 3,085          15%  04/30/01

      94,421           32%    01/31/12      Pergament Home Center                       82,471          28%  06/30/11
      50,000           41%    06/30/10      Walgreens Eastern Co., Inc.                 11,466           9%  07/31/20
       7,700           48%    02/28/09      Spa Ace                                      4,300          27%  09/30/04
       3,500           35%    01/31/08      Tri Boro Bagel                               2,800          28%  04/30/09
                                            NAP
      16,882           44%    09/30/01      Gannon Technologies, Inc.                   10,055          26%  10/31/99
      12,700           16%    08/31/99      Ultraflex Systems, Inc.                     12,450          16%  12/31/01
       8,029            9%    06/30/03      Payless ShoeSource, Inc.                     3,959           5%  06/30/04

     114,760           43%    01/26/10      Cub Foods                                   63,070          24%  08/31/10
     114,513           52%    12/29/11      Snellville Oaks                             34,500          16%  03/31/15
     101,047           54%    01/31/11      Bruno's                                     47,982          26%  07/31/10
     108,217           63%    05/31/08      Haverty Furniture                           45,000          26%  09/09/03
      86,944           52%    12/29/09      Fresh Farm                                  60,000          36%  07/14/13
      91,990           72%    10/27/09      Stage                                       17,990          14%  03/31/00
      97,096          100%    10/31/05      NAP
      47,638           51%    12/06/08      Food Lion                                   29,123          31%  11/17/09
      50,059           74%    04/09/04      Big B                                        8,450          12%  06/30/01
      19,397           51%    04/30/01      MKI                                          9,910          26%  08/31/03
      78,405           31%    04/05/00      Food 4 Less                                 48,412          19%  01/31/03
       4,700           43%    12/31/01      HB Nitkin Group                              2,930          27%  12/31/07
       8,600           27%    05/31/07      Metro Mobile CTS                             6,500          20%  07/31/99
      23,771           27%    09/30/01      The Bridge Over Troubled Waters             11,168          13%  02/28/02
     449,334          100%    09/30/01
                                            NAP
      83,076           27%    09/30/10      Bonanza                                     63,597          20%  04/01/03
                                            NAP
                                            NAP
      38,022          100%    10/31/11
                                            NAP
                                            NAP
                                            NAP
      81,130           77%    04/30/02      W.W. Grainger                                8,801           8%  04/28/01
      90,579          100%    10/31/01
      33,200           36%    01/07/06      Phoenix Fitness                             15,874          17%  05/15/05
      15,120           44%    01/31/03      Banyan Communications                        9,850          29%  01/31/08

      21,816           58%    11/11/08      Coldwell Banker                              8,166          22%  12/31/02

       3,300           14%    01/31/03      Roman Restaurant                             2,778          12%  05/31/99
       2,400           31%    03/31/98      Pizzarama                                    1,500          19%  04/01/08
      23,868           32%    05/31/00      United States Postal Service                20,953          28%  09/30/02
      10,661           12%    11/30/00      Family Savers Of Mississippi                 9,413          11%  03/31/01
       5,044           23%    10/31/99      Alamitos Back Pain Center                    1,524           7%  08/31/02
      27,469           45%    03/31/04      Treadwell & Harry Insurance                 10,263          17%  04/30/01
                                            NAP
                                            NAP
                                            NAP
       9,930           62%    01/31/09      Larchmont Beauty Ctr                         2,120          13%  06/14/04
      73,702          100%    09/30/04
                                            NAP
                                            NAP
                                            NAP
                                            NAP
       9,228           21%    05/31/08      Abacus Restaurant                            3,600           8%  07/31/99
       4,904           27%    12/31/98      Dominos Pizza                                2,042          11%  06/30/00
       5,174           34%    04/30/00      Better Health Market                         2,983          19%  08/31/02
                                            NAP
       5,280           10%    06/01/99      Country Cross                                4,000           8%  12/31/00
                                            NAP
                                            NAP
       4,000           25%    12/31/99      Southeast Corporate Mgmt.                    1,600          10%  09/30/99
                                            NAP
                                            NAP
                                            NAP
       7,454           68%    05/31/07      S. Malik, DDS                                1,491          14%  05/31/07



       9,992            6%    12/31/99      Scioto Kitchen                               9,992           6%  10/31/99
                                            NAP
                                            NAP
                                            NAP
       4,000           66%    05/30/05      Fitness Resource                             2,050          34%  02/28/99
                                            NAP
       4,996           25%    05/31/00      The Mad Hatters d/b/a Remax                  4,996          25%
      25,000           53%    08/31/08      ARC Slides                                   7,209          15%  11/30/01
                                            NAP
       7,428           33%    09/01/05      Rodeo's Meat Market                          3,012          13%  06/01/02
       7,848            7%    03/31/01      Internal Medicine Group                      7,778           7%  04/30/01
                                            NAP
                                            NAP
       8,598           30%    12/31/09      Reliable Life                                3,532          12%  03/14/01
                                            NAP
                                            NAP
                                            NAP
                                            NAP
                                            NAP
                                            NAP
                                            NAP
      12,262           54%    10/07/00      Gary Thomas (ReMax)                          8,363          37%  04/30/06
                                            NAP
       6,370           17%    03/31/00      Unite Inc.                                   6,100          16%  12/31/99
                                            NAP
      17,006           46%    12/31/01      Regional Center of Orange Cty               10,027          27%  04/12/03
       8,539           10%    04/30/00      US Healthworks                               7,595           9%  08/31/04
      14,256           46%    06/30/01      Transpacific                                 9,211          30%  06/30/03
                                            NAP
      51,870           53%    10/31/10      Cloth World                                 12,365          13%  11/30/01
       5,780           31%    08/31/02      Directed Energy                              4,611          25%  05/31/02
       5,192           23%    10/31/02      HESKA Corporation                            3,260          14%  03/31/99
       7,590           14%    04/30/99      Bell BCI Company                             4,318           8%  02/28/03
                                            NAP
                                            NAP
      13,600           13%    08/01/00      Lightning Showcase                           9,900          10%  12/01/99
                                            NAP

     208,800          100%    10/31/18
     385,000          100%    10/31/18
      92,800           64%    06/30/18      California Chassis, Inc.                    51,200          36%  06/30/18
       6,200           12%    02/28/07      RE/Max First Realty                          5,000          10%  08/31/00
      65,833          100%    10/15/86
      20,027           62%    10/31/98      Fleet Bank                                   3,730          12%  12/31/02
      46,380           58%    06/30/99      Riso Inc.                                   19,078          24%  12/31/02
      60,850           50%    06/30/04      Supermarket Info Systems                    60,850          50%  02/28/02
      82,460           59%    01/31/03      John Hancock Mutual Life                     7,909           6%  02/28/01
                                            NAP

       6,323          100%    10/14/11
       6,323          100%    10/20/06
       6,323          100%    09/29/05
       6,323          100%    08/31/10
       6,323          100%    08/31/12
       6,323          100%    04/15/12
       6,323          100%    10/31/07
       6,323          100%    08/23/10
       6,323          100%    12/01/04
                                            NAP
                                            NAP
                                            NAP
                                            NAP
                                            NAP
      17,352           32%    03/31/00      Amserv Healthcare                            4,215           8%  12/31/98
      80,000           87%    08/31/08      Bulbtronics                                  4,500           5%  12/31/99
       5,600           27%    09/30/05      Papa Johns                                   2,400          11%  09/02/07
     141,284          100%    11/30/08
      15,175            9%    08/31/01      Alliance of Abilities                        8,590           5%  08/14/00
      19,034           28%    05/31/00      Private Industry Council                    16,190          24%  07/31/99
     144,900          100%    01/31/13
      40,242          100%    01/31/13
                                            NAP


MANAGEMENT COMPANY                                MORTGAGE LOAN ORIGINATOR                              U/W REVENUES   U/W EXPENSES
RDP Management Corporation                        Salomon Brothers Realty Corporation                     3,443,376     1,083,682
                                                  Salomon Brothers Realty Corporation
Embassy Hotel Management Co., Inc.                                                                        1,926,477     1,490,719
Embassy Hotel Management Co., Inc.                                                                        2,349,342     1,776,743
Embassy Hotel Management Co., Inc.                                                                        3,038,447     2,262,648
Embassy Properties, Inc.                                                                                    415,938       223,760
Embassy Properties, Inc.                                                                                  1,775,590       667,932
Owner Managed                                     Salomon Brothers Realty Corporation                     2,874,612     1,013,334
Waterford Investors, LLC                          M. Robert Goldman & Company of New Jersey Inc.          1,639,692       380,183
J.L. Management Co.                               Pacific Equity Advisors                                 1,748,169       446,360
Trammell Crow Residential Serv                    M. Robert Goldman & Company of New Jersey Inc.          2,453,216     1,224,061
Timothy O. Fanning                                John Alden Asset Management Company                     1,434,671       521,409
Pinnacle Brokerage & Mgt. Co.                     Huntoon Hastings Capital Corp.                          1,972,133       956,255
Atkins Management, L.L.C.                         Salomon Brothers Realty Corporation                     1,520,971       575,768
Transwestern Property Company                     RFG Financial                                           1,260,467       326,185
Pinnacle Brokerage & Mgt. Co.                     Huntoon Hastings Capital Corp.                          1,527,035       725,850
Investment Properties, Inc.                       Suburban Capital Markets, Inc.                          1,156,807       352,614
Reebco Management                                 Barnett Bank, N.A.                                        967,417       352,278
                                                  Suburban Capital Markets, Inc.
EBL&S Property Management, Inc.                                                                             303,477        90,434
EBL&S Property Management, Inc.                                                                             402,269        93,731
EBL&S Property Management, Inc.                                                                             449,941       155,278
10970 Ashton Corporation                          John Alden Asset Management Company                       601,357        82,940
JMA Properties, Inc                               Aries Capital Incorporated                                986,159       429,541
Chalet Susse International Inc                    Mercantile Bank and Trust Company                       1,711,035       980,745
Sunset Enterprises                                Barnett Bank, N.A.                                        887,531       381,037
Schupp Development Corporation                    John Alden Asset Management Company                       653,379       154,224
Adams Inn Motel, Inc.                             Greyfield Mortgage Corporation                          2,227,071     1,483,469
Klinedinst Management, Inc.                       John Alden Asset Management Company                       877,809       270,539
Condor Hotel Development                          Suburban Capital Markets, Inc.                          2,080,013     1,335,166
D.T.J., Inc.                                      John Alden Asset Management Company                       681,980       174,781
Motel Management of Roanoke                       Suburban Capital Markets, Inc.                          1,438,776       828,486
Davisville Properties, Inc.                       Home Savings of America, FSB                              815,383       361,868
May and McLaud                                    Aries Capital Incorporated                                935,663       378,148
Atkins Management, L.L.C.                         M. Robert Goldman & Company of New Jersey Inc.            761,721       333,191
                                                  Greyfield Mortgage Corporation
Phoenix Investors, LLC                                                                                      360,906       133,485
Phoenix Investors, LLC                                                                                      490,890       178,773
English & Continental Prop Inc                    John Alden Asset Management Company                       662,267       163,312
Stonecrest Management, Inc.                       Salomon Brothers Realty Corporation                       470,073       103,775
Whalen Properties, Inc.                           Suburban Capital Markets, Inc.                            707,948       181,988
Owner managed                                     John Alden Asset Management Company                       544,803       135,705
McDougal Properties, L.C.                         Salomon Brothers Realty Corporation                       928,706       511,847
Morton G. Thalhemer, Inc.                         John Alden Asset Management Company                       470,516        78,181
Inverness Properties, LLC                         Belford Partners, Inc. d/b/a United Mortgage Company      555,122       182,603
Breder Management Corporation                     John Alden Asset Management Company                       550,008       172,688
Owner Operated                                    John Alden Asset Management Company                     1,421,068       850,970
Toeniskoetter & Breeding, Inc.                    Huntoon Hastings Capital Corp.                            441,328        97,688
Rose Associates                                   Salomon Brothers Realty Corporation                       546,700       152,959
Pinnacle Brokerage & Mgmt Co                      Huntoon Hastings Capital Corp.                            673,659       312,289
Trans-Asia Real Estate Service                    Home Savings of America, FSB                              450,271       170,332
Texcan Properties, Inc.                           Sparks Financial Group Inc.                               862,213       502,830
Robert Wade                                       John Alden Asset Management Company                       517,569        86,415
Commercial West Realty Advisor                    John Alden Asset Management Company                       548,828       144,075
North Point Hospitality Group                     Suntrust Mortgage, Inc.                                 1,014,948       671,520
Steven L. Rosenstein                              Smith Barney Mortgage Capital Group, Inc.                 565,414       217,199
Delson/Norris Investment                          John Alden Asset Management Company                       357,432        65,301
The Thomas Organization                           Smith Barney Mortgage Capital Group, Inc.                 372,302       103,398
JMA Properties, Inc.                              Aries Capital Incorporated                                606,513       352,659
Owner managed                                     John Alden Asset Management Company                       278,628        59,104
Owner Managed                                     John Alden Asset Management Company                       317,018       100,333
B.B.K, Inc.                                       Suntrust Mortgage, Inc.                                 1,040,707       755,515
Winona Hospitality Corp.                          Greyfield Mortgage Corporation                          1,472,259     1,117,416
Southeast Leasing & Management                    Barnett Bank, N.A.                                        273,302        64,431
Ari Jacobowitz                                    Parmann Mortgage Associates, LP                           403,075       123,273
Raymond C Schupp                                  John Alden Asset Management Company                       321,549       105,188
Paragon Commercial Group                          John Alden Asset Management Company                       507,294       188,429
Owner Managed                                     John Alden Asset Management Company                       224,193        35,627
Ford Real Estate Management Co                    John Alden Asset Management Company                       379,654       124,798
Owner Managed                                     John Alden Asset Management Company                       221,878         8,875
R.J. Pipes                                        Huntoon Hastings Capital Corp.                            430,179        84,177
Owner managed                                     John Alden Asset Management Company                       376,996       133,684
Owner managed                                     John Alden Asset Management Company                       331,435       122,840
                                                  John Alden Asset Management Company
JVL Management Company                                                                                      303,178       166,367
JVL Management Company                                                                                      192,020       114,794
TriCo Realty & Investment Co.                     John Alden Asset Management Company                       293,378        65,171
The Boyer Company, LC                             John Alden Asset Management Company                       260,199        65,266
Diamond Realty Management, LLC                    John Alden Asset Management Company                       282,998       117,275
                                                  John Alden Asset Management Company
JVL Management Company                                                                                      157,176        86,524
JVL Management Company                                                                                      391,581       233,182
Community Realty Company, Inc.                    Smith Barney Mortgage Capital Group, Inc.                 251,111        63,570
Commercial West Realty Advisor                    John Alden Asset Management Company                       295,228        91,458
Commercial West Realty Advisor                    John Alden Asset Management Company                       333,246        98,926
The Mathews Company                               John Alden Asset Management Company                       195,956        37,168
Owner managed                                     Parmann Mortgage Associates, LP                           389,242       190,784
A+ Management & Investment,Inc.                   John Alden Asset Management Company                       256,092        69,224
Keystone Real Estate Mgmt.                        Secore Financial Corporation                              345,585       154,284
L & M Asset Management, Inc.                      John Alden Asset Management Company                       156,396         6,256
Casa MJC, LLC                                     John Alden Asset Management Company                       221,531        68,470
C&M Sallon, LLC (Owner)                           John Alden Asset Management Company                       153,282         4,598
Schupp Development Company                        John Alden Asset Management Company                       175,404        27,339
Keystone Real Estate Mgmt.                        Secore Financial Corporation                              300,120       142,450
1st Valley Realty, Inc.                           John Alden Asset Management Company                       263,928       120,941
Gatekeeper Property Management                    John Alden Asset Management Company                       281,889       133,408
JMA Properties, Inc.                              Aries Capital Incorporated                                326,039       192,348
Yunus Khyvat                                      Parmann Mortgage Associates, LP                           219,851        90,969
Owner-managed                                     John Alden Asset Management Company                       204,817        61,585
Barlow-Nielsen Associates Inc.                    John Alden Asset Management Company                       142,898        33,945
Giordano and Giordano                             Parmann Mortgage Associates, LP                           126,430        26,490
Barry Williams                                    Parmann Mortgage Associates, LP                           172,282       101,049
Owner-managed                                     Parmann Mortgage Associates, LP                            72,171        22,719
Gerald B. Meyer                                   Parmann Mortgage Associates, LP                            85,288        33,372
Helga L. Herla                                    Home Savings of America, FSB                              500,677       230,189
M.J. Greaney, LLC                                 Salomon Brothers Realty Corporation                     1,071,603       232,894
Inovest                                           John Alden Asset Management Company                       482,874       123,264
Satish Saraswat                                   Greyfield Mortgage Corporation                            997,907       690,952
Vista Hotel Management, Inc.                      Smith Barney Mortgage Capital Group, Inc.               3,275,505     2,038,714
EPV Management, Inc.                              Smith Barney Mortgage Capital Group, Inc.                 765,037       198,855
Jacob Deutsch                                     Parmann Mortgage Associates, LP                           380,966       144,916
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        964,063       209,072
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        369,089        78,930
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        165,520        45,815
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        145,712        33,776
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        256,738        57,146
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        325,177       109,488
The Kelsey Group, Inc.                            Barnett Bank, N.A.                                        265,015        62,633
Owner managed                                     John Alden Asset Management Company                       240,036        65,575
Hammack Management, Inc.                          Skymar Capital Corporation                                345,149       146,874
T.K. Harris Commercial RE Svcs                    Skymar Capital Corporation                                258,152       104,323
Highland Associates                               Skymar Capital Corporation                                180,414        48,859
Apple Realty & Auction Co.                        Skymar Capital Corporation                                602,612       212,531
Owner Managed                                     Skymar Capital Corporation                                585,064       199,803
owner managed                                     Skymar Capital Corporation                                284,180        87,967
                                                  Salomon Brothers Realty Corporation
Racanelli Realty Services, Inc.                                                                             367,667       108,193
Racanelli Realty Services, Inc.                                                                             202,239        64,721
Racanelli Realty Services, Inc.                                                                             166,027        44,664
                                                  Salomon Brothers Realty Corporation
Racanelli Realty Services, Inc.                                                                           1,141,037       268,548
Racanelli Realty Services, Inc.                                                                             540,075       121,166
Racanelli Realty Services, Inc.                                                                             450,328       128,303
Racanelli Realty Services, Inc.                                                                             276,124        95,669
Chesapeake Commercial Property                    Salomon Brothers Realty Corporation                     2,306,346       555,955
Klinedinst Management, Inc.                       Skymar Capital Corporation                                343,956       151,204
Jerome S. Stumphauzer                             Skymar Capital Corporation                                197,454        42,841
Elliott Associates Realty                         Salomon Brothers Realty Corporation                       316,878        88,155
                                                  Salomon Brothers Realty Corporation
NLS Company                                                                                               6,568,291     1,900,090
NLS Company                                                                                               1,400,842       392,036
Broadway 558 Realty, LLC                          Parmann Mortgage Associates, LP                           447,957       150,004
Horace 183 Realty LLC                             Parmann Mortgage Associates, LP                           247,275        70,171
Jose Gutierrez                                    Parmann Mortgage Associates, LP                           113,624        45,730
Jefferson/LBG, LLC                                Skymar Capital Corporation                                427,617       196,334
Saddleback Managment                              Salomon Brothers Realty Corporation                       609,188       193,455
Menowitz Management Corp.                         Salomon Brothers Realty Corporation                     2,948,289     1,297,105
                                                  Salomon Brothers Realty Corporation                     8,790,781     1,539,232
Kranzco Realty Trust                                                                                      1,979,659       349,430
Kranzco Realty Trust                                                                                      1,614,832       280,652
Kranzco Realty Trust                                                                                      1,214,196       237,713
Kranzco Realty Trust                                                                                      1,034,542       156,344
Kranzco Realty Trust                                                                                        904,673       151,606
Kranzco Realty Trust                                                                                        815,739       143,099
Kranzco Realty Trust                                                                                        508,080        63,438
Kranzco Realty Trust                                                                                        387,981        82,269
Kranzco Realty Trust                                                                                        331,079        74,681
The Jason Corporation                             GMAC Commercial Mortgage Corp.                            504,822       204,327
Weigand - Omega Management, Inc.                  GMAC Commercial Mortgage Corp.                          1,178,118       560,802
The Innovest Group, dba HBNitkin Group            Citibank PBG East                                         229,738       112,774
The Innovest Group, Inc. d/b/a The HB Nitkin GroupCitibank PBG East                                         615,283       142,295
TCPA, Inc.                                        Mitchell Mortgage Company, LLC                            772,108       467,801
Quadrelle Group, Inc.                             Citibank PBG East                                       1,016,639       234,569
Lindgren/Felgar                                   GMAC Commercial Mortgage Corp.                            243,884        76,875
Petroplus & Associates                            Huntington Capital Corp.                                1,061,462       340,153
Viram Enterprises, Inc.                           Branch Banking & Trust                                    578,627       304,505
Western States Lodging and Management L.C.        KeyCorp Real Estate Capital Markets, Inc.                 756,927       357,309
Ordower Real Estate                               GMAC Commercial Mortgage Corp.                            510,852        25,543
Winding Brook Corporation                         Legg Mason Real Estate Services, Inc.                     768,134       420,462
A.B. Verdery, Jr.                                 Financial Federal Savings Bank                            528,566       260,519
Chesapeake Yachting Center, Inc.                  GMAC Commercial Mortgage Corp.                            508,500       256,056
Lockard Development, Inc.                         GMAC Commercial Mortgage Corp.                          1,605,975       635,825
Goodrich Management Corp.                         LJ Melody & Company, Inc.                                 175,750        10,888
Diversified Management L.L.C.                     LJ Melody & Company, Inc.                                 829,497       258,904
Iris Glassman                                     Citibank PBG East                                         341,173        94,838
Carmen Romano                                     Manufacturers and Traders Trust Company                   351,434       191,887
Matteson Realty Services, Inc.                    Citibank PBG West                                       1,808,694       587,837
                                                  GMAC Commercial Mortgage Corp.
D&A Investment Corp.                                                                                        350,290        92,593
D&A Investment Corp.                                                                                        122,386        30,887
Underwood Investment Co.                          Financial Federal Savings Bank                            857,561       315,839
Underwood Commercial R.E.                         Financial Federal Savings Bank                            743,100       176,724
Vonda L. Pelto dba Pelto Management               LJ Melody & Company, Inc.                                 302,557       146,117
Weston Retail Management Company, Inc.            Financial Federal Savings Bank                            648,923       124,595
Vista Host Inc.                                   Financial Federal Savings Bank                          1,682,668       800,500
John E. and Rhonda Meyers and family              GMAC Commercial Mortgage Corp.                            420,967       107,305
Evans Real Estate Group                           GMAC Commercial Mortgage Corp.                            436,926       204,146
Ronald A. Simms Commercial Development            George Smith Partners                                     506,857       113,519
Ronald A. Simms Commercial Development            George Smith Partners                                     598,940       108,247
Landcom Hospitality, Inc.                         Financial Federal Savings Bank                          2,311,000     1,512,200
Owners Property Management Corporation, Inc.      Financial Federal Savings Bank                            924,433       466,396
Paradigm Properties Management Team, Inc.         LJ Melody & Company, Inc.                               1,111,899       515,813
Sunharbor Manor Real Estate Company               KeyCorp Real Estate Capital Markets, Inc.              17,504,390    16,131,110
William C. Jennings Management Co.                LJ Melody & Company, Inc.                                 603,132       167,935
William C. Jennings Management Co.                LJ Melody & Company, Inc.                                 221,990        65,916
William C. Jennings Management Co.                LJ Melody & Company, Inc.                                 162,253        49,059
Patrick L. Davis                                  LJ Melody & Company, Inc.                                 377,074       140,132
Northcross Development, Inc.                      GMAC Commercial Mortgage Corp.                            405,342       112,438
East Coast Hospitality, LLC                       Branch Banking & Trust                                  1,082,899       510,260
Lexington Lodging, Inc.                           Branch Banking & Trust                                    872,976       421,606
Sands Harbor, Inc.                                GMAC Commercial Mortgage Corp.                          1,584,610     1,040,823
Creative Hotel Concepts, Inc.                     Citicorp Real Estate, Inc.                              2,581,197     1,812,800
Creative Hotel Concepts, Inc.                     Branch Banking & Trust                                  2,196,163     1,350,543
Creative Hotel Concepts, Inc.                     Branch Banking & Trust                                  1,934,108     1,362,521
Calgary Management Ltd.                           Huntington Capital Corp.                                  129,252         2,000



Rudolph Management Company                        Huntington Capital Corp.                                  728,460       203,899
Rooftree Management Company, Inc.                 GMAC Commercial Mortgage Corp.                            425,109       174,052
Rooftree Management Company, Inc.                 GMAC Commercial Mortgage Corp.                            180,887        78,494
J&S Development & Management Corp.                Citibank PBG East                                       1,389,662       619,302
Constellation Realty Management, LLC              GMAC Commercial Mortgage Corp.                            201,745        42,739
Sound Hospitality Management, Inc.                GMAC Commercial Mortgage Corp.                          2,511,766     1,645,346
Commercial Condominium Management Company         GMAC Commercial Mortgage Corp.                            235,911        69,789
Owner Managed (Chris Reynolds)                    Huntington Capital Corp.                                  712,937       196,485
Park Operations, Inc.                             GMAC Commercial Mortgage Corp.                          1,318,172       790,677
The O'Rielly Company                              LJ Melody & Company, Inc.                                 409,963       129,147
Executive Property Management Co.                 LJ Melody & Company, Inc.                               1,163,531       690,369
Prince-Bush Management Co.                        Legg Mason Real Estate Services, Inc.                   1,848,976       983,746
Heaven Company                                    GMAC Commercial Mortgage Corp.                          1,330,175       499,996
S/T Real Estate Services, Inc.                    LJ Melody & Company, Inc.                                 312,949       167,372
Kelly Realty                                      Financial Federal Savings Bank                            276,393        71,720
Harvey Carmichael                                 Collateral Mortgage, Inc                                  875,040       535,432
Landcom Hospitality Management, Inc.              Financial Federal Savings Bank                          1,539,172       966,109
Jai Guru Inc.                                     Huntington Capital Corp.                                  557,265       262,447
Brilyn, Inc.                                      Financial Federal Savings Bank                          1,495,255       752,920
Bri Lyn, Inc.                                     Financial Federal Savings Bank                          1,316,713       709,893
Brilyn, Inc.                                      Financial Federal Savings Bank                            996,106       621,032
Mission Equity                                    New South Federal Savings Bank                            491,613       166,020
GCMHP, Inc.                                       Capital Advisors Real Estate Group                        459,384       211,937
Southeast Properties, Inc.                        Financial Federal Savings Bank                            375,204       193,860
Blue Star Investments, Inc. a Texas Corporation   GMAC Commercial Mortgage Corp.                            591,383       256,188
Sunny Hills - Palladium                           LJ Melody & Company, Inc.                                 568,827       209,814
Sunny Hills - Palladium                           LJ Melody & Company, Inc.                                 935,963       513,569
Sunny Hills - Palladium                           LJ Melody & Company, Inc.                                 380,790       149,637
Midtown Properties, Inc.                          Financial Federal Savings Bank                          1,972,928     1,443,405
Everitt Enterprises Inc.                          LJ Melody & Company, Inc.                                 740,425       304,259
Everitt Enterprises Inc.                          LJ Melody & Company, Inc.                                 240,100        73,684
Everitt Enterprises Inc.                          LJ Melody & Company, Inc.                                 236,807        89,418
Mark Winkler Company                              Citicorp Real Estate, Inc.                                778,115       297,651
Sunshine Corporation                              Financial Federal Savings Bank                          1,573,699       834,891
Colorado Real Estate & Investment Company         GMAC Commercial Mortgage Corp.                            504,920       352,639
Fiesta Realty                                     Financial Federal Savings Bank                            523,460       175,023
Royse & Brinkmeyer Apartments                     LJ Melody & Company, Inc.                                 747,587       259,791
                                                  Huntington Capital Corp.
Transmanagement                                                                                             413,624        20,461
Transmanagement                                                                                             866,250        43,313
Aurora Holdings, Inc.                             GMAC Commercial Mortgage Corp.                            731,378        39,569
Sun River Development II, LC                      GMAC Commercial Mortgage Corp.                            669,628       174,907
CW Hotel Limited Partnership                      City National Bank                                        987,000        29,740
Glen Management Corp                              Citibank PBG East                                         732,445       195,189
Glen Management Corp                              Citibank PBG East                                         914,441       376,526
Glen Management Corp                              Citibank PBG East                                         604,363       160,217
Glen Management Corp                              Citibank PBG East                                       2,885,978     1,269,711
Owner Managed (Best Western Metro Inn)            H & A Capital Real Estate Investment Bankers            1,087,653       744,526
                                                  GMAC Commercial Mortgage Corp.
Next Generation - Ashburn Farm II, LLC            GMAC Commercial Mortgage Corp.                            143,005         8,450
Next Generation - Fair Lakes II, LLC              GMAC Commercial Mortgage Corp.                            141,270         8,663
Next Generation - Centerville Greene, LLC         GMAC Commercial Mortgage Corp.                            147,622         8,981
McNair Farms Day Care Center LLC                  GMAC Commercial Mortgage Corp.                            141,630         9,182
Next Generation - South Riding, LLC               GMAC Commercial Mortgage Corp.                            138,840         7,942
Next Generation - Sully Station II, LLC           GMAC Commercial Mortgage Corp.                            143,005        10,150
Next Generation Investments, LLC                  GMAC Commercial Mortgage Corp.                            142,135         8,507
Next Generation - Cascades, LLC                   GMAC Commercial Mortgage Corp.                            143,005         9,950
Next Generation - Fair Lakes I, LLC               GMAC Commercial Mortgage Corp.                            142,215         8,711
Master Hospitality Services, Inc.                 Financial Federal Savings Bank                          1,976,000     1,028,181
Master Hospitality Services, Inc.                 Financial Federal Savings Bank                          1,557,115       738,049
Master Hospitality Services, Inc.                 Financial Federal Savings Bank                          1,544,769       784,188
Master Hospitality Services, Inc.                 Financial Federal Savings Bank                          1,256,914       624,850
Shaner Hotel Group Limited Partnership            Financial Federal Savings Bank                          1,448,792       980,787
Weingarten Development Corporation                GMAC Commercial Mortgage Corp.                          1,109,313       539,091
Leon Vahn (BV Hollywood Storage)                  GMAC Commercial Mortgage Corp.                            742,276        94,644
Jackson Prentice Management, Inc.                 Dwight A. Bowler                                          356,043       101,238
P&K PROPERTIES                                    LJ Melody & Company, Inc.                                 513,000        15,390
Sunny Hills Management Company                    LJ Melody & Company, Inc.                               1,224,353       471,393
Sunny Hills Management Company                    LJ Melody & Company, Inc.                               1,098,244       381,631
Stoffel Properties Corporation                    LJ Melody & Company, Inc.                                 240,896         7,227
Stoffel Properties Corporation                    LJ Melody & Company, Inc.                                 245,879         7,376
CMS                                               GMAC Commercial Mortgage Corp.                          2,881,866     1,432,662


                                           U/W                                        RECENT          RECENT
               U/W NOI                     NCF                                       YEAR END          YEAR
      U/W NOI    DSCR           U/W NCF    DSCR        RECENT YEAR TYPE                DATE          REVENUES
     2,359,694   1.20          2,339,278   1.19         Calendar Year                 12/31/97      3,948,196
     3,083,992   1.77          2,520,072   1.44       Trailing 12 months              04/30/98
       435,758                   339,434              Trailing 12 months              04/30/98      2,215,549
       572,599                   455,132              Trailing 12 months              04/30/98      2,349,342
       775,799                   623,876              Trailing 12 months              04/30/98      3,071,708
       192,178                   157,190              Trailing 12 months              04/30/98        491,937
     1,107,658                   944,440              Trailing 12 months              04/30/98      1,819,755
     1,861,278   1.34          1,731,037   1.25         Calendar Year                 12/31/97      2,996,776
     1,259,509   1.52          1,177,523   1.43         Calendar Year                 12/31/97      1,406,040
     1,301,809   1.52          1,128,820   1.32         Calendar Year                 12/31/97      1,744,100
     1,229,155   1.48          1,161,005   1.40      Annualized 7 months              07/31/97      2,498,732
       913,262   1.49            848,012   1.38         Calendar Year                 12/31/97      1,434,671
     1,015,878   1.42            955,674   1.33         Calendar Year                 12/31/97      2,002,011
       945,203   1.48            822,365   1.28         Calendar Year                 12/31/97      1,446,459
       934,282   1.59            808,429   1.38         Calendar Year                 12/31/97      1,356,885
       801,185   1.45            753,585   1.36         Calendar Year                 12/31/97      1,550,931
       804,193   1.51            734,046   1.38         Calendar Year                 12/31/97      1,228,064
       615,139   1.53            577,139   1.44         Calendar Year                 12/31/97        964,961
       816,244   1.68            663,726   1.37         Calendar Year                 12/31/97
       213,043                   174,989                Calendar Year                 12/31/97        338,212
       308,538                   265,574                Calendar Year                 12/31/97        431,805
       294,663                   223,163                Calendar Year                 12/31/97        472,856
       518,417   1.30            505,305   1.27      Annualized 7 months              05/29/97        633,006
       556,618   1.36            518,818   1.26         Calendar Year                 12/31/97        966,284
       730,290   1.66            647,201   1.47       Trailing 12 months              07/09/98      1,713,850
       506,494   1.37            468,494   1.27         Calendar Year                 12/31/97        898,838
       499,155   1.32            452,039   1.20         Calendar Year                 12/31/97        639,806
       743,602   1.78            632,248   1.51       Trailing 12 months              06/30/98      2,432,841
       607,270   1.69            524,275   1.46         Calendar Year                 12/31/97        873,753
       744,847   2.00            640,846   1.72         Calendar Year                 12/31/97      2,107,375
       507,199   1.51            472,394   1.41         Calendar Year                 12/31/97        701,258
       610,290   1.62            538,351   1.43         Calendar Year                 12/31/97      1,433,336
       453,515   1.35            420,898   1.25      Annualized 4 months              04/30/98        835,265
       557,515   1.81            457,926   1.49         Calendar Year                 12/31/97        861,129
       428,530   1.48            367,327   1.28         Calendar Year                 12/31/97        844,065
       539,538   1.77            478,941   1.57         Calendar Year                 12/31/97
       227,421                   192,288                Calendar Year                 12/31/97        387,576
       312,117                   286,653                Calendar Year                 12/31/97        531,552
       498,955   1.53            424,698   1.30       Trailing 12 months              02/28/98        676,591
       366,298   1.43            354,898   1.39         Calendar Year                 12/31/97        498,562
       525,960   1.58            486,200   1.46         Calendar Year                 12/31/97        722,556
       409,098   1.34            354,772   1.17       Trailing 12 months              03/31/98        488,753
       416,859   1.44            364,884   1.26         Calendar Year                 12/31/97        928,439
       392,335   1.37            372,140   1.30         Calendar Year                 12/31/97        440,414
       372,519   1.34            340,467   1.22         Calendar Year                 12/31/97        562,577
       377,320   1.34            335,995   1.19         Calendar Year                 12/31/97        568,832
       570,098   1.90            499,045   1.67         Calendar Year                 12/31/97      1,421,068
       343,640   1.39            322,435   1.30         Calendar Year                 12/31/97        482,200
       393,741   1.55            339,071   1.34
       361,370   1.37            342,120   1.29         Calendar Year                 12/31/97        673,659
       279,939   1.32            269,919   1.27         Calendar Year                 12/31/97        446,413
       359,383   1.77            316,883   1.56      Annualized 10 months             10/31/97        883,160
       431,154   1.83            385,826   1.63       Trailing 12 months              03/31/98        468,851
       404,753   1.66            353,713   1.45         Calendar Year                 12/31/97        495,620
       343,428   1.43            302,830   1.26         Calendar Year                 12/31/97      1,015,193
       348,215   1.38            313,083   1.24         Calendar Year                 12/31/97        373,401
       292,131   1.49            266,476   1.36      Annualized 8 months              08/31/97        367,703
       268,904   1.38            252,442   1.30      Annualized 6 months              03/31/98        407,585
       253,854   1.52            223,854   1.34       Trailing 12 months              07/31/98        546,020
       219,524   1.28            201,226   1.18         Calendar Year                 12/31/97        261,244
       216,685   1.34            204,185   1.27      Annualized 3 months              12/31/97        309,530
       285,192   1.50            226,363   1.19         Calendar Year                 12/31/97      1,040,707
       354,843   1.88            281,230   1.49         Calendar Year                 12/31/97      1,485,252
       208,871   1.44            190,760   1.31         Calendar Year                 12/31/97        271,860
       279,802   1.70            229,515   1.39
       216,361   1.48            198,878   1.36      Annualized 10 months             10/31/97        227,184
       318,865   1.94            269,005   1.64         Calendar Year                 12/31/97        497,463
       188,566   1.28            184,216   1.25         Calendar Year                 12/31/97        224,193
       254,856   1.53            211,832   1.27         Calendar Year                 12/31/97        433,470
       213,003   1.57            194,338   1.43
       346,002   1.44            307,607   1.28         Calendar Year                 12/31/97        292,081
       243,312   1.81            227,312   1.69         Calendar Year                 12/31/97        353,609
       208,595   1.60            170,233   1.30      Annualized 3 months              03/31/98        302,764
       214,037   1.46            193,537   1.32         Calendar Year                 12/31/97
       136,811                   124,561                Calendar Year                 12/31/97        283,564
        77,226                    68,976                Calendar Year                 12/31/97        188,279
       228,207   1.58            204,926   1.42         Calendar Year                 12/31/97        303,488
       194,933   1.37            181,055   1.27         Calendar Year                 12/31/97        256,017
       165,723   1.39            150,723   1.26         Calendar Year                 12/31/97        260,885
       229,051   1.67            202,649   1.48         Calendar Year                 12/31/97
        70,652                    63,152                Calendar Year                 12/31/97        134,626
       158,399                   139,497                Calendar Year                 12/31/97        372,685
       187,541   1.51            173,091   1.39         Calendar Year                 12/31/97        291,077
       203,770   1.50            185,940   1.37         Calendar Year                 12/31/97        310,962
       234,320   1.84            204,549   1.61         Calendar Year                 12/31/97        324,806
       158,788   1.44            143,033   1.30
       198,458   1.65            181,920   1.51      Annualized 11 months             03/31/98        396,000
       186,868   1.50            161,764   1.30       Trailing 12 months              03/31/98        274,114
       191,301   1.75            157,826   1.44         Calendar Year                 12/31/97        327,242
       150,140   1.39            135,156   1.25
       153,061   1.70            142,811   1.59         Calendar Year                 12/31/97        199,038
       148,684   1.34            145,309   1.31         Calendar Year                 12/31/97        156,750
       148,065   1.53            138,179   1.43         Calendar Year                 12/31/97        220,776
       157,670   1.50            125,215   1.19         Calendar Year                 12/31/97        350,852
       142,987   1.41            129,987   1.28       Trailing 12 months              03/31/98        268,080
       148,481   1.47            128,641   1.28         Calendar Year                 12/31/97        268,774
       133,691   1.52            118,691   1.34       Trailing 12 months              07/31/98        290,554
       128,882   1.36            121,175   1.28       Trailing 12 months              02/28/97
       143,232   1.69            128,489   1.52       Trailing 12 months              03/31/98        146,323
       108,953   1.38            101,691   1.29         Calendar Year                 12/31/97        127,873
        99,940   1.60             90,500   1.45      Annualized 10 months             10/31/97        142,800
        71,593   1.26             65,843   1.16
        49,452   1.40             46,707   1.32
        51,916   1.85             36,898   1.31         Calendar Year                 12/31/97         90,387
       270,488   1.36            262,613   1.32         Calendar Year                 12/31/97        501,838
       838,709   1.51            719,632   1.29         Calendar Year                 12/31/97      1,032,279
       359,610   1.44            322,599   1.29         Calendar Year                 12/31/97
       306,955   1.77            257,060   1.48       Trailing 12 months              08/31/97        966,530
     1,236,791   1.75          1,073,016   1.52         Calendar Year                 12/31/97      3,569,882
       566,182   1.63            499,276   1.43         Calendar Year                 12/31/97        803,806
       236,050   1.44            223,300   1.36         Calendar Year                 12/31/97        403,158
       754,991   1.52            674,463   1.34         Calendar Year                 12/31/97        926,233
       290,159   1.52            260,567   1.34         Calendar Year                 12/31/97        359,172
       119,705   1.52            102,956   1.34         Calendar Year                 12/31/97        167,435
       103,776   1.52             89,441   1.34         Calendar Year                 12/31/97        123,882
       199,592   1.52            175,696   1.34         Calendar Year                 12/31/97        228,966
       215,689   1.52            187,263   1.34         Calendar Year                 12/31/97        342,587
       202,382   1.52            178,279   1.34         Calendar Year                 12/31/97        236,204
       174,461   1.38            162,746   1.29         Calendar Year                 12/31/97        225,780
       198,275   1.31            183,021   1.21         Calendar Year                 12/31/97        332,678
       153,829   1.42            134,979   1.25         Calendar Year                 12/31/97        246,851
       131,555   1.56            109,498   1.30         Calendar Year                 12/31/97        233,323
       390,081   1.29            362,831   1.20
       385,261   1.40            343,071   1.25         Calendar Year                 12/31/97        657,095
       196,213   1.37            180,713   1.26         Calendar Year                 12/31/97        295,140
       518,355   1.45            446,852   1.25         Calendar Year                 12/31/97
       259,474                   226,474                Calendar Year                 12/31/97        389,427
       137,518                   115,485                Calendar Year                 12/31/97        212,877
       121,363                   104,893                Calendar Year                 12/31/97        174,728
     1,794,774   1.54          1,589,410   1.37         Calendar Year                 12/31/97
       872,489                   792,409                Calendar Year                 12/31/97      1,104,671
       418,909                   373,350                Calendar Year                 12/31/97        454,453
       322,921                   269,054                Calendar Year                 12/31/97        474,562
       180,455                   154,597                Calendar Year                 12/31/97        277,159
     1,750,391   1.23          1,656,427   1.16
       192,752   1.49            168,652   1.30         Calendar Year                 12/31/97        335,562
       154,613   1.47            145,499   1.39         Calendar Year                 12/31/97
       228,723   1.46            207,254   1.32         Calendar Year                 12/31/97        334,670
     5,677,007   1.43          5,511,909   1.39         Calendar Year                 12/31/97
     4,668,201                 4,559,793                Calendar Year                 12/31/97      6,827,809
     1,008,806                   952,116                Calendar Year                 12/31/97      1,505,155
       297,953   1.61            276,893   1.50         Calendar Year                 12/31/97        501,276
       177,104   1.53            164,404   1.42         Calendar Year                 12/31/97        289,824
        67,894   1.63             64,644   1.55         Calendar Year                 12/31/97        110,160
       231,283   1.74            173,332   1.30         Calendar Year                 12/31/97        421,946
       415,733   1.45            379,935   1.32         Calendar Year                 12/31/97        640,143
     1,651,184   2.82          1,352,851   2.31         Calendar Year                 12/31/97      3,186,352
     7,251,008   1.38          6,522,778   1.24
     1,630,229                 1,501,052                Calendar Year                 12/31/97      2,121,537
     1,334,181                 1,224,786                Calendar Year                 12/31/97      1,675,665
       976,482                   861,067                Calendar Year                 12/31/97      1,236,580
       878,198                   790,208                Calendar Year                 12/31/97      1,161,159
       753,067                   629,567                Calendar Year                 12/31/97        993,430
       672,639                   620,006                Calendar Year                 12/31/97        855,755
       444,642                   427,165                Calendar Year                 12/31/97        492,951
       305,172                   240,710                Calendar Year                 12/31/97        458,492
       256,398                   228,217                Calendar Year                 12/31/97        355,597
       300,495   1.51            254,079   1.28         Calendar Year                 12/31/97        544,268
       617,316   1.70            477,395   1.31         Calendar Year                 12/31/97      1,175,485
       116,965   1.43            104,194   1.27
       472,988   1.42            442,695   1.33         Calendar Year                 12/31/97        533,246
       304,307   1.71            230,138   1.29         Calendar Year                 12/31/97        728,668
       782,070   2.63            663,484   2.23         Calendar Year                 12/31/97      1,060,538
       167,009   1.49            163,109   1.46         Calendar Year                 12/31/97        232,561
       721,309   1.38            684,570   1.31         Calendar Year                 12/31/97      1,019,074
       274,122   1.66            242,141   1.47         Calendar Year                 12/31/97        578,627
       399,618   1.59            354,727   1.41         Calendar Year                 12/31/97        751,882
       485,309   1.57            477,705   1.55         Calendar Year                 12/31/97        422,709
       347,672   1.52            323,672   1.42         Calendar Year                 12/31/97        758,625
       268,047   1.52            223,499   1.26         Calendar Year                 12/31/97        523,605
       252,444   1.39            238,164   1.31         Calendar Year                 12/31/97        508,031
       970,150   1.56            870,244   1.40         Calendar Year                 12/31/97      1,386,762
       164,863   1.59            134,224   1.29         Calendar Year                 12/31/97        187,000
       570,594   1.69            507,356   1.51         Calendar Year                 12/31/97        750,718
       246,335   1.63            212,853   1.40         Calendar Year                 12/31/97        376,668
       159,547   1.34            152,447   1.28         Calendar Year                 12/31/97        351,434
     1,220,857   1.86          1,149,291   1.75         Calendar Year                 12/31/97      1,371,744
                 1.59                      1.47
       257,697                   238,342                Calendar Year                 12/31/97        342,356
        91,499                    85,173
       541,722   1.43            478,697   1.26         Calendar Year                 12/31/97        921,852
       566,376   1.49            492,194   1.29         Calendar Year                 12/31/97        754,147
       156,440   1.50            140,349   1.34         Calendar Year                 12/31/97        269,580
       524,328   1.48            465,968   1.32         Calendar Year                 12/31/97        634,743
       882,168   1.74            797,168   1.57         Calendar Year                 12/31/97      1,828,199
       313,662   1.50            294,852   1.41         Calendar Year                 12/31/97        442,935
       232,779   1.51            216,529   1.40         Calendar Year                 12/31/97        424,378
       393,338   1.95            376,524   1.86         Calendar Year                 12/31/97        520,451
       490,693   2.21            456,654   2.06         Calendar Year                 12/31/97        588,589
       798,800   1.74            666,483   1.45         Calendar Year                 12/31/97      2,336,512
       458,037   1.42            405,837   1.25         Calendar Year                 12/31/97        903,023
       596,086   1.44            535,486   1.29         Calendar Year                 12/31/97        836,598
     1,373,280   5.03          1,289,756   4.73         Calendar Year                 12/31/91      8,255,471
       435,197   1.56            407,564   1.46         Calendar Year                 12/31/97        483,969
       156,073   1.82            145,763   1.70         Calendar Year                 12/31/97        173,224
       113,194   1.83            101,804   1.64         Calendar Year                 12/31/97        177,415
       236,942   1.47            230,913   1.44         Calendar Year                 12/31/97        373,134
       292,904   1.63            257,664   1.43         Calendar Year                 12/31/97        436,707
       572,639   1.71            513,524   1.53         Calendar Year                 12/31/97      1,199,003
       451,370   1.70            406,885   1.54         Calendar Year                 12/31/97        826,133
       543,786   1.48            454,638   1.24         Calendar Year                 12/31/97      1,633,592
       768,396   1.83            649,173   1.55         Calendar Year                 12/31/97      2,542,268
       845,620   1.87            745,281   1.65         Calendar Year                 12/31/97      2,196,163
       571,588   1.77            483,002   1.49         Calendar Year                 12/31/97      1,965,011
       127,252   1.43            116,368   1.31



       524,561   1.48            469,384   1.32         Calendar Year                 12/31/97        720,638
       251,057   1.29            234,257   1.20         Calendar Year                 12/31/97        434,717
       102,393   1.31             95,193   1.21         Calendar Year                 12/31/97        185,297
       770,360   1.38            725,360   1.30         Calendar Year                 12/31/97      1,370,734
       159,006   1.66            153,013   1.60         Calendar Year                 12/31/97        203,369
       866,419   1.71            713,400   1.41         Calendar Year                 12/31/97      2,667,156
       166,122   1.36            147,632   1.21         Calendar Year                 12/31/97        234,427
       516,452   1.46            464,053   1.31         Calendar Year                 12/31/97        759,159
       527,495   1.37            515,645   1.34         Calendar Year                 12/31/97      1,343,778
       280,816   1.39            262,825   1.30         Calendar Year                 12/31/97        391,831
       473,162   1.82            379,383   1.46         Calendar Year                 12/31/97      1,034,597
       865,230   1.59            772,481   1.42         Calendar Year                 12/31/97      2,119,850
       830,179   1.82            759,937   1.67         Calendar Year                 12/31/97      1,467,509
       145,577   1.49            122,613   1.26         Calendar Year                 12/31/97        205,948
       204,673   1.38            194,673   1.32
       339,608   1.69            271,108   1.35         Calendar Year                 12/31/97        835,850
       573,064   1.76            497,338   1.52         Calendar Year                 12/31/97      1,612,061
       294,818   2.01            255,572   1.74         Calendar Year                 12/31/97        569,270
       742,335   1.53            663,723   1.37         Calendar Year                 12/31/97      1,474,427
       606,820   1.52            538,283   1.35         Calendar Year                 12/31/97      1,231,713
       375,074   1.58            322,508   1.36         Calendar Year                 12/31/97        913,702
       325,593   1.62            297,310   1.48         Calendar Year                 12/31/97        518,821
       247,447   1.28            240,947   1.25         Calendar Year                 12/31/97        392,177
       181,344   1.78            150,150   1.47         Calendar Year                 12/31/97        329,697
       335,195   1.54            325,738   1.50         Calendar Year                 12/31/97        422,709
       359,013   1.47            328,712   1.35         Calendar Year                 12/31/97        429,400
       422,394   1.60            333,434   1.26         Calendar Year                 12/31/97        929,474
       231,152   1.43            207,279   1.29         Calendar Year                 12/31/97        343,868
       529,523   1.76            411,411   1.37         Calendar Year                 12/31/97      1,995,396
       436,166   2.07            359,345   1.71         Calendar Year                 12/31/97        721,459
       166,417   1.69            148,512   1.51         Calendar Year                 12/31/97        213,772
       147,389   1.53            123,673   1.28         Calendar Year                 12/31/97        252,319
       480,464   1.48            430,155   1.32         Calendar Year                 12/31/97        463,845
       738,809   1.85            648,359   1.63         Calendar Year                 12/31/97      1,554,033
       152,281   1.39            137,031   1.25         Calendar Year                 12/31/97        478,476
       348,437   1.38            320,241   1.27         Calendar Year                 12/31/97        488,069
       487,796   1.38            464,796   1.31         Calendar Year                 12/31/97        270,063
     1,216,101   1.75            967,027   1.39
       393,163                   306,511
       822,938                   660,516
       691,809   1.61            610,719   1.42
       494,721   1.41            441,328   1.26         Calendar Year                 12/31/97        519,346
       957,260   1.81            957,260   1.81
       537,256   1.64            508,167   1.56         Calendar Year                 12/31/97        739,793
       537,915   1.32            474,667   1.17         Calendar Year                 12/31/97        944,198
       444,146   1.48            398,508   1.33         Calendar Year                 12/31/97        598,659
     1,616,267   1.41          1,485,197   1.30         Calendar Year                 12/31/97      2,791,889
       343,127   1.87            292,127   1.59         Calendar Year                 12/31/97      1,104,334
     1,202,191   1.74          1,168,318   1.69
       134,555                   133,606                Calendar Year                 12/31/97        140,004
       132,606                   125,392                Calendar Year                 12/31/97        144,374
       138,641                   131,175                Calendar Year                 12/31/97        146,837
       132,449                   131,500                Calendar Year                 12/31/97        138,880
       130,898                   129,950                Calendar Year                 12/31/97         46,280
       132,855                   131,906                Calendar Year                 12/31/97         91,435
       133,628                   126,411                Calendar Year                 12/31/97        142,135
       133,055                   132,106                Calendar Year                 12/31/97        140,228
       133,504                   126,271                Calendar Year                 12/31/97        149,700
       947,819   1.59            867,509   1.45         Calendar Year                 12/31/97      1,998,705
       819,066   1.74            756,250   1.61
       760,581   1.43            702,995   1.32         Calendar Year                 12/31/97      1,544,769
       632,064   1.56            579,682   1.43         Calendar Year                 12/31/97        704,418
       468,006   1.75            371,021   1.38         Calendar Year                 12/31/97      1,520,468
       570,222   1.55            503,832   1.37         Calendar Year                 12/31/97      1,137,410
       647,632   1.56            636,541   1.53         Calendar Year                 12/31/97        751,503
       254,804   1.72            239,436   1.62         Calendar Year                 12/31/97        308,282
       497,610   1.44            441,080   1.28
       752,960   1.66            604,367   1.33         Calendar Year                 12/31/97      1,062,719
       716,613   1.49            636,233   1.32         Calendar Year                 12/31/97      1,013,045
       233,669   1.57            181,414   1.34
       238,503   1.57            220,646   1.34
     1,449,204   1.30          1,357,851   1.21         Calendar Year                 12/31/97      2,804,347

       RECENT                    RECENT                                                 1996
        YEAR           RECENT   YEAR NOI        1996           1996                      NOI
      EXPENSES        YEAR NOI    DSCR        REVENUES       EXPENSES      1996 NOI     DSCR
      1,087,319      2,860,877    1.45        3,824,596      1,151,731     2,672,865    1.35
                     3,433,580    1.97                                     2,412,559    1.38
      1,648,912        566,637                1,828,749      1,466,850       361,899
      1,730,437        618,905                  599,084        413,744       185,340
      2,260,959        810,749                2,912,473      2,159,050       753,423
        216,129        275,808                  394,382        254,678       139,704
        658,274      1,161,481                1,671,959        699,766       972,193
      1,019,603      1,977,173    1.43        2,703,742        912,262     1,791,480    1.29
         14,060      1,391,980    1.69        1,230,121        252,769       977,352    1.18
        414,332      1,329,768    1.56        1,249,735        381,630       868,105    1.02
      1,232,343      1,266,389    1.52        2,483,139      1,180,202     1,302,937    1.57
        520,030        914,641    1.49        1,290,626        493,627       796,999    1.30
        969,232      1,032,779    1.44        1,885,633        927,460       958,173    1.34
        514,999        931,460    1.55        1,397,045        502,189       894,856    1.57
        320,895      1,035,990    1.77          995,976        324,454       671,522    1.15
        735,914        815,017    1.47        1,446,414        736,478       709,936    1.28
        329,457        898,607    1.68        1,155,101        249,557       905,544    1.70
        349,631        615,330    1.53          929,380        353,457       575,923    1.44
                       925,440    1.91                                       813,127    1.68
         78,214        259,998                  317,659         86,775       230,884
         95,188        336,617                  405,254         94,429       310,825
        144,031        328,825                  425,562        154,144       271,418
         66,042        566,964    1.42
        416,357        549,927    1.34          913,782        386,254       527,528    1.29
        859,556        854,294    1.94        1,500,448        777,550       722,898    1.64
        381,038        517,800    1.40          883,546        360,705       522,841    1.42
        155,205        484,601    1.28          770,506        154,609       615,897    1.63
      1,366,492      1,066,349    2.55        1,648,051      1,284,631       363,420    0.87
        270,377        603,376    1.68          889,918        276,775       613,143    1.71
      1,446,419        660,956    1.78        2,246,241      1,434,149       812,092    2.18
        168,736        532,522    1.59          706,990        151,077       555,913    1.66
        739,099        694,237    1.85        1,418,066        790,973       627,093    1.67
        281,904        553,361    1.64          755,836        323,717       432,119    1.28
        166,181        694,948    2.25          863,092        153,983       709,109    2.30
        336,567        507,498    1.55          870,406        307,117       563,289    1.57
                       599,451    1.96                                       518,299    1.70
        136,254        251,322                  300,937        156,832       144,105
        183,423        348,129                  545,627        171,433       374,194
        158,398        518,193    1.59          510,423        119,709       390,714    1.20
         75,935        422,627    1.65
        174,072        548,484    1.64          712,662        161,940       550,722    1.65
        161,241        327,512    1.08          527,611        154,238       373,373    1.23
        559,559        368,880    1.27          906,888        464,180       442,708    1.53
         60,565        379,849    1.33
        187,749        374,828    1.35
        168,129        400,703    1.42          567,038        201,293       365,745    1.29
        850,970        570,098    1.90        1,309,289        759,601       549,688    1.83
         90,978        391,222    1.58          483,690         92,723       390,967    1.58

        315,909        357,750    1.35          633,925        298,091       335,834    1.27
        169,414        276,999    1.30          431,918        150,850       281,068    1.32
        493,105        390,055    1.93          845,426        453,044       392,382    1.94
         58,449        410,402    1.74
        150,287        345,333    1.41          494,367        134,827       359,540    1.47
        617,980        397,213    1.65        1,089,112        612,602       476,510    1.98
        207,026        166,375    0.66
         46,075        321,628    1.64          375,767         44,965       330,802    1.69
         90,916        316,669    1.63          316,781         95,499       221,282    1.14
        298,905        247,115    1.53          550,230        318,201       232,029    1.25
         47,480        213,764    1.25          250,686         48,397       202,289    1.18
        100,054        209,476    1.30
        721,220        319,487    1.69        1,033,616        726,051       307,565    1.62
      1,227,887        257,365    1.36        1,552,385      1,212,172       340,213    1.80
         65,713        206,147    1.42          271,133         51,428       219,705    1.51

         66,832        160,352    1.10
        187,144        310,319    1.89          386,645        178,009       208,636    1.27
         25,893        198,300    1.35          221,835         29,654       192,181    1.31
        125,577        307,893    1.85          400,646        115,562       285,084    1.72

         34,896        257,185    1.07          291,275         41,190       250,085    1.04
        118,604        235,005    1.75          305,705        107,002       198,703    1.48
        112,059        190,705    1.46          293,766         99,708       194,058    1.49
                       190,998    1.30                                       199,000    1.36
        166,051        117,513                  272,888        141,047       131,841
        114,794         73,485                  177,456        110,297        67,159
         49,727        253,761    1.76          220,879         (1,803)      222,682    1.54
         63,839        192,178    1.35
        104,705        156,180    1.31          260,577        103,641       156,936    1.32
                       159,840    1.16                                       181,559    1.32
         93,587         41,039                  133,862         92,365        41,497
        253,884        118,801                  381,588        241,526       140,062
         59,258        231,819    1.86          241,810         63,494       178,316    1.43
         91,458        219,504    1.61          311,017         77,565       233,452    1.71
         98,612        226,194    1.78          256,089         74,557       181,532    1.43

        192,582        203,418    1.69          391,285        169,162       222,123    1.84
         69,224        204,890    1.64          268,928         70,337       198,591    1.59
        158,035        169,207    1.55          277,682        131,939       145,743    1.33

         58,587        140,451    1.56          222,375         80,645       141,730    1.57
                       156,750    1.42
         32,343        188,433    1.95          180,303         40,947       139,356    1.44
        254,442         96,410    0.92
        121,438        146,642    1.45          268,152        106,544       161,608    1.59
        132,865        135,909    1.35          294,310        126,489       167,821    1.67
        146,418        144,136    1.53          284,168        196,632        87,536    1.25
                                                250,179         75,589       174,590    1.84
         28,619        117,704    1.39
         33,001         94,872    1.20          135,149         31,229       103,920    1.32
         15,344        127,456    2.04
                                                185,572         86,635        98,937    1.75
                                                 63,203         13,180        50,023    1.41
         33,765         56,622    2.02           77,450         29,615        47,835    1.70
        200,439        301,399    1.51          491,084        196,834       294,250    1.48
        204,831        827,448    1.49        1,227,884        197,624     1,030,260    1.85

        675,203        291,327    1.68          925,743        626,355       299,388    1.72
      1,898,768      1,671,114    2.36        3,162,023      1,777,120     1,384,903    1.96
        200,113        603,693    1.73          746,236        191,864       554,372    1.59
        139,212        263,946    1.60          305,282        141,463       163,819    1.00
        206,794        719,439    1.44          939,134        188,532       750,602    1.42
         76,739        282,433    1.44          356,106         68,447       287,659    1.42
         53,235        114,200    1.44          166,973         39,226       127,747    1.42
         32,284         91,598    1.44           93,540         26,359        67,181    1.42
         54,890        174,076    1.44          154,167         44,509       109,658    1.42
        108,472        234,115    1.44          340,774         95,280       245,494    1.42
         60,299        175,905    1.44          223,124         51,622       171,502    1.42
         61,092        164,688    1.30          229,892         63,467       166,425    1.32
        140,456        192,222    1.27          331,224        132,716       198,508    1.31
         99,953        146,898    1.36          238,959         97,007       141,952    1.31
         43,070        190,253    2.26          203,396         47,215       156,181    1.85

        184,445        472,650    1.72          604,698        192,487       412,209    1.50
         75,977        219,163    1.53          276,062         70,569       205,493    1.43
                       566,418    1.59                                       544,403    1.53
        104,712        284,715                  366,197         99,692       266,505
         64,693        148,184                  219,010         75,765       143,245
         41,209        133,519                  176,469         41,816       134,653
                     1,844,060    1.59                                     1,661,943    1.43
        241,547        863,124                1,103,065        243,955       859,110
         21,026        433,427                  432,812         21,219       411,593
        122,601        351,961                  445,986        127,115       318,871
         81,611        195,548                  187,730        115,361        72,369

        103,925        231,637    1.79          324,063        107,546       216,517    1.67

         87,176        247,494    1.58          322,361         91,566       230,795    1.47
                     6,388,061    1.61                                     5,800,571    1.46
      1,610,164      5,217,645                6,295,337      1,534,028     4,761,309
        334,739      1,170,416                1,392,144        352,882     1,039,262
        105,405        395,871    2.14          417,972        111,258       306,714    1.66
         38,150        251,674    2.17          210,162         50,478       159,684    1.38
         65,480         44,680    1.07          124,712         61,602        63,110    1.52
        196,389        225,557    1.70
        218,186        421,957    1.47          614,832        178,442       436,390    1.52
      1,305,850      1,880,502    3.21        2,958,108      1,319,674     1,638,434    2.80
                     7,956,526    1.51                                     7,832,898    1.49
        312,203      1,809,334                2,018,656        309,882     1,708,774
        254,204      1,421,461                1,792,929        298,232     1,494,697
        237,888        998,692                1,214,572        192,464     1,022,108
        144,431      1,016,728                1,058,843        140,111       918,732
        126,069        867,361                  992,280        143,004       849,276
        135,281        720,474                  845,470        115,303       730,167
         41,130        451,821                  482,652         23,833       458,819
         72,817        385,675                  461,880         96,517       365,363
         70,617        284,980                  339,800         54,838       284,962
        199,574        344,694    1.74          520,715        199,743       320,972    1.62
        590,588        584,897    1.61        1,154,121        531,602       622,519    1.71

        117,470        415,776    1.25          645,379        117,310       528,069    1.58
        434,665        294,003    1.65          637,516        412,920       224,596    1.26
        300,271        760,267    2.55        1,049,099        348,203       700,896    2.35
         52,677        179,884    1.61          171,380         29,488       141,892    1.27
        299,500        719,574    1.38        1,176,890        380,197       796,693    1.52
        256,824        321,803    1.95          603,844        277,325       326,519    1.98
        343,397        408,485    1.63          210,367        123,436        86,931    0.35
        166,455        256,254    0.83
        371,876        386,749    1.69          768,063        390,668       377,395    1.65
        238,251        285,354    1.61          461,292        237,898       223,394    1.26
        245,527        262,504    1.44          544,433        209,626       334,807    1.84
        511,329        875,433    1.41        1,345,895        483,104       862,791    1.39
         23,811        163,189    1.57          185,000          2,006       182,994    1.76
        247,571        503,147    1.49          761,321        197,210       564,111    1.67
         68,417        308,251    2.03          513,424         63,050       450,374    2.97
        230,077        121,357    1.02          358,477        212,491       145,986    1.23
        529,399        842,345    1.28        1,281,425        518,608       762,817    1.16

         70,088        272,268                  335,956         66,314       269,642

        303,292        618,560    1.63          884,411        292,964       591,447    1.56
        161,485        592,662    1.56          544,534        108,021       436,513    1.15
        156,926        112,654    1.08          296,400        129,627       166,773    1.60
        132,464        502,279    1.42          616,237        105,475       510,762    1.44
        866,511        961,688    1.89        1,577,613        776,391       801,222    1.58
         84,530        358,405    1.71          441,998        106,767       335,231    1.60
        179,735        244,643    1.58          397,389        188,376       209,013    1.35
         86,556        433,895    2.15          505,635         58,755       446,880    2.21
         76,004        512,585    2.31          546,942         34,190       512,752    2.31
      1,525,606        810,906    1.76        2,422,571      1,551,952       870,619    1.89
        462,321        440,702    1.36          852,569        619,803       232,766    0.72
        536,612        299,986    0.72
     15,252,127      3,003,344   11.00       18,206,947     15,120,936     3,086,011   11.31
        154,764        329,205    1.18          468,524        159,622       308,902    1.11
         49,798        123,426    1.44          157,436         46,602       110,834    1.30
         32,344        145,071    2.34
        151,755        221,379    1.38          349,226        149,898       199,328    1.24
         55,650        381,057    2.12          385,842        120,060       265,782    1.48
        491,663        707,340    2.11
        373,330        452,803    1.71
        944,265        689,327    1.88        1,614,973        961,442       653,531    1.78
      1,528,498      1,013,770    2.42        4,022,988      1,629,571     2,393,417    5.70
      1,212,838        983,325    2.17        2,906,966      1,169,102     1,737,864    3.84
      1,219,588        745,423    2.30        1,916,271      1,068,390       847,881    2.62




        163,252        557,386    1.57          370,951        132,955       237,996    0.67
        187,440        247,277    1.27          445,970        204,266       241,704    1.24
         74,237        111,060    1.42          184,970         87,408        97,562    1.24
        583,748        786,986    1.41        1,378,319        586,980       791,339    1.41
         39,000        164,369    1.72          219,583         39,779       179,804    1.88
      1,472,084      1,195,072    2.36        2,514,749      1,432,864     1,081,885    2.14
         62,154        172,273    1.41          235,880         65,998       169,882    1.39
        127,604        631,555    1.78          697,340        101,949       595,391    1.68
        786,349        557,429    1.45        1,336,801        760,512       576,289    1.50
        122,944        268,887    1.33          409,186        125,322       283,864    1.41
        690,104        344,493    1.32          920,941        631,145       289,796    1.11
      1,025,566      1,094,284    2.01        1,871,428        966,873       904,555    1.66
        475,077        992,432    2.18        1,288,660        399,699       888,961    1.95
        166,668         39,280    0.40          160,630        103,006        57,624    0.59

        536,633        299,217    1.49          830,833        510,762       320,071    1.60
        950,114        661,947    2.03        1,393,654        906,634       487,020    1.49
        208,378        360,892    2.46          631,249        235,291       395,958    2.70
        630,554        843,873    1.74        1,397,005        602,616       794,389    1.64
        606,578        625,135    1.57        1,390,236        516,386       873,850    2.19
        550,639        363,063    1.53          930,416        527,068       403,348    1.70
        161,545        357,276    1.78          494,543        176,651       317,892    1.58
        204,266        187,911    0.97          357,501        203,495       154,006    0.80
        186,988        142,709    1.40          272,201        189,702        82,499    0.81
        167,451        255,258    1.18
        182,875        246,525    1.01
        490,646        438,828    1.66
        154,430        189,438    1.18
      1,373,848        621,548    2.07        1,969,040      1,338,015       631,025    2.10
        260,051        461,408    2.19          732,176        282,471       449,705    2.13
         69,667        144,105    1.46          206,065         64,794       141,271    1.44
         84,191        168,128    1.74          262,846         88,339       174,507    1.81
        237,052        226,793    0.70                          72,660       (72,660)  -0.22
        803,210        750,823    1.88        1,594,225        778,039       816,186    2.05
        319,327        159,149    1.45          442,747        290,037       152,710    1.40
        165,261        322,808    1.28          510,711        181,364       329,347    1.31
        131,927        138,136    0.39




        129,730        389,616    1.11
                                                                                        0.00
        192,081        547,712    1.68          696,448        180,994       515,454    1.58
        371,787        572,411    1.41          947,690        359,470       588,220    1.45
        170,206        428,453    1.43
      1,235,824      1,556,065    1.36        2,603,814      1,212,985     1,390,829    1.22
        796,141        308,193    1.68        1,090,330        749,329       341,001    1.86
                     1,056,908    1.53
         17,105        122,899
          8,036        136,338                  141,089          8,057       133,032
          8,652        138,185                  142,644          9,676       132,968
          8,575        130,305                  134,926         18,683       116,243
          2,296         43,984
          5,047         86,388
          7,952        134,183                  132,856          7,655       125,201
         16,952        123,276
          8,350        141,350                  140,493          7,920       132,573
      1,000,819        997,886    1.67        2,077,024      1,045,426     1,031,598    1.73

        769,530        775,239    1.46
        388,824        315,594    0.78
        957,615        562,853    2.10        1,332,789        895,600       437,189    1.63
        498,850        638,560    1.73        1,114,301        581,266       533,035    1.44
        122,368        629,135    1.51          720,919        131,680       589,239    1.42
         92,268        216,014    1.46          319,414        116,319       203,095    1.37

        527,862        534,857    1.18          924,024        442,357       481,667    1.06
        349,579        663,466    1.38        1,060,206        369,651       690,555    1.43


      1,406,674      1,397,673    1.25          892,632        439,516       453,116    0.41


                             CUT-OFF DATE BALANCES




                                                                  % OF
                                                  AGGREGATE     INITIAL
                                  NUMBER OF     CUT-OFF DATE      POOL
CUT-OFF DATE BALANCE           MORTGAGE LOANS      BALANCE      BALANCE
----------------------------- ---------------- -------------- -----------
         $0 to   $999,999....         17        $ 13,127,113       1.45%
  1,000,000 to  2,499,999 ...         95         160,575,474      17.68
  2,500,000 to  4,999,999 ...         79         291,748,695      32.13
  5,000,000 to  7,499,999 ...         25         150,993,800      16.63
  7,500,000 to  9,999,999 ...          5          40,990,392       4.51
 10,000,000 to 14,999,999 ...          5          62,121,008       6.84
 15,000,000 to 74,999,999 ...          6         188,604,524      20.77
                                      --        ------------     ------
 Totals .....................        232        $908,161,006     100.00%
                                     ===        ============     ======




                                                            WEIGHTED AVERAGES
                                             ------------------------------------------------
                                CUMULATIVE
                                   % OF                    STATED        U/W     CUT-OFF DATE
                               INITIAL POOL   MORTGAGE    REMAINING      NCF       LOAN-TO-
CUT-OFF DATE BALANCE              BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
----------------------------- -------------- ---------- ------------ ---------- -------------
         $0 to   $999,999....       1.45%       8.165%      109          1.34x       71.80%
  1,000,000 to  2,499,999 ...      19.13        7.772       109          1.39        68.56
  2,500,000 to  4,999,999 ...      51.25        7.619       111          1.41        70.06
  5,000,000 to  7,499,999 ...      67.88        7.564       106          1.46        68.82
  7,500,000 to  9,999,999 ...      72.39        7.437       113          1.55        68.53
 10,000,000 to 14,999,999 ...      79.23        7.318       104          1.32        71.47
 15,000,000 to 74,999,999 ...     100.00%       7.093       115          1.29        72.42
                                  ------        -----       ---          ----        -----
 Totals .....................                   7.507%      110          1.39x       70.13%
                                                =====       ===          ====        =====

                                 MORTGAGE RATES




                                                               % OF
                                               AGGREGATE     INITIAL
                               NUMBER OF     CUT-OFF DATE      POOL
MORTGAGE RATE               MORTGAGE LOANS      BALANCE      BALANCE
-------------------------- ---------------- -------------- -----------
 0.00% to  6.99% .........         11        $ 66,304,389       7.30%
 7.00% to  7.49% .........        101         508,056,084      55.94
 7.50% to  7.99% .........         59         194,496,256      21.42
 8.00% to  8.49% .........         23          56,912,828       6.27
 8.50% to  8.99% .........         22          38,441,991       4.23
 9.00% to  9.49% .........         11          21,555,714       2.37
 9.50% to  9.99% .........          4          17,473,104       1.92
10.00% to 10.49% .........          1           4,920,639       0.54
                                  ---        ------------     ------
 Totals ..................        232        $908,161,006     100.00%
                                  ===        ============     ======



                                                         WEIGHTED AVERAGES
                                          ------------------------------------------------
                             CUMULATIVE
                                % OF                    STATED        U/W     CUT-OFF DATE
                            INITIAL POOL   MORTGAGE    REMAINING      NCF       LOAN-TO-
MORTGAGE RATE                  BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
-------------------------- -------------- ---------- ------------ ---------- -------------
 0.00% to  6.99% .........       7.30%       6.807%       114         1.55x       64.90%
 7.00% to  7.49% .........      63.24        7.217        115         1.36        72.00
 7.50% to  7.99% .........      84.66        7.633        107         1.42        69.07
 8.00% to  8.49% .........      90.93        8.149        108         1.38        69.85
 8.50% to  8.99% .........      95.16        8.651         95         1.37        67.93
 9.00% to  9.49% .........      97.53        9.125        100         1.35        62.63
 9.50% to  9.99% .........      99.46        9.854         46         1.36        65.03
10.00% to 10.49% .........     100.00%      10.000         91         1.38        61.43
                               ------       ------        ---         ----        -----
 Totals ..................                   7.507%       110         1.39x       70.13%
                                            ======        ===         ====        =====

                 ORIGINAL TERM TO SCHEDULED MATURITY DATE/ARD




                                                             % OF
                                             AGGREGATE     INITIAL
                             NUMBER OF     CUT-OFF DATE      POOL
ORIGINAL TERM (MONTHS)    MORTGAGE LOANS      BALANCE      BALANCE
------------------------ ---------------- -------------- -----------
 72 to  83 .............          1        $ 11,000,000       1.21%
 84 to  95 .............          7          26,592,852       2.93
108 to 119 .............          2           4,236,296       0.47
  120 ..................        222         866,331,858      95.39
                                ---        ------------     ------
 Totals ................        232        $908,161,006     100.00%
                                ===        ============     ======



                                                            WEIGHTED AVERAGES
                                        ----------------------------------------------------------
                           CUMULATIVE
                              % OF                                            U/W     CUT-OFF DATE
                          INITIAL POOL   MORTGAGE          STATED             NCF       LOAN-TO-
ORIGINAL TERM (MONTHS)       BALANCE       RATE     REMAINING TERM (MO.)     DSCR     VALUE RATIO
------------------------ -------------- ---------- ---------------------- ---------- -------------
 72 to  83 .............       1.21%       7.510%             58              1.43x       72.37%
 84 to  95 .............       4.14        9.045              49              1.33        67.76
108 to 119 .............       4.61        8.135             110              1.36        64.25
  120 ..................     100.00%       7.456             113              1.39        70.21
                             ------        -----             ---              ----        -----
 Totals ................                   7.507%            110              1.39x       70.13%
                                           =====             ===              ====        =====

                 REMAINING TERM TO SCHEDULED MATURITY DATE/ARD




                                                                 % OF
                                                 AGGREGATE     INITIAL
                                 NUMBER OF     CUT-OFF DATE      POOL
REMAINING TERM (MONTHS)       MORTGAGE LOANS      BALANCE      BALANCE
---------------------------- ---------------- -------------- -----------
 36 to  47 .................          3        $ 14,365,867       1.58%
 48 to  59 .................          2          16,781,540       1.85
 72 to  83 .................          3           6,445,445       0.71
 84 to  95 .................          2           8,027,876       0.88
 96 to 107 .................         50         113,378,923      12.48
108 to 119 .................        172         749,161,355      82.49
                                    ---        ------------     ------
 Totals ....................        232        $908,161,006     100.00%
                                    ===        ============     ======



                                                           WEIGHTED AVERAGES
                                            -----------------------------------------------
                               CUMULATIVE                                         CUT-OFF
                                  % OF                    STATED        U/W        DATE
                              INITIAL POOL   MORTGAGE    REMAINING      NCF      LOAN-TO-
REMAINING TERM (MONTHS)          BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
---------------------------- -------------- ---------- ------------ ---------- ------------
 36 to  47 .................       1.58%       9.850%        36         1.33x      65.10%
 48 to  59 .................       3.43        7.894         55         1.41       72.33
 72 to  83 .................       4.14        7.629         78         1.26       69.66
 84 to  95 .................       5.02        9.952         91         1.41       62.71
 96 to 107 .................      17.51        8.300        104         1.35       70.50
108 to 119 .................     100.00%       7.306        114         1.40       70.21
                                 ------        -----        ---         ----       -----
 Totals ....................                   7.507%       110         1.39x      70.13%
                                               =====        ===         ====       =====

            UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO





                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                          % OF      CUMULATIVE
                                          AGGREGATE     INITIAL        % OF                    STATED        U/W     CUT-OFF DATE
                          NUMBER OF     CUT-OFF DATE      POOL     INITIAL POOL   MORTGAGE    REMAINING      NCF       LOAN-TO-
U/W NCF DSCR           MORTGAGE LOANS      BALANCE      BALANCE       BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
--------------------- ---------------- -------------- ----------- -------------- ---------- ------------ ---------- -------------
1.10x to 1.19x ......          9        $ 54,611,358       6.01%        6.01%       7.311%      110          1.18x       74.50%
1.20x to 1.29x ......         59         242,685,793      26.72        32.74        7.422       112          1.25        71.65
1.30x to 1.39x ......         76         301,221,045      33.17        65.90        7.628       108          1.35        72.46
1.40x to 1.49x ......         43         161,650,761      17.80        83.70        7.603       108          1.44        69.18
1.50x to 1.59x ......         21          65,084,333       7.17        90.87        7.423       113          1.54        67.97
1.60x to 1.69x ......         13          41,427,871       4.56        95.43        7.503       112          1.65        66.11
1.70x to 1.79x ......          5          17,030,896       1.88        97.31        7.374       112          1.73        60.96
1.80x to 1.89x ......          2           8,830,804       0.97        98.28        6.887       115          1.82        43.94
2.00x to 2.99x ......          3          12,837,093       1.41        99.69        6.910       116          2.24        44.82
3.00x to 4.79x ......          1           2,781,052       0.31       100.00%       7.610       116          4.73        21.23
                              --        ------------     ------       ------        -----       ---          ----        -----
 Totals .............        232        $908,161,006     100.00%                    7.507%      110          1.39x       70.13%
                             ===        ============     ======                     =====       ===          ====        =====

                       CUT-OFF DATE LOAN-TO-VALUE RATIO




                                             AGGREGATE        % OF
                                              CUT-OFF       INITIAL
                             NUMBER OF          DATE          POOL
CUT-OFF DATE LTV RATIO    MORTGAGE LOANS      BALANCE       BALANCE
------------------------ ---------------- --------------- -----------
 0.00% to 24.99% .......          1        $  2,781,052        0.31%
25.00% to 49.99% .......          7          23,619,180        2.60
50.00% to 59.99% .......         19          78,761,377        8.67
60.00% to 64.99% .......         29          88,972,633        9.80
65.00% to 69.99% .......         41         119,800,160       13.19
70.00% to 74.99% .......         94         373,362,915       41.11
75.00% to 79.99% .......         39         217,932,819       24.00
80.00% to 84.99% .......          2           2,930,869        0.32
                                 --        ------------      ------
 Totals ................        232        $908,161,006      100.00%
                                ===        ============      ======



                                                       WEIGHTED AVERAGES
                                        -----------------------------------------------
                           CUMULATIVE                                         CUT-OFF
                              % OF                    STATED        U/W        DATE
                          INITIAL POOL   MORTGAGE    REMAINING      NCF      LOAN-TO-
CUT-OFF DATE LTV RATIO       BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
------------------------ -------------- ---------- ------------ ---------- ------------
 0.00% to 24.99% .......       0.31%       7.610%      116          4.73x      21.23%
25.00% to 49.99% .......       2.91        7.240       114          1.91       43.27
50.00% to 59.99% .......      11.58        7.599       110          1.47       56.43
60.00% to 64.99% .......      21.38        8.088       103          1.40       63.23
65.00% to 69.99% .......      34.57        7.778       107          1.40       67.71
70.00% to 74.99% .......      75.68        7.428       111          1.35       72.83
75.00% to 79.99% .......      99.68        7.250       113          1.31       78.00
80.00% to 84.99% .......     100.00%       7.438       115          1.24       81.54
                             ------        -----       ---          ----       -----
 Totals ................                   7.507%      110          1.39x      70.13%
                                           =====       ===          ====       =====

                SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO




                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                          % OF      CUMULATIVE
  SCHEDULED MATURITY                      AGGREGATE     INITIAL        % OF                    STATED        U/W     CUT-OFF DATE
       DATE/ARD           NUMBER OF     CUT-OFF DATE      POOL     INITIAL POOL   MORTGAGE    REMAINING      NCF       LOAN-TO-
LOAN-TO-VALUE RATIO    MORTGAGE LOANS      BALANCE      BALANCE       BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
--------------------- ---------------- -------------- ----------- -------------- ---------- ------------ ---------- -------------
   0.00% to 24.99%             2        $  4,918,696       0.54%        0.54%       7.423%       116         3.35x       32.20%
  25.00% to 49.99%            30          98,580,013      10.85        11.40        7.610        111         1.59        54.73
  50.00% to 59.99%           100         338,333,103      37.25        48.65        7.562        112         1.39        68.74
  60.00% to 64.99%            52         219,159,829      24.13        72.78        7.460        112         1.32        72.62
  65.00% to 69.99%            35         206,811,845      22.77        95.56        7.384        108         1.33        76.59
  70.00% to 74.99%            13          40,357,520       4.44       100.00%       7.684         96         1.34        77.50
                             ---        ------------     ------       ------        -----        ---         ----        -----
 Totals .............        232        $908,161,006     100.00%                    7.507%       110         1.39x       70.13%
                             ===        ============     ======                     =====        ===         ====        =====

                              PREPAYMENT PREMIUM




                                                               AGGREGATE        % OF
                                                                CUT-OFF       INITIAL
                                               NUMBER OF          DATE          POOL
PREPAYMENT PREMIUM                          MORTGAGE LOANS      BALANCE       BALANCE
------------------------------------------ ---------------- --------------- -----------
(greater than)  of YM or 1% ......... ....          4        $  4,977,246        0.55%
Lockout/ (greater than)  of YM or 1% .....        115         501,768,716       55.25
Lockout/Declining Fee ....................          6           7,538,864        0.83
Lockout/Defeasance .......................         38         172,644,038       19.01
Lockout/YM ...............................         66         206,866,274       22.78
(greater than)  of YM or 1%/Declining
 Fee .....................................          3          14,365,867        1.58
                                                  ---        ------------      ------
 Totals ..................................        232        $908,161,006      100.00%
                                                  ===        ============      ======



                                                                        WEIGHTED AVERAGES
                                                         -----------------------------------------------
                                              MAXIMUM                                          CUT-OFF
                                              CUT-OFF                  STATED        U/W        DATE
                                                DATE      MORTGAGE    REMAINING      NCF      LOAN-TO-
PREPAYMENT PREMIUM                            BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
------------------------------------------ ------------- ---------- ------------ ---------- ------------
(greater than)  of YM or 1% ......... ....  $ 2,348,322     8.503%       107         1.29x      73.13%
Lockout/ (greater than)  of YM or 1% .....   65,804,538     7.584        109         1.35       70.63
Lockout/Declining Fee ....................    2,542,442     7.355        109         1.75       56.12
Lockout/Defeasance .......................   13,979,720     7.210        116         1.42       71.62
Lockout/YM ...............................   13,933,312     7.384        114         1.46       68.46
(greater than)  of YM or 1%/Declining
 Fee .....................................  $ 6,712,570     9.850         36         1.33       65.10
                                            -----------     -----        ---         ----       -----
 Totals ..................................                  7.507%       110         1.39x      70.13%
                                                            =====        ===         ====       =====

                      PREPAYMENT PREMIUM BY MORTGAGE RATE




                                                                       WEIGHTED AVERAGES
                                                                    -----------------------
                                                            % OF
                                            AGGREGATE     INITIAL                 STATED
                            NUMBER OF        CUT-OFF        POOL     MORTGAGE    REMAINING
     MORTGAGE RATE       MORTGAGE LOANS   DATE BALANCE    BALANCE      RATE     TERM (MO.)
----------------------- ---------------- -------------- ----------- ---------- ------------
  0.00% to 6.99%                11        $ 66,304,389       7.30%     6.807%       114
  7.00% to 7.49%               101         508,056,084      55.94      7.217        115
  7.50% to 7.99%                59         194,496,256      21.42      7.633        107
  8.00% to 8.49%                23          56,912,828       6.27      8.149        108
  8.50% to 8.99%                22          38,441,991       4.23      8.651         95
  9.00% to 9.49%                11          21,555,714       2.37      9.125        100
  9.50% to 9.99%                 4          17,473,104       1.92      9.854         46
10.00% to 10.49%                 1           4,920,639       0.54     10.000         91
                               ---        ------------     ------     ------        ---
 Totals ...............        232        $908,161,006     100.00%     7.507%       110
                               ===        ============     ======     ======        ===



                                                      % OF INITIAL POOL BALANCE
                        --------------------------------------------------------------------------------------
                                         LOCKOUT                                                 GREATER OF
                           GREATER    THEN GREATER      LOCKOUT        LOCKOUT     LOCKOUT        1%/YLD.
                         OF 1%/YLD.    OF 1%/YLD.         THEN          THEN      THEN YLD.   MAINTENANCE THEN
     MORTGAGE RATE         MAINT.        MAINT.      DECLINING FEE   DEFEASANCE     MAINT.     DECLINING FEE
----------------------- ------------ -------------- --------------- ------------ ----------- -----------------
  0.00% to 6.99%             0.00%         3.36%          0.54%          2.85%       0.55%          0.00%
  7.00% to 7.49%             0.00         25.41           0.00          14.65       15.88           0.00
  7.50% to 7.99%             0.00         13.42           0.14           1.51        6.35           0.00
  8.00% to 8.49%             0.14          6.12           0.00           0.00        0.00           0.00
  8.50% to 8.99%             0.40          3.68           0.15           0.00        0.00           0.00
  9.00% to 9.49%             0.00          2.37           0.00           0.00        0.00           0.00
  9.50% to 9.99%             0.00          0.34           0.00           0.00        0.00           1.58
10.00% to 10.49%             0.00          0.54           0.00           0.00        0.00           0.00
                             ----         -----           ----          -----       -----           ----
 Totals ...............      0.55%        55.25%          0.83%         19.01%      22.78%          1.58%
                             ====         =====           ====          =====       =====           ====

      INITIAL LOAN POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (1)




                                             MONTHS FOLLOWING CUT-OFF DATE
                                    ------------------------------------------------
PREPAYMENT RESTRICTION                    0           12          24          36
----------------------------------- ------------ ----------- ----------- -----------
Remaining Pool Balance (2) ........     100.00%      98.77%      97.46%      94.49%
Locked/Defeasance .................      97.87       97.87       92.10       78.88
Yield Maintenance .................       0.55        0.55        6.02       20.83
5% Premium ........................       0.00        0.00        0.15        0.15
4% Premium ........................       0.00        0.00        0.14        0.00
3% Premium ........................       1.58        0.00        0.00        0.15
2% Premium ........................       0.00        1.59        0.00        0.00
1% Premium ........................       0.00        0.00        1.59        0.00
Open ..............................       0.00        0.00        0.00        0.00
                                        ------      ------      ------      ------
  Total ...........................     100.00%     100.00%     100.00%     100.00%
                                        ======      ======      ======      ======



                                                         MONTHS FOLLOWING CUT-OFF DATE
                                    -----------------------------------------------------------------------
PREPAYMENT RESTRICTION                   48          60          72          84          96         108
----------------------------------- ----------- ----------- ----------- ----------- ----------- -----------
Remaining Pool Balance (2) ........     92.96%      89.53%      87.79%      85.26%      82.44%      68.40%
Locked/Defeasance .................     20.16       19.65       19.65       19.64       19.82       23.25
Yield Maintenance .................     77.61       79.50       79.06       79.66       77.84       45.19
5% Premium ........................      0.00        0.55        0.00        0.00        0.00        0.00
4% Premium ........................      0.15        0.15        0.54        0.00        0.00        0.00
3% Premium ........................      0.00        0.00        0.15        0.70        0.00        0.00
2% Premium ........................      0.15        0.00        0.00        0.00        0.70        0.00
1% Premium ........................      0.00        0.15        0.00        0.00        0.00        0.69
Open ..............................      1.94        0.00        0.59        0.00        1.64       30.86
                                       ------      ------      ------      ------      ------      ------
  Total ...........................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                       ======      ======      ======      ======      ======      ======

-------
(1) All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the Initial Pool Balance at the specified point in time.

                            MORTGAGE LOAN SEASONING




                                            AGGREGATE        % OF
                                             CUT-OFF       INITIAL
MORTGAGE LOAN               NUMBER OF          DATE          POOL
SEASONING (MONTHS)       MORTGAGE LOANS      BALANCE       BALANCE
----------------------- ---------------- --------------- -----------
 0 to  5 ..............         76        $385,218,616       42.42%
 6 to 10 ..............         81         285,656,488       31.45
11 to 15 ..............         51         173,328,723       19.09
16 to 20 ..............         12          20,690,246        2.28
21 to 25 ..............          6          15,091,651        1.66
26 to 30 ..............          2           8,027,876        0.88
31 to 35 ..............          1           5,781,540        0.64
36 to 48 ..............          3          14,365,867        1.58
                                --        ------------      ------
 Totals ...............        232        $908,161,006      100.00%
                               ===        ============      ======



                                                      WEIGHTED AVERAGES
                                       -----------------------------------------------
                          CUMULATIVE                                         CUT-OFF
                             % OF                    STATED        U/W        DATE
MORTGAGE LOAN            INITIAL POOL   MORTGAGE    REMAINING      NCF      LOAN-TO-
SEASONING (MONTHS)          BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
----------------------- -------------- ---------- ------------ ---------- ------------
 0 to  5 ..............      42.42%       7.199%       116         1.41x      69.87%
 6 to 10 ..............      73.87        7.397        112         1.39       71.07
11 to 15 ..............      92.96        7.731        104         1.35       70.92
16 to 20 ..............      95.24        8.886        101         1.34       66.92
21 to 25 ..............      96.90        9.008         98         1.42       62.36
26 to 30 ..............      97.78        9.952         91         1.41       62.71
31 to 35 ..............      98.42        8.625         50         1.38       72.27
36 to 48 ..............     100.00%       9.850         36         1.33       65.10
                            ------        -----        ---         ----       -----
 Totals ...............                   7.507%       110         1.39x      70.13%
                                          =====        ===         ====       =====

                                    STATES




                                                                                        WEIGHTED AVERAGES
                                                                         ------------------------------------------------
                                                  % OF      CUMULATIVE
                    NUMBER OF     AGGREGATE     INITIAL        % OF                    STATED        U/W     CUT-OFF DATE
                    MORTGAGED   CUT-OFF DATE      POOL     INITIAL POOL   MORTGAGE    REMAINING      NCF       LOAN-TO-
STATES             PROPERTIES      BALANCE      BALANCE       BALANCE       RATE     TERM (MO.)     DSCR     VALUE RATIO
----------------- ------------ -------------- ----------- -------------- ---------- ------------ ---------- -------------
CA ..............       26      $ 98,195,075      10.81%       10.81%       7.256%       114         1.45x       68.35%
NY ..............       29        97,916,411      10.78        21.59        7.354        112         1.54        70.71
FL ..............       27        92,949,769      10.23        31.83        7.717        110         1.39        71.01
GA ..............       17        80,799,194       8.90        40.73        7.632        102         1.32        70.26
NJ ..............       13        47,738,084       5.26        45.98        7.542        101         1.36        72.09
MD ..............       12        43,914,576       4.84        50.82        7.909        110         1.33        67.55
TX ..............       17        40,482,704       4.46        55.28        7.806        101         1.37        71.24
VA ..............       18        35,741,941       3.94        59.21        7.352        113         1.36        69.82
TN ..............       11        34,144,612       3.76        62.97        7.362        114         1.42        71.88
MA ..............        5        30,716,607       3.38        66.35        7.299        113         1.34        61.92
MS ..............        5        26,159,960       2.88        69.23        7.315        115         1.36        73.14
MO ..............        4        25,711,486       2.83        72.07        7.228        114         1.31        69.50
OH ..............        9        24,486,911       2.70        74.76        7.471        115         1.32        70.75
DC ..............        2        22,750,914       2.51        77.27        6.851        110         1.22        77.08
PA ..............        3        19,632,279       2.16        79.43        7.332        112         1.18        77.13
WA ..............        6        16,546,390       1.82        81.25        7.665        110         1.42        66.29
WV ..............        4        15,418,378       1.70        82.95        7.792        114         1.36        72.38
IL ..............        6        15,392,495       1.69        84.64        7.322        114         1.32        68.54
LA ..............        3        13,709,279       1.51        86.15        7.288        115         1.58        67.57
UT ..............        7        13,526,719       1.49        87.64        7.810        111         1.38        70.07
AZ ..............        5        13,510,370       1.49        89.13        8.035        108         1.41        64.83
CO ..............        6        13,267,506       1.46        90.59        7.511        112         1.45        66.36
CT ..............        3        11,869,150       1.31        91.90        7.187        113         1.31        78.79
IA ..............        3        11,673,228       1.29        93.18        7.456        110         1.38        71.42
NV ..............        5         9,966,188       1.10        94.28        8.412        103         1.43        64.62
MI ..............        2         9,943,116       1.09        95.38        7.477        115         1.36        73.19
DE ..............        1         7,488,705       0.82        96.20        7.200        109         1.38        73.78
SC ..............        3         7,161,490       0.79        96.99        7.908        112         1.43        69.51
RI ..............        2         5,382,196       0.59        97.58        8.193        110         1.44        73.17
KS ..............        1         4,341,062       0.48        98.06        7.450        117         1.31        74.85
NC ..............        1         3,775,647       0.42        98.48        7.420        114         1.53        72.61
ID ..............        2         3,483,567       0.38        98.86        7.938        107         1.41        63.10
WI ..............        2         3,253,042       0.36        99.22        8.000        107         1.57        60.24
MN ..............        1         1,758,533       0.19        99.41        8.625        106         1.49        62.80
ND ..............        1         1,486,039       0.16        99.57        7.875        107         1.30        67.55
IN ..............        1         1,478,124       0.16        99.74        7.750        116         1.74        64.27
WY ..............        1         1,280,190       0.14        99.88        7.650         78         1.25        58.86
NM ..............        1         1,109,072       0.12       100.00%       7.375        112         1.25        50.99
                        --      ------------     ------       ------        -----        ---         ----        -----
 Totals .........      265      $908,161,006     100.00%                    7.507%       110         1.39x       70.13%
                       ===      ============     ======                     =====        ===         ====        =====

ABN AMRO                                  MORTGAGE CAPITAL FUNDING, INC.                    Statement Date: 01/19/99
LaSalle National Bank                   SALOMON BROTHERS REALTY CORP. AND                   Payment Date:   01/19/99
                                 CITICORP REAL ESTATE, INC., AS MORTGAGE LOAN SELLERS        Prior Payment:       NA
Administrator:                       AMRESCO SERVICES, L.P., AS MASTER SERVICER             Record Date:    12/31/98
 Brian Ames (800) 246-5761                       SERIES 1998-MC3
 135 S. LaSalle Street  Suite 1625          ABN AMRO ACCT: 99-9999-99-9                     WAC:
 Chicago, IL  60603                                                                         WAMM:

====================================================================================================================
                                                 Number Of Pages
                                                 ---------------

          Table of Contents
          REMIC Certificate Report
          Other Related Information
          Asset Backed Facts Sheets
          Delinquency Loan Detail
          Mortgage Loan Characteristics
          Loan Level Listing

          TOTAL PAGES INCLUDED IN THIS PACKAGE

          Specially Serviced Loan Detail          Appendix A
          Modified Loan Detail                    Appendix B
          Realized Loan Detail                    Appendix C

       ==================================================================
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

             La Salle Web Site                 www.lnbabs.com

             LaSalle Bulletin Board             (714) 282-3990
             LaSalle ASAP Fax System            (312) 904-2200

             ASAP #:
             Monthly Data File Name:
       ==================================================================

====================================================================================================================

ABN AMRO                                  MORTGAGE CAPITAL FUNDING, INC.                    Statement Date: 01/19/99
LaSalle National Bank                   SALOMON BROTHERS REALTY CORP. AND                   Payment Date:   01/19/99
                                 CITICORP REAL ESTATE, INC., AS MORTGAGE LOAN SELLERS       Prior Payment:        NA
Administrator:                       AMRESCO SERVICES, L.P., AS MASTER SERVICER             Record Date:    12/31/98
 Brian Ames (800) 246-5761                       SERIES 1998-MC3
 135 S. LaSalle Street  Suite 1625          ABN AMRO ACCT: 99-9999-99-9                     WAC:
 Chicago, IL  60603                                                                         WAMM:

===================================================================================================================================
            ORIGINAL        OPENING      PRINCIPAL      PRINCIPAL     NEGATIVE     CLOSING     INTEREST    INTEREST    PASS-THROUGH
  CLASS   FACE VALUE (1)    BALANCE       PAYMENT      ADJ. OR LOSS  AMORTIZATION  BALANCE     PAYMENT    ADJUSTMENT     RATE (2)
  CUSIP    PER $1,000     PER $1,000     PER $1,000     PER $1,000    PER $1,000  PER $1,000  PER $1,000  PER $1,000  NEXT RATE (3)
-----------------------------------------------------------------------------------------------------------------------------------














































                 0.00            0.00          0.00           0.00         0.00        0.00        0.00        0.00
===================================================================================================================================
                                                                                 TOTAL P&I PAYMENT             0.00
===================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

ABN AMRO                                  MORTGAGE CAPITAL FUNDING, INC.                    Statement Date: 01/19/99
LaSalle National Bank                   SALOMON BROTHERS REALTY CORP. AND                   Payment Date:   01/19/99
                                 CITICORP REAL ESTATE, INC., AS MORTGAGE LOAN SELLERS       Prior Payment:        NA
Administrator:                       AMRESCO SERVICES, L.P., AS MASTER SERVICER             Record Date:    12/31/98
 Brian Ames (800) 246-5761                       SERIES 1998-MC3
 135 S. LaSalle Street  Suite 1625          ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL  60603
                                             OTHER RELATED INFORMATION

===================================================================================================================================








































===================================================================================================================================

ABN AMRO                                  MORTGAGE CAPITAL FUNDING, INC.                    Statement Date: 01/19/99
LaSalle National Bank                   SALOMON BROTHERS REALTY CORP. AND                   Payment Date:   01/19/99
                                 CITICORP REAL ESTATE, INC., AS MORTGAGE LOAN SELLERS       Prior Payment:        NA
Administrator:                       AMRESCO SERVICES, L.P., AS MASTER SERVICER             Record Date:    12/31/98
 Brian Ames (800) 246-5761                       SERIES 1998-MC3
 135 S. LaSalle Street  Suite 1625          ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL  60603

====================================================================================================
Distribution     Delinq. 1 Month     Delinq. 2 Months     Delinq. 3 Months    Foreclosure/Bankruptcy
   Date          #       Balance     #       Balance      #       Balance         #      Balance
-------------   -----------------   ------------------   ------------------   ----------------------
01/19/99           0         0          0         0        0           0         0              0
               0.00%     0.00%      0.00%     0.00%    0.00%       0.00%     0.00%          0.00%



















====================================================================================================

============================================================================================
        REO                 Modifications           Prepayments           Curr Weighted Avg.
    #       Balance        #       Balance         #       Balance          Coupon   Remit
------------------------  -----------------     --------------------      ------------------
     0              0        0         0            0          0
 0.00%          0.00%    0.00%     0.00%        0.00%      0.00%

























============================================================================================

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
      Aging Category

ABN AMRO                                  MORTGAGE CAPITAL FUNDING, INC.                    Statement Date: 01/19/99
LaSalle National Bank                   SALOMON BROTHERS REALTY CORP. AND                   Payment Date:   01/19/99
                                 CITICORP REAL ESTATE, INC., AS MORTGAGE LOAN SELLERS       Prior Payment:        NA
Administrator:                       AMRESCO SERVICES, L.P., AS MASTER SERVICER             Record Date:    12/31/98
 Brian Ames (800) 246-5761                       SERIES 1998-MC3
 135 S. LaSalle Street  Suite 1625          ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL  60603

                                              DELINQUENT LOAN DETAIL

===================================================================================================================================
                   Paid                Outstanding          Out. Property                    Special
 Disclosure Date   Thru   Current P&I      P&I                Protection     Advance        Servicer    Foreclosure Bankruptcy REO
    Control #      Date     Advance     Advances**             Advances   Description (1) Transfer Date     Date       Date    Date
-----------------------------------------------------------------------------------------------------------------------------------





































===================================================================================================================================
A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but less than one month delinq
                                    1. P&I Advance - Loan delinquent 1 month     3. P&I Advance - Loan delinquent 3 months or More
                                    2. P&I Advance - Loan delinquent 2 months    4. Matured Balloon/Assumed Scheduled Payment
===================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                  MORTGAGE CAPITAL FUNDING, INC.                    Statement Date: 01/19/99
LaSalle National Bank                   SALOMON BROTHERS REALTY CORP. AND                   Payment Date:   01/19/99
                                 CITICORP REAL ESTATE, INC., AS MORTGAGE LOAN SELLERS       Prior Payment:        NA
Administrator:                       AMRESCO SERVICES, L.P., AS MASTER SERVICER             Record Date:    12/31/98
 Brian Ames (800) 246-5761                       SERIES 1998-MC3
 135 S. LaSalle Street  Suite 1625          ABN AMRO ACCT: 99-9999-99-9
 Chicago, IL  60603
                                                   POOL TOTAL

                           DISTRIBUTION OF PRINCIPAL BALANCES

       (2) Current Scheduled              Number       (2) Scheduled      Based on
            Balances                     of Loans          Balance        Balance
-------------------------------------------------------------------------------------
         $0 to    $500,000
   $500,000 to  $1,000,000
 $1,000,000 to  $1,000,000
 $1,500,000 to  $2,000,000
 $2,000,000 to  $2,500,000
 $2,500,000 to  $3,000,000
 $3,000,000 to  $3,500,000
 $3,500,000 to  $4,000,000
 $4,000,000 to  $5,000,000
 $5,000,000 to  $6,000,000
 $6,000,000 to  $7,000,000
 $7,000,000 to  $8,000,000
 $8,000,000 to  $9,000,000
 $9,000,000 to $10,000,000
$10,000,000 to $11,000,000
$11,000,000 to $12,000,000
$12,000,000 to $13,000,000
$13,000,000 to $14,000,000
$14,000,000 to $15,000,000
$15,000,000 &      Above

--------------------------------------------------------------------------------------
         Total                              0                0             0.00%

                         DISTRIBUTION OF PROPERTY TYPES

                         Number              (2) Scheduled        Based on
  Property Types        of Loans                Balance            Balance
------------------------------------------------------------------------------











------------------------------------------------------------------------------
       Total            0                                0           0.00%

                     DISTRIBUTION OF MORTGAGE INTEREST RATES


      Current Mortgage         Number          (2) Scheduled          Based on
        Interest Rate         of Loans            Balance              Balance
-------------------------------------------------------------------------------
     7.000% or less
     7.000% to 7.125%
     7.125% to 7.375%
     7.375% to 7.625%
     7.625% to 7.875%
     7.875% to 8.125%
     8.125% to 8.375%
     8.375% to 8.625%
     8.625% to 8.875%
     8.875% to 9.125%
     9.125% to 9.375%
     9.375% to 9.625%
     9.625% to 9.875%
     9.875% to 10.125%
    10.125% &   Above
-------------------------------------------------------------------------------
         Total                     0                      0              0.00%


W/Avg Mortgage Interest Rate is      0.0000%
Minimum Mortgage Interest Rate is    0.0000%
Maximum Mortgage Interest Rate is    0.0000%

                          GEOGRAPHIC DISTRIBUTION

                                      Number        (2) Scheduled      Based on
      Geographic Location             of Loans        Balance          Balance
-------------------------------------------------------------------------------








-------------------------------------------------------------------------------
            Total                      0               0                0.00%


ABN AMRO                                     Mortgage Capital Funding, Inc.                         Statement Date: 01/19/99
LaSalle National Bank                      Salomon Brothers Realty Corp. and                        Payment Date:   01/19/99
                                    Citicorp Real Estate, Inc., as Mortgage Loan Sellers            Prior Payment:        NA
Administrator:                           AMRESCO Services, L.P., as Master Servicer                 Record Date:    12/31/98
  Brian Ames (800) 246-5761                           Series 1998-MC3
  135 S. LaSalle Street Suite 1625             ABN AMRO Acct: 99-9999-99-9
  Chicago, IL 60603                                    Pool Total

                                           LOAN SEASONING

---------------------------------------------------------------------------------------------------
                                              Number         (2) Scheduled            Based on
           Number of Years                   of Loans           Balance                Balance
---------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------
                                                     Weighted Average Seasoning is      0.0

                                  DISTRIBUTION OF AMORTIZATION TYPE

---------------------------------------------------------------------------------------------------
                                              Number         (2) Scheduled            Based on
           Amortization Type                 of Loans           Balance                Balance
---------------------------------------------------------------------------------------------------











---------------------------------------------------------------------------------------------------
           Total                            0                   0                         0.00%
---------------------------------------------------------------------------------------------------

                                       DISTRIBUTION OF REMAINING TERM
                                              FULLY AMORTIZING

---------------------------------------------------------------------------------------------------
  Fully Amortizing                            Number       (2) Scheduled             Based on
   Mortgage Loans                            of Loans         Balanced                Balence
---------------------------------------------------------------------------------------------------
    60 months or less
    61 to 120 months
   121 to 180 months
   181 to 240 months
   241 to 360 months
---------------------------------------------------------------------------------------------------
      Total                                    0                 0                      0.00%
---------------------------------------------------------------------------------------------------
                                       Weighted Average Months to Maturity is                  0


                                      DISTRIBUTION OF REMAINING TERM
                                              BALLOON LOANS

---------------------------------------------------------------------------------------------------
      Balloon                                 Number       (2) Scheduled             Based on
   Mortgage Loans                            of Loans         Balanced                Balence
---------------------------------------------------------------------------------------------------
    12 months or less
    13 to  24 months
    25 to  36 months
    37 to  48 months
    49 to  60 months
    61 to 120 months
   121 to 180 months
   181 to 240 months
---------------------------------------------------------------------------------------------------
      Total                                    0                 0                      0.00%
---------------------------------------------------------------------------------------------------
                                       Weighted Average Months to Maturity is                  0


                                          DISTRIBUTION OF DSCR

---------------------------------------------------------------------------------------------------
     Debt Service                           Number            (2) Scheduled            Based on
   Coverage Ratio (1)                      of Loans              Balance                Balance
---------------------------------------------------------------------------------------------------
   0.500 or less
   0.500 to 0.675
   0.625 to 0.750
   0.750 to 0.875
   0.875 to 1.000
   1.000 to 1.125
   1.125 to 1.250
   1.250 to 1.375
   1.375 to 1.500
   1.500 to 1.625
   1.625 to 1.750
   1.750 to 1.875
   1.875 to 2.000
   2.000 to 2.125
   2.125 & above
      Unknown
---------------------------------------------------------------------------------------------------
      Total                                    0                 0                      0.00%
---------------------------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is                    0.000


                                              NOI AGING

---------------------------------------------------------------------------------------------------
                                              Number       (2) Scheduled             Based on
   NOI Date                                  of Loans         Balanced                Balence
---------------------------------------------------------------------------------------------------
   1 year or less
   1 to 2 years
   2 Years or More
   Unknown
---------------------------------------------------------------------------------------------------
      Total                                    0                 0                      0.00%
---------------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

    Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.


ABN AMRO                                     Mortgage Capital Funding, Inc.                         Statement Date: 01/19/99
LaSalle National Bank                      Salomon Brothers Realty Corp. and                        Payment Date:   01/19/99
                                    Citicorp Real Estate, Inc., as Mortgage Loan Sellers            Prior Payment:        NA
Administrator:                           AMRESCO Services, L.P., as Master Servicer                 Record Date:    12/31/98
  Brian Ames (800) 246-5761                           Series 1998-MC3
  135 S. LaSalle Street Suite 1625             ABN AMRO Acct: 99-9999-99-9
  Chicago, IL 60603


                                                              LOAN LEVEL DETAIL

----------------------------------------------------------------------------------------------------------------------------------
            Appraisal    Property                          Operating    Ending                                              Loan
Disclosure  Reduction      Type     Maturity               Statement   Principal   Note   Scheduled           Prepayment   Status
 Control #   Amounts       Code       Date    DSCR   NOI      Date      Balance    Rate      P&I    Prepayment   Date      Code(1)
----------------------------------------------------------------------------------------------------------------------------------







----------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
----------------------------------------------------------------------------------------------------------------------------------

(1) Legend:
 A. P&I Adv - in Grace Period
 B. P&I Adv - (less than) one month delinq
 1. P&I Adv - delinquent 1 month
 2. P&I Adv - delinquent 2 months
 3. P&I Adv - delinquent 3+ months
 4. Mat. Balloon/Assumd P&I
 5. Prepaid in Full
 6. Specially Serviced
 7. Foreclosure
 8. Bankruptcy
 9. REO
10. DPO
11. Modification
----------------------------------------------------------------------------------------------------------------------------------


ABN AMRO                                     Mortgage Capital Funding, Inc.                         Statement Date: 01/19/99
LaSalle National Bank                      Salomon Brothers Realty Corp. and                        Payment Date:   01/19/99
                                    Citicorp Real Estate, Inc., as Mortgage Loan Sellers            Prior Payment:        NA
Administrator:                           AMRESCO Services, L.P., as Master Servicer                 Record Date:    12/31/98
  Brian Ames (800) 246-5761                           Series 1998-MC3
  135 S. LaSalle Street Suite 1625             ABN AMRO Acct: 99-9999-99-9
  Chicago, IL 60603


                                                     SPECIALLY SERVICED LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                  Beginning                                                   Specially
  Disclosure      Scheduled          Interest       Maturity     Property     Serviced
  Control #        Balance             Rate           Date         Type     Status Code(1)                Comments
----------------------------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------------------------

  (1) Legend:
   1) Request for waiver of Prepayment Penalty
   2) Payment default
   3) Request for Loan Modification or Workout
   4) Loan with Borrower Bankruptcy
   5) Loan in Process of Foreclosure
   6) Loan now REO Property
   7) Loans Paid Off
   8) Loans Returned to Master Servicer
                                                                     APPENDIX A


ABN AMRO                                     Mortgage Capital Funding, Inc.                         Statement Date: 01/19/99
LaSalle National Bank                      Salomon Brothers Realty Corp. and                        Payment Date:   01/19/99
                                    Citicorp Real Estate, Inc., as Mortgage Loan Sellers            Prior Payment:        NA
Administrator:                           AMRESCO Services, L.P., as Master Servicer                 Record Date:    12/31/98
  Brian Ames (800) 246-5761                           Series 1998-MC3
  135 S. LaSalle Street Suite 1625             ABN AMRO Acct: 99-9999-99-9
  Chicago, IL 60603



                                                    MODIFIED LOAN DETAIL
----------------------------------------------------------------------------------------------------------------------------------
     Disclosure     Modification                                                        Modification
      Control #         Date                                                             Description
----------------------------------------------------------------------------------------------------------------------------------
























----------------------------------------------------------------------------------------------------------------------------------

                                                                     APPENDIX B


ABN AMRO                                     Mortgage Capital Funding, Inc.                         Statement Date: 01/19/99
LaSalle National Bank                      Salomon Brothers Realty Corp. and                        Payment Date:   01/19/99
                                    Citicorp Real Estate, Inc., as Mortgage Loan Sellers            Prior Payment:        NA
Administrator:                           AMRESCO Services, L.P., as Master Servicer                 Record Date:    12/31/98
  Brian Ames (800) 246-5761                           Series 1998-MC3
  135 S. LaSalle Street Suite 1625             ABN AMRO Acct: 99-9999-99-9
  Chicago, IL 60603


                                                      REALIZED LOSS DETAIL


----------------------------------------------------------------------------------------------------------------------------------
                                          Beginning               Gross Proceeds    Aggregate      Net       Net Proceeds
Dist. Disclosure  Appraisal  Appraisal    Scheduled      Gross     as a % of       Liquidation  Liquidation   as a % of   Realized
Date   Control#     Date       Value       Balance      Proceeds  Sched Principal   Expenses*    Proceeds   Sched. Balance  Loss
----------------------------------------------------------------------------------------------------------------------------------

















----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL               0.00                        0.00                         0.00        0.00                       0.00
CUMULATIVE                  0.00                        0.00                         0.00        0.00                       0.00
----------------------------------------------------------------------------------------------------------------------------------


                                                                     APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX C

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------


                         MORTGAGE CAPITAL FUNDING, INC.
                 MULTIFAMILY / COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)


                                  -------------

                            CMBS NEW ISSUE TERM SHEET

                                  -------------


                                DECEMBER 14, 1998



                            SALOMON SMITH BARNEY INC.


--------------------------------------------------------------------------------

Contacts:

Salomon                                           Citicorp

TRADING                                           TRADING
Paul Vanderslice (212) 783-3659  (212) 783-4109   Jeff Sturdevant (212) 291-3320  (212) 291-3687
Jeff Lewis       (212) 783-3659  (212) 783-4109

FINANCE                                           FINANCE
David Tibbals    (212) 783-7171  (212) 783-2096   Richard Jarocki (212) 559-0217  (212) 793-5602
Angela Hutzel    (212) 783-5664  (212) 783-2096   Mark Horinbein  (212) 559-0216  (212) 793-5602
Joseph Siragusa  (212) 783-8542  (212) 783-2096

ANALYTICS                                         ANALYTICS
Tony Lupo        (212) 783-5838  (212) 783-2096   Nancy Wilt      (212) 291-3320  (212) 291-3687
Bruce Bernard    (212) 783-1873  (212) 783-2096

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                COLLATERAL FACTS

--------------------------------------------------------------------------------
INITIAL POOL BALANCE:                          $908,161,006
NUMBER OF MORTGAGE LOANS:                      232
NUMBER OF PROPERTIES                           265
AVERAGE LOAN CUT-OFF DATE BALANCE:             $3,914,487
AVERAGE PROPERTY CUT-OFF DATE BALANCE:         $3,427,023
WEIGHTED AVERAGE CURRENT MORTGAGE RATE(A):     7.507%       (6.35% - 10.00%)
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:  316 mos.
WEIGHTED AVERAGE U/W NCF DSCR (B):             1.39x        (1.16x - 4.73x)
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:       70.13%       (21.23 %- 82.22%)
WEIGHTED AVERAGE REMAINING TERM TO SCHEDULED   110 mos.     (36 mos. - 119 mos.)
MATURITY/ARD(C):
WEIGHTED AVERAGE SEASONING:                    8 mos.
WEIGHTED AVERAGE PREPAYMENT RESTRICTION        105 mos.
--------------------------------------------------------------------------------
(a) Gross Coupon.
(b) U/W NCF DSCR is the ratio of Underwritten Net Cash Flow over the annualized debt service payments.
(c) Anticipated Repayment Date for loans that provide for such a date. All information presented herein with respect to ARD Loans assumes that they mature on their respective Anticipated Repayment Dates.

                                  KEY FEATURES

--------------------------------------------------------------------------------
Issuer:                           Mortgage Capital Funding, Inc.
Sole Manager:                     Salomon Smith Barney Inc.
Mortgage Loan Sellers:            Citicorp Real Estate, Inc. (42.47% of Initial
                                  Pool Balance) and Salomon Brothers Realty
                                  Corp.(57.53% of Initial Pool Balance)

Master Servicer:                  Amresco Services, L.P.
Special Servicer:                 Allied Capital Corp.
Purchaser of Classes H, J, K, L   Allied Capital Corp.
Trustee/Fiscal Agent:             LaSalle National Bank/ABN AMRO Bank N.V.
Pricing:                          On or about December 21,1998
Closing:                          On or about December 29, 1998
Settlement:                       On or about December 30, 1998
Cut-off Date:                     December 1,1998
Distribution Date:                18th of each month, or following business day
                                  (commencing in January 1999)
ERISA Eligible:                   Classes A1, A2 and X are ERISA eligible under
                                  the individual underwriters' prohibited
                                  transaction exemptions, subject to certain
                                  conditions for eligibility
Representations & Warranties:     Provided by applicable Mortgage Loan Sellers
Structure:                        Sequential pay
Interest Accrual Period:          With respect to any Distribution Date, the
                                  calendar month preceding the month in which
                                  such Distribution Date occurs.
Day Count:                        30/360
Tax Treatment:                    REMIC
Rated Final Distribution Date:    November 18, 2031
Clean up Call:                    1.0%
Minimum Denominations:            Publicly Offered Classes except Class X:
                                  $10,000 & $1 Class X: $1,000,000 Notional
                                  Amount & $1
Deal Information/Analytics        It is anticipated that certain Mortgage Loan
                                  and Certificate information will be available
                                  from the following services: Bloomberg, Intex,
                                  Charter Research, and The Trepp Group.
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                    APPROXIMATE SECURITIES STRUCTURE
---------------------------------------------------------------------------
         RATING
        (MOODY'S/
          S&P)      CREDIT  CLASS      APPROX.           COUPON
CLASS     (A)      SUPPORT    %         SIZE          DESCRIPTION  COUPON
---------------------------------------------------------------------------

Publicly Offered
Classes:
X      Aaa/AAAr                     $908,161,005(c)  Variable Rate
A1     Aaa/AAA     30.50%   23.62%  $214,494,000       Fixed Rate
A2     Aaa/AAA     30.50%   45.88%  $416,677,000       Fixed Rate
B      Aa2/AA      26.00%    4.50%   $40,867,000       Fixed Rate
C      A2/A        21.25%    4.75%   $43,138,000       Fixed Rate
D      Baa2/BBB    14.50%    6.75%   $61,301,000          WAC
E      Baa3/NR     11.25%    3.25%   $29,515,000          WAC

Privately Placed Classes
(144A eligible):
---------------------------------------------------------------------------
F      NOT OFFERED HEREBY
G      NOT OFFERED HEREBY
H      NOT OFFERED HEREBY
J      NOT OFFERED HEREBY
K      NOT OFFERED HEREBY
L      NOT OFFERED HEREBY
       Total                        $908,161,005
       Securities
---------------------------------------------------------------------------

                 APPROXIMATE SECURITIES STRUCTURE
-----------------------------------------------------------------
                 WTD
               AVERAGE                                PRINCIPAL
                 LIFE              SMMEA     ERISA     PAYMENT
 SPREAD  PRICE  (YRS.)  DELIVERY  ELIGIBLE  ELIGIBLE  WINDOW (B)
-----------------------------------------------------------------



           7.11            DTC       N/A       Yes
         100.50  5.50      DTC       N/A       Yes   01/99-09/07
         101.50  9.26      DTC       N/A       Yes   09/07-07/08
         101.50  9.55      DTC       N/A       N/A   07/08-07/08
         101.50  9.55      DTC       N/A       N/A   07/08-07/08
         100.50  9.62      DTC       N/A       N/A   07/08-09/08
          92.22  9.72      DTC       N/A       N/A   09/08-09/08



-----------------------------------------------------------------








-----------------------------------------------------------------

(a) Ratings shown are those of Moody's and S&P, respectively. Classes marked "NR" will not be rated by the applicable Rating Agency.
(b) Calculated at 0% CPR, no balloon extension and ARD Loans pay in full on Anticipated Repayment Dates.
(c) Notional amount.

                               STRUCTURAL OVERVIEW

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                   [BAR GRAPH]

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                           STRUCTURAL OVERVIEW - CONT.
--------------------------------------------------------------------------------

o   The Mortgage Pool will be comprised of one Loan Group

    o Principal will be paid sequentially to Class A1, A2, B, C, D, E, F, G, H, J, K and L Certificates (If principal balances of all such Classes other than Classes A1 and A2 have reduced to zero, principal will be allocated to Class A1 and A2 pro-rata)

o Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A1 and Class A2 Certificates each month

o Each of the Classes (except Class X) will be subordinate to earlier alphabetically lettered classes (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1 and A2)

o The Master Servicer will cover net prepayment interest shortfalls, up to the portion of the Master Servicing Fee equal to 0.06% per annum. Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated in reverse alphabetical order to the interest-bearing Certificates (other than the Class A1, Class A2 and Class X) and then pro-rata (based on interest entitlements) to the Class A1, Class A2 and Class X Certificates

o   All Classes will pay interest on a 30/360 basis

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes with certificate balances (in the case of the Class A1 and Class A2 Certificates, pro rata based on certificate balances)

o IO protected with regard to loan modifications and waivers that reduce Mortgage Rate


                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------

o The Mortgage Pool is comprised of 232 multifamily and commercial loans with an aggregate Cut-off Date Balance of approximately $908,161,006

o All of the Mortgage Loans are secured by first mortgage liens on multifamily and commercial properties

o   The Mortgage Pool's average Cut-off Date Balance is approximately $3,914,487

o The Mortgage Pool's weighted average current Underwritten NCF Debt Service Coverage Ratio is 1.39x (a)

o   The Mortgage Pool's Cut-off Date LTV is 70.13%

o The Mortgage Pool's weighted average Mortgage Rate is approximately 7.507% per annum

    (a) Underwritten NCF Debt Service Coverage Ratio is the ratio of Underwritten NCF over the annualized debt service payments.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS

                                                                                            WEIGHTED AVERAGES
                                                                                ---------------------------------------------
                                                        % OF                                                     CUT-OFF
                         NUMBER OF     AGGREGATE      INITIAL        MAXIMUM                  STATED    U/W        DATE
                         MORTGAGE    CUT-OFF DATE       POOL      CUT-OFF DATE   MORTGAGE    REMAIN.    NCF    LOAN-TO-VALUE
PREPAYMENT RESTRICTIONS    LOANS        BALANCE       BALANCE        BALANCE       RATE     TERM (MO.)  DSCR       RATIO
-----------------------------------------------------------------------------------------------------------------------------
> of YM or 1%                  4      $4,977,246         0.55%    $2,348,322        8.503%      107       1.29x    73.13%
Lockout/> of YM or 1%        115    $501,768,716        55.25%   $65,804,538        7.584%      109       1.35x    70.63%
Lockout/Declining Fee          6      $7,538,864         0.83%    $2,542,442        7.355%      109       1.75x    56.12%
Lockout/Defeasance            38    $172,644,038        19.01%   $13,979,720        7.210%      116       1.42x    71.62%
Lockout/YM                    66    $206,866,274        22.78%   $13,933,312        7.384%      114       1.46x    68.46%
> of YM or                     3     $14,365,867         1.58%    $6,712,570        9.850%       36       1.33x    65.10%
1%/Declining Fee
-----------------------------------------------------------------------------------------------------------------------------
        TOTALS               232    $908,161,006       100.00%                      7.507%      110       1.39x    70.13%
-----------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS BY MORTGAGE RATE

                                                WEIGHTED AVERAGES                 % BY CUT-OFF DATE BALANCE OF MORTGAGE LOANS
                                                ----------------------------------------------------------------------------------



                                                                             LOCKOUT
                                        % BY                                   THEN                                   GREATER OF
                NUMBER                AGGREGATE           STATED    GREATER  GREATER                         LOCKOUT   1%/YLD.
                  OF       AGGREGATE   CUT-OFF            REMAIN.     OF       OF      LOCKOUT     LOCKOUT     THEN     MAINT.
               MORTGAGE  CUT-OFF DATE   DATE    MORTGAGE   TERM     1%/YLD.  1%/YLD.    THEN        THEN       YLD.     THEN
MORTGAGE RATE    LOANS     BALANCE     BALANCE    RATE     (MO.)     MAINT.   MAINT.  DECLINING  DEFEASANCE   MAINT.  DECLINING
----------------------------------------------------------------------------------------------------------------------------------
 0.00% to  6.99%   11     $66,304,389    7.30%    6.807%    114      0.00      3.36      0.54       2.85       0.55      0.00
 7.00% to  7.49%  101    $508,056,084   55.94%    7.217%    115      0.00     25.41      0.00      14.65      15.88      0.00
 7.50% to  7.99%   59    $194,496,256   21.42%    7.633%    107      0.00     13.42      0.14       1.51       6.35      0.00
 8.00% to  8.49%   23     $56,912,828    6.27%    8.149%    108      0.14      6.12      0.00       0.00       0.00      0.00
 8.50% to  8.99%   22     $38,441,991    4.23%    8.651%     95      0.40      3.68      0.15       0.00       0.00      0.00
 9.00% to  9.49%   11     $21,555,714    2.37%    9.125%    100      0.00      2.37      0.00       0.00       0.00      0.00
 9.50% to  9.99%    4     $17,473,104    1.92%    9.854%     46      0.00      0.34      0.00       0.00       0.00      1.58
10.00% to 10.49%    1      $4,920,639    0.54%   10.000%     91      0.00      0.54      0.00       0.00       0.00      0.00

----------------------------------------------------------------------------------------------------------------------------------
      TOTALS      232    $908,161,006  100.00%    7.507%    110      0.55     55.25      0.83      19.01      22.78      1.58
----------------------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTION ANALYSIS (A) (B) (C)

  PREPAYMENT RESTRICTIONS
(MONTHS SINCE CUT-OFF DATE)     0        12       24       36      48       60       72       84       96      108
---------------------------------------------------------------------------------------------------------------------
   REMAINING BALANCE (1)      100.00%   98.77%   97.46%   94.49%   92.96%  89.53%   87.79%   85.26%   82.44%   68.40%

     LOCKED/DEFEASANCE         97.87%   97.87%   92.10%   78.88%   20.16%  19.65%   19.65%   19.64%   19.82%   23.25%
     YIELD MAINTENANCE          0.55%    0.55%    6.02%   20.83%   77.61%  79.50%   79.06%   79.66%   77.84%   45.19%
         5% PREMIUM             0.00%    0.00%    0.15%    0.15%    0.00%   0.55%    0.00%    0.00%    0.00%    0.00%
         4% PREMIUM             0.00%    0.00%    0.14%    0.00%    0.15%   0.15%    0.54%    0.00%    0.00%    0.00%
         3% PREMIUM             1.58%    0.00%    0.00%    0.15%    0.00%   0.00%    0.15%    0.70%    0.00%    0.00%
         2% PREMIUM             0.00%    1.59%    0.00%    0.00%    0.15%   0.00%    0.00%    0.00%    0.70%    0.00%
         1% PREMIUM             0.00%    0.00%    1.59%    0.00%    0.00%   0.15%    0.00%    0.00%    0.00%    0.69%
            OPEN                0.00%    0.00%    0.00%    0.00%    1.94%   0.00%    0.59%    0.00%    1.64%   30.86%

               BALANCE        $908.2  $896.97  $885.05  $858.10  $844.25 $813.07  $797.24  $774.29  $748.68  $621.21
    % OF INITIAL BALANCE      100.00%   98.77%   97.46%   94.49%   92.96%  89.53%   87.79%   85.26%   82.44%   68.40%

(a) Table calculated using modeling assumptions and assuming 0% CPR and all ARD Loans are paid in full on their respective Anticipated Repayment Dates.

(b) Totals may not equal 100% due to rounding.

(c) All numbers, unless otherwise noted, are as a percentage of the aggregate mortgage loan pool balance at the specified point in time.

(1) Remaining aggregate mortgage loan pool balance as a percentage of Initial Pool Balance at the specified point in time.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                       ALLOCATION OF PREPAYMENT PENALTIES
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS

Prepayment premiums will be allocated between the Publicly Offered Certificates then entitled to principal distributions and the Class X Certificates as follows:

o A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) will be allocated to each class of the Publicly Offered Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a fraction (expressed as a percentage which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of such Class of the Publicly Offered Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

        --------------------------- ---- ---------------------------------
       |      Prepayment           (Pass-Through Rate - Discount Rate)    |
       |  Premium Allocation  =  ---------------------------------------  |
       |      Percentage             (Mortgage Rate - Discount Rate)      |
        --------------------------- ---- ---------------------------------

o The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

o In general, this formula provides for an increase in the allocation of Prepayment Premiums to the Publicly Offered Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

Allocation of Prepayment Premiums Example

    Discount Rate Fraction Methodology:
      Mortgage Rate                        =  9%
      Bond Class Rate                      =  7%
      Treasury Rate                        =  6%

    BOND CLASS ALLOCATION    |                CLASS X ALLOCATION
    -------------------------|----------------------------------------------
        7% - 6%              |
        -------  = 33 1/3%   |  Receives excess premiums = 66 2/3% thereof
        9% - 6%              |

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                          ------------------------------------------------
                                                      % OF      CUM. %                                        CUT-OFF
                            NUMBER OF   AGGREGATE    INITIAL  OF INITIAL               STATED        U/W        DATE
                            MORTGAGE     CUT-OFF      POOL       POOL     MORTGAGE    REMAIN.        NCF    LOAN-TO-VALUE
   CUT-OFF DATE BALANCE       LOANS    DATE BALANCE  BALANCE   BALANCE      RATE     TERM (MO.)     DSCR       RATIO
--------------------------------------------------------------------------------------------------------------------------
         $0 to    $999,999     17      $13,127,113      1.45%     1.45%       8.165%    109         1.34x         71.80%
 $1,000,000 to  $2,499,999     95     $160,575,474     17.68%    19.13%       7.772%    109         1.39x         68.56%
 $2,500,000 to  $4,999,999     79     $291,748,695     32.13%    51.25%       7.619%    111         1.41x         70.06%
 $5,000,000 to  $7,499,999     25     $150,993,800     16.63%    67.88%       7.564%    106         1.46x         68.82%
 $7,500,000 to  $9,999,999      5      $40,990,392      4.51%    72.39%       7.437%    113         1.55x         68.53%
$10,000,000 to $14,999,999      5      $62,121,008      6.84%    79.23%       7.318%    104         1.32x         71.47%
$15,000,000 to $74,999,999      6     $188,604,524     20.77%   100.00%       7.093%    115         1.29x         72.42%
--------------------------------------------------------------------------------------------------------------------------
             TOTALS           232     $908,161,006    100.00%                 7.507%    110         1.39x         70.13%
--------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE

                                                                          WEIGHTED AVERAGES
                                                              --------------------------------------------
                                                                                                LOAN TO
                                         % OF        CUM. %                                     CUT-OFF
          NUMBER OF     AGGREGATE      INITIAL     OF INITIAL               STATED      U/W       DATE
          MORTGAGED   CUT-OFF DATE       POOL         POOL     MORTGAGE  REMAIN. TERM   NCF      VALUE
 STATES   PROPERTIES     BALANCE       BALANCE      BALANCE      RATE        (MO.)      DSCR     RATIO
----------------------------------------------------------------------------------------------------------
   CA         26       $98,195,075     10.81%         10.81%     7.256%       114       1.45x   68.35%
   NY         29       $97,916,411     10.78%         21.59%     7.354%       112       1.54x   70.71%
   FL         27       $92,949,769     10.23%         31.83%     7.717%       110       1.39x   71.01%
   GA         17       $80,799,194      8.90%         40.73%     7.632%       102       1.32x   70.26%
   NJ         13       $47,738,084      5.26%         45.98%     7.542%       101       1.36x   72.09%
   MD         12       $43,914,576      4.84%         50.82%     7.909%       110       1.33x   67.55%
   TX         17       $40,482,704      4.46%         55.28%     7.806%       101       1.37x   71.24%
   VA         18       $35,741,941      3.94%         59.21%     7.352%       113       1.36x   69.82%
   TN         11       $34,144,612      3.76%         62.97%     7.362%       114       1.42x   71.88%
   MA          5       $30,716,607      3.38%         66.35%     7.299%       113       1.34x   61.92%
   MS          5       $26,159,960      2.88%         69.23%     7.315%       115       1.36x   73.14%
   MO          4       $25,711,486      2.83%         72.07%     7.228%       114       1.31x   69.50%
   OH          9       $24,486,911      2.70%         74.76%     7.471%       115       1.32x   70.75%
   DC          2       $22,750,914      2.51%         77.27%     6.851%       110       1.22x   77.08%
   PA          3       $19,632,279      2.16%         79.43%     7.332%       112       1.18x   77.13%
   WA          6       $16,546,390      1.82%         81.25%     7.665%       110       1.42x   66.29%
   WV          4       $15,418,378      1.70%         82.95%     7.792%       114       1.36x   72.38%
   IL          6       $15,392,495      1.69%         84.64%     7.322%       114       1.32x   68.54%
   LA          3       $13,709,279      1.51%         86.15%     7.288%       115       1.58x   67.57%
   UT          7       $13,526,719      1.49%         87.64%     7.810%       111       1.38x   70.07%
   AZ          5       $13,510,370      1.49%         89.13%     8.035%       108       1.41x   64.83%
   CO          6       $13,267,506      1.46%         90.59%     7.511%       112       1.45x   66.36%
   CT          3       $11,869,150      1.31%         91.90%     7.187%       113       1.31x   78.79%
   IA          3       $11,673,228      1.29%         93.18%     7.456%       110       1.38x   71.42%
   NV          5        $9,966,188      1.10%         94.28%     8.412%       103       1.43x   64.62%
   MI          2        $9,943,116      1.09%         95.38%     7.477%       115       1.36x   73.19%
   DE          1        $7,488,705      0.82%         96.20%     7.200%       109       1.38x   73.78%
   SC          3        $7,161,490      0.79%         96.99%     7.908%       112       1.43x   69.51%
   RI          2        $5,382,196      0.59%         97.58%     8.193%       110       1.44x   73.17%
   KS          1        $4,341,062      0.48%         98.06%     7.450%       117       1.31x   74.85%
   NC          1        $3,775,647      0.42%         98.48%     7.420%       114       1.53x   72.61%
   ID          2        $3,483,567      0.38%         98.86%     7.938%       107       1.41x   63.10%
   WI          2        $3,253,042      0.36%         99.22%     8.000%       107       1.57x   60.24%
   MN          1        $1,758,533      0.19%         99.41%     8.625%       106       1.49x   62.80%
   ND          1        $1,486,039      0.16%         99.57%     7.875%       107       1.30x   67.55%
   IN          1        $1,478,124      0.16%         99.74%     7.750%       116       1.74x   64.27%
   WY          1        $1,280,190      0.14%         99.88%     7.650%        78       1.25x   58.86%
   NM          1        $1,109,072      0.12%        100.00%     7.375%       112       1.25x   50.99%
--------------------------------------------------------------------------------------------------------
 TOTALS      265      $908,161,006    100.00%                    7.507%       110       1.39x   70.13%
--------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                [MAP OF AMERICA]

WA   1.8%     ND   0.2%     WI   0.4%      PA   2.2%      RI   0.6%   AZ   1.5%
ID   0.4%     KS   0.5%     IL   1.7%      VA   3.9%      CT   1.3%   MI   1.1%
NV   1.1%     TX   4.5%     TN   3.8%      NC   0.4%      NJ   5.3%   IN   0.2%
CA  10.8%     MN   0.2%     MS   2.9%      SC   0.8%      DE   0.8%
WY   0.1%     IA   1.3%     OH   2.7%      GA   8.9%      MD   4.8%
CO   1.5%     MO   2.8%     WVA  1.7%      FL  10.2%      DC   2.5%
NM   0.1%     LA   1.5%     NY  10.8%      MA   3.4%      UT   1.5%

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                           California          10.8%
                           New York            10.8%
                           Florida             10.2%
                           Georgia              8.9%
                           New Jersey           5.3%
                           Maryland             4.8%
                           Texas                4.5%
                           Virginia             3.9%
                           Tennessee            3.8%
                           Massachusetts        3.4%
                           Other               33.6%

PERCENTAGES MAY NOT SUM TO 100% DUE TO ROUNDING
--------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE

                                                                                             WEIGHTED AVERAGES
                                                                                 ------------------------------------------
                                                        % OF                                                    CUT-OFF
                         NUMBER OF     AGGREGATE      INITIAL        MAXIMUM                  STATED    U/W       DATE
                         MORTGAGED   CUT-OFF DATE       POOL      CUT-OFF DATE   MORTGAGE    REMAIN.    NCF   LOAN-TO-VALUE
    PROPERTY TYPES       PROPERTIES     BALANCE       BALANCE        BALANCE       RATE     TERM (MO.)  DSCR     RATIO
---------------------------------------------------------------------------------------------------------------------------
       Anchored Retail       34     $217,773,052        23.98%   $39,862,084        7.300%      113       1.31x    73.00%
       Office                47     $167,246,897        18.42%    21,067,759        7.349%      113       1.37x    69.42%
       Hotel                 37     $146,144,543        16.09%     7,931,838        7.587%      113       1.47x    67.61%
       Multi-family          47     $140,563,364        15.48%    13,979,720        7.635%      104       1.33x    74.16%
       Industrial            35     $104,129,598        11.47%    11,000,000        7.490%      106       1.41x    70.92%
       Retail                45      $69,640,363         7.67%     4,702,414        7.994%      108       1.43x    67.47%
       Mixed Use              9      $34,467,696         3.80%     6,288,362        7.398%      113       1.48x    58.44%
       Mobile Home Park       6      $13,979,680         1.54%     4,616,425        7.249%      111       1.32x    71.07%
       Office/Retail          3       $9,432,009         1.04%     4,920,639        9.205%       96       1.38x    62.85%
       Health Care            1       $2,781,052         0.31%     2,781,052        7.610%      116       4.73x    21.23%
       Other                  1       $2,002,751         0.22%     2,002,751        7.700%      114       1.31x    66.76%
---------------------------------------------------------------------------------------------------------------------------
        TOTALS              265     $908,161,006       100.00%                      7.507%      110       1.39x    70.13%
---------------------------------------------------------------------------------------------------------------------------

(a)   May not add up due to rounding
(b)   May not sum to 100 % due to rounding

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                           Office/Retail       1.0%
                           Health Care         0.3%
                           Other               0.2%
                           Anchored Retail    24.0%
                           Office             18.4%
                           Hotel              16.1%
                           Multi-family       15.5%
                           Industrial         11.5%
                           Retail              7.7%
                           Mixed Use           3.8%
                           Mobile Home Park    1.5%

--------------------------------------------------------------------------------
Percentages may not sum to 100% due to rounding

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------


UNDERWRITTEN NCF DSCR

                                                                                WEIGHTED AVERAGES
                                                                 -------------------------------------------
                            AGGREGATE        % OF    CUM. % OF
                NUMBER OF    CUT-OFF       INITIAL    INITIAL               STATED                 LOAN TO
                MORTGAGE       DATE        POOL (B)    POOL     MORTGAGE    REMAIN.    U/W NCF      CUT-OFF
U/W NCF DSCR      LOANS    BALANCE (A)     BALANCE    BALANCE     RATE     TERM (MO.)    DSCR     DATE VALUE
------------------------------------------------------------------------------------------------------------
1.10 - 1.19           9     $54,611,358       6.01%     6.01     7.311%       110        1.18x      74.50%
1.20 - 1.29          59    $242,685,793      26.72%    32.74     7.422%       112        1.25x      71.65%
1.30 - 1.39          76    $301,221,045      33.17%    65.90     7.628%       108        1.35x      72.46%
1.40 - 1.49          43    $161,650,761      17.80%    83.70     7.603%       108        1.44x      69.18%
1.50 - 1.59          21     $65,084,333       7.17%    90.87     7.423%       113        1.54x      67.97%
1.60 - 1.69          13     $41,427,871       4.56%    95.43     7.503%       112        1.65x      66.11%
1.70 - 1.79           5     $17,030,896       1.88%    97.31     7.374%       112        1.73x      60.96%
1.80 - 1.99           2      $8,830,804       0.97%    98.28     6.887%       115        1.82x      43.94%
2.00 - 2.99           3     $12,837,093       1.41%    99.69     6.910%       116        2.24x      44.82%
3.00 - 4.79           1      $2,781,052       0.31%   100.00     7.610%       116        4.73x      21.23%
------------------------------------------------------------------------------------------------------------
                    232    $908,161,006     100.00%              7.507%       110        1.39x      70.13%
------------------------------------------------------------------------------------------------------------

         (a)   May not add up due to rounding
         (b)   May not sum to 100% due to rounding

o   Weighted Average Current U/W NCF Debt Service Coverage Ratio: 1.39x

CUT-OFF DATE LOAN TO VALUE


                                                                                WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                                                                                    CUT-OFF
                            AGGREGATE        % OF    CUM. % OF                                       DATE
                NUMBER OF    CUT-OFF       INITIAL    INITIAL               STATED                  LOAN-TO-
                MORTGAGE       DATE         POOL        POOL     MORTGAGE   REMAIN.    U/W NCF       VALUE
LTV               LOANS      BALANCE      BALANCE(B)  BALANCE     RATE     TERM (MO.)    DSCR       RATIO(A)
---------------------------------------------------------------------------------------------------------------
 0.00% to 24.99%     1     $2,781,052       0.31%        0.31%     7.610%      116       4.73x       21.23%
25.00% to 49.99%     7    $23,619,180       2.60%        2.91%     7.240%      114       1.91x       43.27%
50.00% to 59.99%    19    $78,761,377       8.67%       11.58%     7.599%      110       1.47x       56.43%
60.00% to 64.99%    29    $88,972,633       9.80%       21.38%     8.088%      103       1.40x       63.23%
65.00% to 69.99%    41   $119,800,160      13.19%       34.57%     7.778%      107       1.40x       67.71%
70.00% to 74.99%    94   $373,362,915      41.11%       75.68%     7.428%      111       1.35x       72.83%
75.00% to 79.99%    39   $217,932,819      24.00%       99.68%     7.250%      113       1.31x       78.00%
80.00% to 89.99%     2     $2,930,869       0.32%      100.00%     7.438%      115       1.24x       81.54%
---------------------------------------------------------------------------------------------------------------
        TOTALS     232   $908,161,006     100.00%                  7.507%      110       1.39x       70.13%
---------------------------------------------------------------------------------------------------------------

(a) Ratio of Cut-off Date Principal Balance to most recent Appraised Value
(b) May not add up due to rounding
(c) May not sum to 100% due to rounding.

o   Weighted Average Cut-off Date Loan-to-Value Ratio: 70.13%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

MORTGAGE RATES

                                                                                WEIGHTED AVERAGES
                                                                 ----------------------------------------------
                                                                                                    CUT-OFF
                              AGGREGATE        % OF    CUM. % OF                                     DATE
                  NUMBER OF    CUT-OFF       INITIAL    INITIAL               STATED                LOAN-TO-
                  MORTGAGE       DATE         POOL        POOL     MORTGAGE   REMAIN.    U/W NCF     VALUE
MORTGAGE RATES      LOANS      BALANCE       BALANCE    BALANCE     RATE     TERM (MO.)    DSCR     RATIO(A)
---------------------------------------------------------------------------------------------------------------
 0.00% to  6.99%      11    $66,304,389        7.30%       7.30%     6.807%     114        1.55x      64.90%
 7.00% to  7.49%     101   $508,056,084       55.94%      63.24%     7.217%     115        1.36x      72.00%
 7.50% to  7.99%      59   $194,496,256       21.42%      84.66%     7.633%     107        1.42x      69.07%
 8.00% to  8.49%      23    $56,912,828        6.27%      90.93%     8.149%     108        1.38x      69.85%
 8.50% to  8.99%      22    $38,441,991        4.23%      95.16%     8.651%      95        1.37x      67.93%
 9.00% to  9.49%      11    $21,555,714        2.37%      97.53%     9.125%     100        1.35x      62.63%
 9.50% to  9.99%       4    $17,473,104        1.92%      99.46%     9.854%      46        1.36x      65.03%
10.00% to 10.49%       1     $4,920,639        0.54%     100.00%    10.000%      91        1.38x      61.43%
---------------------------------------------------------------------------------------------------------------
     TOTALS          232   $908,161,006      100.00%                 7.507%     110        1.39x      70.13%
---------------------------------------------------------------------------------------------------------------

(a) May not add up due to rounding
(b) May not sum to 100% due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL FORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------
                         MORTGAGE CAPITAL FUNDING, INC.
   MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC3
                        CLASSES A-1, A-2, B, C, D, E & X
                           $805,992,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                  AMORTIZATION CHARACTERISTICS
                                                                                        WEIGHTED AVERAGES
                                                                             --------------------------------------------
                                                     % OF                                                     CUT-OFF
                       NUMBER OF     AGGREGATE      INITIAL      MAXIMUM                  STATED    U/W         DATE
                       MORTGAGE    CUT-OFF DATE      POOL      CUT-OFF DATE  MORTGAGE     REMAIN.   NCF     LOAN-TO-VALUE
     LOAN TYPE           LOANS        BALANCE       BALANCE      BALANCE        RATE    TERM (MO.)   DSCR       RATIO
-------------------------------------------------------------------------------------------------------------------------
Amortizing Balloon         228      $811,802,820      89.39%    $48,831,053     7.555%       110     1.41x      69.86%
Amortizing ARD               2       $83,220,541       9.16%    $65,804,538     7.042%       117     1.22x      73.06%
Interest Only ARD            1       $11,000,000       1.21%    $11,000,000     7.510%        58     1.43x      72.37%
Fully Amortizing             1        $2,137,645       0.24%     $2,137,645     7.180%       115     1.55x      46.47%
-------------------------------------------------------------------------------------------------------------------------
       TOTALS              232      $908,161,006     100.00%                    7.507%       110     1.39x      70.13%
-------------------------------------------------------------------------------------------------------------------------

(a) Column total may not add up due to rounding.
(b) May not sum to 100% due to rounding

                                          REMAINING TERM TO MATURITY (IN MONTHS) (A)
                                                                                                WEIGHTED AVERAGES
                                                                               ----------------------------------------------------
                                                        % OF         CUM. %
                        NUMBER OF     AGGREGATE        INITIAL     OF INITIAL                  STATED        U/W      CUTOFF DATE
                        MORTGAGE     CUT-OFF DATE       POOL          POOL       MORTGAGE   REMAIN. TERM     NCF     LOAN-TO-VALUE
    REMAINING TERM        LOANS        BALANCE         BALANCE       BALANCE       RATE         (MO.)        DSCR        RATIO
-----------------------------------------------------------------------------------------------------------------------------------
    36  to  47              3         $14,365,867        1.58%         1.58%       9.850%        36         1.33x       65.10%
    48  to  59              2         $16,781,540        1.85%         3.43%       7.894%        55         1.41x       72.33%
    72  to  83              3          $6,445,445        0.71%         4.14%       7.629%        78         1.26x       69.66%
    84  to  95              2          $8,027,876        0.88%         5.02%       9.952%        91         1.41x       62.71%
    96  to  107            50        $113,378,923       12.48%        17.51%       8.300%        104        1.35x       70.50%
   108  to  119            172       $749,161,355       82.49%       100.00%       7.306%        114        1.40x       70.21%
-----------------------------------------------------------------------------------------------------------------------------------
          TOTALS           232       $908,161,006      100.00%                     7.507%        110        1.39x       70.13%
-----------------------------------------------------------------------------------------------------------------------------------

(a) "Maturity" means the stated maturity date or, with respect to any ARD Loan, its Anticipated Repayment Date.
(b) Column total may not add up due to rounding.
(c) May not sum to 100% due to rounding

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Salomon Smith Barney Inc. and not by the issuer of the securities. Salomon Smith Barney Inc. is not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                        MORTGAGE CAPITAL FUNDING, INC.
                                   (SPONSOR)

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)
     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

                                                  (cover continued on next page)
                                --------------
FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 15 AND SUCH
       INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS"
                     IN THE RELATED PROSPECTUS SUPPLEMENT.
                                --------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                --------------
     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors".

     This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.
                                --------------
                              DECEMBER 16, 1998

(cover continued)

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund. No series of Certificates will represent an obligation of or interest in the Sponsor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.


     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (viii) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and, if different than the Master Servicer, the special servicer (as to any series, the "Special Servicer") of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;
(x) whether one or more REMIC elections will be made, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related administrative duties in respect of each REMIC to be created; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Sponsor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance."

     The Sponsor or the Trustee will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Sponsor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Sponsor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Sponsor fulfills its reporting obligations as described in its written request. If such request is granted, the Sponsor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Sponsor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Sponsor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Sponsor should be directed in writing to its principal executive offices specified herein under "Mortgage Capital Funding, Inc." The Sponsor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

PROSPECTUS SUPPLEMENT ....................................      3
AVAILABLE INFORMATION ....................................      3
INCORPORATION OF CERTAIN
  INFORMATION BY REFERENCE ...............................      4
SUMMARY OF PROSPECTUS ....................................      7
  Title of Certificates ..................................      7
  Sponsor ................................................      7
  Master Servicer ........................................      7
  Special Servicer .......................................      7
  Trustee ................................................      7
  REMIC Administrator ....................................      7
  The Trust Assets .......................................      7
  Description of Certificates ............................      9
  Distributions of Interest on the Certificates ..........     10
  Distributions of Principal of the Certificates .........     10
  Advances ...............................................     11
  Termination ............................................     11
  Registration of Book-Entry Certificates ................     12
  Tax Status of the Certificates .........................     12
  ERISA Considerations ...................................     13
  Legal Investment .......................................     13
  Rating .................................................     14
RISK FACTORS .............................................     15
  Certain Factors Adversely Affecting Resale of the
     Offered Certificates ................................     15
  Limited Assets for Payment of Certificates .............     15
  Prepayments; Average Life of Certificates; Yields ......     16
  Limited Nature of Credit Ratings .......................     17
  Certain Risks Associated with Mortgage Loans
     Secured by Commercial and Multifamily
     Properties ..........................................     17
  Balloon Payments; Borrower Default .....................     18
  Credit Support Limitations .............................     19
  Enforceability .........................................     19
  Leases and Rents as Security for a Mortgage Loan             19
  Environmental Risks ....................................     20
  Special Hazard Losses ..................................     20
  ERISA Considerations ...................................     20
  Certain Federal Tax Considerations Regarding
     REMIC Residual Certificates .........................     20
  Book-Entry Registration ................................     21
  Potential Conflicts of Interest ........................     21
  Delinquent and Non-Performing Mortgage Loans ...........     21
DESCRIPTION OF THE TRUST FUNDS ...........................     22
  General ................................................     22
  Mortgage Loans .........................................     22
  MBS ....................................................     24
  Certificate Accounts ...................................     25
  Credit Support .........................................     25
  Cash Flow Agreements ...................................     25
YIELD AND MATURITY CONSIDERATIONS ........................     26
  General ................................................     26
  Pass-Through Rate ......................................     26
  Payment Delays .........................................     26
  Certain Shortfalls in Collections of Interest ..........     26
  Yield and Prepayment Considerations ....................     27
  Weighted Average Life and Maturity .....................     28


                                                              PAGE
                                                              ----

  Controlled Amortization Classes and Companion
     Classes .............................................     29
  Other Factors Affecting Yield, Weighted Average
     Life and Maturity ...................................     29
MORTGAGE CAPITAL FUNDING, INC ............................     31
USE OF PROCEEDS ..........................................     31
DESCRIPTION OF THE CERTIFICATES ..........................     32
  General ................................................     32
  Distributions ..........................................     32
  Distributions of Interest on the Certificates ..........     33
  Distributions of Principal of the Certificates .........     33
  Distributions on the Certificates in Respect of
     Prepayment Premiums or in Respect of Equity
     Participations ......................................     34
  Allocation of Losses and Shortfalls ....................     34
  Advances in Respect of Delinquencies ...................     34
  Reports to Certificateholders ..........................     35
  Voting Rights ..........................................     36
  Termination ............................................     36
  Book-Entry Registration and Definitive
     Certificates ........................................     37
DESCRIPTION OF THE POOLING
  AGREEMENTS .............................................     38
  General ................................................     38
  Assignment of Mortgage Loans; Repurchases ..............     38
  Representations and Warranties; Repurchases ............     39
  Collection and Other Servicing Procedures ..............     40
  Sub-Servicers ..........................................     41
  Certificate Account ....................................     41
  Escrow Accounts ........................................     44
  Modifications, Waivers and Amendments of
     Mortgage Loans ......................................     44
  Realization Upon Defaulted Mortgage Loans ..............     44
  Hazard Insurance Policies ..............................     46
  Due-on-Sale and Due-on-Encumbrance Provisions ..........     47
  Servicing Compensation and Payment of Expenses               47
  Evidence as to Compliance ..............................     48
  Certain Matters Regarding the Master Servicer, the
     Special Servicer, the REMIC Administrator and
     the Sponsor .........................................     48
  Events of Default ......................................     49
  Rights Upon Event of Default ...........................     50
  Amendment ..............................................     50
  List of Certificateholders .............................     51
  The Trustee ............................................     51
  Duties of the Trustee ..................................     51
  Certain Matters Regarding the Trustee ..................     51
  Resignation and Removal of the Trustee .................     52
DESCRIPTION OF CREDIT SUPPORT ............................     53
  General ................................................     53
  Subordinate Certificates ...............................     53
  Cross-Support Provisions ...............................     53
  Insurance or Guarantees with Respect to Mortgage
     Loans ...............................................     53
  Letter of Credit .......................................     54
  Certificate Insurance and Surety Bonds .................     54
  Reserve Funds ..........................................     54
  Credit Support with Respect to MBS .....................     54

                                                               PAGE
                                                               ----

CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS ...................................................     55
  General .................................................     55
  Types of Mortgage Instruments ...........................     55
  Leases and Rents ........................................     55
  Personalty ..............................................     56
  Foreclosure on Mortgages ................................     56
  Bankruptcy Laws .........................................     58
  Environmental Risks .....................................     59
  Due-on-Sale and Due-on-Encumbrance ......................     61
  Subordinate Financing ...................................     61
  Default Interest and Limitations on Prepayments .........     61
  Applicability of Usury Laws .............................     61
  Soldiers' and Sailors' Civil Relief Act of 1940 .........     62
  Americans with Disabilities Act .........................     62
  Forfeitures in Drug and RICO Proceedings ................     62
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES ............................................     62
  General .................................................     62
  REMICs ..................................................     63

                                                               PAGE
                                                               ----

  Taxation of Owners of REMIC Regular Certificates              64
  Taxation of Owners of REMIC Residual
     Certificates .........................................     68
  Grantor Trust Funds .....................................     77
  Characterization of Investments in Grantor Trust
     Certificates .........................................     77
  Taxation of Owners of Grantor Trust Fractional
     Interest Certificates ................................     78
  Taxation of Owners of Stripped Interest
     Certificates .........................................     83
STATE AND OTHER TAX CONSEQUENCES ..........................     85
ERISA CONSIDERATIONS ......................................     85
  General .................................................     85
  Plan Asset Regulations ..................................     85
LEGAL INVESTMENT ..........................................     86
METHOD OF DISTRIBUTION ....................................     87
FINANCIAL INFORMATION .....................................     89
RATING ....................................................     89
INDEX OF PRINCIPAL TERMS ..................................     90

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.


TITLE OF CERTIFICATES...   Mortgage Pass-Through Certificates, issuable in
                           series (the "Certificates").


SPONSOR.................   Mortgage Capital Funding, Inc., a wholly-owned
                           subsidiary of Citicorp Banking Corporation, which in turn is a wholly-owned subsidiary of Citicorp. See
                           "Mortgage Capital Funding, Inc."


MASTER SERVICER.........   The master servicer (the "Master Servicer"), if
                           any, for a series of Certificates will be named in the related Prospectus Supplement. Any Master
                           Servicer may be an affiliate of the Sponsor. See
                           "Description of the Pooling Agreements--Collection and Other Servicing Procedures".


SPECIAL SERVICER........   The special servicer (the "Special Servicer"), if
                           any, for a series of Certificates will be named in the related Prospectus Supplement. Any Special
                           Servicer may be an affiliate of the Sponsor and/or may also be acting as Master Servicer. See
                           "Description of the Pooling Agreements--Collection and Other Servicing Procedures".


TRUSTEE.................   The trustee (the "Trustee") for each series of
                           Certificates will be named in the related Prospectus
                           Supplement. See "Description of the Pooling
                           Agreements--The Trustee".


REMIC ADMINISTRATOR.....   The person (the "REMIC Administrator") responsible
                           for the various tax-related administrative duties for a series of Certificates as to which one or more
                           REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC
                           Administrator may be an affiliate of the Sponsor and/or may also be acting as Master Servicer, Special Servicer or Trustee. See "Material Federal
                           Income Tax Consequences--REMICs--Reporting and Other
                           Administrative Matters."


THE TRUST ASSETS........   Each series of Certificates will represent in the
                           aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


  A. MORTGAGE ASSETS....   The Mortgage Assets with respect to each series of
                           Certificates will, in general, consist of a pool of mortgage loans, including participations therein
                           (collectively, the "Mortgage Loans"), secured by liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The
                           Mortgage Loans will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus
                           Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some
                           Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                           As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, (v) may contain a prohibition on prepayment and/or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually, annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Sponsor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Sponsor. See "Description of the Trust Funds--Mortgage Loans".

                           If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) mortgage pass-through certificates or other mortgage-backed securities or
                           (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses
                           (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

                           Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor.


  B. CERTIFICATE
 ACCOUNT.................  Each Trust Fund will include one or more accounts
                           (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement (as defined below) described herein and in the related Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".

  C. CREDIT SUPPORT.....   If so provided in the related Prospectus
                           Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support").
                           If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of any Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk
                           Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of
                           Credit Support".


  D. CASH FLOW
 AGREEMENTS..............  If so provided in the related Prospectus Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".


DESCRIPTION OF
 CERTIFICATES............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other method.

                           Each class of Certificates, other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest at a fixed, variable or adjustable interest rate (a "Pass-Through Rate") on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a hypothetical or notional amount (a "Notional Amount") used solely for such purpose and not evidencing a right to receive distributions of principal. The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such), as applicable, for each class of Offered Certificates.

                           The Certificates will not be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets for Payment of Certificates" and "Description of the Certificates".


DISTRIBUTIONS OF INTEREST
 ON THE CERTIFICATES....   Interest on each class of Offered Certificates
                           (other than certain classes of Stripped Principal
                           Certificates and certain classes of REMIC Residual
                           Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate
                           Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates
                           (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred.
                           Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related
                           Prospectus Supplement. See "Risk
                           Factors--Prepayments; Average Life of Certificates;
                           Yields", "Yield and Maturity Considerations", and
                           "Description of the Certificates--Distributions of
                           Interest on the Certificates".


DISTRIBUTIONS OF PRINCIPAL
 OF THE CERTIFICATES....   Each class of Certificates of each series (other
                           than certain classes of Stripped Interest
                           Certificates and certain classes of REMIC Residual
                           Certificates) will have a Certificate Balance. The
                           Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                           Fund. Unless otherwise specified in the related
                           Prospectus Supplement, the initial aggregate
                           Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related

                           Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".


ADVANCES................   If and to the extent provided in the related
                           Prospectus Supplement, if a Trust Fund includes
                           Mortgage Loans, the Master Servicer, the Special
                           Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular
                           Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.


TERMINATION.............   If so specified in the related Prospectus
                           Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the
                           Certificates--Termination."

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...........   If so provided in the related Prospectus
                           Supplement, one or more classes of the Offered
                           Certificates of any series will be offered in book-entry format (collectively, "Book-Entry
                           Certificates") through the facilities of The
                           Depository Trust Company ("DTC"). Each class of
                           Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate
                           Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a
                           "Definitive Certificate"), except under the limited circumstances described herein. See "Risk
                           Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                           Definitive Certificates".


TAX STATUS OF
 THE CERTIFICATES........  The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a real estate mortgage investment conduit (a "REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.


  A. REMIC..............   REMIC Regular Certificates generally will be
                           treated as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of
                           Section 856(c)(5)(B) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute "loans . . .
                           secured by an interest in real property" for purposes of Section 7701(a)(19)(C)(v) of the Code only if so specified in the related Prospectus Supplement.
                           Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular
                           Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal Income
                           Tax Consequences--REMICs--Taxation of Owners of REMIC
                           Regular Certificates" and "--REMICs--Foreign
                           Investors in REMIC Certificates".

                           REMIC Residual Certificates generally will be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(B) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC

                           Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be prohibited, or may be disregarded under some circumstances for federal income tax purposes. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates" and "-- REMICs--Foreign Investors in REMIC Certificates".


  B. GRANTOR TRUST......   Unless otherwise provided in the related Prospectus
                           Supplement, Grantor Trust Certificates may be either
                           (i) Certificates that have a Certificate Balance and a Pass-Through Rate or that are Stripped Principal
                           Certificates (collectively, "Grantor Trust Fractional
                           Interest Certificates") or (ii) Stripped Interest
                           Certificates.

                           Owners of Grantor Trust Fractional Interest
                           Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(B), 856(c)(3)(B) and 860G(a)(3)(A) of the
                           Code, but will not be so treated for purposes of
                           Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement.

                           It is unclear whether Stripped Interest Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(B) and 856(c)(3)(B) of the Code. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax Consequences--Grantor Trust Funds".

                           Investors are advised to consult their tax advisors and to review "Material Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.


ERISA CONSIDERATIONS....   Fiduciaries of employee benefit plans and certain
                           other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered
                           Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA
                           Considerations" herein and in the related Prospectus
                           Supplement.


LEGAL INVESTMENT........   The Offered Certificates will constitute "mortgage
                           related securities" for purposes of the Secondary
                           Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement.
                           Investors whose investment
                           authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                           Investment" herein and in the related Prospectus
                           Supplement.


RATING..................   At their respective dates of issuance, each class
                           of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating
                           Agency"). See "Rating" herein and in the related
                           Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


CERTAIN FACTORS ADVERSELY AFFECTING RESALE OF THE OFFERED CERTIFICATES

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Insofar as a secondary market does develop for any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Sponsor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".


LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

     As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

     A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

     When considering the effects of prepayments on the average life and yield of an Offered Certificate, an investor should also consider provisions of the related Pooling Agreement that permit the optional early termination of the class of Certificates to which such Offered Certificate belongs. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".


LIMITED NATURE OF CREDIT RATINGS

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of Credit Support" and "Rating".


CERTAIN RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY COMMERCIAL AND MULTIFAMILY PROPERTIES

     Mortgage Loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including various events which the Sponsor, a Master Servicer and a Special Servicer may be unable to predict or control such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; environmental hazards; and social unrest and civil disturbances.

     In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BALLOON PAYMENTS; BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing, and in some cases may provide for no amortization over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. Neither the Sponsor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund will be permitted (within prescribed limits) to extend and modify the Mortgage Loans in such Trust Fund that are in default or as to which a payment default is either reasonably foreseeable or imminent. In addition, if any such Mortgage Loan thereafter comes current in accordance with its modified terms, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer and/or Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification (particularly taking account of the payment of a workout fee to the Special Servicer) will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.


CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Offered Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates) if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates that take into account an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Credit Ratings", "Description of the Certificates" and "Description of Credit Support".


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Notes and mortgages may contain provisions that obligate the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the Mortgagor's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


LEASES AND RENTS AS SECURITY FOR A MORTGAGE LOAN

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

     Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".


SPECIAL HAZARD LOSSES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".



ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them (i.e., taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term). Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificates exceeds the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero. All or a portion of such a Certificateholder's share of the REMIC taxable income may be treated as

"excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to, a prohibition to investors that are not United States Persons (as defined herein). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


BOOK-ENTRY REGISTRATION

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".


POTENTIAL CONFLICTS OF INTEREST

     If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. If so specified in the related Prospectus Supplement, an affiliate of the Sponsor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer and/or REMIC Administrator. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the same party serves as both Master Servicer and Special Servicer for any Trust Fund and, as Master Servicer, such party is obligated to make advances in respect of delinquent payments on the Mortgage Loans in such Trust Fund, or if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any class of Offered Certificates of the related series, then, notwithstanding the applicable servicing standard imposed by the related Prospectus Supplement, either such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, as specified in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. Accordingly, investors in those Classes of Offered Certificates more senior thereto should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described therein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit

Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".


                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each Trust Fund will consist of (i) one or more various types of multifamily or commercial mortgage loans or participations therein (the "Mortgage Loans"), (ii) mortgage pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Mortgage Capital Funding, Inc. (the "Sponsor"). Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor. The Mortgage Assets will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Sponsor; however, the Originator may be or may have been an affiliate of the Sponsor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income.) Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis (i.e., six months or less) such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans pari passu therewith or senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Sponsor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties" and "--Balloon Payments; Borrower Default".

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years, and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to normal payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Sponsor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the current Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average current Loan-to-Value Ratio of the Mortgage Loans, in each case based on an appraisal done at origination or, in some instances, a more recent appraisal, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will, as to certain Mortgage Loans, provide the information described above on a loan-by-loan basis and will also contain certain information available to the Sponsor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Sponsor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.


MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will reflect the characteristics of the MBS and the underlying mortgage loans and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Sponsor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (x) the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement and described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.


CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.


PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Offered Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of up to the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the related Prospectus Supplement, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in any Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the related series of Certificateholders on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".


YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made or otherwise result in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of such principal payments at a later date.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or provide information that will enable investors to predict, yields or prepayment rates.

     The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Sponsor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is protected by prioritizing, as and to the extent described in the related Prospectus Supplement, the principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending upon the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payment schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify

Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates (other than certain classes of REMIC Residual Certificates) will result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Notwithstanding the foregoing, negative amortization generally occurs in respect of those ARM Loans that allow for such because the related Mortgage Note limits the amount by which the scheduled payment thereon may adjust in response to a change in the Mortgage Rate thereon and/or the related Mortgage Note provides that the scheduled payment thereon will adjust less frequently than the Mortgage Rate thereon. Accordingly, during a period of declining interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

     Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.


                         MORTGAGE CAPITAL FUNDING, INC

     The Sponsor was incorporated in the State of Delaware on October 7, 1986 under its former name of CitiCMO, Inc., and is a direct wholly-owned subsidiary of Citicorp Banking Corporation, which in turn is a direct wholly-owned subsidiary of Citicorp. The principal executive offices of the Sponsor are located at 399 Park Avenue, 3rd floor, New York, New York 10043, and its telephone number is (212) 559-6899. All inquiries, requests and other communications to the Sponsor regarding the matters described herein should be made or sent to the attention of "Real Estate Capital Markets". The Sponsor does not have, nor is it expected in the future to have, any significant assets.

     On April 5, 1998, Citicorp, of which the Sponsor and Citibank, N.A. are wholly owned subsidiaries, and Travelers Group Inc. ("Travelers"), of which Salomon Smith Barney Inc. is a wholly owned subsidiary, agreed to merge (the "Merger"). The combined company is known as Citigroup Inc. The Merger was consummated on October 8, 1998.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Sponsor to the purchase of Trust Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
(v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of Stripped Interest Certificates or certain REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations ("Participants"). See "Risk Factors--Limited Assets for Payment of Certificates" and "--Book-Entry Registration".


DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a hypothetical or notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate

Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, payments in respect of Equity Participations received on or in respect of any Mortgage Asset in any Trust Fund may be retained by the Sponsor or another prior owner of such Mortgage Asset.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances may be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
   (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (vi) information regarding the aggregate principal balance of the related Mortgage Assets on or shortly before such Distribution Date;

     (vii) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date;

     (viii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (ix) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (x) to the extent not otherwise reflected through the information furnished pursuant to subclauses (v) and (vi) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates. Upon request, a Certificateholder may receive with respect to the Mortgage Loans, if any, in the related Trust Fund, a monthly report regarding the delinquencies thereon, indicating the number and aggregate principal amount of such Mortgage Loans delinquent one month and two or more months, as well as the book value of any related Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's interest in such Mortgage Loans.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Sponsor or the reporting party determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates". If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".


TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and
(ii) the payment to Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Sponsor or any Trustee, Master Servicer or Special Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Sponsor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Sponsor is unable to locate a qualified successor or (ii) the Sponsor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Sponsor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator. However, a Pooling Agreement may also include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof or of the Sponsor may perform the duties of Master Servicer, Special Servicer or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the related Master Servicer or Special Servicer will not be allocated Voting Rights. See "Risk Factors--Conflicts of Interest Involving Parties to a Pooling Agreement".

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Sponsor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "Mortgage Capital Funding, Inc."


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Sponsor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Sponsor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include: the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Sponsor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage or a certified copy thereof, with evidence of recording or filing indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. In certain cases where documents respecting a Mortgage Loan may not be available prior to execution of the related Pooling Agreement, the Sponsor may be permitted to deliver (or cause to be delivered) copies thereof (if applicable, without evidence of recording or filing thereon) to the related Trustee (or to a custodian appointed by the Trustee), provided that such documents or certified copies thereof are delivered (if applicable, with evidence of recording or filing thereon) promptly upon receipt.

     Assignments of Mortgage to a Trustee will be recorded or filed in the appropriate jurisdictions except in states where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Asset Seller, the related Master Servicer, the related Special Servicer, any Sub-Servicers or the Sponsor.

     The related Trustee (or a custodian appointed by the Trustee) will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the related series of Certificateholders, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Sponsor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation, and none of the Sponsor, the Master Servicer or the Special Servicer, in the last two cases unless it is the Mortgage Asset Seller, will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement, the Sponsor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (each person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Sponsor or an affiliate of the Sponsor, the Master Servicer, the Special Servicer or another person acceptable to the Sponsor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer, Special Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related series of Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and none of the Sponsor, the Master Servicer or the Special Servicer, in each case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Sponsor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made, will be specified in the related Prospectus Supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer and Special Servicer for any Trust Fund, directly or through Sub-Servicers, will each be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund serviced thereby, and will each be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund serviced thereby and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

     The Master Servicer and Special Servicer for any Trust Fund, either jointly or separately, directly or through Sub-Servicers, also will be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is imminent, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".


SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer for any Trust Fund will each be required to monitor the performance of Sub-Servicers retained by it, and will each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".


CERTIFICATE ACCOUNT

     General. The Master Servicer, the Special Servicer and/or the Trustee will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations (including guaranteed investment contracts) that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Special Servicer or Trustee as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Sponsor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or any related Sub-Servicer or serviced by any of them on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Special Servicer or the Trustee subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

       (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, the Special Servicer or any Sub-Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Sponsor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

       (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Special Servicer or any Sub-Servicer any servicing fees not previously retained thereby, such payment to be made, unless otherwise provided in the related Prospectus Supplement, out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer or Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer or the Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, the Special Servicer or the Trustee for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it which, in the good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause (iii) above made by it and/or the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and/or the REMIC Administrator (if any);

     (x) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xi) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xiii) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
   Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement ; and

       (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


ESCROW ACCOUNTS

     A Pooling Agreement may require the Master Servicer or Special Servicer thereunder to establish and maintain, as and to the extent permitted by the terms of the related Mortgage Loans, one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained in respect of the Mortgage Loans in any Trust Fund may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the related Master Servicer or Special Servicer out of related collections for prior advances in respect of taxes, assessments and hazard insurance premiums or comparable items, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the related Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer and Special Servicer each will be solely responsible for administration of the escrow accounts maintained by it.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, (iii) will not adversely affect the coverage under any applicable instrument of Credit Support or (iv) will not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be. Unless otherwise provided in the related Prospectus Supplement, a Special Servicer also may agree to any other modification, waiver or amendment that would have the effect described in clauses (i) and (ii) of the proviso to the preceding sentence if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation, (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support and (iv) such modification, waiver or amendment would not adversely affect the Trust Fund's status as a REMIC or grantor trust, as the case may be.

     If described in the related Prospectus Supplement, the holders of interests in a specified class or classes of Subordinate Certificates may have the ability to direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans or to replace the Special Servicer and substitute any such holder or an affiliate thereof as the successor. See "Risk Factors--Potential Conflicts of Interest." The Prospectus Supplement will describe, however, whether and to what extent holders of Offered Certificates may object to the Special Servicer extending the maturity of a defaulted Mortgage Loan beyond a certain date.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, and subject to the discussion in the related Prospectus Supplement, the related Special Servicer will be required to monitor any Mortgage Loan that is in default more than a specified number of scheduled payments, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Master Servicer, the Sponsor or any affiliate of any of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property and/or other collateral, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, however, neither the Special Servicer nor the Master Servicer may acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgage Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third taxable year following the taxable year in which such acquisition occurred, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee and REMIC Administrator each receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond the end of the third taxable year following the taxable year in which the property was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair cash price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard. The Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that cause the Trust Fund to incur a federal income or other tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer and/or Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     Notwithstanding the foregoing discussion, if and to the extent described in the related Prospectus Supplement, the related Pooling Agreement may provide that any or all of the rights, duties and obligations of a Special Servicer with respect to any defaulted Mortgage Loan or REO Property as described under this section "--Realization Upon Defaulted Mortgage Loans" and elsewhere in this Prospectus, may be exercised or performed by a Master Servicer with the consent of, at the direction of or following consultation with the Special Servicer. Moreover, a single entity may act as both Master Servicer and Special Servicer for any Trust Fund.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause borrowers to maintain such hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or the Special Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer retained by it, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, a Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer and, if and to the extent appropriate, the Special Servicer each cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that (i) such firm has obtained a letter of representations regarding certain matters relating to the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. A Prospectus Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling Agreement will also require that, on or before a specified date in each year, the Master Servicer and Special Servicer each deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE SPONSOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling Agreement may be an affiliate of the Sponsor and may have other normal business relationships with the Sponsor or the Sponsor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) and the Sponsor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if any) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling

Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer, or a REMIC Administrator (if any), and certain actions by or on behalf of the Master Servicer, the Special Servicer or a REMIC Administrator (if any) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default described above in one capacity will constitute an Event of Default in each capacity.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator (if any) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Sponsor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a qualified and established institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder without such holder's consent or adversely affect the status of the Trust Fund as either a REMIC or grantor trust, as the case may be, for federal income tax purposes; and provided further that such amendment

(other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Sponsor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.


DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling

Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Sponsor. Upon receiving such notice of resignation, the Sponsor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Sponsor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee, provided that other holders of Certificates of the same series entitled to a greater percentage of the Voting Rights for such series do not object.

     Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties located in the United States. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. If the Mortgage Assets in any Trust Fund that are ultimately secured by the properties in a particular state represent a significant concentration (by balance) of all the Mortgage Assets in such Trust Fund, the Sponsor will include in the related Prospectus Supplement such additional information regarding the real estate laws of such state as may be material to an investment decision with respect to the related series of Offered Certificates. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's and beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940). In addition, in some deed of trust transactions, the trustee's authority may be governed by the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".


PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the borrower and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provision. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections. In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) (see "--Foreclosure--Rights of Redemption" below) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale in light of State law fraudulent conveyance concerns. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain Mortgage Loans, however, may be secured by liens on ground leases that do not contain these provisions. In addition, the enforceability of certain of these provisions is not assured.


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property even where the secured lender has received an absolute assignment of rents rather than an assignment of rents as additional security. Under Section 362 of the Bankruptcy Code, the lender will usually be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case". Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party even when the lease prohibits such assignment or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any pre-and post-petition defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, after the fact, eventually be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing. In addition, some courts have limited a lessor's post-petition pre-rejection priority claim for lease payments to fair market value or less based on the benefit of the lease to the debtor's bankruptcy estate.


ENVIRONMENTAL RISKS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to underground storage tanks pursuant to Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA").

     In a few states, transfer of some types of properties is conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", have been satisfied.

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related series of Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good, commercial and customary professional practices, environmental consultants will sometimes not detect significant environmental problems because carrying out an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property without the lender's consent. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer or Special Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's or Special Servicer's, as the case may be, ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans, and if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds or, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates by Certificateholders that will hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"), and is based on the advice of the counsel to the Sponsor specified in the related Prospectus Supplement. However, the following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the treatment of any item on their tax return, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that a REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.


     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust", or "FASIT". The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may be so treated. Treasury Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, each of the Tiered REMICs will qualify as a REMIC, and the REMIC Certificates issued by each of the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in such REMIC, within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

     Original Issue Discount. Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount; regulations, however, have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date") the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, at a "qualified floating rate" or at an "objective rate", at a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate, and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" herein.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     The OID Regulations also permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations expressly do not apply to holders of REMIC Regular Certificates. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as a result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of REMIC Regular Certificates are urged to consult with their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificate.


Taxation of Owners of REMIC Residual Certificates.

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual Certificateholders' after-tax rate of return. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Residual Certificateholder.

     A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Certificates.

     The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General".

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such Residual Certificateholder. The daily accruals of a Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has the authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." Unless otherwise stated in the related Prospectus Supplement, no REMIC Residual Certificate will have "significant value" for these purposes.

     For Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Sponsor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that a REMIC residual interest issued after January 4, 1995, is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and other non-interest expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gains taxed at ordinary income rates rather than capital gain rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur a tax, provided that doing so would, in reasonable discretion of the Special Servicer, maximize net after-tax proceeds to Certificateholders.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate. For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in
Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax years (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will generally hold at least a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the person designated as REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and owns 10% of more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, who is related to one or more Mortgagors.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Sponsor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the underlying Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a specified rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Stripped Interest Certificate". A Stripped Interest Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Sponsor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; (iii) permitted assets within the meaning of Section 860L(a)(1)(C) of the Code; and
(iv) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Sponsor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Stripped Interest Certificates. It is unclear whether Stripped Interest Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section

856(c)(3)(B) of the Code. Counsel to the Sponsor will not deliver any opinion on this question. Prospective purchasers to which such characterization of an investment in Stripped Interest Certificates is material should consult their tax advisors regarding whether the Stripped Interest Certificates, and the income therefrom, will be so characterized.

     The Stripped Interest Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.


Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

     Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Stripped Interest Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Stripped Interest Certificates is issued as part of the same series of Certificates or
(ii) the Sponsor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Fractional Interest Certificates may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Sponsor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Recent legislation extends the scope of the section to any pool of debt instruments, the yield on which may be affected by reason of prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. See "--Grantor Trust Reporting", below.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate only to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. See "--Taxation of Owners of REMIC Regular Interests--Original Issue Discount", above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made, by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Certificateholders should consult their own tax advisors concerning reporting of original issue discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issued price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") that is determined when Certificates are offered and sold hereunder and that is disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. See "--Grantor Trust Reporting", below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, under the Committee Report, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations under 1276(b)(3) referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. Certificateholders should consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

     To the extent that the Mortgage Loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply", below.

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") that is determined when Certificates are offered and sold hereunder and that is disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. See "--Grantor Trust Reporting", below.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code, based on the recent amendments to Section 1272(a)(6) of the Code that require the use of a prepayment assumption with respect to original issue discount for debt instruments, the yield on which may be affected by prepayments, and on the Committee Report's extension of those rules to the accrual of market discount and amortization of premium.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") that is determined when Certificates are offered and sold hereunder and that is disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. See "--Grantor Trust Reporting", below.

     Taxation of Owners of Stripped Interest Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Stripped Interest Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how such Section will be applied to securities such as the Stripped Interest Certificates. Accordingly, holders of Stripped Interest Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     It appears that original issue discount will be required to be accrued in each month on the Stripped Interest Certificates based on a constant yield method. In effect, each holder of Stripped Interest Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Stripped Interest Certificate at the beginning of such month and the yield of such Stripped Interest Certificate to such holder. Such yield would be calculated based on the price paid for that Stripped Interest Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Under recent legislation extending
Section 1272(a)(6) to pools of debt instruments the yield on which may be affected by prepayments, that method of prepayment would apply to Stripped Interest Certificates. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Stripped Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Stripped Interest Certificates or, with respect to any holder, at the time of purchase of the Stripped Interest Certificates by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Stripped Interest Certificates.

     The accrual of income on the Stripped Interest Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. See "--Taxation of Owners of Grantor Fractional Interest Certificates--If Stripped Bond Rules Apply", above. Prospective purchasers of the Stripped Interest Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by the banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Sponsor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     On August 13, 1998, the Service published proposed regulations that would, when effective, establish a reporting method for "widely held fixed investment trusts" holding pools of debt instruments subject to Section 1272(a)(6), that would be similar to the reporting method currently used for regular interests in REMICs. A fixed investment trust, defined to include any entity classified as a "trust" under Treasury Regulation 301.7701-4(c), is a "widely held" fixed investment trust if any ownership interest in the trust is held by a middleman (which includes, but is not limited to, a custodian holding of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are proposed to be effective for calendar years beginning on or after the date that final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--
Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.


                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and
(c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that have a significant adverse effect on such person.


PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and of "affiliates" (as defined in the Plan Asset Regulations) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (determined by not including the investments of the Sponsor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Sponsor, the REMIC Administrator, any borrower, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Trust Assets constitute Plan assets, the operation of the Trust Fund may involve a prohibited transaction under ERISA and the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is borrower, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     Any Plan fiduciary that proposes to cause such Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code, in particular the fiduciary responsibility and prohibited transaction provisions, to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of any exemption with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.


                               LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Prior to December 31, 1996, only classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). However, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any such entities with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. Except as to the status of certain classes of Offered Certificates as "mortgage related securities", the Sponsor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Sponsor from such sale.

     The Sponsor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     (i) By negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     (ii) by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

       (iii) through offerings by the Sponsor.

     The Prospectus Supplement for each series of Offered Certificates will, as to each class of such Certificates, describe the method of offering being used for that class and either the price at which such class is being offered, the nature and amount of any underwriting discounts or additional compensation to underwriters and the proceeds of the offering to the Sponsor, or the method for determining the price at which such class will be sold to the public. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The firms acting as underwriters with respect to the Offered Certificates of any series may include Salomon Smith Barney Inc. and Citibank, N.A., each of which is an affiliate of the Sponsor. Either of the above-named firms not named in the related Prospectus Supplement will not be parties to the Underwriting Agreement in respect of a series of Offered Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although either of such firms may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Offered Certificates of a series if any such Certificates are purchased. Offered Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Offered Certificates of any series, underwriters may receive compensation from the Sponsor or from purchasers of such Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Sponsor.

     In underwritten offerings, the underwriters and their agents may be entitled, under agreements entered into with the Sponsor, to indemnification from the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such rights to indemnification or contribution may also extend to each person, if any, who controls any such underwriter within the meaning of the Securities Act.

     If a series or class of Offered Certificates is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of such Certificates. It is contemplated that Salomon Smith Barney Inc. or Citibank, N.A. will act as placement agent on behalf of the Sponsor in such offerings of a series or class of Offered Certificates. If Salomon Smith Barney Inc. does act as placement agent in the sale of Offered Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. Salomon Smith Barney Inc. or Citibank, N.A. may also purchase Offered Certificates acting as principal.

     On April 5, 1998, Citicorp, of which the Sponsor and Citibank N.A. are wholly owned subsidiaries, and Travelers Group Inc., of which Salomon Smith Barney Inc. is a wholly owned subsidiary, agreed to merge (the "Merger"). The combined company is known as Citigroup Inc. The Merger was consummated on October 8, 1998.

     It is expected that the Sponsor will from time to time form Mortgage Asset Pools and cause series of Offered Certificates evidencing an ownership interest in such Mortgage Asset Pools to be issued to the related Mortgage Asset Sellers. Thereafter, and pending final sale of such a series of Offered Certificates, the related Mortgage Asset Seller may enter into repurchase arrangements or secured lending arrangements with institutions that may include Salomon Smith Barney Inc. or any of its affiliates for purposes of financing the holding of such series. Prior to any sales of such Certificates to investors, the related Mortgage Asset Seller will prepare and deliver a Prospectus Supplement containing updated information regarding the Mortgage Asset Pool as of the first day of the month in which such sale occurs.

     Affiliates of the Sponsor may act as principals or agents in connection with market-making transactions relating to the Offered Certificates. This Prospectus and the related Prospectus Supplement may be used by such affiliates in connection with offers and sales related to market-making transactions in the Offered Certificates. Such sales will be made at prices related to prevailing market prices at the time of sale.


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                               PAGE
                                                               ----

Accrual Certificates ....................................        10, 33
ADA .....................................................            62
ARM Loans ...............................................            24
Book-Entry Certificates .................................        12, 32
Cash Flow Agreement .....................................         9, 26
Cash Flow Agreements ....................................             1
CERCLA ..................................................        20, 59
Certificate Account .....................................     8, 25, 41
Certificate Balance .....................................         3, 10
Certificate Owner .......................................        12, 37
Certificateholders ......................................             2
Certificates ............................................             7
Closing Date ............................................            65
Code ....................................................        12, 63
Commercial Properties ...................................         7, 22
Commission ..............................................             3
Committee Report ........................................            65
Companion Class .........................................        11, 34
Condemnation Proceeds ...................................            42
Contributions Tax .......................................            74
Controlled Amortization Class ...........................        11, 34
Cooperatives ............................................            22
CPR .....................................................            28
Credit Support ..........................................      1, 9, 25
Cut-off Date ............................................            10
Definitive Certificate ..................................            12
Definitive Certificates .................................        32, 38
Determination Date ......................................        26, 32
Distribution Date .......................................            10
Distribution Date Statement .............................            35
DOL .....................................................            85
DTC ..................................................... 3, 12, 32, 37
Due Dates ...............................................            24
Equity Participation ....................................            24
ERISA ...................................................        13, 85
Exchange Act ............................................             4
FAMC ....................................................             8
FHLMC ...................................................             8
FNMA ....................................................             8
Garn Act ................................................            61
GNMA ....................................................             8
Grantor Trust Certificates ..............................        12, 63
Grantor Trust Fractional Interest Certificates ..........            13
Grantor Trust Fund ......................................            63
Indirect Participants ...................................            37
Insurance Proceeds ......................................            42
IRS .....................................................            65
Issue Premium ...........................................            70

                                            PAGE
                                            ----

L/C Bank ..............................          54
Lender Liability Act ..................          60
Liquidation Proceeds ..................          42
Lock-out Date .........................          24
Lock-out Period .......................          24
Mark-to-Market Regulations ............          72
Master Servicer .......................        3, 7
MBS ...................................       1, 22
MBS Agreement .........................          25
MBS Issuer ............................          25
MBS Servicer ..........................          25
MBS Trustee ...........................          25
Mortgage Asset Pool ...................           1
Mortgage Asset Seller .................       8, 22
Mortgage Assets .......................       1, 22
Mortgage Loans ........................    1, 7, 22
Mortgage Notes ........................          22
Mortgage Rate .........................       8, 24
Mortgaged Properties ..................          22
Mortgages .............................          22
Multifamily Properties ................       7, 22
Net Leases ............................          23
New Regulations .......................          77
Nonrecoverable Advance ................          35
Notional Amount .......................      10, 33
OCC ...................................          87
Offered Certificates ..................           1
OID Regulations .......................          63
Originator ............................          22
OTS ...................................          87
PAC ...................................          29
Participants ..........................  21, 32, 37
Parties in Interest ...................          85
Pass-Through Rate .....................       3, 10
Permitted Investments .................          41
Plans .................................          85
Policy Statement ......................          87
Pooling Agreement .....................       9, 38
Prepayment Assumption ................. 65, 79, 81,
                                             82, 83
Prepayment Interest Shortfall .........          26
Prepayment Premium ....................          24
Prohibited Transactions Tax ...........          74
Prospectus Supplement .................           1
Rating Agency .........................          14
RCRA ..................................          60
Record Date ...........................          32
Related Proceeds ......................          34
Relief Act ............................          62
REMIC .................................   2, 12, 63

                                            PAGE
                                            ----

REMIC Administrator .....................   3, 7
REMIC Certificates ......................     63
REMIC Provisions ........................     63
REMIC Regular Certificates .............. 12, 63
REMIC Regulations .......................     63
REMIC Residual Certificates ............. 12, 63
REO Property ............................     40
RICO ....................................     62
Securities Act ..........................     88
Senior Certificates .....................  9, 32
Servicing Standard ......................     40
SMMEA ...................................     86
SPA .....................................     28
Special Servicer ........................   3, 7
Sponsor .................................     22
Stripped Interest Certificates ..........  9, 32
Stripped Principal Certificates .........  9, 32
Subordinate Certificates ................  9, 32
Sub-Servicer ............................     41
Sub-Servicing Agreement .................     41
TAC .....................................     29
Tiered REMICs ...........................     64
Title V .................................     61
Trust Assets ............................      3
Trust Fund ..............................      1
Trustee .................................   3, 7
UCC .....................................     55
Voting Rights ...........................     36
Warranting Party ........................     39

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "MCF98s3.xls". The file "MCF98s3.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Sheet 2".




-----------------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
                   PROSPECTUS SUPPLEMENT

Important Notice about the Information Contained in
  this Prospectus Supplement and the Accompanying
  Prospectus ..............................................     S-3
Executive Summary .........................................     S-7
Summary of Prospectus Supplement ..........................     S-8
Risk Factors ..............................................    S-25
Description of the Mortgage Pool ..........................    S-44
Servicing of the Mortgage Loans ...........................    S-77
Description of the Offered Certificates ...................    S-89
Yield and Maturity Considerations .........................    S-111
Use of Proceeds ...........................................    S-120
Certain Federal Income Tax Consequences ...................    S-120
Certain ERISA Considerations ..............................    S-123
Legal Investment ..........................................    S-126
Method of Distribution ....................................    S-127
Legal Matters .............................................    S-127
Ratings ...................................................    S-128
Index of Principal Definitions ............................    S-130
ANNEX A -- Certain Characteristics of the
  Mortgage Loans ..........................................     A-1
ANNEX B -- Trustee Report .................................     B-1
ANNEX C -- Term Sheet .....................................     C-1

                         PROSPECTUS

Prospectus Supplement .....................................    3
Available Information .....................................    3
Incorporation of Certain Information by Reference .........    4
Summary of Prospectus .....................................    7
Risk Factors ..............................................   15
Description of the Trust Funds ............................   22
Yield and Maturity Considerations .........................   26
Mortgage Capital Funding, Inc. ............................   31
Use of Proceeds ...........................................   31
Description of the Certificates ...........................   32
Description of the Pooling Agreements .....................   38
Description of Credit Support .............................   53
Certain Legal Aspects of Mortgage Loans ...................   55
Material Federal Income Tax Consequences ..................   62
State and Other Tax Consequences ..........................   85
ERISA Considerations ......................................   85
Legal Investment ..........................................   86
Method of Distribution ....................................   87
Financial Information .....................................   89
Rating ....................................................   89
Index of Principal Definitions ............................   90

UNTIL MARCH, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================

================================================================================

                                  $805,992,000
                                  (APPROXIMATE)

                                MORTGAGE CAPITAL
                                  FUNDING, INC.
                                    (SPONSOR)


                          SALOMON BROTHERS REALTY CORP.
                                       AND
                           CITICORP REAL ESTATE, INC.
                             (MORTGAGE LOAN SELLERS)



                         CLASS A-1, CLASS A-2, CLASS X,
                      CLASS B, CLASS C, CLASS D AND CLASS E
                         MORTGAGE CAPITAL FUNDING, INC.
                             MULTIFAMILY/COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-MC3


                         -------------------------------
                              PROSPECTUS SUPPLEMENT

                               DECEMBER    , 1998
                         -------------------------------

                              SALOMON SMITH BARNEY

================================================================================